As filed with the Securities and Exchange Commission on March 31, 2021

Registration Nos.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD ASSET MANAGEMENT INC.	BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Not Applicable	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

Ontario, Canada	Bermuda
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

6512	6399
(Primary Standard Industrial Classification Code Numbers)	(Primary Standard Industrial Classification Code Numbers)

Not Applicable	Not Applicable
(IRS Employer Identification Numbers)	(IRS Employer Identification Numbers)

181 Bay Street, Suite 300, P.O. Box 762	c/o Brookfield Bermuda Ltd.
Toronto, Ontario	73 Front Street, 5th Floor
Canada M5J 2T3	Hamilton, HM 12, Bermuda
(416) 363-9491	+1 (441) 294-3316
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Brookfield Asset Management LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281-1023

(212) 417-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service of the Registrants)

Copies to:

Mile T. Kurta, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

BROOKFIELD ASSET MANAGEMENT INC.	BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP (as defined below), indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Exchangeable Limited Voting Shares of Brookfield Asset Management Reinsurance Partners Ltd.	(1)	N/A	$1,145,743,000(3)	$125,000.56(3)
Class A Limited Voting Shares of Brookfield Asset Management Inc.	(2)	N/A	$—(4)	$—(4)
Total			$1,145,743,000	$125,000.56

1.

Represents an aggregate of up to 11.2 million class A exchangeable limited voting shares, $32.00 par value per share (“class A exchangeable shares”), of Brookfield Asset Management Reinsurance Partners Ltd. (our “company”), which will be distributed (the “special dividend”) to the holders of class A limited voting shares (“Brookfield Class A Shares”) of Brookfield Asset Management Inc. (“Brookfield Asset Management”), as more fully described in the prospectus contained in this registration statement.

2.

Represents up to 11.2 million Brookfield Class A Shares to be issued from time to time upon exchange, redemption or acquisition of class A exchangeable shares (including upon liquidation, dissolution, or winding up of our company) following the special dividend as described in the prospectus filed as part of this registration statement. The number of Brookfield Class A Shares represents a good faith estimate of the maximum number of Brookfield Class A Shares to be issued upon exchange, redemption or acquisition of class A exchangeable shares (including upon liquidation, dissolution, or winding up of our company). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional Brookfield Class A Shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

3.	There is currently no market for class A exchangeable shares. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act.
4.	No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MARCH 31, 2021

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

BROOKFIELD ASSET MANAGEMENT INC.

Class A Exchangeable Limited Voting Shares of Brookfield Asset Management Reinsurance Partners Ltd.

Class A Limited Voting Shares of Brookfield Asset Management Inc.

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Limited Voting Shares)

This prospectus is being furnished to you as a shareholder of Brookfield Asset Management Inc., which we refer to as Brookfield Asset Management, in connection with the planned special dividend, which we refer to as the special dividend, by Brookfield Asset Management to the holders of its Class A limited voting shares, which we refer to as Brookfield Class A Shares, and Class B limited voting shares, which we refer to as Brookfield Class B Shares, of approximately 11.2 million class A exchangeable limited voting shares, which we refer to as class A exchangeable shares, of Brookfield Asset Management Reinsurance Partners Ltd., which we refer to as our company, an exempted company incorporated under, and governed by, the laws of Bermuda. Each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events). Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events — see “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations described under “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder”. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. It is expected that following completion of the special dividend, each class A exchangeable share will receive distributions at the same time and in the same amount per share as the cash dividends paid on each Brookfield Class A Share, as more fully described in this prospectus. We therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. Our company was established by Brookfield Asset Management to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders. See “Our Business”.

This prospectus also relates to up to approximately 11.2 million Brookfield Class A Shares deliverable to holders of class A exchangeable shares if Brookfield Asset Management elects to satisfy any exchange of class A exchangeable shares by delivering Brookfield Class A Shares or if Brookfield Asset Management or our company, as applicable, elects to satisfy any redemption or acquisition of class A exchangeable shares by delivering Brookfield Class A Shares (including in connection with any liquidation, dissolution or winding up of our company). Our company and Brookfield Asset Management, as applicable, currently intend to satisfy any exchange, redemption or acquisition of class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash.

It is currently anticipated that immediately following the special dividend, (i) shareholders of Brookfield Asset Management will hold all of our issued and outstanding class A exchangeable shares; (ii) a group of individuals who have been designated by Partners Limited (which also previously designated the current holders of the Brookfield Class B Shares), whom we refer to as the BAM Re Class B Partners, will own all of our issued and outstanding class B limited voting shares, which we refer to as our class B shares; and (iii) Brookfield Asset Management will own all of our issued and outstanding class C non-voting shares, which we refer to as our class C shares. The class C shares are non-voting shares that are entitled to the residual economic interest in our company after payment in full of the amount due to holders of our class A exchangeable shares and our class B shares and subject to the prior rights of holders of our Preferred Shares. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Asset Management and our shareholders. Brookfield Asset Management will not hold any voting interest in our company.

Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders of our company (other than the election of directors), must be approved by both: (i) a majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution and (ii) a majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution. Consequently, all matters requiring shareholder approval must be approved by the holder of the class B shares, whom immediately after the completion of the special dividend will be the BAM Re Class B Partners. In addition, the holders of the class A exchangeable shares will be entitled to elect one-half of our board and the holders of the class B shares will be entitled to elect one-half of our board. See “Description of Our Share Capital”.

Pursuant to the special dividend, holders of Brookfield Class A Shares as of                 , 2021, the record date for the special dividend, which we refer to as the record date, will be entitled to receive one (1) class A exchangeable share for every                Brookfield Class A Shares held as of the record date, provided that the special dividend will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interests in the class A exchangeable shares. The dividend date for the special dividend is expected to be on or about                , 2021, which we refer to as the dividend date. Holders of Brookfield Class A Shares who would otherwise be entitled to a fractional class A exchangeable share will receive a cash payment.

Holders of Brookfield Class A Shares will not be required to pay for the class A exchangeable shares to be received upon completion of the special dividend or tender or surrender Brookfield Class A Shares or take any other action in connection with the special dividend. Holders of Brookfield Class A Shares are not being asked for a proxy and are requested not to send a proxy. See “Questions and Answers Regarding the Special Dividend” for further details.

Our company may, subject to applicable law and the prior written consent of Brookfield Asset Management, at any time and in our sole discretion, upon at least ninety (90) days’ prior written notice to holders of class A exchangeable shares, redeem all of the outstanding class A exchangeable shares for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment to reflect certain capital events as described in more detail in this prospectus) or its cash equivalent, plus unpaid distributions. Brookfield Asset Management has the right to require our company to commence a liquidation upon the occurrence of certain events. See “Description of Our Share Capital”.

There is currently no public market for our class A exchangeable shares. We have applied to list our class A exchangeable shares on the New York Stock Exchange, which we refer to as the NYSE, and the Toronto Stock Exchange, which we refer to as the TSX, under the symbol “BAMR”. We expect that trading of our class A exchangeable shares will commence on the first trading day following the special dividend. We do not plan to have a “when-issued” market for our class A exchangeable shares prior to the special dividend. The listing of our class A exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX. The NYSE and the TSX have not conditionally approved our listing application and there is no assurance that the NYSE or the TSX will approve the listing application.

Our company is an “emerging growth company” under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer”.

In reviewing this prospectus, you should carefully consider the matters described in the section entitled “Risk Factors” beginning on page 34.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS INFORMATION IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

- i -

NOTICE TO INVESTORS

About this Prospectus

This prospectus constitutes (i) a prospectus of our company with respect to the class A exchangeable shares to be distributed in the special dividend and (ii) a prospectus of Brookfield Asset Management with respect to the Brookfield Class A Shares to be issued or delivered in connection with the exchange, redemption or acquisition, if any, of class A exchangeable shares (including in connection with any liquidation, dissolution or winding up of our company).

You should rely only on the information contained in or incorporated by reference into this prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects could have changed since that date. We expressly disclaim any duty to update this prospectus, except as required by applicable law.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which, or from any person with respect to whom, it is unlawful to make any such offer in such jurisdiction.

Meaning of Certain References

Unless otherwise noted or the context otherwise requires, when used in this prospectus, the terms “we”, “us”, “our” and “our company” mean Brookfield Asset Management Reinsurance Partners Ltd. together with all of its subsidiaries and the term “Brookfield” means Brookfield Asset Management, it subsidiaries and controlled companies and any investment fund sponsored, managed or controlled by Brookfield Asset Management or its subsidiaries, and does not, for greater certainty, include us or Oaktree and its subsidiaries. Unless otherwise noted or the context otherwise requires, the disclosure in this prospectus assumes that the special dividend has been completed and we have acquired our operating subsidiaries from Brookfield Asset Management, although we will not acquire such subsidiaries until prior to the special dividend. Certain capitalized terms and phrases used in this prospectus are defined in the “Glossary”. Words importing the singular number include the plural, and vice versa, and words importing any gender include all genders.

Historical Performance and Market Data

This prospectus contains information relating to our business as well as historical performance and market data for Brookfield. When considering this data, you should bear in mind that historical results and market data may not be indicative of the future results that you should expect from us or Brookfield.

Financial Information

The financial information contained in this prospectus is presented in United States dollars and, with the exception of certain financial information relating to American Equity Investment Life Holding Company, which we refer to as AEL Holdings, and unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS, as issued by the International Accounting Standards Board, which we refer to as the IASB. In this prospectus, all references to “$” are to United States dollars and references to “C$” are to Canadian dollars.

The financial information relating to AEL Holdings contained in this prospectus has been prepared in accordance with U.S. generally accepted accounting principles, which we refer to as U.S. GAAP. Information prepared in accordance with IFRS may differ from financial information prepared in accordance with U.S. GAAP and therefore may not be comparable.

The financial information included in this prospectus has been derived from:

•

the audited consolidated financial statements of Brookfield Annuity Holdings Inc., a wholly-owned subsidiary of Brookfield Asset Management, which we refer to as BAH, as at December 31, 2020 and, December 31, 2019, and for the years ended December 31, 2020, 2019 and 2018, together with the accompanying notes thereto;

•	the audited statement of financial position of our company as at December 31, 2020, together with the accompanying notes thereto; and

•

the consolidated balance sheets of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I to V.

Through a series of transactions, prior to completing the special dividend and subject to regulatory approval, Brookfield Asset Management will contribute all of the net assets and operations of BAH into our company, making BAH the predecessor of our company for financial reporting purposes.

Use of Non-IFRS Measures

To measure performance, we focus on net income, an IFRS measure, as well as certain non-IFRS measures, including Funds From Operations, which we refer to as FFO, Adjusted EBITDA and Adjusted Return on Equity, which we refer to as Adjusted ROE.

We define FFO as net income excluding the impact of depreciation and amortization, deferred income taxes, breakage and transaction costs. FFO is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS or the IASB. FFO is therefore unlikely to be comparable to similar measures presented by other issuers. FFO has limitations as an analytical tool. Specifically, our definition of FFO may differ from the definition used by other organizations, as well as the definition of FFO used by the Real Property Association of Canada and the National Association of Real Estate Investment Trusts, Inc., which we refer to as NAREIT, in part because the NAREIT definition is based on U.S. GAAP, as opposed to IFRS.

We define Adjusted EBITDA as net income excluding the impact of depreciation and amortization, interest expense, current and deferred income taxes, as well as transaction costs. Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Adjusted EBITDA is therefore unlikely to be comparable to similar measures presented by other issuers and has limitations as an analytical tool.

We define Adjusted ROE as net income available to common shareholders, divided by average common shareholders’ equity over the period. Adjusted ROE is used to evaluate the financial performance of our invested capital and is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Adjusted ROE is therefore unlikely to be comparable to similar measure presented by other issuers and has limitations as an analytical tool.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for reconciliations of non-IFRS measures to the nearest IFRS measures.

Market Data and Industry Data

Market and industry data presented throughout, or incorporated by reference in, this prospectus was obtained from third party sources, industry publications, and publicly available information, as well as industry and other data prepared by us and Brookfield Asset Management on the basis of our collective knowledge of the Canadian, U.S. and international markets and economies (including estimates and assumptions relating to these markets and economies based on that knowledge). We believe that the market and economic data is accurate and that the estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data used throughout this prospectus, or incorporated by reference herein, are not guaranteed and we do not make any representation as to the accuracy of such information. Although we believe it to be reliable, we have not independently verified any of the data from third party sources referred to or incorporated by reference in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic and other assumptions relied upon by such sources.

GLOSSARY

“Account” has the meaning ascribed thereto under “Relationship with Brookfield — Investment Management Agreements”;

“ACL” means authorized control level RBC;

“Adjusted EBITDA” has the meaning ascribed thereto under “Use of Non-IFRS Measures”;

“Adjusted ROE” has the meaning ascribed thereto under “Use of Non-IFRS Measures”;

“Administration Agreement” means the administrative services agreement to be entered into between Brookfield and our company as of the dividend date;

“AEL” means American Equity Investment Life Insurance Company;

“AEL Holdings” means American Equity Investment Life Holding Company;

“AEL Investment Agreement” has the meaning ascribed thereto under “Questions and Answers Regarding the Special Dividend”;

“AEL Reinsurance Treaty” has the meaning ascribed thereto under “Our Business — Recent Developments — AEL Strategic Partnership”;

“annuities business” has the meaning ascribed thereto under “Summary — Our Business”;

“Assignment Agreement” has the meaning ascribed thereto under “Our Business — Recent Developments — AEL Investment Agreement and Assignment Agreement”;

“Audit Committee” means the audit committee of our board, as further described under “Governance — Committees of the Board — Audit Committee”;

“AUM” means assets under management, as further described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Performance Measures Used by Management”;

“BAC options” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“BAH” means Brookfield Annuity Holdings Inc.;

“BAM Re Class B Partners” has the meaning ascribed thereto on the cover page of this prospectus, as further described under “Security Ownership”;

“BAM Re Holdings” has the meaning ascribed thereto under “Unaudited Pro Forma Financial Statements”;

“BEAT” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“Bermuda Act” means the Companies Act 1981 of Bermuda;

“Bermuda AML Framework” has the meaning ascribed thereto under “Regulatory Framework — Bermuda — Anti-Money Laundering, Anti-Terrorist Financing and Proceeds of Crime Legislation”;

“Bermuda ESA” means the Economic Substance Act 2018 (as amended) of Bermuda and its related regulations;

“Bermuda Forum Provision” has the meaning ascribed thereto under “Risk Factors — Risks Relating to the Class A Exchangeable Shares”;

“Bermuda Insurance Act” means the Insurance Act 1978 of Bermuda;

“Bermuda-U.S. Treaty” has the meaning ascribed thereto under “Certain United States Federal Income Tax Considerations — Taxation of Our Non-U.S. Subsidiaries”;

“BMA” means the Bermuda Monetary Authority;

“board” means the board of directors of our company;

“Brookfield” means Brookfield Asset Management, its subsidiaries and controlled companies and any investment fund sponsored, managed or controlled by Brookfield Asset Management or its subsidiaries, and does not, for greater certainty, include our company and our subsidiaries or Oaktree and its subsidiaries;

“Brookfield Accounts” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Our Operating Subsidiaries and Industry”;

“Brookfield Activities” has the meaning ascribed thereto under “Relationship with Brookfield — Conflicts of Interest”;

“Brookfield Annuity” means Brookfield Annuity Company;

“Brookfield Asset Management” means Brookfield Asset Management Inc.;

“Brookfield Class A Shares” means the Class A limited voting shares of Brookfield Asset Management;

“Brookfield Class B Shares” means the Class B limited voting shares of Brookfield Asset Management;

“Brookfield Shares” means the Brookfield Class A Shares and the Brookfield Class B Shares;

“Brookfield’s Annual Report” means Brookfield Asset Management Inc.’s annual report on Form 40-F (as amended by Amendment No. 1) for the fiscal year ended December 31, 2020, which includes Brookfield Asset Management’s (a) audited consolidated statements of financial position as of and for each of the two years in the period ended December 31, 2020 and December 31, 2019, together with the report thereon of the independent registered public accounting firm and management’s discussion and analysis as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 and (b) annual information form for the year ended December 31, 2020 dated March 23, 2021;

“BSCR” means the Bermuda Solvency Capital Requirements;

“BSOP” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“Burgundy” means Burgundy Acquisitions I Ltd.;

“CAL” has the meaning ascribed thereto under “Regulatory Framework — Cayman Islands — Capital and Solvency Requirements”;

“Canadian Privacy Laws” means all applicable Canadian provincial and federal laws and regulations governing the collection, use and disclosure of personal information, including the PIPEDA;

“Cayman AML Regulations” has the meaning ascribed thereto under “Regulatory Framework — Cayman Islands — Anti-Money Laundering and Proceeds of Crime Legislation”;

“Cayman Anti-Money Laundering Legislation” has the meaning ascribed thereto under “Regulatory Framework — Cayman Islands — Anti-Money Laundering and Proceeds of Crime Legislation”;

“Cayman DPA” has the meaning ascribed thereto under “Regulatory Framework — Cayman Islands — Data Protection”;

“Cayman ESA” means the International Tax Co-Operation (Economic Substance) Act (2020 Revision) (as amended) of the Cayman Islands and its related regulations;

“Cayman Insurance Act” means the Insurance Act, 2010, as amended;

“CDS” means CDS Clearing and Depository Services Inc.;

“ceding company” or “cedant” has the meaning ascribed thereto under “Our Business — Annuities”;

“Chair” means the chairperson of the board;

“CIMA” means the Cayman Islands Monetary Authority;

“class A exchangeable shares” means the class A exchangeable limited voting shares in the capital of our company, par value $32, as further described under “Description of Our Share Capital — Class A Exchangeable Shares”, and “class A exchangeable share” means any one of them;

“class B shares” means the class B limited voting shares in the capital of our company, par value $32, as further described under “Description of Our Share Capital — Class B Shares”, and “class B share” means any one of them;

“class C shares” means the class C non-voting shares in the capital of our company, par value $1, as further described under “Description of Our Share Capital — Class C Shares”, and “class C share” means any one of them;

“Code” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“Committees” means the Audit Committee, the Governance Committee and the Compensation Committee;

“company” has the meaning ascribed thereto under “Notice to Investors — Meaning of Certain References”;

“company notice” has the meaning ascribed thereto under “Description of Our Share Capital — Rights Agreement — Satisfaction of Exchange Right”;

“Compensation Committee” means the compensation committee of our board, as further described under “Governance — Committees of the Board — Compensation Committee”;

“Convention” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Brookfield Class A Shares”;

“conversion number” has the meaning ascribed thereto under “Description of Our Share Capital — Class C Shares — Conversion of Tendered Class A Exchangeable Shares”;

“CRA” means the Canada Revenue Agency;

“Credit Agreement” has the meaning ascribed thereto under “Relationship with Brookfield — Credit Agreement”;

“distributions” means a dividend, a capital reduction resulting in a return of capital or some combination of the two;

“dividend date” has the meaning ascribed thereto on the cover page of this prospectus;

“DSU” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“DSU allotment price” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“DSUP” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“DTC” means the Depository Trust Company;

“EBS” means economic balance sheet;

“ECR” means enhanced capital requirement;

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov;

“Equity Commitment” has the meaning ascribed thereto under “Relationship with Brookfield — Equity Commitment”;

“ES Test” means an economic substance test as defined within the Cayman ESA as further described under “Regulatory Framework — Cayman Islands — Economic Substance”;

“escrow company” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“escrowed shares” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“ESG matters” means environmental, social, and governance matters;

“EU” means the European Union;

“exchangeable distribution” has the meaning ascribed thereto under “Description of Our Share Capital — Distributions”;

“FA” means fixed annuity;

“FATCA” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“FFO” means Funds From Operations;

“FIA” means fixed index annuity;

“forward-looking information” has the meaning ascribed thereto under “Special Note Regarding Forward-Looking Information”;

“Governance Committee” means the Governance and Nominating Committee of our board, as further described under “Governance — Committees of our Board — Governance Committee”;

“Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations”;

“IASB” means the International Accounting Standards Board;

“ICA” means the Insurance Companies Act (Canada);

“IFRS” means International Financial Reporting Standards as issued by the IASB;

“Initial AEL Equity Investment” has the meaning ascribed thereto under “Our Business — Recent Developments — AEL Investment Agreement and Assignment Agreement”;

“Investment Assets” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Offshore Investment Fund Property”;

“Investment Company Act” means the Investment Company Act of 1940, as amended;

“Investment Management Agreements” has the meaning ascribed thereto under “Relationship with Brookfield — Investment Management Agreements”;

“IRS” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“JOBS Act” means Jumpstart Our Business Startups Act of 2012;

“Junior Preferred Shares” has the meaning ascribed thereto under “Description of Our Share Capital — Preferred Shares”;

“LIBOR” means the London Inter-Bank Offered Rate;

“LICAT” means the Life Insurance Capital Adequacy Test;

“Licensing Agreement” has the meaning ascribed thereto under “Relationship with Brookfield — Licensing Agreement”;

“MMS” means minimum margin of solvency;

“MSOP” has the meaning ascribed thereto under “Executive Compensation — Cash Bonus and Long-Term Incentive Plans”;

“NAIC” means the National Association of Insurance Commissioners;

“NAREIT” means the National Association of Real Estate Investment Trusts, Inc.;

“NEOs” means the named executive officers of our company;

“NER Ltd.” means North End Re Ltd.;

“NER SPC” means North End Re (Cayman) SPC;

“non-resident entity” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Regulation”;

“Non-Resident Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”;

“NYSE” means the New York Stock Exchange;

“Oaktree” means, collectively, Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC;

“OBCA” means the Business Corporations Act (Ontario);

“OIFP Rules” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Offshore Investment Fund Property”;

“OSFI” means the Officer of the Superintendent of Financial Institutions (Canada);

“Partner” has the meaning ascribed thereto under “Security Ownership”;

“Partnership” has the meaning ascribed thereto under “Security Ownership”;

“PFIC” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“PIPA” means the Bermuda Personal Information Protection Act 2016;

“PIPEDA” has the meaning ascribed thereto under “Regulatory Framework — Canada — Privacy Laws”;

“Preferred Shares” means the Junior Preferred Shares and the Senior Preferred Shares;

“Proposed Amendments” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations”;

“prospectus” means this prospectus dated as of                , 2021;

“QEF Election” has the meaning ascribed thereto under “Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders”;

“RBC” means risk-based capital;

“RBC Report” has the meaning ascribed thereto under “Regulatory Framework — Cayman Islands — Capital and Solvency Requirements”;

“record date” has the meaning ascribed thereto on the cover page of this prospectus;

“Remaining AEL Equity Investment” has the meaning ascribed thereto under “Our Business — Recent Developments — AEL Investment Agreement and Assignment Agreement”;

“Resident Holder” has the meaning ascribed thereto under “Certain Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”;

“rights agent” means Wilmington Trust, National Association;

“Rights Agreement” has the meaning ascribed thereto under “Relationship with Brookfield — Rights Agreement”;

“RPII” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“RPII CFC” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“RPII Shareholder” has the meaning ascribed thereto under “Certain United States Federal Income Tax Considerations — Taxation of U.S. Holders”;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 (United States), as amended;

“SEC” means the United States Securities and Exchange Commission;

“SEDAR” means the System for Electronic Document Analysis and Retrieval at www.sedar.com;

“Senior Preferred Shares” has the meaning ascribed thereto under “Description of Our Share Capital”;

“special dividend” has the meaning ascribed thereto on the cover page of this prospectus;

“specified exchange date” has the meaning ascribed thereto under “Description of Our Share Capital — Rights Agreement — The Rights Agent and the Exchange Right”;

“Superintendent” means the Superintendent of Financial Institutions (Canada);

“Support Agreement” means the support agreement to be entered into between Brookfield Asset Management and our company as of the dividend date;

“TAC” means total adjusted capital;

“Tax Act” means the Income Tax Act (Canada);

“Tax Cuts and Jobs Act” has the meaning ascribed thereto under “Risk Factors — Risks Relating to Taxation — U.S. Tax Risks”;

“TIA” means the Cayman Islands Tax Information Authority;

“Transactions” has the meaning ascribed thereto under “Unaudited Pro Forma Financial Statements”;

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code;

“TSX” means the Toronto Stock Exchange;

“Unaudited Pro Forma Financial Statements” means our unaudited pro forma financial statements;

“unpaid distributions” has the meaning ascribed thereto under “Description of Our Share Capital — Class A Exchangeable Shares — Distributions”;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder;

“U.S. Federal Forum Provision” has the meaning ascribed thereto under “Risk Factors — Risks Relating to the Class A Exchangeable Shares”;

“U.S. GAAP” means the accounting principles generally accepted in the United States;

“U.S. Holder” has the meaning ascribed thereto under “Certain United States Federal Income Tax Considerations”; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL DIVIDEND

The following questions and answers address briefly some questions you may have regarding the special dividend. These questions and answers may not address all questions that may be important to you and these questions and answers should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. See “Glossary” for the definitions of the various defined terms used throughout this prospectus.

Questions	Answers about the special dividend
Why is Brookfield Asset Management distributing the class A exchangeable shares to holders of Brookfield Class A Shares?

Creating our company and distributing the class A exchangeable shares, which have been structured with the intention of providing an economic return equivalent to the Brookfield Class A Shares, is intended to achieve the following objectives:

• Establish a publicly-traded company to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders.

•  Provide investors with the flexibility to own, through the ownership of a class A exchangeable share, the economic equivalent of a Brookfield Class A Share because of the right to exchange each class A exchangeable share into a Brookfield Class A Share or its cash equivalent, and the expectation that distributions on class A exchangeable shares will be paid at the same time and in the same amount per share as dividends on the Brookfield Class A Shares.

•  Provide Canadian and U.S. investors with the opportunity to receive returns of capital instead of taxable dividends and provide non-Canadian investors with the ability to receive distributions without the imposition of withholding tax, which we believe will attract new investors who will benefit from investing in our business.

• Provide access to new capital pools through the formation of a new publicly-traded company and the creation of a new reinsurance platform.

See “The Special Dividend — Background to and Purpose of the Special Dividend”. For additional information regarding Brookfield Asset Management, see “Brookfield Asset Management”.

How will our company’s performance track to Brookfield Asset Management’s performance?

Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share. We therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. Following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as dividends on the Brookfield Class A Shares to provide holders of our class A exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares. We expect to commence paying distributions on our class A exchangeable shares on                 , 2021.

Questions	Answers about the special dividend

Each class A exchangeable share will be exchangeable at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations described below if Brookfield Asset Management is unable to maintain an effective registration statement. See “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events” for a description of capital events that might result in an adjustment to the exchange factor. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. However, factors that Brookfield Asset Management may consider when determining whether to satisfy any exchange request for cash rather than Brookfield Class A Shares include, without limitation, compliance with applicable securities laws, changes in law, Brookfield Asset Management’s available liquidity, and any tax consequences to Brookfield Asset Management or to a holder as a result of delivery of Brookfield Class A Shares.

Will our company satisfy exchange requests?

No. The obligation to satisfy a request for exchange is the obligation of Brookfield Asset Management, and our company has no obligation to deliver Brookfield Class A Shares or cash, to deliver any unpaid distributions, or to cause Brookfield Asset Management to do so.

Do you intend to pay distributions on the class A exchangeable shares?

Yes. Our board may declare distributions at its discretion, in the form of a dividend or a distribution made pursuant to a capital reduction resulting in a return of capital or a combination, each of which we refer to as a distribution. However, each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and it is expected that distributions on the class A exchangeable shares will be paid at the same time and in the same amount as dividends are paid on Brookfield Class A Shares. We expect to commence paying distributions on our class A exchangeable shares on                     , 2021.

We currently intend to pay quarterly distributions, at least a portion of which are expected to be in the form of a distribution made pursuant to a capital reduction, and intend to seek shareholder approval annually for such future capital reductions as required by law.

What will our company’s relationship with Brookfield be after the special dividend?

Brookfield will hold all of our class C shares, giving it the residual economic interest in our company, but will not initially own any voting interest in our company. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Asset Management and our shareholders since an investment in our class A exchangeable shares provides investors with the same economic exposure to the broader business of Brookfield Asset Management as an investment in the Brookfield Class A Shares. Brookfield will have a consent right over certain matters regarding our company and will have the right to commence a liquidation of our company upon the occurrence of certain events. See “Description of Our Share Capital”. In addition, a number of important

Questions	Answers about the special dividend

agreements are being entered into between our company and Brookfield to support our company following the special dividend, including:

•  Brookfield Asset Management will enter into the Support Agreement and covenant to take various actions to support the economic equivalence of the class A exchangeable shares and the Brookfield Class A Shares. The Support Agreement will continue in force so long as class A exchangeable shares not owned by Brookfield are outstanding, there has not been an amendment to the exchange feature and the Rights Agreement is still in force. For additional information, see “Support Agreement”.

•  Brookfield Asset Management and our company will enter into the Rights Agreement with the rights agent pursuant to which Brookfield Asset Management will agree, among other things, that it will satisfy, or cause to be satisfied, the obligations pursuant to our memorandum of association and bye-laws to exchange the class A exchangeable shares for the Brookfield Class A Shares (or its cash equivalent) plus unpaid distributions. For additional information, see “Description of Our Share Capital — Rights Agreement”.

•  At our request, Brookfield Asset Management will provide us with the services of our Chief Executive Officer and Chief Investment Officer and certain other administrative services pursuant to the Administration Agreement at cost. The Administration Agreement will continue in perpetuity until terminated in accordance with its terms. For additional information, see “Relationship with Brookfield — The Administration Agreement”.

•  Brookfield Asset Management will provide our company with an Equity Commitment in the amount of $2 billion to fund future growth, which we may draw on from time to time, in exchange for which Brookfield Asset Management will be obligated to subscribe for, at its election, class C shares or Junior Preferred Shares. In addition, Brookfield Asset Management will extend to our company a revolving credit facility in the amount of $200 million for working capital purposes. For additional information, see “Relationship with Brookfield — Equity Commitment”.

•  Brookfield will also provide us with investment management services at market rates pursuant to the Investment Management Agreements. Subject to applicable regulatory requirements and constraints, the Investment Management Agreements are intended to continue in perpetuity until terminated in accordance with their terms. In addition to the Investment Management Agreements that will be in place prior to completion of the special dividend, under the Support Agreement, we have agreed that for so long as the Support Agreement is in place, and subject to any applicable regulatory requirements and constraints, we are expected to, from time to time, appoint Brookfield as investment manager and not appoint any other person to provide any investment management services to us without the prior consent of Brookfield. Brookfield Asset Management has also agreed that it will, or will cause the appropriate Brookfield entity, to accept such appointment. For additional information, see “Relationship with Brookfield — Investment Management Agreements” and “Support Agreement”.

Questions	Answers about the special dividend

•  Burgundy, a subsidiary of Brookfield Asset Management, will sell to our subsidiary, NER SPC, the shares in AEL Holdings previously acquired by Burgundy pursuant to the investment agreement with AEL Holdings, which we refer to as the AEL Investment Agreement, and each of Brookfield Asset Management and Burgundy will assign to our company and NER SPC, respectively, its obligations and rights under the AEL Investment Agreement. For additional information, see “Our Business — Recent Developments”.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of Brookfield Asset Management with respect to the underlying Brookfield Class A Shares deliverable to holders of class A exchangeable shares upon exchange, redemption or acquisition of the class A exchangeable shares as contemplated by our memorandum of association and bye-laws, the Rights Agreement and the Support Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, Brookfield Asset Management intends to file a registration statement on Form F-3 with respect to the delivery of Brookfield Class A Shares in connection with any such redemption, exchange or purchase from and after the effective date of the special dividend.

Will there be any significant shareholders of our company after the special dividend?

Yes. Brookfield Asset Management will own all of our class C shares, which entitle Brookfield Asset Management to all of the residual value in our company after payment in full of the amount due to holders of class A exchangeable shares and class B shares and subject to the prior rights of holders of our Preferred Shares. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Asset Management and our shareholders. For additional information, see “The Special Dividend — Background to and Purpose of the Special Dividend”.

Current and former executives of Brookfield Asset Management, referred to as the Partnership, and whose members we refer to as Partners, have been and continue to be instrumental in ensuring a stability of ownership that fosters a culture of strong governance and mutual respect, a commitment to collective excellence and achievement, and a focus on long-term value creation for all stakeholders. The Partners, in the aggregate, own interests in approximately 320 million Brookfield Class A Shares (representing approximately 20% of the Brookfield Class A Shares (on a fully diluted basis)). Upon completion of the special dividend, the Partners will, in the aggregate (but not as a group), own approximately         % of our class A exchangeable shares. In addition, the Partners have designated individuals from among their number to own and control the Brookfield Class B Shares as a group. Similarly, a group has been designated to own all of our class B shares (through a similar structure), referred to as the BAM Re Class B Partners. Holders of our class B shares are entitled to elect one-half of the board and approve all other matters requiring shareholder approval. Upon the completion of the special dividend, the individuals who are the BAM Re Class B Partners are expected to also own, in the aggregate (but not as a group), approximately         % of our class A exchangeable shares. See “Security Ownership”.

Questions	Answers about the special dividend

How will the special dividend work?

As a result of the special dividend, holders of Brookfield Class A Shares will be entitled to receive one (1) class A exchangeable share for every              Brookfield Class A Shares held as of the record date, provided that the special dividend will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interests in the class A exchangeable shares. Holders who would otherwise be entitled to a fractional class A exchangeable share will receive a cash payment. Holders of the Brookfield Class B Shares as of the record date will also be entitled to receive (1) class A exchangeable share for every              Brookfield Class B Shares held as of the record date on the same basis as noted above. For additional information, see “The Special Dividend — Mechanics of the Special Dividend”.

If I am a holder of Brookfield Class A Shares, what do I have to do to participate in the distribution?

Nothing. You are not required to pay for the class A exchangeable shares that you will receive upon the special dividend or tender or surrender your Brookfield Class A Shares or take any other action in connection with the special dividend. No vote of Brookfield Class A Shareholders will be required for the special dividend. If you own Brookfield Class A Shares as of the close of business on the record date, a book-entry account statement reflecting your ownership of the class A exchangeable shares will be mailed to you, or your brokerage account will be credited for the class A exchangeable shares, on or about             , 2021.

Are there risks associated with owning the class A exchangeable shares or Brookfield Class A Shares?

Yes, our business and the ownership of class A exchangeable shares are subject to both general and specific risks and uncertainties. Owning Brookfield Class A Shares is also subject to risks. For a discussion of the factors you should consider, please see “Risk Factors”.

How will owning a class A exchangeable share be different from owning a Brookfield Class A Share?

The class A exchangeable shares will be shares of our company and will have voting rights in respect of our company but not of Brookfield Asset Management. Each holder of class A exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law, and will be entitled to cast one vote for each class A exchangeable share held. In the election of directors, holders of class A exchangeable shares will be entitled to elect one-half of the board. The holder of the class B shares will be entitled to elect the other one-half of our board and all matters that require shareholder approval must also be approved by the holder of the class B shares.

Each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events), including distributions on each class A exchangeable share at the same time and in the same amount per share as dividends on the Brookfield Class A Shares. However, there are certain material differences between the rights of holders of class A exchangeable shares and holders of the Brookfield Class A Shares under the governing documents of our company and Brookfield Asset Management and applicable law, such as the right of holders of class A exchangeable shares to request an exchange of their class A exchangeable shares for an equivalent number of Brookfield Class A Shares or its cash equivalent (the form of payment

Questions	Answers about the special dividend

to be determined at the election of Brookfield Asset Management), the redemption right of our company, subject to the consent of Brookfield Asset Management, and the right of Brookfield Asset Management to require our company to commence a liquidation upon the occurrence of certain events. These material differences are described in the section entitled “Comparison of the OBCA and the Bermuda Act”.

When will the special dividend be completed?	Brookfield Asset Management expects to complete the special dividend on or about , 2021.

What is the record date for the special dividend?	On or about , 2021.

How many class A exchangeable shares will I receive?

You will be entitled to receive one (1) class A exchangeable share for every             Brookfield Class A Shares you hold as of the record date of the special dividend. Based on the number of Brookfield Class A Shares expected to be outstanding on the record date for the special dividend, Brookfield Asset Management expects to distribute approximately              million class A exchangeable shares. No holder will be entitled to receive any fractional interests in the class A exchangeable shares. Holders who would otherwise be entitled to a fractional class A exchangeable share will receive a cash payment. For additional information on the distribution, see “The Special Dividend — Mechanics of the Special Dividend”.

Is the special dividend taxable for Canadian federal income tax purposes?

For Canadian federal income tax purposes, and subject to the assumptions, qualifications, and limitations set forth below under the heading “Certain Canadian Federal Income Tax Considerations”, holders of Brookfield Class A Shares who are resident in Canada and who receive class A exchangeable shares pursuant to the special dividend will be considered to have received a taxable dividend equal to the aggregate fair market value of the class A exchangeable shares so received, plus the amount of any cash received in lieu of fractional class A exchangeable shares. Brookfield Asset Management is of the view that the exchange right associated with the class A exchangeable shares has only a nominal fair market value and Brookfield Asset Management will report the special dividend and the associated exchange right for tax purposes on that basis. For holders of Brookfield Class A Shares who are not resident in Canada, the special dividend will be subject to Canadian federal withholding tax under Part XIII of the Tax Act at the rate of 25% of the amount of the special dividend, subject to a possible reduction under the terms of an applicable income tax treaty or convention.

Holders of Brookfield Class A Shares, including those who are not resident in Canada, are urged to consult their own tax advisors regarding the Canadian federal income tax consequences of the special dividend in light of their particular circumstances.

Questions	Answers about the special dividend

Is the special dividend taxable for United States federal income tax purposes?

For U.S. federal income tax purposes, and subject to the assumptions, qualifications, and limitations set forth below under the heading “Certain United States Federal Income Tax Considerations”, we intend to take the position that a U.S. Holder who receives class A exchangeable shares as a special dividend will be considered to have received a taxable distribution in an amount equal to the sum of the fair market values of (i) the class A exchangeable shares received by such holder, (ii) the fractional class A exchangeable shares sold by the distribution agent on such holder’s behalf, and (iii) the exchange rights received by such holder (in each case, without reduction for any tax withheld in respect of the special dividend). Because Brookfield Asset Management does not intend to calculate earnings and profits for U.S. federal income tax purposes, U.S. Holders should expect the entire amount of such taxable distribution to be treated as a dividend for U.S. federal income tax reporting purposes.

Holders of Brookfield Class A Shares are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the special dividend in light of their particular circumstances.

Where will I be able to trade the class A exchangeable shares?

There is currently no public trading market for our class A exchangeable shares. However, our company has applied to list our class A exchangeable shares on the NYSE and on the TSX under the symbol “BAMR”. The listing of our class A exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

We expect that trading of our class A exchangeable shares will commence on the first trading day following the special dividend. We do not plan to have a “when-issued” market for our class A exchangeable shares prior to the special dividend.

How do I exchange the class A exchangeable shares I will receive for Brookfield Class A Shares?

As a class A exchangeable shareholder, you will be entitled to exchange your class A exchangeable shares with Brookfield Asset Management for an equivalent number of Brookfield Class A Shares (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management) at any time, subject to the limitations described below if Brookfield Asset Management is unable to maintain an effective registration statement. Brookfield Asset Management currently intends to satisfy any exchange requests through the delivery of Brookfield Class A Shares rather than cash. For additional information, see “Description of Our Share Capital — Class A Exchangeable Shares” and “—Exchange by Holder — Adjustments to Reflect Certain Capital Events”. However, factors that Brookfield Asset Management may consider when determining whether to satisfy any exchange request for cash rather than Brookfield Class A Shares include, without limitation, compliance with applicable securities laws, changes in law, Brookfield Asset Management’s available consolidated liquidity and any tax consequences to Brookfield Asset Management or to a holder as a result of delivery of Brookfield Class A Shares.

Questions	Answers about the special dividend

Brookfield Asset Management will be required to maintain an effective registration statement in order to exchange any class A exchangeable shares for Brookfield Class A Shares. However, if Brookfield Asset Management is unable to maintain an effective registration statement, then Brookfield Asset Management will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period.

The obligation to satisfy a request for exchange is the obligation of Brookfield Asset Management, and our company has no obligation to deliver Brookfield Class A Shares or cash, to deliver any unpaid distributions, or to cause Brookfield Asset Management to do so.

If you hold your Brookfield Class A Shares and class A exchangeable shares through a broker, please contact your broker to request an exchange. If you are a registered holder and hold your Brookfield Class A Shares and class A exchangeable shares in certificated form or in an account directly with the transfer agent, AST Trust Company (Canada), please contact the transfer agent to request an exchange.

An exchange of class A exchangeable shares for an equivalent number of Brookfield Class A Shares or its cash equivalent may have tax consequences. See “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”.

Will the number of Brookfield Class A Shares I own or the dividends I receive change as a result of the special dividend?

The number of Brookfield Class A Shares that you own will not change as a result of the special dividend. However, if you retain the class A exchangeable shares you receive in the special dividend, you will also receive distributions each quarter paid on those class A exchangeable shares.

The dividend policy of Brookfield Asset Management, and the current quarterly dividend, will be unchanged as a result of the special dividend given that the fair market value of the businesses to be transferred by Brookfield Asset Management to the company represent less than 1% of the consolidated assets of Brookfield Asset Management. An adjustment of less than 1% to the quarterly dividend of Brookfield Asset Management would not change the quantum of the quarterly dividend. As a result, following completion of the special dividend, the dividend for each Brookfield Class A Share will be the same as it would have been if the special dividend had not been made and an equivalent quarterly distribution is expected to be paid on the class A exchangeable shares.

An illustrative example is provided based on the existing quarterly dividend payable to holders of Brookfield Class A Shares of $0.13 per share and the expected special dividend of one (1) class A exchangeable share for every              Brookfield Class A Shares:

•  prior to the special dividend, a holder of             Brookfield Class A Shares would receive a quarterly dividend from Brookfield Asset Management of $0.13 per Brookfield Class A Share for an aggregate of $             per quarter; and

Questions	Answers about the special dividend

•  following the special dividend, and assuming the holder retains the class A exchangeable share distributed in the special dividend, a holder of                          Brookfield Class A Shares would receive a quarterly dividend from Brookfield Asset Management of $0.13 per Brookfield Class A Share (for an aggregate of $            ) plus a quarterly distribution from the company of $0.13 on the one class A exchangeable share received on completion of the special dividend, for an aggregate of $             per quarter, which is $0.13 more than what would have been received prior to the special dividend.

What will happen to the listing of Brookfield Asset Management’s Class A Shares?	Nothing. The Brookfield Class A Shares will continue to trade on the TSX under the symbol “BAM.A” and on the NYSE under the symbol “BAM”.

Whom do I contact for information regarding our company and the special dividend?

Before the special dividend, you should direct inquiries relating to the special dividend to:

Brookfield Asset Management Inc.

Suite 300, Brookfield Place, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Attention: Company Secretary

After the special dividend, you should direct inquiries relating to the class A exchangeable shares to:

Brookfield Asset Management Reinsurance Partners Ltd.

73 Front Street, 5th Floor

Hamilton HM 12 Bermuda

Attention: Company Secretary

After the special dividend, the transfer agent and registrar for the class A exchangeable shares will be:

AST Trust Company (Canada)

1 Toronto Street, Suite 1200

Toronto, Ontario, Canada M5C 2V6

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated herein by reference and does not contain all of the information you should know about our company, the class A exchangeable shares and the Brookfield Class A Shares. You should read this entire prospectus carefully, especially the “Risk Factors” section and the more detailed information and financial data and statements contained elsewhere in this prospectus and incorporated herein by reference. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Information” for more information. Unless otherwise indicated or the context otherwise requires, the disclosure in this prospectus assumes that the special dividend has been completed and we have acquired our operating subsidiaries from Brookfield Asset Management, although we will not acquire such subsidiaries until shortly prior to the special dividend. See “Glossary” for the definitions of the various defined terms used throughout this prospectus.

Special Dividend Key Dates

The key dates associated with the special dividend are as follows:

Record date:	, 2021
Dividend date:	On or about , 2021

Our Business

Our company was established by Brookfield Asset Management to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders. Through our operating subsidiaries, we will provide annuity-based reinsurance products to insurance and reinsurance companies and will also act as a direct issuer of pension risk transfer products for pension plan sponsors. In doing so, we seek to match long-duration liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We intend to leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well suited for this purpose.

We currently have a single operating segment related to our pension risk transfer business. Going forward, we plan to focus primarily on growing our annuities-based reinsurance business, which we refer to as our annuities business. Over time, we may look for opportunities to expand our reinsurance business to cover other longer-duration products such as life insurance and structured settlements. See “Our Business” for further details.

Annuities

Within our annuities business, we are focused primarily on the reinsurance of annuity-based products, and will primarily seek to reinsure annuity-based products for direct insurers and other reinsurers operating in North America and Western Europe. We primarily seek to reinsure three types of annuity products: fixed annuities, fixed index annuities and payout annuities.

In connection with the strategic partnership arrangement between Brookfield and AEL Holdings, we expect to be the reinsurance counterparty of up to $10 billion in primarily fixed index annuity liabilities of AEL, including an initial $5 billion of existing liabilities and up to an incremental $5 billion of future business, when written. We expect the reinsurance treaty in respect of the initial $5 billion of existing liabilities to be signed and closed in the first half of 2021. See “Our Business — Recent Developments” for more information.

Pension Risk Transfer

Pension risk transfer is the transfer by a corporate sponsor of the risks (or some of the risks) associated with the sponsorship and administration of a pension plan, in particular, investment risk and longevity risk, which is the risk of an increase in life expectancy of plan beneficiaries. These risks can be transferred either to an insurer like us through a group annuity transaction, or to an individual through a lump sum settlement payment. Pension risk transfer using insurance typically involves a single premium group annuity contract that is issued by an insurer, permitting the corporate pension plan sponsor to discharge certain pension plan liabilities from its balance sheet.

Today, our pension risk transfer business is led by a team of experts with an average of over 25 years of experience in group annuities, providing pension risk transfer solutions to organizations across Canada. We wrote our first group annuity policy in the first quarter of 2017 and, as of December 31, 2020, had $1.4 billion (C$1.7 billion) of policyholder reserves.

Recent Developments

AEL Strategic Partnership

On October 17, 2020, Brookfield entered into a strategic partnership with AEL Holdings, a leading retirement planning annuity provider, pursuant to which the parties agreed to enter into a reinsurance transaction for the reinsurance of an initial $5 billion in primarily fixed index annuity liabilities of AEL and up to an incremental $5 billion of future business. We expect to be the reinsurance counterparty under these arrangements. In addition, Brookfield agreed to acquire an up to 19.9% (but not less than 15.0%) equity interest in AEL Holdings in two tranches and subject to certain conditions. On November 30, 2020, Brookfield acquired 9,106,042 common shares of AEL Holdings, representing at the time of such acquisition an approximate 9.2% equity interest in AEL Holdings, at $37.00 per share. The acquisition of the remaining equity interest in AEL Holdings is subject to execution of the AEL Reinsurance Treaty, regulatory approval and other closing conditions. Prior to completion of the special dividend, Brookfield intends to sell the 9,106,042 common shares of AEL Holdings that are currently held by a subsidiary of Brookfield Asset Management to NER SPC along with the right to acquire the remaining equity interest in AEL Holdings for a total equity investment of up to 19.9% (but not less than 15.0%) in AEL Holdings.

Strategic Benefits of the Brookfield Relationship

Brookfield Asset Management is a global asset management company focused on real estate, infrastructure, renewable power, private equity and credit with $600 billion of assets under management, approximately 150,000 operating employees and over 1,000 investment professionals worldwide. Brookfield’s strategy is to combine best-in-class operating capabilities and transaction execution to acquire and invest in targeted assets and actively manage them in order to achieve superior returns on a long-term basis. Inclusive of Oaktree, in which Brookfield owns an approximate 62% interest, Brookfield manages approximately $150 billion of assets across its credit products, which includes both liquid and private alternative strategies.

In connection with the special dividend, our company will acquire our business and assume the employment of certain officers and employees from Brookfield. In addition, we will be party to a number of agreements with Brookfield in respect of our business, including the Support Agreement, the Rights Agreement, the Administration Agreement, the Investment Management Agreements, the Equity Commitment, the Assignment Agreement and the Credit Agreement. These agreements and relationships will be important to our company, in some cases because they will provide financial support to our company and will support the economic equivalence of the class A exchangeable shares and the Brookfield Class A Shares. For further details regarding these agreements, see “Relationship with Brookfield”.

We believe that our ongoing relationship with Brookfield provides us with a unique competitive advantage as well as access to opportunities that would otherwise not be available to us as a stand-alone insurance or reinsurance company.

In order to execute our vision of being a leading reinsurer of long-duration liabilities and earn attractive risk-adjusted returns within our business, we will seek to leverage our relationship with Brookfield and in turn take advantage of Brookfield’s core attributes:

•	strong investment management and asset allocation capabilities, with significant experience managing alternative real asset investment strategies;

•	significant investment in and relationship with Oaktree, a leading global alternative investment management firm with an expertise in credit;

•	transaction structuring and origination capabilities, with a proven track record of executing large-scale, multi-faceted transactions across multiple geographies;

•

robust approach to risk management that emphasizes the proactive management of risks and ensuring that there is necessary capacity and resilience to respond to changing environments by evaluating both current and emerging risks; and

•	institutional relationships, including those developed with global insurance companies.

Strategy and Growth

Overall, our strategy is to seek to earn attractive risk-adjusted returns within our business by opportunistically sourcing long-duration insurance liabilities and investing the associated capital in a portfolio of high-quality, long-dated assets. We intend to focus on three avenues for growth:

•

Sourcing large-scale reinsurance transactions. The annuity and life insurance industry within our target markets of North America and Western Europe is of significant size. We believe there are numerous opportunities, including those similar to the AEL reinsurance transaction, to partner with insurers and execute both block and flow reinsurance arrangements. We believe that our history of consummating large-scale, multi-faceted transactions, and our access to capital position us well to successfully source these opportunities.

•

Expanding our existing pension risk transfer business. Within Canada, there is approximately $540 billion of private sector pension plans, of which 50% are now closed. This represents over $250 billion of potential pension risk transfer business that we estimate will occur over the next 10 to 20 years. We believe that we are well situated to grow in the Canadian market given our expertise through Brookfield Annuity and our relationship with Brookfield. We may look to expand our pension risk transfer capabilities to other jurisdictions, including the U.S. and U.K., subject to obtaining all required regulatory approvals.

•

Pursuing inorganic growth on a value basis. We intend to opportunistically evaluate opportunities to acquire existing platforms or strategically invest in reinsurers and direct insurers, primarily those operating in North America and Western Europe, and earn an attractive return on the capital we deploy.

Stock Exchange Listing

We have applied to list our class A exchangeable shares on the NYSE and the TSX under the symbol “BAMR”. The listing of our class A exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

The Special Dividend

The special dividend will entitle holders of Brookfield Class A Shares to receive one (1) class A exchangeable share for every                 Brookfield Class A Shares held as of the record date, provided that the special dividend will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interest in the class A exchangeable shares. The record date for the special dividend is                , 2021 and the dividend date is expected to be on or about                , 2021.

Creating our company and distributing the class A exchangeable shares, which will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events), is intended to achieve the following objectives:

•	Establish a publicly-traded company to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders.

•

Provide investors with the flexibility to own, through the ownership of a class A exchangeable share, the economic equivalent of a Brookfield Class A Share because of the right to exchange each class A exchangeable share into a Brookfield Class A Share or its cash equivalent, and the expectation that distributions on class A exchangeable shares will be paid at the same time and in the same amount per share as dividends on the Brookfield Class A Shares.

•

Provide Canadian and U.S. investors with the opportunity to receive returns of capital instead of taxable dividends and provide non-Canadian investors with the ability to receive distributions without the imposition of withholding tax, which we believe will attract new investors who will benefit from investing in our business.

•	Provide access to new capital pools through the formation of a new publicly-traded company and the creation of a new reinsurance platform.

Based on approximately                 million Brookfield Class A Shares that we expect to be outstanding on the record date for the special dividend, Brookfield Asset Management intends to make a special dividend of approximately                  million class A exchangeable shares of our company to shareholders of Brookfield Asset Management. The number of Brookfield Class A Shares that you own will not change as a result of the special dividend. The dividend policy of Brookfield Asset Management, and the current quarterly dividend, will be unchanged as a result of the special dividend and following completion of the special dividend, the dividend for each Brookfield Class A Share will be the same as it would have been if the special dividend had not been made. However, if you retain the class A exchangeable shares you receive in the special dividend, you will also receive distributions each quarter paid on the class A exchangeable shares.

See “The Special Dividend — Background to and Purpose of the Special Dividend”.

Corporate Structure

Prior to completion of the special dividend, our company was an indirect subsidiary of Brookfield Asset Management. The following diagram provides an illustration of the simplified corporate structure of our company immediately prior to completion of the special dividend and the related reorganization.

1 —	Jurisdiction of formation is the Province of Ontario, Canada. All entities depicted are 100% owned directly or indirectly by Brookfield Asset Management.
2 —	Jurisdiction of formation is Bermuda.
3 —	Jurisdiction of formation is Cayman Islands. NER SPC is expected to hold up to a 19.9% equity interest in AEL Holdings. See “Our Business — Recent Developments”.
4 —	Jurisdiction of formation is Canada.

The following diagram provides an illustration of the simplified corporate structure of our company and its principal subsidiaries immediately after completion of the special dividend.

1

— Jurisdiction of formation is the Province of Ontario, Canada. Brookfield Asset Management will hold all of our class C shares, giving it the residual economic interest in our company. Immediately upon completion of the special dividend, Brookfield Asset Management will not own any of our class A exchangeable shares and will have no voting interest in our company.

2	— Jurisdiction of formation is Bermuda. All subsidiaries of our company are 100% owned directly or indirectly by our company.
3	— Jurisdiction of formation is Cayman Islands. NER SPC is expected to hold up to a 19.9% equity interest in AEL Holdings. See “Our Business — Recent Developments”.
4

— Holders of our class B shares, all of which are held through a voting trust, are entitled to elect half of our board and approve all other matters requiring shareholder approval. Immediately upon completion of the special dividend, individuals who are the BAM Re Class B Partners will also own, in the aggregate (but not as a group), approximately             % of our class A exchangeable shares. The voting trust will not own any class A exchangeable shares. See “Security Ownership”.

5	— Jurisdiction of formation is Canada.
6

— Immediately following completion of the special dividend, the aggregate economic interest represented by our class A exchangeable shares, class B shares and class C shares is expected to be $         million,

$         million and $         million, respectively. See “Unaudited Pro Forma Financial Statements”. Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders of our company (other than the election of directors), must be approved by both: (i) a majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution and (ii) a majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution. Consequently, all matters requiring shareholder approval must be approved by the holder of the class B shares, whom immediately after the completion of the special dividend will be the BAM Re Class B Partners. In addition, the holders of the class A exchangeable shares will be entitled to elect one-half of our board and the holders of the class B shares will be entitled to elect one-half of our board. The class C shares are non-voting, will have certain consent rights and will have the residual economic interest in the company. See “Description of Our Share Capital”.

Distribution Policy

The payment of distributions on our company’s class A exchangeable shares are at the discretion of our board and may be in the form of a dividend or a return of capital distribution or a combination. We currently intend to pay quarterly distributions at least a portion of which are expected to be in the form of a return of capital distribution. Any return of capital distributions require shareholder approval, which we intend to seek annually. Distributions on the class A exchangeable shares are expected to be made quarterly, at the end of March, June, September and December of each year. Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and, following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as cash dividends are paid on the Brookfield Class A Shares to provide holders of our class A exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares. We expect to commence paying distributions on our class A exchangeable shares on                 , 2021.

Our company is unlikely to be able to pay quarterly distributions from operating cash flow for some time. Our company will receive $25 million for working capital from Brookfield prior to the dividend date. In addition, Brookfield Asset Management will provide our company with the Equity Commitment in the amount of $2 billion to fund future growth, which we may draw on from time to time, and a revolving credit facility in the amount of $200 million for working capital purposes. Our company may also establish credit facilities with one or more financial institutions on an arm’s length basis. We intend to use the liquidity provided by Brookfield prior to the dividend date, the Equity Commitment and any credit facilities (including under the Credit Agreement) for working capital purposes and to fund distributions, and we may use the proceeds from the Equity Commitment to fund growth capital investments and acquisitions.

See “Brookfield Asset Management — Dividend Policy and Dividend History” for further information on Brookfield Asset Management’s dividend policy and Brookfield Asset Management’s dividend history. Future dividends by Brookfield Asset Management will be at the discretion of its board of directors, and distributions on the class A exchangeable shares also will be made at the discretion of our board, and while Brookfield Asset Management expects future dividends to be made in accordance with its dividend policy, there can be no assurance that Brookfield Asset Management or our company will make comparable distributions in the future or at all. See “Risk Factors — Risks Relating to the Class A Exchangeable Shares — Our company cannot assure you that it will be able to pay distributions equal to the levels currently paid by Brookfield Asset Management and holders of class A exchangeable shares may not receive distributions equal to the dividends paid on the Brookfield Class A Shares and, accordingly, may not receive the intended economic equivalence of those securities”.

Our Capital Structure

Upon completion of the special dividend, approximately                million class A exchangeable shares,                million class B shares,                million class C shares, and no Preferred Shares are expected to be issued and outstanding.

The class A exchangeable shares will be shares of our company and will have voting rights in respect of our company but not Brookfield Asset Management. Each holder of class A exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law, and will be entitled to cast one vote for each class A exchangeable share held. In the election of directors, holders of class A exchangeable shares will be entitled to elect one-half of the board. The holder of the class B shares will be entitled to elect the other one-half of our board and all matters that require shareholder approval must also be approved by the holder of the class B shares.

Each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events). Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events — see “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations as described under “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder”. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. It is expected that following completion of the special dividend, each class A exchangeable share will receive distributions at the same time and in the same amount per share as the cash dividends paid on each Brookfield Class A Share, as more fully described in this prospectus. We therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management.

However, there are certain material differences between the rights of holders of class A exchangeable shares and holders of the Brookfield Class A Shares under the governing documents of our company and Brookfield Asset Management and applicable law, such as the right of holders of class A exchangeable shares to request an exchange of their class A exchangeable shares for an equivalent number of Brookfield Class A Shares or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), the redemption right of our company, subject to the consent of Brookfield Asset Management, and the right of Brookfield Asset Management to require our company to commence a liquidation upon the occurrence of certain events. These material differences are described in the sections entitled “Description of Our Share Capital” and “Comparison of the OBCA and the Bermuda Act”.

Brookfield Asset Management will hold all of the class C shares, and will not own any voting interest in our company but will be entitled to all of the residual value in our company after payment in full of the amount due to holders of class A exchangeable shares and class B shares (consisting of any declared and unpaid distributions, and the delivery of Brookfield Class A Shares or the cash equivalent on a redemption or liquidation) and subject to the prior rights of holders of Preferred Shares. Brookfield Asset Management will, however, have a consent right over certain matters regarding our company and the right to commence a liquidation of our company upon the occurrence of certain events. See “Description of Our Share Capital”.

Other than on a transitory basis as a result of an exchange, Brookfield Asset Management is not expected to own class A exchangeable shares. Instead, Brookfield Asset Management currently expects to convert any class A exchangeable shares received by it pursuant to exchanges into additional class C shares. See “Description of Our Share Capital — Class C Shares — Conversion of Tendered Class A Exchangeable Shares”. However, if, from time to time, Brookfield Asset Management acquires class A exchangeable shares, including pursuant to the exercise of exchange rights by holders of class A exchangeable shares, it will have voting rights in respect of our company and will be entitled to cast one vote for each class A exchangeable share to the extent held on the record date for voting at a meeting of shareholders of the company.

This prospectus, which forms a part of a registration statement on Form F-1, constitutes a prospectus of Brookfield Asset Management with respect to the underlying Brookfield Class A Shares deliverable to holders of class A exchangeable shares upon exchange, redemption or acquisition of the class A exchangeable shares as contemplated by our memorandum of association and bye-laws, the Rights Agreement and the Support Agreement (including in connection with any liquidation, dissolution or winding up of our company); however, Brookfield Asset Management intends to file a registration statement on Form F-3 with respect to the delivery of Brookfield Class A Shares in connection with any such redemption, exchange or purchase from and after the effective date of the special dividend.

Rights Agreement

On or prior to the dividend date, the rights agent, our company, and Brookfield Asset Management will enter into the Rights Agreement, pursuant to which Brookfield Asset Management will agree that on the applicable specified exchange date with respect to any class A exchangeable shares submitted for exchange, Brookfield Asset Management will satisfy, or cause to be satisfied, the obligations pursuant to our memorandum of association and bye-laws to exchange such subject class A exchangeable shares for Brookfield Class A Shares or its cash equivalent plus any unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. For more information, see “Description of Our Share Capital — Rights Agreement”.

Summary of Certain Canadian Federal Income Tax Considerations

For Canadian federal income tax purposes, and subject to the assumptions, qualifications, and limitations set forth below under the heading “Certain Canadian Federal Income Tax Considerations,” holders of Brookfield Class A Shares who are resident in Canada and who receive class A exchangeable shares pursuant to the special dividend will be considered to have received a taxable dividend equal to the aggregate fair market value of the class A exchangeable shares so received plus the amount of any cash received in lieu of fractional class A exchangeable shares. Brookfield Asset Management is of the view that the exchange right associated with the class A exchangeable shares has only a nominal fair market value and Brookfield Asset Management will report the special dividend and the associated exchange right for tax purposes on that basis. For holders of Brookfield Class A Shares who are not resident in Canada, the special dividend will be subject to Canadian federal withholding tax under Part XIII of the Tax Act at the rate of 25% of the amount of the special dividend, subject to a possible reduction under the terms of an applicable income tax treaty or convention.

Holders of Brookfield Class A Shares, including those who are not resident in Canada, should see “Certain Canadian Federal Income Tax Considerations” for further details, including with respect to the Canadian federal income tax consequences of holding and disposing of class A exchangeable shares and Brookfield Class A Shares received on a redemption, exchange or other disposition of class A exchangeable shares to our company or Brookfield Asset Management.

Holders of Brookfield Class A Shares, including those who are not resident in Canada, are urged to consult their own tax advisors regarding the Canadian federal income tax consequences of the special dividend and of holding and disposing of class A exchangeable shares and Brookfield Class A Shares received on a redemption, exchange or other disposition of class A exchangeable shares to our company our Brookfield Asset Management in light of their particular circumstances.

Summary of Certain United States Federal Income Tax Considerations

For U.S. federal income tax purposes, and subject to the assumptions, qualifications, and limitations set forth below under the heading “Certain United States Federal Income Tax Considerations,” we intend to take the position that a U.S. Holder who receives class A exchangeable shares as a special dividend will be considered to have received a taxable distribution in an amount equal to the sum of the fair market values of (i) the class A exchangeable shares received by such holder, (ii) the fractional class A exchangeable shares sold by the distribution agent on such holder’s behalf, and (iii) the exchange rights received by such holder (in each case, without reduction for any tax withheld in respect of the special dividend). Because Brookfield Asset

Management does not intend to calculate earnings and profits for U.S. federal income tax purposes, U.S. Holders should expect the entire amount of such taxable distribution to be treated as a dividend for U.S. federal income tax reporting purposes.

Brookfield Class A Shareholders who receive class A exchangeable shares pursuant to the special dividend are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the special dividend in light of their particular circumstances.

Corporate Information

Our company’s registered and head office is located at 73 Front Street, 5th Floor, Hamilton HM 12 Bermuda. Our telephone number is +441-294-3316.

Summary of Risk Factors

We are subject to a number of risks of which you should be aware. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” of this prospectus.

Risks Relating to our Company

•	risks relating to the intended structural equivalence of our class A exchangeable shares with Brookfield Class A Shares

•	risks relating to our lack of separate operating history and the completion of our growth initiatives

•	risks relating to our ability to identify opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments

•	risks relating to our company being a holding company

•	risks related to our company’s status as a “SEC foreign issuer” under Canadian securities regulations and a “foreign private issuer” and “emerging growth company” under U.S. securities laws

•	risks relating to the possibility of our company becoming an investment company under U.S. securities laws

•	risks relating to our ability to maintain effective internal controls and changes in IFRS accounting standards

Risks Relating to the Class A Exchangeable Shares

•	risks relating to exchanges of our class A exchangeable shares, or upon a liquidation or redemption event, including any effect thereof on the market price of our class A exchangeable shares

•	risk relating to the inability of the holders of class A exchangeable shares to elect whether to receive Brookfield Class A Shares or the cash equivalent when requesting an exchange

•	risks relating to the terms and ownership of our share capital and our agreements with Brookfield

•	risks relating to the trading price of our class A exchangeable shares relative to Brookfield Class A Shares

•	risks relating to the liquidity and de-listing of our class A exchangeable shares

•	risks relating to the market price volatility of our class A exchangeable shares and Brookfield Class A Shares

•

risks relating to additional issuances of class A exchangeable shares and/or Brookfield Class A Shares, or other securities that have rights and privileges that are more favorable than the rights and privileges afforded to our shareholders

•	risks relating to our ability to pay distributions equal to the levels currently paid by Brookfield Asset Management

•	risks relating to foreign currency exchanges

•	risks relating to differing laws in effect in Canada and Bermuda, including service of process, enforcement of judgments, and exclusive forum selection for certain litigation against us

Risks Relating to Our Operating Subsidiaries and Industry

•	risks relating to our reinsurance arrangements, including with AEL

•	risks relating to our equity interest in AEL Holdings

•	risks relating to our assumptions and estimates when assessing reinsurance and insurance risks

•	risks relating to our growth strategy, including realizing the anticipated financial benefits from reinsurance transactions

•	risks relating to general market conditions in the reinsurance industry (including negative publicity related thereto) and concentration risks in our investment portfolio

•	risks relating to our investment strategy

•	risks relating to changes in interest rates and credit spreads

•	risks relating to the valuation of our securities and investments

•	risks relating to the illiquidity of our company’s assets

•	risks relating to a rating downgrade or the absence of a rating of any of our operating subsidiaries

•	risks relating to the conduct of our counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks

•	risks relating to the competition and consolidation in the reinsurance and insurance industries

•	risks relating to use of technology and cybersecurity attacks, including the failure to protect the confidentiality of information

•	risks relating to our current and future indebtedness

•	risks relating to general economic, political and market conditions, including changes in government policy and legislation

•	risks relating to our capital requirements

•	risks relating to loss resulting from fraud, bribery, corruption other illegal acts, inadequate or failed internal processes or systems, or from external events

•	risks relating to public health crises, illness, epidemics or pandemics

•	risks relating to becoming involved in disputes and possible litigation

Risks Relating to Regulation

•	risks relating to the highly regulated nature of our business and any future regulatory changes thereto

•	risks relating to applicable capital ratios/calculations of our insurance subsidiaries

•	risks relating to changes in regulatory requirements

•	risks relating to potential government intervention in the insurance industry and instability in the marketplace for insurance products

•	risks relating to Bermuda’s and the Cayman Islands’ reinsurance and insurance regulatory framework and legislation

•	risks relating to our company’s and/or our subsidiaries’ ability to receive and maintain licenses to commence or continue reinsurance operations

•	risks relating to obtaining required work permits for employees in Bermuda and the Cayman Islands

Risks Relating to Our Relationship with Brookfield

•	risks relating to senior executives of Brookfield Asset Management exercising influence over our company

•	risks relating to our dependence on Brookfield and its personnel under our arrangements with Brookfield, including the Administration Agreement and the Investment Management Agreements

•	risks relating to our arrangements with Brookfield

•	risks relating to our ability to terminate our agreements entered into with Brookfield

•	risks relating to our ability to leverage our relationship with Brookfield to access its investment management and asset allocation capabilities

•	risks relating to our organizational, ownership and operational management structure potentially creating conflicts of interest

Risks Relating to Taxation

•	risks relating to Bermuda, Canadian and United States taxation laws

Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share. See “Risk Factors” and the risk factors included in Brookfield’s Annual Report incorporated herein by reference for a discussion of the risk factors applicable to Brookfield Asset Management’s business and an investment in Brookfield Class A Shares.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Our company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As such, our company is eligible for certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, and the requirement to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in the registration statement of which this prospectus forms a part. We do not know if some investors will find our class A exchangeable shares less attractive as a result of our utilization of these or other exemptions. The result may be a less active trading market for our class A exchangeable shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” is eligible for the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards if its financial statements are prepared in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP. In other words, such an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Our company prepares its consolidated financial statements in accordance with IFRS as issued by the IASB, which do not have separate provisions for publicly traded and private companies.

Our company will remain an “emerging growth company” until the earliest of (a) the last day of the first fiscal year in which its annual gross revenues exceed $1.07 billion, (b) the date that our company becomes a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Exchange Act, which would occur if the market value of our class A exchangeable shares that are held by non-affiliates exceeds $700 million as of the last business day of our company’s most recently completed second fiscal quarter, (c) the date on which our company has issued more than $1.0 billion in nonconvertible debt during the preceding three-year period or (d) the last day of our fiscal year containing the fifth anniversary of the dividend date.

Upon the closing of this offering, our company will also report under the U.S. Exchange Act as a non-U.S. company with foreign private issuer status. For as long as our company qualifies as a foreign private issuer under the U.S. Exchange Act, it will be exempt from certain provisions of the U.S. Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the U.S. Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if our company no longer qualifies as an emerging growth company, but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

Summary of Selected Financial Information

The following table presents selected financial data for our business and is derived from, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Unaudited Pro Forma Financial Statements”, the audited consolidated financial statements for BAH as at December 31, 2020 and December 31, 2019, and for each of the years in the three years ended December 31, 2020, which is our predecessor for financial reporting purposes, and the audited statement of financial position of our company as at December 31, 2020, in each case with the accompanying notes thereto, included elsewhere in the prospectus.

FOR THE YEARS ENDED DEC. 31	Year ended December 31,
US$ THOUSANDS	2020	2019	2018
Statement of Operating Results Data
Gross premiums	$431,070	$503,688	$160,146
Premiums ceded	(634)	(178,579)	—
Net investment income	83,918	57,097	741
Net benefits paid on insurance contracts	(38,780)	(25,143)	(13,408)
Net change in insurance contract liabilities	(467,610)	(344,776)	(142,904)
Operating expenses	(5,605)	(6,436)	(4,971)
Interest expense	(93)	(166)	(111)
Net income (loss) before income taxes	2,149	5,685	(507)
Income tax expense	(541)	(158)	—

Net income (loss) for the year	$1,608	$5,527	$(507)

AS AT US$ THOUSANDS	Dec 31, 2020	Dec. 31, 2019
Statement of Financial Position Data
Cash and cash equivalents	$35,461	$13,361
Investments	1,192,465	701,538
Reinsurance assets	190,070	197,164
Total assets	1,440,255	926,711
Insurance contract liabilities	1,338,730	856,364
Borrowings under repurchase agreement	—	—
Total liabilities	1,357,092	861,255
Total Equity	83,163	65,456

RISK FACTORS

You should carefully consider the following factors in addition to the other information set forth or incorporated by reference in this prospectus. The following factors assume that the special dividend has been completed and we have acquired our operating subsidiaries from Brookfield Asset Management. If any of the following risks were actually to occur, our business, financial condition and results of operations and the value of the class A exchangeable shares would likely suffer. Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events). We therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. In addition to carefully considering the risks factors contained in this prospectus and described below, you should carefully consider the risk factors applicable to Brookfield’s business and an investment in Brookfield Class A Shares, which are incorporated by reference from Brookfield’s Annual Report. For additional information regarding Brookfield, see “Brookfield Asset Management” and “Where You Can Find More Information”.

Risks Relating to our Company

Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and therefore we expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management.

Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share. In addition to contemplating distributions on the class A exchangeable shares paid at the same time and in the same amount as the dividends paid on the Brookfield Class A Shares, each class A exchangeable share is exchangeable at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), plus unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. As a result, the business operations of Brookfield, and the market price of the Brookfield Class A Shares, are expected to impact the market price of the class A exchangeable shares, which could be disproportionate in circumstances where the business operations and results of our company on a standalone basis are not indicative of such market trends. Holders of our class A exchangeable shares will have no ability to control or influence the decisions or business of Brookfield. You should therefore carefully consider the risk factors applicable to Brookfield’s business and an investment in Brookfield Class A Shares, as described in Brookfield’s Annual Report, which is incorporated by reference in this prospectus. For additional information regarding Brookfield, see “Brookfield Asset Management”.

Our company is a newly formed corporation with no separate operating history and the historical and pro forma financial information included herein does not reflect the financial condition or operating results we would have achieved during the periods presented, and therefore may not be a reliable indicator of our future financial performance.

Our company was formed on December 10, 2020. Although our assets and operating subsidiaries have been under Brookfield Asset Management’s control prior to the formation of our company, their combined results have not previously been reported on a stand-alone basis and the historical and pro forma financial statements included in this prospectus may not be indicative of our future financial condition or operating results and will make it difficult to assess our ability to operate profitably. We currently have a single operating segment related to our pension risk transfer business. Going forward, we plan to focus primarily on growing our annuities business; however, there is no guarantee that we will be successful in doing so. In addition, Brookfield Asset Management has had a limited history of owning and operating the operating subsidiaries that will be transferred to us prior to completion of the special dividend. Our pension risk transfer business wrote its first group annuity policy in 2017 and we have not entered into any reinsurance contracts. As a result of the foregoing, our company will be subject to all of the risks inherent in developing business and has a limited operating history from which investors can evaluate our business and prospects. Our company’s prospects must be considered in light of the risks and uncertainties encountered by an early-stage company, and in evolving reinsurance and insurance markets. Some of these risks relate to enhanced regulatory oversight and requirements and to our potential inability to effectively manage our business and operations, recruit and retain key personnel, contain costs as we expand the scale of our business, navigate a complex regulatory environment, manage growth in personnel and operations, develop new products that complement our existing business and successfully address the other risks we face, as described throughout this prospectus.

We may be unable to identify opportunities for growth or we may be unable to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments.

The completion of future transactions, including future reinsurance contracts and other acquisitions or investments may be subject to a number of closing conditions, including, as applicable, regulatory approval (including from insurance and competition authorities) and other third-party consents and approvals that are beyond our company’s control and may not be satisfied. In particular, our company may seek to invest (or divest) in jurisdictions that may impose government consent requirements on investments by foreign persons. Consents and approvals may not be obtained, may be obtained subject to conditions which adversely affect anticipated returns, and/or may be delayed or ultimately preclude the completion of reinsurance arrangements, acquisitions, dispositions, and other transactions. Government policies and attitudes with respect to foreign investment may change, which may make it more difficult for our company to complete acquisitions, dispositions, and other transactions. Furthermore, interested stakeholders could take legal steps to prevent transactions from being completed. If all or some of our company’s reinsurance arrangements, acquisitions and other transactions are unable to be completed on the terms agreed, our company may need to modify or delay or, in some cases, terminate these transactions altogether, the market value of our company’s respective securities may significantly decline, and our company may not be able to achieve the expected benefits of the transactions. In addition, even if we are able to close our acquisitions and other investments, we may not realize the anticipated benefits of such reinsurance arrangements, acquisitions, or other transactions.

Although we expect to leverage Brookfield’s long-standing strategic relationships with global insurers and reinsurers in identifying potential new business opportunities, Brookfield has no obligation to source acquisition or other business opportunities for our company and may compete with us for certain investment opportunities, which may impact our ability to identify opportunities for growth.

The completion of growth initiatives, including executing future reinsurance arrangements and acquiring interests in existing reinsurance or insurance platforms, would significantly increase the scale and scope of our operations, which we may have difficulty managing, and which may involve risks to our business.

A key part of our growth strategy will involve executing new reinsurance arrangements and may also include the acquisition of, or material investments in, existing reinsurance and insurance platforms. Such initiatives, if successful, would significantly increase the scale, scope and diversity of our business.

Future growth will likely involve some or all of the following risks, which could materially and adversely affect our business, financial condition or results of operations: the difficulty of integrating the acquired operations and personnel into our current operations; potential disruption of our current operations; diversion of resources; the difficulty of managing the growth of a larger organization; the risk of entering markets in which we have little experience; the risk of becoming involved in labor, commercial or regulatory disputes or litigation related to the new enterprise; risk of other liabilities associated with the acquired business; and the risk of a change of control resulting from an acquisition triggering rights of third parties or government agencies under contracts with, or authorizations held by the business being acquired. While we intend to conduct extensive due diligence investigations into portfolios and businesses being acquired, it is possible that due diligence may fail to uncover all material risks, or to identify a change of control trigger in a material contract or authorization, or that a contractual counterparty or government agency may take a different view on the interpretation of such a provision to that taken by us, thereby resulting in a dispute.

Our company’s material assets consist predominantly of interests in our operating subsidiaries.

We depend on distributions and other payments from our operating subsidiaries to provide us with the funds necessary to meet our financial obligations, in addition to the support provided by Brookfield Asset Management pursuant to the under the Support Agreement, Credit Agreement and Equity Commitment. Our operating subsidiaries are legally distinct from our company and some of them are or may become restricted in their ability to pay distributions or otherwise make funds available to our company pursuant to local law, regulatory requirements and their contractual agreements, including agreements governing their financing arrangements. Our operating businesses will generally be required to satisfy their own working capital requirements and service any debt obligations before making distributions to our company.

Our company is expected to be a “SEC foreign issuer” under Canadian securities regulations and a “foreign private issuer” under U.S. securities law. Therefore, we will be exempt from certain requirements of Canadian securities laws and from requirements applicable to U.S. domestic registrants listed on the NYSE.

Although our company will become a reporting issuer in Canada, we expect we will be an “SEC foreign issuer” and exempt from certain Canadian securities laws relating to disclosure obligations and proxy solicitation, subject to certain conditions. Therefore, there may be less publicly available information in Canada about our company than would be available if we were a typical Canadian reporting issuer.

Although our company will be subject to the periodic reporting requirements of the U.S. Exchange Act, the periodic disclosure required of foreign private issuers under the U.S. Exchange Act is different from periodic disclosure required of U.S. domestic registrants. Therefore, there may be less publicly available information about our company than is regularly published by or about other companies in the United States. Our company is exempt from certain other sections of the U.S. Exchange Act to which U.S. domestic issuers are subject, including the requirement to provide our shareholders with information statements or proxy statements that comply with the U.S. Exchange Act. In addition, insiders and large shareholders of our company are not obligated to file reports under Section 16 of the U.S. Exchange Act, and we will be permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE Listed Company Manual for domestic issuers. We currently intend to follow the same corporate practices as would be applicable to U.S. domestic companies under the U.S. federal securities laws and NYSE corporate governance standards. However, we may in the future elect to follow our home country law for certain of our other corporate governance practices, as permitted by the rules of the NYSE, in which case our shareholders would not be afforded the same protection as provided under NYSE corporate governance standards to U.S. domestic registrants. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. domestic company listed on the NYSE may provide less protection than is accorded to investors of U.S. domestic issuers.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our class A exchangeable shares less attractive to investors.

Our company is an “emerging growth company”, as defined in the JOBS Act, and is eligible for certain exemptions from various requirements that are applicable to other public companies that are not “emerging growth companies”. Most of such requirements relate to disclosures that we would only be required to make if we also ceased to be a foreign private issuer in the future, for example, the requirement to hold shareholder advisory votes on executive and severance compensation and executive compensation disclosure requirements for U.S. companies. We will remain an emerging growth company until the earliest of: (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the special dividend; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the U.S. Exchange Act. We may choose to rely upon some or all of the available exemptions. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our class A exchangeable shares less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our class A exchangeable shares less attractive as a result, there may be a less active trading market for our class A exchangeable shares and our share price may be more volatile.

We are subject to the risk of possibly becoming an investment company under U.S. federal securities law.

In the United States, the Investment Company Act regulates certain companies that invest in or trade securities. We rely on an exemption under the Investment Company Act for an entity organized and regulated as a foreign insurance company which is engaged primarily and predominantly in the reinsurance of risks on insurance agreements. The law in this area is subjective and there is a lack of guidance as to the meaning of “primarily and predominantly” under the relevant exemption to the Investment Company Act. For example, there is no standard for the amount of premiums that need to be written relative to the level of an entity’s capital in order to qualify for the exemption. If this exemption were deemed inapplicable, we may, subject to the availability of other exemptions, have to seek to register under the Investment Company Act as an investment company which would require an order from the SEC. Our inability to obtain such an order could have a significant adverse impact on our business.

Assuming that we were permitted to register as an investment company, registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, leverage, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business as it is currently conducted, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

If at any time it were established that we had been operating as an investment company in violation of the registration requirements of the Investment Company Act, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, or that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period in which it was established that we were an unregistered investment company.

To the extent that the laws and regulations change in the future so that contracts we write are deemed not to be reinsurance contracts, we will be at greater risk of not qualifying for the Investment Company Act exemption. Additionally, it is possible that our classifications as an investment company would result in the suspension or revocation of our reinsurance license.

Our failure to maintain effective internal controls could have a material adverse effect on our business in the future and the price of our class A exchangeable shares.

As a public company, we will be subject to the reporting requirements of the U.S. Exchange Act, the Sarbanes-Oxley Act of 2002, and stock exchange rules promulgated in response to the Sarbanes-Oxley Act. All of our current operating subsidiaries are, and potential future acquisitions will be, private companies and their systems of internal controls over financial reporting may be less developed as compared to public company requirements. Any failure to maintain adequate internal controls over financial reporting or to implement required, new or improved controls, or difficulties encountered in their implementation, could cause material weaknesses or significant deficiencies in our internal controls over financial reporting and could result in errors or misstatements in our consolidated financial statements that could be material. If we or our independent registered public accounting firm were to conclude that our internal controls over financial reporting were not effective, investors could lose confidence in our reported financial information and the price of our class A exchangeable shares could decline. Our failure to achieve and maintain effective internal controls could have a material adverse effect on our business, our ability to access capital markets and investors’ perception of us. In addition, material weaknesses in our internal controls could require significant expense and management time to remediate.

Changes in IFRS accounting standards applicable to us will require a change in the way in which our future results will be determined and/or a retrospective adjustment of reported results.

Our accounts are prepared in accordance with current IFRS applicable to the insurance industry. The IASB introduced a framework that it described as Phase I which, under its standard IFRS 4, permitted insurers to continue to use the statutory basis of accounting for insurance assets and liabilities that existed in their jurisdictions prior to January 2005. In May 2017, the IASB published its replacement standard on insurance accounting (IFRS 17, “Insurance Contracts”), which will have the effect of introducing fundamental changes to the statutory reporting of insurance entities that prepare accounts according to IFRS from 2021. In June 2019, the IASB published an exposure draft proposing a number of targeted amendments to this new standard including the deferral of the effective date by one year from 2021 to 2022. As a result of comments on this exposure draft, the IASB redeliberated on a number of areas of IFRS 17, and on March 17, 2020, the IASB tentatively decided that the effective date of IFRS 17 will be deferred to annual reporting periods beginning on or after January 1, 2023. We are reviewing the complex requirements of this standard and considering its potential impact, which may include impacts to our risk-based capital requirements. The effect of changes required to our accounting policies as a result of implementing the new standard is currently uncertain, but these changes can be expected to, amongst other things, alter the timing of IFRS profit recognition.

Risks Relating to the Class A Exchangeable Shares

Our company may redeem the class A exchangeable shares at any time without the consent of the holders.

Our board may, subject to applicable law and the prior written consent of the holder of the class C shares, at any time, and without the consent of holders of class A exchangeable shares, elect to redeem all of the then outstanding class A exchangeable shares upon ninety (90) days’ prior written notice, including following the occurrence of any of the following redemption events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the outstanding class A exchangeable shares (based on the closing price on the NYSE on each trading day) (A) is less than $250 million for more than 6 consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) shareholders of Brookfield Asset Management approve an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) shareholders of Brookfield Asset Management approve a restructuring or other reorganization of Brookfield Asset Management or a liquidation, dissolution, winding up or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs is pending; (vi) shareholders of Brookfield Asset Management approve a sale of all or substantially all of the assets of Brookfield Asset Management; (vii) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (viii) our board, in its sole discretion acting in good faith, concludes that the holders of class A exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. In addition, Brookfield Asset Management will have an overriding right to acquire all, but not less than all, of the class A exchangeable shares in the event our board elects to redeem all of the then outstanding class A exchangeable shares. See “Description of Our Share Capital — Class A Exchangeable Shares — Redemption by Issuer”.

Holders of class A exchangeable shares do not have a right to elect whether to receive cash or Brookfield Class A Shares upon an exchange, liquidation or redemption event.

In the event that (i) there is a liquidation, dissolution or winding up of our company or any other distribution of our company’s assets among our shareholders for the purpose of winding up our affairs, including whether substantially concurrent with a liquidation, dissolution, winding up or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, (ii) our company exercises its right to redeem (or cause the redemption of) all of the then outstanding class A exchangeable shares, or (iii) a holder of class A exchangeable shares requests an exchange of class A exchangeable shares, holders of class A exchangeable shares shall be entitled to receive one Brookfield Class A Share per class A exchangeable share held (subject to adjustment to reflect certain capital events and certain other payment obligations in the case of a liquidation, dissolution or winding up of our company) or its cash equivalent. The form of payment will be determined at the election of our company or Brookfield Asset Management, as applicable, or by the liquidator in the case of liquidation, so a holder will not know whether cash or Brookfield Class A Shares will be delivered in connection with any of the events described above. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. See “Description of Our Share Capital — Class A Exchangeable Shares”.

Any holder requesting an exchange of their class A exchangeable shares may experience a delay in receiving such Brookfield Class A Shares or the cash equivalent.

Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations as described below. See “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder”. If cash is used to satisfy an exchange request, the amount payable per class A exchangeable share will be equal to the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by the transfer agent. As a result, any changes in the market price of the Brookfield Class A Shares after that date will not alter the amount of cash consideration received. By contrast, any holder whose class A exchangeable shares are exchanged for Brookfield Class A Shares will not receive such Brookfield Class A Shares for up to ten (10) business days after the applicable request is received. During this period, the market price of Brookfield Class A Shares may decrease. Any such decrease would affect the value of the Brookfield Class A Share consideration to be received by the holder of class A exchangeable shares on the effective date of the exchange. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash.

Brookfield Asset Management will be required to maintain an effective registration statement in order to exchange any class A exchangeable shares for Brookfield Class A Shares. If a registration statement with respect to the Brookfield Class A Shares issuable upon any exchange, redemption or acquisition of class A exchangeable shares (including in connection with any liquidation, dissolution or winding up of our company) is not current or is suspended for use by the SEC, no exchange or redemption of class A exchangeable shares for Brookfield Class A Shares may be effected during such period. In addition, for so long as there is not an effective registration statement with respect to the delivery of Brookfield Class A Shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. As a result, in these circumstances, holders of class A exchangeable shares may experience a delay in receiving cash on exercise of the exchange right.

The terms and ownership of our share capital, and our agreements with Brookfield, could discourage or inhibit takeovers, business combinations or other change of control transactions that our shareholders might consider in their best interests.

All of our outstanding class C shares will be held by Brookfield Asset Management. As the sole holder of our class C shares, Brookfield Asset Management will have certain rights, including the right to consent to any merger or similar reorganization of the company (including a sale of all of substantially all of our company’s assets), and the right to resolve that our company commence a voluntary liquidation in certain circumstances, including where more than 20% of the total number of the class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly or in concert. No consent or resolution of the class A exchangeable shares, class B shares or any other class of shares is required in connection with the commencement of such liquidation by Brookfield Asset Management. As the lender under our credit facility, Brookfield Asset Management will also have certain consent rights over material changes relating to our company. Senior members of the Partnership, the BAM Re Class B Partners, will collectively hold and control all of our outstanding class B shares, and will be entitled to elect one-half of the board and approve all other matters requiring shareholder approval. See “Security Ownership”. The class B shares may only be transferred to a company controlled by one or more of the Partners or to Brookfield. These features of our share capital and ownership structure, and our agreements with Brookfield, could discourage potential acquirers from making a take-over bid or seeking to effect a change of control or business combination involving our company or make it difficult for any bid, change of control or business combination to be completed.

The class A exchangeable shares may not trade at the same price as the Brookfield Class A Shares.

Although each class A exchangeable share is structured with the intention of providing an economic return that is equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events), there can be no assurance that the market price of class A exchangeable shares will be equal to the market price of Brookfield Class A Shares at any time. Factors that could cause differences in such market prices may include:

•	perception and/or recommendations by analysts, investors and/or other third parties that these securities should be priced differently;

•

actual or perceived differences in distributions to holders of class A exchangeable shares versus dividends to holders of the Brookfield Class A Shares, including as a result of any legal prohibitions;

•	business developments or financial performance or other events or conditions that may be specific to only Brookfield or our company; and

•

difficulty in the exchange mechanics between class A exchangeable shares and Brookfield Class A Shares, including any delays or difficulties experienced by the transfer agent in processing the exchange requests.

If a sufficient amount of class A exchangeable shares are exchanged for Brookfield Class A Shares, then the class A exchangeable shares may be de-listed.

Upon completion of the special dividend, the class A exchangeable shares are expected to commence trading on the NYSE and the TSX. However, if a sufficient amount of class A exchangeable shares are exchanged for Brookfield Class A Shares following the special dividend, or our company exercises our redemption right, subject to the prior written consent of the holder of the class C shares, at any time including if the total number of class A exchangeable shares decreases by 50% or more over any twelve-month period, our company may fail to meet the minimum listing requirements on the NYSE and the TSX, and the NYSE or the TSX may take steps to de-list the class A exchangeable shares. Though holders of class A exchangeable shares will still be entitled to exchange each such share at any time for one Brookfield Class A Share (subject to adjustment to reflect certain capital events), or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), a de-listing of the class A exchangeable shares would have a significant adverse effect on the liquidity of the class A exchangeable shares, and holders thereof may not be able to exit their investments in the market on favorable terms.

The class A exchangeable shares have never been publicly traded and an active and liquid trading market for our class A exchangeable shares may not develop.

The NYSE and TSX have not conditionally approved our company’s listing application and there is no assurance that they will do so. Prior to the special dividend, there has not been a market for our class A exchangeable shares. We cannot predict the extent to which investor interest will lead to the development of an active and liquid trading market for our class A exchangeable shares or, if such a market develops, whether it will be maintained. We cannot predict the effects on the price of our class A exchangeable shares if a liquid and active trading market for our class A exchangeable shares does not develop. In addition, if such a market does not develop, relatively small sales of our class A exchangeable shares may have a significant negative impact on the price of our class A exchangeable shares. A number of factors, principally factors relating to our company but also including factors specific to Brookfield and its business, financial condition and liquidity, economic and financial market conditions, interest rates, availability of capital and financing sources, volatility levels and other factors could lead to a decline in the value of class A exchangeable shares and a lack of liquidity in any market for class A exchangeable shares.

The market price of the class A exchangeable shares and Brookfield Class A Shares may be volatile, and holders of class A exchangeable shares and/or Brookfield Class A Shares may lose a significant portion of their investment due to drops in the market price of class A exchangeable shares and/or Brookfield Class A Shares following the special dividend.

The market price of the class A exchangeable shares and the Brookfield Class A Shares may be volatile and, following completion of the special dividend, holders of such securities may not be able to resell their securities at or above the implied price at which they acquired such securities pursuant to the special dividend or otherwise due to fluctuations in the market price of such securities, including changes in market price caused by factors unrelated to our company or Brookfield’s operating performance or prospects. Specific factors that may have a significant effect on the market price of the class A exchangeable shares and the Brookfield Class A Shares following the special dividend include:

•

changes in stock market analyst recommendations or earnings estimates regarding the class A exchangeable shares or Brookfield Class A Shares, other companies that are comparable to our company or Brookfield Asset Management or are in the industries that they serve;

•	with respect to the class A exchangeable shares, changes in the market price of the Brookfield Class A Shares, and vice versa;

•	actual or anticipated fluctuations in our company and Brookfield Asset Management’s operating results or future prospects;

•	reactions to public announcements by our company and Brookfield Asset Management;

•	strategic actions taken by our company or Brookfield Asset Management;

•	adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

•	sales of such securities by our company, Brookfield Asset Management or significant stockholders.

Exchanges of class A exchangeable shares for Brookfield Class A Shares may negatively affect the market price of the Brookfield Class A Shares, and additional issuances of class A exchangeable shares would be dilutive to the Brookfield Class A Shares.

Upon completion of the special dividend, each class A exchangeable share will be exchangeable by the holder thereof for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations described under “Description of Our Share Capital — Class A Exchangeable Shares —

Exchange by Holder”. If Brookfield Asset Management elects to deliver Brookfield Class A Shares in satisfaction of any such exchange request, additional Brookfield Class A Shares may be issued from time to time which could have a negative impact on the market price for Brookfield Class A Shares. Additionally, any class A exchangeable shares issued by our company in the future will be exchangeable on the same terms as the class A exchangeable shares distributed in the special dividend, and, accordingly, any future exchanges satisfied by the delivery of Brookfield Class A Shares would dilute the percentage interest of existing holders of the Brookfield Class A Shares and may reduce the market price of the Brookfield Class A Shares.

We or Brookfield Asset Management may issue additional shares in the future, including in lieu of incurring indebtedness, which may dilute shareholders. We or Brookfield Asset Management may also issue securities that have rights and privileges that are more favorable than the rights and privileges accorded to our shareholders.

Subject to the terms of any of our securities then outstanding, we may issue additional securities, including class A exchangeable shares, class B shares, class C shares, Senior Preferred Shares, Junior Preferred Shares, options, rights and warrants for any purpose and for such consideration and on such terms and conditions as our board may determine. Subject to the terms of any of our securities then outstanding, our board will be able to determine the class, designations, preferences, rights, powers and duties of any additional securities, including any rights to share in our profits, losses and dividends, any rights to receive our company’s assets upon our dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any of our securities then outstanding, our board may use such authority to issue such additional securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of our class A exchangeable shares.

Similarly, subject to the terms of any preferred shares then outstanding, Brookfield Asset Management may issue additional securities, including shares, preferred shares, options, rights, warrants and appreciation rights relating to Brookfield Asset Management’s securities for any purpose and for such consideration and on such terms and conditions as the board of Brookfield Asset Management may determine. Subject to the terms of any of Brookfield Asset Management’s securities then outstanding, the board of Brookfield Asset Management will be able to determine the class, designations, preferences, rights, powers and duties of any additional securities, including any rights to share in Brookfield Asset Management’s profits, losses and dividends, any rights to receive Brookfield Asset Management’s assets upon its dissolution or liquidation and any redemption, conversion and exchange rights. Subject to the terms of any of the Brookfield Asset Management securities then outstanding, the board of Brookfield Asset Management may use such authority to issue such additional securities, which would dilute holders of such securities, or to issue securities with rights and privileges that are more favorable than those of the Brookfield Class A Shares.

The sale or issuance of a substantial number of our class A exchangeable shares, the Brookfield Class A Shares or other securities of our company or Brookfield Asset Management in the public markets, or the perception that such sales or issuances could occur, could depress the market price of our class A exchangeable shares and impair our ability to raise capital through the sale of additional class A exchangeable shares. We cannot predict the effect that future sales or issuances of our class A exchangeable shares, Brookfield Class A Shares or equity securities would have on the market price of our class A exchangeable shares. Subject to the terms of any of our securities then outstanding, holders of class A exchangeable shares will not have any pre-emptive right or any right to consent to or otherwise approve the issuance of any securities or the terms on which any such securities may be issued.

Our company cannot assure you that it will be able to pay distributions equal to the levels currently paid by Brookfield Asset Management and holders of class A exchangeable shares may not receive distributions equal to the dividends paid on the Brookfield Class A Shares and, accordingly, may not receive the intended economic equivalence of those securities.

The class A exchangeable shares are intended to provide an economic return per class A exchangeable share equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events) and, following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as dividends on the Brookfield Class A Shares. However, distributions are at the discretion of our board of directors and unforeseen circumstances (including legal prohibitions) may prevent the same distributions from being paid on each security. The payment of any return of capital distributions will be subject to shareholder approval, which we intend to seek annually but which may not be obtained. In addition, the amount of any return of capital distributions on our class A exchangeable shares approved by shareholders could be less than the amount of the dividends declared by Brookfield Asset Management on the Brookfield Class A Shares in respect of some quarters, including as a result of dividend increases made by Brookfield Asset Management in between our annual shareholder meetings. Accordingly, there can be no assurance that holders of class A exchangeable shares will receive all distributions as a return of capital distribution or that distributions on the class A exchangeable shares will be paid at the same time and in the same amount as dividends on the Brookfield Class A Shares, which may impact the market price of the class A exchangeable shares. Distributions on our class A exchangeable shares may not equal the levels currently paid by Brookfield Asset Management for various reasons, including, but not limited to, the following:

•

our company may not have enough unrestricted funds to pay such distributions due to changes in our company’s cash requirements, capital spending plans, cash flow or financial position and may not have availability under the Equity Commitment, credit facility or other sources of funds;

•

decisions on whether, when and in which amounts to make any future distributions will be dependent on then-existing conditions, including our company’s financial conditions, earnings, legal requirements, including limitations under Bermuda law, restrictions on our company’s borrowing agreements that limit our ability to pay distributions and other factors we deem relevant; and

•	our company may desire to retain cash to improve our credit profile or for other reasons.

Non-U.S. shareholders will be subject to foreign currency risk associated with our company’s distributions.

A significant number of our shareholders will reside in countries where the U.S. dollar is not the functional currency. Our distributions are denominated in U.S. dollars but are settled in the local currency of the shareholder receiving the distribution. For each non-U.S. shareholder, the value received in the local currency from the distribution will be determined based on the exchange rate between the U.S. dollar and the applicable local currency at the time of payment. As such, if the U.S. dollar depreciates significantly against the local currency of the non-U.S. shareholder, the value received by such shareholder in its local currency will be adversely affected.

Canadian and U.S. investors in our class A exchangeable shares may find it difficult or impossible to enforce service of process and enforcement of judgments against us, our board and our executive officers.

We are established under the laws of Bermuda, and certain of our subsidiaries are organized in jurisdictions outside of the United States. In addition, our executive officers and the experts identified in this prospectus are located outside of Canada and the United States. All of our directors and officers reside outside of the United States. All of our assets are, and the assets of our directors and officers and the experts identified in this prospectus may be, located outside of Canada and the United States. It may not be possible for investors to effect service of process within Canada and the United States upon our directors and officers or the experts identified in this prospectus. It may also not be possible to enforce against us, the experts identified in this prospectus, or our directors and officers, judgments obtained in Canadian courts or U.S. courts predicated upon the civil liability provisions of applicable securities law in the United States.

Bermuda law differs from the laws in effect in Canada and may afford protection to shareholders that differs from the protection offered under Canadian law.

As a Bermuda company, we are governed by the Bermuda Act. Bermuda corporate law differs in some material respects from laws generally applicable to Canadian corporations, including the provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. Under Bermuda law, the duties of directors and officers of a company are generally owed to the company only. Officers of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company and must exercise the care and skill that a reasonably prudent person would exercise in comparable circumstances. Shareholders of Bermuda companies do not generally have rights to take action against directors or officers of the company and may only do so in limited circumstances. See “Comparison of the OBCA and the Bermuda Act”.

Our bye-laws to be in effect upon completion of the special dividend designate specific courts in Bermuda as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a desired judicial forum for disputes with us.

Pursuant to our bye-laws to be in effect upon completion of the special dividend, unless we consent in writing to the selection of an alternative forum (and our company will always provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Bermuda Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of our bye-laws and/or whether there has been any breach of the Bermuda Act or our bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of our company, which we refer to as the Bermuda Forum Provision.) The Bermuda Forum Provision will not apply to any causes of action arising under the U.S. Securities Act or the U.S. Exchange Act. In addition, our bye-laws to be in effect upon completion of the special dividend further provide that unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act, which we refer to as the U.S. Federal Forum Provision. In addition, our bye-laws to be in effect after completion of the special dividend provide that any person or entity purchasing or otherwise acquiring any interest in our class A exchangeable shares is deemed to have notice of and consented to the Bermuda Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The Bermuda Forum Provision and the U.S. Federal Forum Provision in our bye-laws to be in effect after completion of the special dividend may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, the forum selection clauses in our bye-laws to be in effect after completion of the special dividend may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the U.S. Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts, including courts in Bermuda and other courts within the U.S. and Canada, will enforce our U.S. Federal Forum Provision. If the U.S. Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The U.S. Federal Forum Provision may also impose additional litigation costs on shareholders who assert that the provision is not enforceable or invalid. The Supreme Court of Bermuda and the federal courts in the United States may also reach different judgments or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders.

Risks Relating to Our Operating Subsidiaries and Industry

The reinsurance arrangement with AEL is expected to account for a substantial portion of our business, and is contingent on the finalization and execution of the reinsurance agreements between the parties.

We expect to enter into an arrangement with AEL to reinsure up to $10 billion in primarily fixed index annuity liabilities of AEL, including an initial $5 billion of existing liabilities and up to an incremental $5 billion of future AEL business when written. This reinsurance arrangement, which is expected to account for a substantial portion of our business, is contingent on the finalization and execution of the definitive reinsurance treaty, expected to be signed and closed in the first half of 2021. There can be no assurance that the AEL transaction will close when expected or at all, that AEL will underwrite an incremental $5 billion of business for us to reinsure or that the reinsurance arrangement will result in the expected benefits to our company. If we enter into the reinsurance arrangement with AEL on the expected terms, we will derive a significant portion of our revenue from the business reinsured from AEL. In the event that AEL fails to underwrite the incremental business for us to reinsure, our expectations regarding future cash flows, operating results, financial condition and growth strategy would be materially and adversely affected.

We expect to hold a significant equity interest in AEL Holdings, the value of which could decline due to factors outside of our control, and we will be subject to restrictions on transfer of such AEL Holdings common shares under the terms of the AEL Investment Agreement.

Prior to completion of the special dividend, Brookfield intends to sell 9,106,042 common shares of AEL Holdings currently held by a subsidiary of Brookfield Asset Management to us along with the right under the AEL Investment Agreement to acquire additional common shares of AEL Holdings representing, inclusive of the 9,106,042 common shares, up to 19.9% (but no less than 15.0%) of the issued and outstanding common shares of AEL Holdings. Our right to acquire the additional equity interest in AEL Holdings will be subject to execution of the AEL Reinsurance Treaty, regulatory approval and other closing conditions, the satisfaction of which cannot be assured. See “Our Business — Recent Developments”. The value of our equity investment in AEL Holdings will be subject to all of the risks relating to ownership of equity in AEL Holdings as described in its public disclosure filings, as well as risks relating to the investment in equity securities generally such as market volatility and market disruption, changes in interest and currency exchange rates, equity prices and other economic and business factors beyond our control. Under the terms of the AEL Investment Agreement, until November 30, 2022, we will not be permitted to transfer any of the AEL Holdings shares acquired subject to certain limited exceptions. In addition, until November 30, 2025, we will be subject to customary standstill obligations that restrict us from, among other things, purchasing additional AEL Holdings common shares, selling our AEL Holdings common shares to activists or competitors and taking or supporting certain shareholder actions, subject to certain limited exceptions. As a result of the foregoing restrictions, we may not be permitted to transfer our AEL Holdings common shares and any decline in the value of our AEL Holdings common shares could result in returns that are lower than anticipated or even in the investment being lost completely.

Our company makes assumptions and estimates when assessing reinsurance and insurance risks, and significant deviations, particularly with regards to longevity, could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

Our company makes and relies on certain assumptions and estimates in order to make decisions regarding pricing, target returns, reserve levels and other factors affecting our business operations. Our underwriting results depend upon the extent to which our actual claims experience and benefit payments on our reinsurance contracts are consistent with the assumptions we use in setting prices and establishing liabilities for such contracts. Such amounts are established based on actuarial estimates of how much we will need to pay for future benefits and claims based on data and models that include many assumptions and projections, which are inherently uncertain and involve significant judgment, including assumptions as to the levels and/or timing of receipt or payment of premiums, benefits, claims, expenses, interest credits and investment results (including equity and other market returns). If our assumptions and estimates differ significantly from the actual outcomes and results, our business, financial condition, results of operations, liquidity and cash flows may be materially and adversely affected.

If we fail to assess accurately the risks we underwrite or fail to comply with our internal guidelines on underwriting, or if events or circumstances cause our underwriters’ risk assessment to be incorrect, our premiums may prove to be inadequate to cover future benefit payments on our reinsurance contracts based on our actual claims experience. In particular, our company’s pension risk transfer and annuity-based products expose our company to longevity risks. Longevity risk is the risk that the length of time we pay pension or annuity benefits may exceed that which we assumed in pricing our reinsurance contracts. The assessment of longevity risks is a key determinant of the pricing of a reinsurance treaty. Longevity products, including pension risk transfer and other annuity-based products, may experience adverse impacts due to higher-than-expected mortality improvement. In addition, there may be instances in which the proportion of policyholders who are married is higher than predicted. Longevity experience which is less favorable than the rates that we used in pricing a reinsurance agreement may cause our net income to be less than otherwise expected because the premiums we receive for the risks we assume may not be sufficient to cover the claims and profit margin.

We regularly review our reserves and associated assumptions as part of our ongoing assessment of our business performance and risks. If we conclude that our reserves are insufficient to cover actual or expected policy and contract benefits and claim payments as a result of changes in experience, assumptions or otherwise, we may update the assumptions used to calculate reserves for in-force business, which could result in additional assets needed to meet the higher expected annuity claims or earlier expected life claims. An increase in reserves due to revised assumptions would have an immediate impact on our results of operations and financial condition; however, economically the impact is generally long term as the excess outflow is paid over time.

We use a variety of strategies to manage longevity risks, including the use of reinsurance and derivative instruments. These strategies, however, may not be fully effective and may lead to payments to counterparties in excess of recoveries depending on how actual longevity experience emerges. Moreover, advances in technology, including predictive medical technology that enables consumers to select products better matched to their individual longevity risk profile and other medical breakthroughs that extend lives, could cause our future experience to deviate significantly from our actuarial assumptions, which could adversely impact the level of reserves and profitability.

Our company often relies on the policies, procedures and expertise of the ceding companies making the original underwriting decisions. Similar to the practice of other insurers, our company does not separately evaluate each of the individual risks assumed under reinsurance treaties or each claim incurred. Accordingly, our company is dependent on the information provided by the ceding companies (or their third-party administrators), and there can be no assurance that such ceding companies have adequately evaluated the risks to be reinsured. We may rely on the ceding companies to whom we provide reinsurance, or any third-party administrators with whom they contract, to provide policy administration and policyholder services and to provide timely and accurate financial and operating information to us. We cannot assure you that erroneous information we receive will be identified and resolved such that the information is included without error, which may impact our business and servicing quality and could have a material adverse effect on our business, financial condition and results of operations.

Our growth strategy includes reinsurance of insurance obligations written by unaffiliated insurance companies and our ability to consummate these transactions on terms acceptable to us is uncertain. Even if we execute transactions on terms acceptable to us, the ability to realize the anticipated financial benefits from reinsurance transactions is uncertain.

We routinely review potential block reinsurance transactions to grow our business, some of which may be material, and at any given time, we may be in discussions with one or more clients. There can be no assurance that any such discussions will lead to definitive agreements, or if such agreements are reached, that any transactions will be consummated. To the extent we are unable to consummate suitable reinsurance transaction opportunities on terms acceptable to us, our future growth may be negatively impacted.

There is increasing competition in the reinsurance market, which may make it more difficult to identify transactions with terms that are commercially acceptable to us based on our objectives and analyses. Moreover, the NAIC is considering insurance business transfer laws that permit insurers to transfer blocks of business to other insurers by operation of law. Such transfers could become a viable alternative structure to block reinsurance transactions we intend to target and consequently may materially and adversely impact our ability to identify and enter into new block reinsurance transactions.

If we reinsure a block of business, there can be no assurance that the transaction will achieve the results expected at the time of the block’s acquisition. The terms we negotiate will be determined based on qualitative and quantitative factors, including our estimates and assumptions at such time. These transactions expose us to the risk that actual results materially differ from those estimates. Factors that can cause our actual experience to vary from our estimates and assumptions include, but are not limited to, macroeconomic, asset performance, business growth, demographic, policyholder behavior, regulatory and political conditions. In addition, we face risks associated with managing reinsured blocks, such as maintaining adequate personnel and operational systems to manage such blocks. If, in connection with a reinsurance transaction, we convert a reinsured block of business to a new system, there could be disruption of servicing for policyholders. As a result of such disruption, we may experience customer complaints, regulatory intervention, or other adverse impacts. As a result of the foregoing, we may realize materially less than the anticipated financial benefits from reinsurance transactions, or our reinsurance transactions may be unprofitable or result in losses.

With respect to future reinsurance transactions, there can be no assurance that we will have sufficient capital available, or to the extent we do have sufficient capital, that it will be available in the necessary entities, to continue growing this part of our business. In order to enter into reinsurance arrangements through our licensed operating subsidiaries, we need sufficient capital to be held by these entities. Our ability to move capital to these entities without adverse consequence may be limited by regulatory restrictions on dividends from our other subsidiaries, restrictions on intercompany transactions more generally, tax consequences or other considerations.

Brookfield Asset Management will provide our company with the Equity Commitment in the amount of $2 billion to fund future growth, which we may draw on from time to time, and a revolving credit facility in the amount of $200 million for working capital purposes. Our company may also establish credit facilities with one or more financial institutions on an arm’s length basis. To the extent our operations do not generate sufficient operating cash flow to fund working capital, we intend to use the liquidity provided by the Equity Commitment and any credit facilities (including under the Credit Agreement) for working capital purposes and to fund distributions, and we may use the proceeds from the Equity Commitment to fund growth capital investments and acquisitions.

If market conditions cause reinsurance to be more costly or unavailable, we may be required to bear increased risks or reduce the level of our underwriting commitments.

As part of our overall risk and capacity management strategy, we may choose to purchase reinsurance for certain amounts of risk underwritten within our pension risk transfer business. We may also look to retrocede certain amounts of risk we assume under our reinsurance agreements. Market conditions beyond our control determine the availability and cost of the reinsurance protection we seek to purchase, which may affect the level of our business and profitability. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Accordingly, we may be forced to incur additional expenses for reinsurance, which could adversely affect our ability to write future business. In addition, we may be unable to obtain reinsurance on terms acceptable to us relating to certain lines of business that we intend to begin underwriting.

We could suffer losses if our investment strategy is unsuccessful.

The success of our investment strategy is central to the success of our business, and there can be no guarantee that we will be able to achieve any particular return for our investment portfolio in the future. In particular, we structure our investments to take into account and appropriately match our anticipated liabilities under our reinsurance contracts. We have entered into the Investment Management Agreements with Brookfield and, while we will establish the terms of the mandates and establish investment guidelines, Brookfield will have discretion over how investments are made and will manage our investments covered by those agreements. Our reliance on Brookfield as an investment manager, including under the Investment Management Agreements, is expected to result in us, among other things, investing in or alongside vehicles, consortiums and/or partnerships (including private funds, joint ventures and similar arrangements, which we refer to collectively as Brookfield Accounts) managed by Brookfield and/or related parties, as well as in securities issued by portfolio companies and assets of Brookfield Accounts. In addition, under the Support Agreement our company has agreed that, for so long as the Support Agreement is in place, subject to applicable regulatory approval and to approval by their respective board of directors, our operating businesses are expected to, from time to time, appoint Brookfield as investment manager and will not appoint any other person to provide any investment management services without the prior consent of Brookfield. If our investments underperform or if they are not adequately structured to match our liabilities, we may be forced to liquidate investments prior to maturity at a significant loss or we may be forced to reinvest cash flows from our investments at a potentially lower yield than anticipated. Additionally, a portion of our investment portfolio is considered less liquid and may be more difficult to value. As a result, we may fail to properly value, and may not be able to realize our full carrying value in, such instruments.

The success of any investment activity is affected by general economic conditions. General economic conditions may materially and adversely affect the markets for corporate debt securities and structured securities such as residential or commercial mortgage-backed or other asset backed securities. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could materially and adversely affect us.

Before making investments, Brookfield will undertake a due diligence process. However, the due diligence investigation may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating the investment opportunity, and, as a result, our results of operations, financial condition and cash flows may be materially and adversely affected.

Changes in interest rates and credit spreads, which are out of our control, can materially and adversely affect our financial condition and results of operations.

In a low interest rate environment, we may be forced to reinvest proceeds from investments that have matured or have been prepaid or sold at lower yields, which will reduce our “net investment spread” or the difference between the amounts that we are required to pay under the contracts in our general account and the rate of return we earn on general account investments intended to support the obligations under such contracts. A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. Furthermore, a low-interest rate environment with reduced investment market returns could encourage alternative capital providers to enter the insurance market in order to achieve higher returns. This could have the effect of increasing the level of competition in the insurance market and applying pressure on premiums, which could affect the gross written premium that we are able to generate.

Fluctuations in credit spreads can also contribute to the industry’s cyclicality and may materially and adversely affect our investment performance including investment income or cause realized and unrealized losses. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Our exposure to credit spreads primarily relates to market price volatility and investment risk associated with the fluctuation in credit spreads. Credit spreads increase or decrease in response to the market’s perception of risk and liquidity of a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. Widening credit spreads may cause unrealized losses in our investment portfolio and increase losses associated with written credit protection derivatives used in replication transactions. Increases in credit spreads of issuers due to credit deterioration may result in higher levels of impairments. Tightening credit spreads may reduce our investment income and cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread.

One key factor that contributes to the cyclicality in insurers’ underwriting results are interest rate movements. In a high-interest rate environment, increased investment returns may reduce insurers’ required contribution from underwriting performance to achieve an attractive overall return. This may result in a less-disciplined approach to underwriting in the market generally as some underwriters could be inclined to offer lower premium rates to generate more business. An increase in market interest rates or credit spreads could also have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities in our investment portfolio. Further, an increase in market interest rates could reduce the value of certain of our alternative investments held as collateral under reinsurance agreements and require us to provide additional collateral, thereby reducing our available capital and potentially creating a need for additional capital which may not be available to us on favorable terms, or at all.

Our valuation of securities and investments and the determination of the amount of allowances and impairments taken on our investments are subjective and, if changed, could materially and adversely affect our results of operations or financial condition.

During periods of market disruption, including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, including fixed maturity and equity securities as well as short-term investments that are reported at estimated fair value, if trading becomes less frequent and/or market data becomes less observable. In addition, in times of financial market disruption, the valuation process for certain asset classes that were in active markets with observable valuations may include inputs that are less observable and require more subjectivity and management judgment. Valuations may result in estimated fair values which vary significantly from the amount at which the investments may ultimately be sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period to period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our financial condition.

The determination of the amount of allowances and impairments varies by investment-type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. However, historical trends may not be indicative of future impairments or allowances and any such future impairments or allowances could have a materially adverse effect on our earnings and financial position.

We have a risk management framework in place to identify, assess and prioritize risks, including the market and credit risks to which our investments are subject. As part of that framework, we test our investment portfolio based on various market scenarios. Under certain stressed market scenarios, unrealized losses on our investment portfolio could lead to material reductions in its carrying value. Under some extreme scenarios, total shareholders’ equity could be negative for the period of time prior to any potential market recovery.

Our investment portfolio may be subject to concentration risk.

Concentration risk arises from exposure to significant asset defaults of a single issuer, industry or class of securities, based on economic conditions, geography or as a result of adverse regulatory or court decisions. When an investor’s assets are concentrated and that particular asset or class of assets experiences significant defaults, the default of such assets could threaten the investor’s financial condition, results of operations and cash flows.

A number of our company’s assets are illiquid, and our company may be required to dispose of such assets if there is significant amount of unanticipated withdrawal or lapse activity.

Our company strives to maintain a sufficient level of liquidity to support the risk of withdrawal or lapse activity under reinsurance treaties. However, our company may hold illiquid assets, or our liquid assets may experience reduced liquidity during periods of market volatility or disruption, and if there were a significant amount of unanticipated withdrawal or lapse activity, our company may be required to dispose of such assets on unfavorable terms. For example, reinsurance agreements may provide for recapture rights on the part of the ceding company and may require that we hold or provide collateral to support performance of our reinsurance commitments. We may be forced to sell investments as a result of a lapse or surrender of all or some of the policies underlying reinsurance treaties or as a result of the need to hold additional collateral that meets the associated investment guidelines. If we are unable to liquidate assets to offset withdrawal or lapse activity, it could have an adverse effect on our financial position and results of operations, as well as our financial ratios, which could affect compliance with our credit instruments and rating agency capital adequacy measures.

Our investment portfolio may include investments in securities of issuers based outside the U.S., including emerging markets, which may be riskier than securities of U.S. issuers.

We may invest in securities of issuers organized or based outside the U.S. that may involve heightened risks in comparison to the risks of investing in U.S. securities, including unfavorable changes in currency rates and exchange control regulations, reduced and less reliable information about issuers and markets, less stringent accounting standards, illiquidity of securities and markets, higher brokerage commissions, transfer taxes and custody fees, local economic or political instability and greater market risk in general. In particular, investing in securities of issuers located in emerging market countries involves additional risks, such as exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries; national policies that restrict investment by foreigners in certain issuers or industries of that country; the absence of legal structures governing foreign investment and private property; an increased risk of foreclosure on collateral located in such countries; a lack of liquidity due to the small size of markets for securities of issuers located in emerging markets; and price volatility.

A rating downgrade or the absence of a rating of any of our operating subsidiaries could adversely affect our existing business and our ability to compete for further business.

Financial strength ratings are an important competitive factor in the insurance and reinsurance industries. Ratings organizations periodically review the financial performance and condition of insurers and reinsurers. Ratings are based on a company’s ability to pay its obligations and are not directed toward the protection of investors. Ratings organizations assign ratings based upon several factors, including historical experience, and while most of these factors relate to the underlying company, some of the factors relate to general economic conditions and circumstances outside the company’s control. Ratings are subject to revision or withdrawal at any time by the assigning ratings organization. Financial strength ratings are directed toward policyholders and not holders of securities, and are not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. There can be no assurance that the financial strength rating assigned to any of our operating subsidiaries will remain in effect for any given period of time or that the rating will not be lowered, withdrawn or revised by the rating agency at any time.

Any downgrade in the financial strength rating of any of our operating subsidiaries could adversely affect our company’s ability to sell products, retain existing business and compete for attractive acquisition opportunities and could result in our company being removed from the approved lists of some customers and may adversely affect the ability of our company to write business to such customers. Some of the reinsurance treaties our company may enter into permit customers to reassume all or a portion of the risk formerly ceded to us due to, among other things, changes in the financial condition or ratings of our operating subsidiaries. Accordingly, we may suffer a loss of business as a result.

In addition, a significant downgrade in a rating of any of our operating subsidiaries or outlook of our operating subsidiaries, among other factors, could adversely affect our ability to raise and then contribute capital to our subsidiaries for the purpose of facilitating or supporting their business or any reinsurance opportunities that may arise and may also increase our cost of capital. Accordingly, a ratings downgrade of any of our operating subsidiaries could adversely affect our ability to conduct business.

There is no assurance that our operating subsidiaries will be able to maintain or obtain a rating.

No assurance can be provided that any action taken by a rating agency would not result in a material adverse effect on the business of our company and/or the results of operations, financial condition, liquidity or prospects of our company. In addition, the impact of a ratings downgrade of any of our operating subsidiaries could have an adverse effect on the market price of the class A exchangeable shares.

If the counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks default or fail to perform, we may be exposed to risks we had sought to mitigate, which could materially and adversely affect our financial condition and results of operations.

We use reinsurance, indemnification and derivatives to mitigate our risks in various circumstances. In general, reinsurance, indemnification and derivatives do not relieve us of our direct liabilities. Accordingly, we bear credit risk with respect to our counterparties. A counterparty’s insolvency, inability or unwillingness to make payments under the terms of reinsurance agreements, indemnity agreements or derivatives agreements with us or inability or unwillingness to return collateral could have a material adverse effect on our financial condition and results of operations. While we may manage these risks through transaction-related diligence, contract terms, collateral requirements, hedging, and other oversight mechanisms, our efforts may not be successful.

In addition, we use derivatives to hedge various business risks. We enter into a variety of derivatives, including options, forwards, interest rate, credit default and currency swaps with a number of counterparties on a bilateral basis for uncleared OTC derivatives and with clearing brokers and central clearinghouses for OTC-cleared derivatives (OTC derivatives that are cleared and settled through central clearing counterparties). If our counterparties, clearing brokers or central clearinghouses fail or refuse to honor their obligations under these derivatives, our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our financial condition and results of operations.

The reinsurance and insurance industries are highly competitive; competitive pressures may result in fewer reinsurance contracts underwritten, lower premium rates, increased expense for customer acquisition and retention and less favorable policy terms and conditions.

We operate in highly competitive markets. Customers may evaluate us and our competitors on a number of factors, including capital and perceived financial strength, underwriting capacity, expertise, innovation, local presence, reputation, experience and qualifications of employees, client relationships, geographic scope of business, products and services offered (including ease of doing business over the electronic placement platforms), premiums charged, ratings assigned by independent rating agencies, contract terms and conditions and the speed of claims payment.

We directly compete with a number of well-established players and new entrants in the industries, including reinsurance and insurance companies, financial institutions, and traditional and alternative asset managers. Our competitors vary by offered product line and covered territory. Our competition primarily includes other reinsurance and insurance companies, larger-scale pension plans and asset management firms that provide long duration capital. There are currently six large-scale national institutions who we consider competitors of our pension risk transfer business in Canada, and there is the potential for the entry of global insurers into the Canadian market. These competitors primarily include annuity reinsurance and insurance companies and diversified financial institutions. Some of these competitors have greater financial resources, have established long term and continuing business relationships throughout the industry, have greater market share, assume a greater level of risk while maintaining financial strength ratings, or have higher financial strength, claims-paying or credit ratings than we do, each of which can be a significant competitive advantage. In addition, the lack of strong barriers to entry into the reinsurance business and the entry of alternative capital markets products and vehicles provide additional sources of reinsurance and insurance capacity and increased competition.

There is increased competition with respect to service quality and ease of use of new business paperwork and processing and ongoing administration services. Poor service quality, including by any third-party administrators, may impact our reputation and relationships and consequently our persistency and renewals.

We compete with new companies that enter the reinsurance and insurance markets, particularly companies with new or “disruptive” technologies or business models. Certain technology companies and other third parties have created, and may in the future create, technology-enabled business models, processes or platforms that may adversely impact our competitive position. New services and technologies can affect the demand for insurance and reinsurance products and services, the premiums payable, the profitability of such products and services and the risks associated with underwriting certain lines of business. In addition, certain capital markets participants have created alternative products that are intended to compete with reinsurance products. Recently, the insurance industry has faced increased competition from new underwriting capacity, such as the investment of significant amounts of capital by pension funds, mutual funds, hedge funds and other sources of alternative capital primarily into the natural catastrophe reinsurance and insurance businesses. The failure of our company to assess new services and technologies that may be applicable or disruptive to the reinsurance and insurance industries may have an adverse effect on our business, financial condition and results of operations.

The nature of the competition we face may be affected by disruption and deterioration in global financial markets and economic downturns, including as a result of the effects of the novel coronavirus global pandemic, as well as by governmental responses thereto. For example, (i) government intervention might result in capital or other support for our competitors, (ii) governments may provide reinsurance and insurance capacity in markets and to consumers that we target or (iii) governments may take actions to reduce interest rates, impacting the value of and returns on fixed income investments. In addition, since numerous aspects of our business are subject to regulation, legislative and other changes affecting the regulatory environment for our business may have, over time, the effect of supporting or burdening some aspects of the financial services industry. This can affect our competitive position within the annuities industry, and within the broader financial services industry.

Because of the highly competitive nature of the insurance industry, there can be no assurance that we will maintain or grow our market share, continue to identify attractive opportunities in either our individual or institutional channels, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Consolidation in the reinsurance and insurance industry could adversely impact us.

Participants in the reinsurance and insurance industry, including our competitors, customers and reinsurance and insurance brokers, have been consolidating. There has been a large amount of merger and acquisition activity in the reinsurance and insurance sector in recent years which may continue. We may experience increased competition as a result of that consolidation, with larger entities having enhanced market power. Increased competition could result in fewer submissions, lower premium rates, less favorable policy terms and conditions and greater costs of customer acquisition and retention.

Should the market continue to consolidate, competitors may try to use their enhanced market power to obtain a larger market share through increased line sizes or through price competition. If competitive pressures reduce our prices, this could in turn lead to reduced premiums and a reduction in expected earnings. As the insurance industry consolidates, competition for customers will become more intense and the importance of sourcing and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a larger capital base so that they require less reinsurance. The number of companies offering reinsurance to competitors may decline. Reinsurance intermediaries could also continue to consolidate, potentially adversely impacting our ability to access and write business. We could also experience more robust competition from larger, better capitalized competitors. As a result of the consolidation in the industry, we may experience rate declines and possibly write less business. Any of the foregoing could adversely affect our business, results of operations, growth and prospects.

Our company’s business relies on the use of technology, and as a result, we may be exposed to cybersecurity attacks.

Our company’s business places significant reliance on information and other technology. This technology includes the computer systems used for information, processing, administrative and commercial operations. The information and embedded systems of key business partners and regulatory agencies are also important to our company’s operations. Our company’s business relies on this technology functioning as intended. The computer systems used by our company’s business may be subject to cybersecurity risks or other breaches of information technology security, noting the increasing frequency and severity of these kinds of incidents.

A breach of our company’s data or cybersecurity measures, the failure of any such computerized system or of the operating equipment used by our company’s business for a significant time period could have a material adverse effect on our company’s business prospects, financial condition, results of operations and cash flow and it may not be possible to recover losses suffered from such incidents under our company’s insurance policies. Although our company is continuing to develop defenses to such attacks, our company can provide no assurance that our company will be successful in preventing or ameliorating damage from such an attack on our company and, as the manner in which cyber-attacks are undertaken has become more sophisticated, there is a risk that the occurrence of cyber-attack may remain undetected for an extended period.

Failure to protect the confidentiality of information, including as the result of a cybersecurity attack, could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations.

Many jurisdictions in which we operate have enacted laws to safeguard the privacy and security of personal information. Additionally, various government agencies have established rules protecting the privacy and security of such information. These laws and rules vary greatly by jurisdiction. As described above, our company’s business relies on the use of technology, including to store and safeguard personal information of policyholders. Additionally, some of our employees have access to personal information of policyholders. We rely on internal controls to protect the confidentiality of this information. It is possible that our data could be the subject of a cybersecurity attack or an employee could, intentionally or unintentionally, disclose or misappropriate confidential information. If we fail to protect against the risk of a cyber-attack or maintain adequate internal controls, or if our employees fail to comply with our policies, misappropriation or intentional or unintentional appropriate disclosure or misuse of personal information could occur. Such internal control inadequacies or non-compliance could materially damage our reputation or lead to civil, regulatory or criminal penalties, which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may analyze customer data to better manage our business. There has been increased scrutiny from regulatory agencies regarding the use of “big data” techniques. We cannot predict what, if any, actions may be taken with regard to “big data”, but any inquiries could cause reputational harm and any limitations could have a material impact on our business, financial condition and results of operations.

We intend to incur indebtedness which may result in our company being subject to certain covenants that restrict our ability to engage in certain types of activities or to make distributions to our shareholders.

We will enter into credit facilities or may incur other forms of debt, including the Credit Agreement with Brookfield. The Credit Agreement provides that the lender is entitled to consent to any decision made by our board to approve any action by our company, that constitutes, or could reasonably be expected to constitute, a material change in the nature of our company’s business, including any material change in the leverage profile of our company or any action that results, or could reasonably be expected to result, in a downgrade to any credit rating held by our company or any of its subsidiaries, as applicable. In addition, our credit facilities may contain other covenants applicable to the relevant borrower and events of default. Covenants can relate to matters including limitations on financial indebtedness, distributions, acquisitions, or minimum amounts for interest coverage, adjusted EBITDA, cash flow or net worth. If an event of default occurs, or minimum covenant requirements are not satisfied, this can result in a requirement to immediately repay any drawn amounts or the imposition of other restrictions including a prohibition on the payment of distributions to our shareholders.

All of our company’s operating subsidiaries are subject to general economic and political conditions and risks relating to the markets in which our company operates.

The industries in which our company operates are impacted by political and economic conditions, and in particular, adverse events in financial markets, which may have a profound effect on global or local economies. Some key impacts of general financial market turmoil include contraction in credit markets resulting in a widening of credit spreads, devaluations and enhanced volatility in global equity, commodity and foreign exchange markets and a general lack of market liquidity. A slowdown in the financial markets or other key measures of the global economy or the local economies of the regions in which our company operates, including, but not limited to, employment rates, business conditions, inflation, lack of available credit, the state of the financial markets, interest rates and tax rates may adversely affect our company’s growth and profitability.

The demand for services provided by our company’s operating subsidiaries are, in part, dependent upon and correlated to general economic conditions and economic growth of the regions in which our operating subsidiaries conduct business. Poor economic conditions or lower economic growth in a region or regions may, either directly or indirectly, reduce demand for the services provided by our company.

In addition, our company may be affected by political uncertainties in North America and Western Europe, which may have global repercussions, including in markets where our company currently operates or intends to expand into the future.

All of our company’s operating subsidiaries are subject to changes in government policy and legislation.

Our company’s financial condition and results of operations could also be affected by changes in economic or other government policies or other political or economic developments in each country or region, as well as regulatory changes or administrative practices over which our company has no control such as: the regulatory environment related to our company’s business operations, concession agreements and periodic regulatory resets; interest rates; benchmark interest rate reforms, including changes to the administration of LIBOR; currency fluctuations; exchange controls and restrictions; inflation; tariffs; liquidity of domestic financial and capital markets; policies relating to tax; and other political, social, economic, and environmental developments that may occur in or affect the countries in which our company’s operating subsidiaries are located or conduct business or the countries in which the customers of our company’s operating subsidiaries are located or conduct business or both.

In addition, operating costs can be influenced by a wide range of factors, including the need to comply with the directives of central and local government authorities. It is difficult to predict government policies and what form of laws and regulations will be adopted or how they will be construed by the relevant courts, or the extent to which any changes may adversely affect our company. Any reforms to benchmark interest rates, such as the anticipated change to LIBOR, could create significant risks and challenges for our company and our operating subsidiaries. The discontinuance of, or changes to, benchmark interest rates may require adjustments to agreements to which our company and other market participants are parties, as well as to related systems and processes.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms, including as a result of increasing barriers to free trade and the free flow of capital and fluctuations in the financial markets.

Our future capital requirements depend on many factors, including regulatory requirements, the nature of any future business we underwrite and the requirement to hold appropriate capital against the liabilities we assume thereunder, the amount of which is determined based on a variety of risks inherent in our transactions including, credit risk, interest rate risk, insurance risk and operational risk, among others. We may need to raise additional funds through financings or curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on unfavorable terms. Any disruption in the financial markets may limit our ability to access capital required to operate our business, and we may be forced to delay raising capital or bear a higher cost of capital, which could decrease our profitability and significantly reduce our financial flexibility. For instance, prolonged and severe disruptions in the overall public and private debt and equity markets, such as occurred during 2008, and are occurring in connection with the novel coronavirus global pandemic could result in significant realized and unrealized losses. Public and private debt and equity markets may experience disruption in individual market sectors, such as has occurred in the energy sector. If we cannot obtain adequate capital on favorable terms or at all, our business, results of operations and financial condition could be adversely affected.

In addition, recent political initiatives to restrict free trade and close markets, such as Brexit and the renegotiation and/or potential termination of existing bilateral and multilateral trade arrangements, could adversely affect the reinsurance and insurance industry and our business. The reinsurance and insurance industries are disproportionately impacted by restraints on the free flow of capital and risk because the value they provide depends on the ability to globally diversify risk.

Given ongoing global economic uncertainties, evolving market conditions may affect our results of operations, financial position and capital resources. In the event that there is deterioration or volatility in financial markets or general economic conditions, our results of operations, financial position, capital resources and competitive landscape could be materially and adversely affected.

Our company may suffer a significant loss resulting from fraud, bribery, corruption other illegal acts, inadequate or failed internal processes or systems, or from external events.

Our company may suffer a significant loss resulting from fraud, bribery, corruption, other illegal acts by our company’s employees or those of companies providing services to our company, including Brookfield, inadequate or failed internal processes or systems, or from external events, such as security threats affecting our ability to operate. Both Brookfield and our company operate in different markets and rely on our company’s employees to follow our company’s policies and processes as well as applicable laws in their activities. Risk of illegal acts or failed systems is managed through our company’s infrastructure, controls, systems and people, complemented by a focus on enterprise-wide management of specific operational risks such as fraud, bribery and corruption, as well as personnel and systems risks. Specific programs, policies, standards and methodologies have been developed to support the management of these risks. However, these cannot guarantee that such conduct does not occur and if it does, it can result in direct or indirect financial loss, reputational impact or regulatory consequences.

Public health crises, illness, epidemics or pandemics could adversely impact our business, operating results and financial condition.

A local, regional, national or international outbreak of a contagious disease, such as COVID-19 which has spread across the globe at a rapid pace impacting global commercial activity and travel, may adversely affect trade and global and local economies, and could negatively impact our company.

In March 2020, the World Health Organization declared a global pandemic related to COVID-19. COVID-19 has spread globally, and actions taken in response to COVID-19 by government authorities across various geographies in which our company operates have interrupted business activities and supply chains; disrupted travel; contributed to significant volatility in the financial markets and lower interest rates; impacted social conditions; and adversely impacted local, regional, national and international economic conditions, as well as the labor market. As a result of the rapid spread of COVID-19, many companies and various governments have imposed restrictions on business activity and travel which may continue and could expand. To date, there have been restrictions on the conduct of business in many jurisdictions and the global movement of people and certain goods. Responses have included mandatory temporary closure of, or imposed limitations on, the operations of certain non-essential properties and businesses including office properties and retail malls and associated businesses which operate within these properties such as retailers and restaurants. In addition, shelter-in-place mandates and severe travel restrictions have had an adverse impact on consumer spending and demand. Governments and central banks around the world have enacted fiscal and monetary stimulus measures to counteract the effects of the COVID-19 pandemic and various other response measures, however, the overall magnitude and long-term effectiveness of these actions remain uncertain.

Our company has implemented a mitigation strategy and taken other precautions in response to the COVID-19 pandemic that are focused on preserving the health and safety of our employees, as well as maintaining business continuity. While we have implemented preventive measures to address the challenges presented by COVID-19, no predictions of specific scenarios can be made with respect to the pandemic, and such measures may not adequately predict the impact on our business from such events.

In particular, increased economic uncertainty generated by the outbreak of COVID-19 could have adverse impacts on economic activity that affects demand for annuities. Such events or conditions could have an adverse effect on sales of new policies. Increased unemployment resulting from the economic impacts of the spread of COVID-19 may also result in policyholders seeking sources of liquidity and withdrawing at rates greater than we previously expected. If policyholder lapse and surrender rates significantly exceed our expectations, it could have a material adverse effect on our business, financial condition, results of operations, liquidity and cash flows.

Given the ongoing and dynamic nature of the circumstances surrounding COVID-19, it is difficult to predict how significant the impact of this coronavirus outbreak, including any responses to it, will be on the global economy, our company or for how long disruptions are likely to continue. The longer-term impacts of the restrictions will depend on future developments, which are highly uncertain, constantly evolving and difficult to predict. These impacts may differ in magnitude depending on a number of scenarios, which we continue to monitor and take into consideration in our decision making as we continue to assess medium to long-term impacts. Our company continues to closely monitor developments related to the pandemic in light of the economic environment.

Additional actions may be taken to contain COVID-19 or treat its impact, such as re-imposing previously lifted measures or putting in place additional restrictions. The pace, availability, distribution and acceptance of effective vaccines could also affect the impact of COVID-19. Such developments, depending on their nature, duration, and intensity, could have a material adverse effect on our company’s financial position, results of operations or cash flows.

In addition, a pandemic affecting our employees or employees of Brookfield Asset Management that provide services to us under the Administration Agreement, the employees of our subsidiaries, reinsurers, if any, or the employees of other companies with which we do business could disrupt our business operations. The effectiveness of external parties, including governmental and non-governmental organizations, in combating the spread and severity of such a pandemic could have a material impact on the adverse effects we experience. These events, which are beyond our control, could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

Turbulence in the financial markets due to the spread of COVID-19 may limit our ability to access the credit or equity markets. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in global economic conditions may also adversely affect our business, financial condition, results of operations, liquidity or prospects. If we were to decide in the future to raise capital through equity financings, the interest of our shareholders may be diluted, and the securities we issue may have rights, preferences and privileges that are senior to those of our common shares. Further, extreme market volatility may leave us unable to react to market events in a prudent manner consistent with our historical practices in dealing with more orderly markets.

The global spread of COVID-19, or future public health crises, epidemics or pandemics could materially and adversely affect our results of operations and financial condition due to the disruptions to commerce, reduced economic activity and other unforeseen consequences of a pandemic that are beyond our control.

Our company’s business is at risk of becoming involved in disputes and possible litigation.

Our company’s business is at risk of becoming involved in disputes and possible litigation, the extent of which cannot be ascertained. Any material or costly dispute or litigation could adversely affect the current value or future financial performance of our company. In addition, as a result of the actions of the operating subsidiaries, our company could be subject to various legal proceedings. The final outcome of any proceeding could have a negative impact on the business, financial condition or results of operations of our company during a given quarter or financial year.

Our company may be subject to negative publicity in the reinsurance and insurance industry.

From time to time, the participants in the insurance industry have been subject to investigations, litigation and regulatory scrutiny by various insurance, governmental and enforcement authorities concerning certain industry practices. In particular, financial services companies have been the subject of broad industry inquiries by state regulators and attorneys general that do not appear to be company-specific, such as those concerning business practices upon notification of death. We may receive inquiries and informational requests from insurance regulators and other government agencies in the jurisdictions in which our company operates. In addition, consumer advocacy groups or the media may also focus attention on certain insurance industry practices. We cannot predict the effect that investigations, litigation or regulatory activity or negative publicity from consumers or the media will have on the reinsurance and insurance industry or our company. However, press coverage and other public statements that assert some form of wrongdoing, regardless of the factual basis for the assertions being made, could result in inquiry or investigation by regulators, legislators and/or law enforcement officials or in lawsuits. The involvement of our company in any investigations or litigation would cause our company to incur legal costs and can divert the time and effort of senior management, and if our company was found to have violated any laws, we could be required to pay fines and damages, potentially in material amounts. Our company could also be adversely affected by negative publicity and the implementation of any new industry-wide regulations that may result from such publicly, which could increase the regulatory burdens under which our company operates. Adverse publicity can also have a negative effect on our reputation, the morale and performance of employees, and on business retention, which could adversely affect our results of operations.

Risks Relating to Regulation

Our insurance business is highly regulated, and such regulation and any supervisory and enforcement policies, or changes thereto, may materially impact our capitalization or cash flows, reduce our profitability and limit our growth.

The conduct of the reinsurance and insurance business is subject to significant legal and regulatory requirements as well as governmental and quasi-governmental supervision in the various jurisdictions in which we operate. Our pension risk transfer business is currently regulated by OSFI. Our annuities business is currently regulated by CIMA and, subject to obtaining our license in Bermuda, will be regulated by the BMA. This supervision and regulation is generally intended for the benefit of policyholders and creditors rather than shareholders or other investors. Among other things, the insurance laws and regulations applicable to us may:

•	require the maintenance of certain solvency levels, including minimum levels of capital and surplus;

•	require the maintenance of target capital levels, general and long-term business minimum solvency margins, enhanced capital requirements and a minimum liquidity ratio;

•	require periodic examinations of our financial condition;

•	require offices and representatives in the relevant jurisdiction;

•	restrict agreements with large revenue-producing agents;

•	require us to obtain licenses or authorizations from regulators;

•	regulate transactions, including investments in or transactions with affiliates or related parties (which may include Brookfield) and intra-group guarantees;

•	in certain jurisdictions, restrict the payment of dividends or other distributions of capital;

•	require the disclosure of financial and other information to regulators, including financial statements, financial conditions reports, and annual capital and solvency returns;

•	impose restrictions on the nature, quality and concentration of investments;

•	regulate the admissibility of assets and capital;

•	provide for involvement in the payment or adjudication of claims beyond the terms of the policies;

•

establish certain minimum operational requirements or customer service standards such as the timeliness of finalized policy language or lead time for notice of non-renewal or changes in terms and conditions; and

•	allow for the performance of certain periodic examinations of its financial condition.

The impact of these regulations, including, in particular the restrictions on investments in affiliates or related parties, may have an adverse effect on our investment portfolio returns. As part of regular, mandated risk assessments, regulators may take steps that have the effect of restricting our business activities, which may in turn have a material impact on our ability to achieve growth objectives and earnings targets. All of our insurance subsidiaries are subject to minimum capital and surplus requirements. Any failure to meet applicable requirements or minimum statutory capital requirements could subject us to examination or corrective action by regulators, including limitations on our writing additional business or engaging in finance activities, supervision, receivership, or liquidation. In addition, each regulated insurance business we operate is subject to a number of restrictions on assets we may hold under relevant regulations and tax rules, and regulators may, as has happened in the past, alter such restrictions, thus potentially affecting our investment policy and any associated projected income or growth return from our investments. In addition, based on our perceived risk profile, regulators may require additional regulatory capital to be held by us (including as part of guidance provided by the regulator to us on a confidential basis), which, among other things, may affect the business we can write and the amount of dividends we are able to pay out.

As a result, in connection with the conduct of our various businesses, we believe it is crucial to establish and maintain good working relationships with the various regulatory authorities having jurisdiction over our businesses. If those relationships and that reputation were to deteriorate, our businesses could be materially and adversely affected. For example, we require various consents and approvals from our regulators, both with respect to transactions we enter into and in the ordinary course of the conduct of our businesses. If we fail to maintain good working relationships with our regulators, it may become more difficult or impossible for us to obtain those consents and approvals, either on a timely basis or at all.

The reinsurance and insurance industries have experienced substantial volatility as a result of investigations, litigation and regulatory activity by various insurance, governmental and enforcement authorities, concerning various practices within the reinsurance and insurance industry. If we or any of our subsidiaries were to be found to be in breach of any existing or new laws or regulations now or in the future, we would be exposed to the risk of intervention by regulatory authorities, including investigation and surveillance, and judicial or administrative proceedings. In addition, our reputation could suffer and we could be fined, sanctioned or suspended or prohibited from engaging in some or all of our business activities or could be sued by counterparties, as well as forced to devote significant resources to cooperate with regulatory investigations, any of which could have a material adverse effect on our results of operations. These events, if they occur, could affect the competitive market and the way we conduct our business and manage our capital and could result in lower revenues and higher costs.

In addition, rules on defined benefit pension plan funding may negatively impact the likelihood or timing of corporate plan sponsors terminating their plans or engaging in transactions to partially or fully transfer pension obligations to an insurance company. Consequently, such rules could indirectly affect the mix of our business, resulting in fewer pension risk transfers, and could adversely impact our results of operations.

Any future regulatory changes could result in the imposition of significant restrictions on our ability to do business.

Changes to the laws and regulations, and interpretations and enforcement of such laws and regulations, that govern the conduct of our business could adversely affect our operations and profitability. In addition, legislation and other regulatory initiatives taken or which may be taken in response to conditions in the financial markets, global supervision and other factors may lead to additional regulation of the insurance industry in the coming years. Such changes could increase our regulatory and compliance burden, resulting in increased costs, or limit the type, amount or structure of compensation arrangements into which we may enter with certain of our associates, which could negatively impact our ability to compete with other companies in recruiting and retaining key personnel. Changes in regulatory approval processes, rules and other dynamics in the regulatory process could adversely impact our ability to react to such changing conditions. We cannot predict what proposals may be made, what legislation or regulations may be introduced or enacted, or what impact any future legislation or regulations may have on our business, results of operations and financial condition.

A decrease in applicable capital ratios/calculations of our insurance subsidiaries could result in increased scrutiny by insurance regulators and rating agencies and have a material adverse effect on our results of operations and financial condition.

The NAIC has established model regulations that provide minimum capitalization requirements based on RBC formulas for insurance companies. NER SPC, which will predominantly be focused on reinsuring business from insurers domiciled in the U.S., has committed to follow the RBC standards based on guidelines of the NAIC. See “Our Business — Regulatory Framework — Cayman Islands — Capital and Solvency Requirements”.

Similarly, OSFI has established LICAT, which uses a risk-based approach for measuring specified risks and for aggregating the results to calculate the amount of regulatory capital required to support these risks. LICAT measures the capital adequacy of a life insurer using a Total Ratio and a Core Ratio and is one of several indicators used by OSFI to assess a life insurer’s financial condition. Brookfield Annuity has committed to follow these standards based on OSFI’s LICAT guideline. See “Our Business — Regulatory Framework — Canada — Capital Requirements”.

In any particular year, statutory surplus amounts and applicable capital ratios in respect of our insurance subsidiaries, may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the insurance subsidiary (which itself is sensitive to equity market and credit market conditions), the amount of additional capital such insurer must hold to support business growth, changes in equity market levels, the value and credit ratings of certain fixed income and equity securities in its investment portfolio, the value of certain derivative instruments that do not receive hedge accounting and changes in interest rates, as well as changes to the applicable capital formulas and the interpretation of the applicable regulator’s instructions with respect to capital calculation methodologies. Our financial strength and credit ratings are significantly influenced by statutory surplus amounts and the capital ratios of our insurance subsidiaries. In addition, rating agencies may implement changes to their own internal models, which differ from the prescribed capital models in Canada, the Cayman Islands or Bermuda, as applicable, that have the effect of increasing or decreasing the amount of statutory capital our insurance subsidiaries should hold relative to the rating agencies’ expectations. Under stressed or stagnant capital market conditions and with the aging of existing insurance liabilities, without offsets from new business, the amount of additional statutory reserves that an insurance subsidiary is required to hold may materially increase. This increase in reserves would decrease the statutory surplus available for use in calculating the relevant subsidiary’s required capital ratio(s). To the extent that the capital ratios of any of our insurance subsidiaries are deemed to be insufficient, we may seek to take actions to increase the capitalization of that subsidiary or to reduce the capitalization requirements. If we were unable to accomplish such actions, the rating agencies may view this as a reason for a ratings downgrade. The failure of our insurance subsidiaries to meet their respective capital requirements or any other applicable minimum capital and surplus requirements could subject them or us to further examination or corrective action imposed by insurance regulators, including limitations on the ability to write additional business, supervision by regulators or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations and financial condition. A decline in the capital ratios of any our insurance subsidiaries, whether or not such decline results in a failure to meet the applicable capital requirement, may limit the ability of that subsidiary to make dividends or distributions to us, could result in a loss of new business, or could be a factor in causing ratings agencies to downgrade financial strength ratings, each of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, future revisions to the applicable capital calculations relevant to our insurance subsidiaries could result in a reduction in those capital ratios below certain prescribed levels, and in case of such a reduction we may be required to hold additional capital in the applicable insurance subsidiary.

Regulatory requirements may constrain our company’s ability to complete acquisitions, dispositions and other transactions on desired terms, or at all.

Our company’s acquisitions, dispositions and other transactions may be subject to approval by regulatory authorities in one or more jurisdictions in which we, or our counterparties, operate that are beyond our company’s control and may not be satisfied. In particular, many jurisdictions in which our company seeks to invest (or divest) impose government consent requirements on investments by foreign persons. For example, all Canadian-licensed insurers are required to obtain OSFI approval for acquisitions or dispositions of assets representing more than 10% of total assets in a twelve-month period, and approval of the Minister of Finance (Canada) is required for, among other things, any amalgamation with another insurer or any transfer of a licensee’s operations. All Cayman Islands-licensed insurers are required to obtain the prior approval of CIMA in connection with certain transactions, including any transfer of shares (direct or indirect) totaling more than 10% of the issued share capital of the insurer, any amalgamation with another insurer or transfer of a licensee’s insurance operations. Similarly, Bermuda-licensed insurers are required to give notice to the BMA of their intention to affect a “material change” within the meaning of the Bermuda Insurance Act, which includes many acquisitions.

Consents and approvals may not be obtained, may be obtained subject to conditions which adversely affect anticipated returns, and/or may be delayed and delay or ultimately preclude the completion of acquisitions, dispositions and other transactions. Government policies and attitudes in relation to foreign investment may change, making it more difficult to complete acquisitions, dispositions and other transactions in such jurisdictions. Furthermore, interested stakeholders could take legal steps to prevent transactions from being completed. If all or some of our company’s acquisitions, dispositions and other transactions are unable to be completed on the terms agreed, our company may need to modify or delay or, in some cases, terminate these transactions altogether, the market value of our company’s respective securities may significantly decline, and our company may not be able to achieve the expected benefits of the transactions.

Potential government intervention in the insurance industry and instability in the marketplace for insurance products could hinder our flexibility and negatively affect the business opportunities that may be available to us in the market.

Government intervention in the insurance industry and the possibility of future government intervention have created uncertainty in the reinsurance and insurance markets. Governmental authorities worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole to commercial and financial systems in general, and there could be increased regulatory intervention in the reinsurance and insurance industries in the future.

Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by, among other things:

•	providing reinsurance and insurance capacity in markets and to consumers that we target;

•	requiring our participation in industry pools and guaranty associations;

•	further regulating the terms of reinsurance and insurance policies; or

•	disproportionately benefiting the companies of one country over those of another.

Government intervention has in the recent past taken the form of financial support of certain companies in the reinsurance and insurance industry. Governmental support of individual competitors can lead to increased pricing pressure and a distortion of market dynamics. The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability, which may result in unexpected claims frequency and severity and delays or cancellations of products and services by insureds, insurers and reinsurers which could adversely affect our business.

Additionally, governments and regulatory bodies may take unpredictable action to ensure continued supply of insurance, particularly where a given event leads to withdrawal of capacity from the market. For example, regulators may seek to force us to offer certain covers to (re)insureds, constrain our flexibility to apply certain terms and conditions or constrain our ability to make changes to the pricing of our contracts. There can be no assurance as to the effect that any such governmental or regulatory actions will have on the financial markets generally or on our competitive position, business and financial condition. See “Risk Factors — Risks Relating to Regulation — Any future regulatory changes could result in the imposition of significant restrictions on our ability to do business”.

The reinsurance and insurance regulatory framework and legislation enacted in Bermuda and the Cayman Islands as to economic substance may affect our operations.

In 2020, Bermuda and the Cayman Islands were each placed on the EU’s “whitelist” of cooperative tax jurisdictions, having delivered on the commitments each jurisdiction made to the EU in 2019 to further enhance their respective regulatory and transparency frameworks. The European Commission has proposed sanctions against non-cooperative tax jurisdictions, including restrictions on certain European sovereign wealth funds channeling funds through entities domiciled in non-cooperative jurisdictions. If, in the future, the classification of either jurisdiction changes, so that Bermuda or the Cayman Islands is again included on the EU’s non-cooperative jurisdictions list, the ability of certain European sovereign wealth funds to invest in our business may be limited. In the future, individual E.U. member states may also apply sanctions against non-cooperative jurisdictions. If, in the future, the classification of either jurisdiction changes and Bermuda or the Cayman Islands is again included on the non-cooperative jurisdictions list, and these or other sanctions are implemented, we cannot guarantee that such sanctions will not have a material and adverse impact on our business.

In addition, pursuant to the Bermuda ESA that came into force in December 2018, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda, which we refer to as a non-resident entity, that carries on as a business any one or more of the “relevant activities” referred to in the Bermuda ESA must comply with economic substance requirements. The “relevant activities” are carrying on any one or more of the following activities: banking, insurance, fund management, financing and leasing, headquarters, shipping, distribution and service center, intellectual property and holding entity.

Likewise, pursuant to the Cayman ESA that came into force on January 1, 2019, a “relevant entity” that carries on any one or more of the “relevant activities” referred to in the Cayman ESA must comply with economic substance requirements. Cayman Islands “relevant activities” include: banking business, distribution and service centre business, financing and leasing business, fund management business, headquarters business, holding company business, insurance business, intellectual property business and shipping business.

In each jurisdiction, an in-scope entity which is engaged in any of the “relevant activities” must satisfy an economic substance test, by performing core income-generating activities in the jurisdiction, being directed and managed in an appropriate manner in the jurisdiction and, having within the jurisdiction (i) an adequate amount of operating expenditure, (ii) adequate physical presence (including a place of business or under the Cayman ESA plant, property and equipment) and (iii) an adequate number of qualified full-time employees or other personnel.

The Bermuda ESA and the Cayman ESA could affect the manner in which we operate our business, which could adversely affect our business, financial condition and results of operations. Non-compliance with the Bermuda ESA or the Cayman ESA could result in significant financial penalties and other sanctions.

NER Ltd. has not yet received a license to commence reinsurance operations, which will prevent NER Ltd. from operating until such license is received.

We are in the process of registering NER Ltd. as a Class E insurer with the BMA pursuant to the Bermuda Insurance Act in order to commence reinsurance operations. If receipt of the license is delayed or the application is denied, NER Ltd. will not be able to commence operations when anticipated or at all, which would have a significant and material adverse effect on our business, financial condition and results of operations.

Both NER Ltd. and NER SPC expect to have employees in Bermuda and the Cayman Islands, as the case may be, to run their reinsurance businesses in those jurisdictions but may not be able to obtain the required work permits under Bermuda and/or Cayman Islands law.

Both NER Ltd. and NER SPC expect to have full time employees based in Bermuda and the Cayman Islands, as the case may be, to run their respective reinsurance businesses in those jurisdictions. Under Bermuda law, non-Bermudians (other than spouses of Bermudians and holders of permanent residents’ certificates) generally may not engage in any gainful occupation in Bermuda without a valid government work permit (with certain exceptions). The position is substantially the same in the Cayman Islands. A Bermuda work permit is generally granted or renewed upon showing that, after proper public advertisement, no Bermudian, spouse of a Bermudian, or holder of a permanent resident’s certificate who meets the minimum standards reasonably required by the employer has applied for the job. The position is substantially the same in the Cayman Islands. Bermuda work permit terms that are available for request range from three months to five years. Should NER Ltd. or NER SPC, as the case may be, at any point, not be able to recruit suitable Bermudian or Caymanian, as the case may be, employees, or obtain work permits for prospective non-Bermudian or non-Cayman Islands employees, NER Ltd. and/or NER SPC may not be able to use their services, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Relationship with Brookfield

Individuals who are members of the Partnership and also executives of Brookfield Asset Management will exercise influence over our company, and will have a veto over any decisions requiring shareholder approval.

Upon completion of the special dividend, the BAM Re Class B Partners, who have been designated by the Partnership, will hold as a group all of our outstanding class B shares and will hold individually (but not as a group) approximately         % of our outstanding class A exchangeable shares. As the sole holder of the class B shares, the BAM Re Class B Partners will be entitled to elect one-half of the board of directors of our company and approve all other matters requiring shareholder approval. In addition, pursuant to the Administration Agreement, at our request, Brookfield will provide the services of our Chief Executive Officer and our Chief Investment Officer. As a result, senior executives of Brookfield Asset Management will have oversight and influence over our company, including with respect to decisions relating to our capital structure or undertaking other extraordinary transactions. Given our ownership structure, the rationale for our formation and because each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share, and given the financial and other support Brookfield is providing to us through the various agreements being entered into in connection with the special dividend, we expect that the interests of our company and Brookfield Asset Management will be strongly aligned. See “Relationship with Brookfield” and “ — Our organizational, ownership and operational management structure could potentially create conflicts of interest.” Nevertheless, the interests of the BAM Re Class B Partners could differ from or conflict with the interests of our other shareholders in circumstances that we cannot foresee.

We will depend on Brookfield under the Administration Agreement and the Investment Management Agreements and the departure of some or all of Brookfield’s professionals could prevent us from achieving our objectives.

We will rely on Brookfield with respect to the provision of certain administrative services, as described under “Relationship with Brookfield — The Administration Agreement”. This means that our day-to-day operational matters and management, including the roles of our Chief Executive Officer and Chief Investment Officer, will be dependent, in part, upon Brookfield’s ability to successfully hire, train, supervise, manage and retain its personnel and its ability to maintain its operating systems. The Administration Agreement does not require Brookfield to maintain the employment of any of its professionals or to cause any particular professionals to provide services to us or on our behalf. In addition, the employees of Brookfield that provide services to our company are not required to have as their primary responsibility the administration of our company or to act exclusively for our company. If our company were to lose the services provided by Brookfield, or if Brookfield fails to perform its obligations under the Administration Agreement, we may experience a material adverse impact on our business operations. We may be unable to duplicate the quality and depth of the services available to our company by handling such services internally or by retaining another service provider. Further, if our company were to lose the services provided by Brookfield, we may be forced to commence a search and to hire a new Chief Executive Officer or Chief Investment Officer. Any such process may prove lengthy and expensive and we may not be able to find a suitable replacement for some time due to the intense competition for skilled employees and where such a replacement is found it may be at a higher cost to our company. The inability to find a suitable replacement, or to find a suitable replacement at a comparable cost, could have a material adverse effect on our business operations.

The services provided by Brookfield pursuant to the Administration Agreement are provided on a cost-recovery basis. Therefore, if Brookfield should cease for whatever reason to provide such services, the cost of obtaining substitute services will likely be greater, and this may adversely affect our company’s ability to meet its objectives and execute its strategy which could materially and adversely affect our cash flows, operating results and financial condition and our ability to make distributions to shareholders.

In addition, we will rely on Brookfield as an investment manager under the Investment Management Agreements. Brookfield is not required to maintain the employment of any of its professionals or to cause any particular professionals to provide services to us or on our behalf. In addition, the employees of Brookfield that provide services to our company are not required to have as their primary responsibility the provision of investment management services to our company or to act exclusively for our company. Brookfield may provide similar services to other companies, including those who compete with us. If our company were to lose the investment management services provided by Brookfield, or if Brookfield fails to perform its obligations under the Investment Management Agreements adequately, we may experience a material adverse impact on our business operations.

Our company has a limited ability to terminate our agreements entered into with Brookfield without Brookfield’s consent.

Our company has a limited ability to terminate our agreements entered into with Brookfield without Brookfield’s consent. For example, our company is not entitled to terminate the Administration Agreement unilaterally unless there is a material breach or default by Brookfield Asset Management or Brookfield Asset Management is insolvent. If Brookfield Asset Management’s performance under its agreements with us does not meet the expectations of our shareholders, or we are unable to terminate agreements restricting how we can conduct our business, the market price of our class A exchangeable shares could suffer. See “Relationship with Brookfield”.

While we will seek to leverage our relationship with Brookfield to access its investment management and asset allocation capabilities, there can be no assurance we will be able to achieve all the advantages we are seeking through such relationship.

In order for our company to execute our vision of being a leading reinsurer of long-duration liabilities and earn attractive risk-adjusted returns within our business, we will seek to leverage our relationship with Brookfield by, among other things, taking advantage of Brookfield’s core attributes as a leading global asset management company (see “Our Business — Strategic Benefits of the Brookfield Relationship” for further information). We will be a party to Investment Management Agreements with Brookfield under which Brookfield will have discretion over how investments are made and we cannot be assured as to how Brookfield will manage our investments. In addition, under the Support Agreement our company has agreed that, for so long as the Support Agreement is in place, subject to applicable regulatory approval and to approval by their respective board of directors, our operating subsidiaries are expected to, from time to time, appoint Brookfield as investment adviser and not appoint any other person to provide any investment management services without the prior consent of Brookfield. In addition, Brookfield Asset Management has agreed that it will, or will cause the appropriate Brookfield entity to, accept such appointment. However, beyond the Investment Management Agreements, Brookfield does not have an agreement to provide our company with access to its investment management and asset allocation capabilities, institutional relationships or any other opportunities. As such, our company cannot be assured that we will be able to successfully derive all of the intended benefits of our relationship with Brookfield, which could have an adverse effect on our financial and operational results and our growth strategy.

Our organizational, ownership and operational management structure could potentially create conflicts of interest.

Our organizational, ownership and operational management structure involves a number of relationships that may give rise to perceived conflicts of interest between our company and our shareholders or Brookfield Accounts in which we invest, on the one hand, and Brookfield and/or other Brookfield Accounts on the other hand. For example, reliance on Brookfield as an investment manager, including under the Investment Management Agreements, is expected to result in us, among other things, investing in or alongside Brookfield Accounts managed by Brookfield and/or related parties, as well as in securities issued by portfolio companies and assets of Brookfield Accounts. In addition, Brookfield’s management of its broader platform, including the activities of and other considerations relating to Brookfield Accounts, could give rise to perceived conflicts considerations relating to allocation of investment opportunities, affiliate and related party transactions between Brookfield and Brookfield Accounts, investments in different parts of the capital structure, Brookfield’s economic interest in these activities (including via compensation arrangements) and other considerations. However, each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and we therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. Following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as dividends on the Brookfield Class A Shares to provide holders of our class A exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares. In addition, immediately upon completion of the special dividend, Brookfield Asset Management will own all of the issued and outstanding class C shares, which are entitled to the residual economic interest in our company after payment in full of the amount due to holders of our class A exchangeable shares and our class B shares (consisting of any declared and unpaid distributions, and the delivery of Brookfield Class A Shares or the cash equivalent on a redemption or liquidation) and subject to the prior rights of holders of our Preferred Shares. Except for the right to approve changes to the terms of the class A exchangeable shares and the Rights Agreement, or except where otherwise required by law, holders of class A exchangeable shares are unlikely to be provided an opportunity to consent to transactions involving Brookfield. However, given our ownership structure, the rationale for our formation and because each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share, and given the financial and other support Brookfield is providing to us through the various agreements being entered into in connection with the special dividend, we expect that the interests of our company and Brookfield Asset Management will be strongly aligned. See “Relationship with Brookfield”.

Arrangements with Brookfield, which will apply to our company, were negotiated in the context of an affiliated relationship and may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties.

The terms of certain arrangements with Brookfield that will apply to our company were effectively determined by Brookfield. These terms, including terms relating to the support Brookfield will provide to us, may be less favorable than otherwise might have resulted if the negotiations had involved unrelated parties.

Risks Relating to Taxation

Bermuda Tax Risks

Our company could in the future become subject to income tax in Bermuda.

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by the company. The company has applied for and has obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the company or to any of its operations or its shares, debentures or other obligations, until March 31, 2035. The company could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the company. The company pays annual Bermuda government fees and annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Canadian Tax Risks

The exchange of class A exchangeable shares for Brookfield Class A Shares pursuant to the exercise of the exchange right will result in a disposition of the class A exchangeable shares for Canadian federal income tax purposes.

The exchange of class A exchangeable shares for Brookfield Class A Shares pursuant to the exercise of the exchange right will result in a disposition of the class A exchangeable shares for Canadian federal income tax purposes. Resident Holders generally will be subject to Canadian federal income tax on any resulting capital gain as further described under “Certain Canadian Federal Income Tax Considerations — Taxation of Holders Resident in Canada”. Non-Resident Holders generally will not be subject to Canadian federal income tax on any resulting capital gain unless the class A exchangeable shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder as further described under “Certain Canadian Federal Income Tax Considerations — Taxation of Holders not Resident in Canada”.

Dividends received or deemed to be received by Resident Holders on the class A exchangeable shares will not be subject to the same Canadian federal income tax treatment as taxable dividends received or deemed to be received by Resident Holders from “taxable Canadian corporations”.

Dividends received (or deemed to be received) on the class A exchangeable shares by a Resident Holder who is an individual will be included in computing the Resident Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act).

Dividends received on the class A exchangeable shares by a Resident Holder that is a corporation will be included in computing the corporate Resident Holder’s income and such Resident Holder will not be entitled to the inter-corporate dividend deduction in computing taxable income which generally applies to dividends received from taxable Canadian corporations.

Changes in Canadian federal income tax law might adversely affect our shareholders.

There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the CRA will not be changed in a manner that adversely affects our shareholders or Brookfield Asset Management, our company or their affiliates. Any such developments could have a material adverse effect on our shareholders or the business, financial condition, and operating results of Brookfield Asset Management, our company or any of their affiliates.

U.S. Tax Risks

The U.S. federal base erosion and anti-abuse tax may significantly increase our tax liability in the future.

U.S. federal income tax reform legislation signed into law on December 22, 2017, which we refer to as the Tax Cuts and Jobs Act, introduced a number of changes to the U.S. federal tax laws, including a base erosion and anti-abuse tax, which we refer to as the BEAT. The BEAT operates as a minimum tax and generally is calculated as a percentage (10% for certain taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer”. Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to non-U.S. affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. If applicable in any given year, the BEAT may significantly increase the tax liability of our U.S. subsidiaries for such year. Although we do not expect our BEAT liability to be material for the current taxable year or for the foreseeable future, no assurance can be provided that we will not structure our future operations or investments in such a manner as to incur a material BEAT liability.

Our company or our non-U.S. subsidiaries may be subject to U.S. federal income taxation in an amount greater than expected, which could have a material adverse effect on our financial condition and operating results.

Our company and certain of its subsidiaries are treated as foreign corporations under the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code. Any such non-U.S. subsidiary that is considered to be engaged in a trade or business in the United States generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including a branch profits tax on the portion of its earnings and profits that is attributable to such income, subject to certain adjustments), unless otherwise provided under an applicable income tax treaty. In addition, a non-U.S. subsidiary generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, as well as a U.S. federal excise tax on certain premiums earned on insurance with respect to U.S. risks that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

We expect each of our non-U.S. subsidiaries to operate in a manner that will not cause it to be treated as engaged in a trade or business within the United States or, if applicable under an income tax treaty, engaged in a trade or business in the United States through a permanent establishment. However, the enactment of the BEAT (discussed above), the reduction of the U.S. federal income tax rate applicable to corporations under the Tax Cuts and Jobs Act, and other factors may cause some or all of the non-U.S. subsidiaries to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States and as to what constitutes a permanent establishment under the applicable tax treaties.

Based on such uncertainty, there can be no assurance that the U.S. Internal Revenue Service, which we refer to as the IRS, will not contend successfully that one or more of our non-U.S. subsidiaries is engaged in a trade or business (or carrying on business through a permanent establishment) in the United States. If one or more of the non-U.S. subsidiaries were treated as engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then such non-U.S. subsidiaries could be subject to U.S. federal income taxation on the portion of their net income treated as effectively connected with a U.S. trade or business (or their business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax. Any such U.S. federal income taxation could result in substantial tax liabilities and consequently could have a material adverse effect on our business, financial condition, and operating results.

Changes in U.S. tax law might adversely affect us or our shareholders.

The tax treatment of our company and its subsidiaries may be the subject of future U.S. tax legislation. We cannot predict whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on our company or its subsidiaries. No assurance can be provided that future legislative, administrative, or judicial developments will not result in an increase in the amount of U.S. tax payable by our company, its subsidiaries, or shareholders. Any such developments could have a material and adverse effect on shareholders or our business, financial condition, and operating results.

If our company is classified as a passive foreign investment company, U.S. persons who own class A exchangeable shares could be subject to adverse U.S federal income tax consequences.

If our company is classified as a passive foreign investment company for U.S. federal income tax purposes, which we refer to as a PFIC, a U.S. Holder (as defined below) who owns class A exchangeable shares could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes deemed deferred as a result of our company’s non-U.S. status, and additional U.S. tax filing obligations, regardless of the number of class A exchangeable shares owned.

In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, passive income generally includes interest, dividends, and other investment income. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation”. The IRS recently issued final and proposed regulations providing guidance on various aspects of the PFIC rules, including the active insurance exception. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.

Although we continue to evaluate the implications of the final and proposed regulations for our classification under the PFIC rules, based on the current and expected income, assets, and activities of our company, we do not expect our company to be classified as a PFIC for the current taxable year or for the foreseeable future. However, there is significant uncertainty regarding the application of the recently issued final and proposed regulations. The IRS has requested comments on several aspects of the proposed regulations governing the active conduct of an insurance business, and it is uncertain when the proposed regulations will be made final and whether the provisions of any final or temporary regulations will vary from the proposed regulations. Moreover, the PFIC determination is made annually at the end of each taxable year and depends on a number of factors, some of which are beyond our company’s control, including the value of our company’s assets and the amount and type of its income. Accordingly, there can be no assurance that our company or any of its non-U.S. subsidiaries will not be classified as a PFIC for any taxable year or that the IRS will agree with our company’s belief regarding its PFIC status. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including the recently issued final and proposed regulations, with respect to their ownership and disposition of class A exchangeable shares.

If any of our non-U.S. subsidiaries is determined to have related person insurance income, U.S. persons who own class A exchangeable shares may be subject to U.S. federal income taxation on their pro rata share of such income.

If, for U.S. federal income tax purposes, any of our non-U.S. subsidiaries is treated as recognizing “related person insurance income” in a taxable year, which we refer to as RPII, and is also treated for such purposes in such taxable year as a “controlled foreign corporation”, which we refer to as an RPII CFC, then each U.S. person that owns class A exchangeable shares directly or indirectly through non-U.S. entities as of the last day in such taxable year generally must include in gross income its pro rata share of the RPII, determined as if the RPII were distributed proportionately only to all such U.S. persons, regardless of whether that income is distributed (with certain adjustments).

RPII generally is any income of a non-U.S. corporation attributable to insuring or reinsuring risks of a U.S. person that owns (or is treated as owning) stock of such non-U.S. corporation, or risks of a person that is treated as related to such U.S. person for U.S. federal income tax purposes. However, the RPII rules do not apply to income derived from a non-U.S. insurance subsidiary if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of such non-U.S. insurance subsidiary or (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of such non-U.S. insurance subsidiary for the taxable year. Although our company owns interests in non-U.S. insurance subsidiaries, we do not expect any of these non-U.S. insurance subsidiaries to knowingly have entered into reinsurance arrangements where the ultimate risk insured is that of a U.S. person (or a person related to such a U.S. person) that holds class A exchangeable shares. Accordingly, our company generally believes each of these non-U.S. insurance subsidiaries operates in such a manner as to qualify for at least one of the foregoing exceptions to the RPII rules. If an exception applies, U.S. Holders would not be treated as earning RPII. However, because the RPII determination is made annually and depends on a number of factors, some of which are beyond the control of our company and its non-U.S. insurance subsidiaries, there can be no assurance that the above RPII rules will not apply or that the IRS will agree with our company’s conclusions regarding the expected application of the RPII rules.

U.S. persons who sell or otherwise dispose of class A exchangeable shares in a taxable transaction may be required to treat gain as ordinary income for U.S. federal income tax purposes and comply with certain reporting requirements.

In general, if a U.S. person sells or taxably disposes of shares of a non-U.S. corporation that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation, and the non-U.S. corporation is (or would be but for certain exceptions) treated as an RPII CFC, then any gain realized on the disposition may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII). In addition, the shareholder might be required to comply with certain reporting requirements, regardless of the number of shares owned.

Our company does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Based on the absence of legal authority, there is a strong argument that gain realized upon the disposition of class A exchangeable shares should not be recharacterized as a dividend for U.S. federal income tax purposes under this special rule, because our company is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert this tax treatment applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the sale or other taxable disposition of class A exchangeable shares. U.S. Holders are urged to consult their tax advisers regarding the application of the foregoing rules to their ownership and disposition of class A exchangeable shares.

U.S. tax-exempt organizations that own class A exchangeable shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization that directly or indirectly owns class A exchangeable shares generally will recognize unrelated business taxable income and be subject to additional U.S. tax filing obligations to the extent such tax-exempt organization is required to take into account any of our RPII pursuant to the rules described above. U.S. tax-exempt organizations are urged to consult their own tax advisers regarding the risk of recognizing unrelated business taxable income as a result of the ownership of class A exchangeable shares.

We may become subject to U.S. withholding tax under FATCA.

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act of 2010, which we refer to as FATCA, impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity”, unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by our company or any of our non-U.S. subsidiaries. However, no assurance can be provided in this regard. We may become subject to withholding tax or penalties if we are unable to comply with FATCA.

There is U.S. income tax risk associated with reinsurance between U.S. insurance companies and their non-U.S. affiliates.

If a reinsurance agreement is entered into among related parties, the IRS is permitted to reallocate or recharacterize income, deductions, or certain other items, and to make any other adjustment, to reflect the proper amount, source, or character of the taxable income of each of the parties. If the IRS were to successfully challenge our reinsurance arrangements, then our business, financial condition, and operating results could be adversely affected.

The treatment of the class A exchangeable shares for U.S. federal income tax consequences is uncertain.

The U.S. federal income tax consequences of the special dividend and of the ownership and disposition of class A exchangeable shares will depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. We will treat the class A exchangeable shares as stock of our company for all U.S. federal income tax purposes, but alternative characterizations are possible. For example, the IRS or a court might characterize the class A exchangeable shares as Brookfield Class A Shares. Alternatively, the IRS or a court might characterize the class A exchangeable shares and related rights as a derivative financial instrument, with complex and uncertain tax consequences that could be materially different from the consequences described in this prospectus. No assurance can be provided that the IRS or a court will agree with our position that the class A exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. Each U.S. Holder is urged to consult a tax adviser regarding the proper treatment of the class A exchangeable shares for U.S. federal income tax purposes.

The exchange of class A exchangeable shares for Brookfield Class A Shares pursuant to the exercise of the exchange right generally will result in the U.S. federal income taxation of any gain realized by a U.S. Holder.

In general, a U.S. Holder will recognize capital gain or loss upon the exchange of class A exchangeable shares for Brookfield Class A Shares pursuant to the exercise of the exchange right equal to the difference between the amount realized upon the exchange and such holder’s adjusted tax basis in the class A exchangeable shares. The amount realized will equal the amount of cash, if any, plus the fair market value of the Brookfield Class A Shares received upon exercise of the exchange right.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information may relate to our company and Brookfield’s outlook and anticipated events or results and may include information regarding the financial position, business strategy, growth strategy, budgets, operations, financial results, taxes, dividends, distributions, plans and objectives of our company. Particularly, information regarding future results, performance, achievements, prospects or opportunities of our company, Brookfield or the Canadian, U.S. or international markets is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”.

Discussions containing forward-looking information may be found, among other places, under “Risk Factors”, “Capitalization”, “Our Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following factors, among others, which are discussed in greater detail in the “Risk Factors” section of this prospectus, could cause our actual results to vary from our forward-looking statements:

•	risks relating to the intended structural equivalence of our class A exchangeable shares with Brookfield Class A Shares

•	risks relating to our lack of separate operating history and the completion of our growth initiatives

•	risks relating to our ability to identify opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments

•	risks relating to our company being a holding company

•	risks related to our company’s status as a “SEC foreign issuer” under Canadian securities regulations and a “foreign private issuer” and “emerging growth company” under U.S. securities laws

•	risks relating to the possibility of our company becoming an investment company under U.S. securities laws

•	risks relating to our ability to maintain effective internal controls and changes in IFRS accounting standards

•	risks relating to exchanges of our class A exchangeable shares, or upon a liquidation or redemption event, including any effect thereof on the market price of our class A exchangeable shares

•	risks relating to the terms and ownership of our share capital and our agreements with Brookfield

•	risks relating to the trading price of our class A exchangeable shares relative to Brookfield Class A Shares

•	risks relating to the liquidity and de-listing of our class A exchangeable shares

•	risks relating to the market price volatility of our class A exchangeable shares and Brookfield Class A Shares

•

risks relating to additional issuances of class A exchangeable shares and/or Brookfield Class A Shares, or other securities that have rights and privileges that are more favorable than the rights and privileges afforded to our shareholders

•	risks relating to our ability to pay distributions equal to the levels currently paid by Brookfield Asset Management

•	risks relating to foreign currency exchanges

•	risks relating to differing laws in effect in Canada and Bermuda, including service of process, enforcement of judgments, and exclusive forum selection for certain litigation against us

•	risks relating to our equity interest in AEL Holdings

•	risks relating to our reinsurance arrangements, including with AEL

•	risks relating to our assumptions and estimates when assessing reinsurance and insurance risks

•	risks relating to our growth strategy, including realizing the anticipated financial benefits from reinsurance transactions

•	risks relating to general market conditions in the reinsurance industry (including negative publicity related thereto) and concentration risks in our investment portfolio

•	risks relating to our investment strategy

•	risks relating to changes in interest rates and credit spreads

•	risks relating to the valuation of our securities and investments

•	risks relating to the illiquidity of our company’s assets

•	risks to relating to a rating downgrade or the absence of a rating of any of our operating subsidiaries

•	risks relating to the conduct of our counterparties to our reinsurance or indemnification arrangements or to the derivatives we use to hedge our business risks

•	risks relating to the competition and consolidation in the reinsurance and insurance industries

•	risks relating to use of technology and cybersecurity attacks, including the failure to protect the confidentiality of information

•	risks relating to our current and future indebtedness

•	risks relating to general economic, political and market conditions, including changes in government policy and legislation

•	risks relating to our capital requirements

•	risks relating to loss resulting from fraud, bribery, corruption other illegal acts, inadequate or failed internal processes or systems, or from external events

•	risks relating to public health crises, illness, epidemics or pandemics

•	risks relating to becoming involved in disputes and possible litigation

•	risks relating to the highly regulated nature of our business and any future regulatory changes thereto

•	risks relating to applicable capital ratios/calculations of our insurance subsidiaries

•	risks relating to changes in regulatory requirements

•	risks relating to potential government intervention in the insurance industry and instability in the marketplace for insurance products

•	risks relating to economic substance legislation enacted in Bermuda and the Cayman Islands

•	risks relating to our company’s and/or our subsidiaries’ ability to receive and maintain licenses to commence or continue reinsurance operations

•	risks relating to obtaining required work permits for employees in Bermuda and the Cayman Islands

•	risks relating to senior executives of Brookfield Asset Management exercising influence over our company

•	risks relating to our dependence on Brookfield and its personnel under our arrangements with Brookfield, including the Administration Agreement and the Investment Management Agreements

•	risks relating to our arrangements with Brookfield

•	risks relating to our ability to terminate our agreements entered into with Brookfield

•	risks relating to our ability to leverage our relationship with Brookfield to access its investment management and asset allocation capabilities

•	risks relating to our organizational, ownership and operational management structure potentially creating conflicts of interest

•	risks relating to Bermuda, Canadian and United States taxation laws

These statements and other forward-looking information are based on opinions, assumptions and estimates made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information contained herein, except as required by applicable securities laws.

THE SPECIAL DIVIDEND

Background to and Purpose of the Special Dividend

Our company was established by Brookfield Asset Management to own and operate a leading reinsurance and insurance business focused on providing capital-based solutions to insurance companies and their stakeholders. Prior to the special dividend, we will acquire our operating subsidiaries that we do not already own and 9,106,042 common shares of AEL Holdings from Brookfield Asset Management. Following completion of the special dividend, through these operating subsidiaries, our business will provide pension risk transfer and other annuity-based reinsurance products, matching long-duration liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share. We therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management.

Creating our company and distributing the class A exchangeable shares, which will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events), is intended to achieve the following objectives:

•	Establish a publicly-traded company to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders.

•

Provide investors with the flexibility to own, through the ownership of a class A exchangeable share, the economic equivalent of a Brookfield Class A Share because of the right to exchange each class A exchangeable share into a Brookfield Class A Share or its cash equivalent, and the expectation that distributions on class A exchangeable shares will be paid at the same time and in the same amount per share as dividends on the Brookfield Class A Shares.

•

Provide Canadian and U.S. investors with the opportunity to receive returns of capital instead of taxable dividends, which we believe will attract new investors who will benefit from investing in our business, and provide non-Canadian investors with the ability to receive distributions without the imposition of withholding tax, which we believe will attract new investors who will benefit from investing in our business.

•	Provide access to new capital pools through the formation of a new publicly-traded company and the creation of a new reinsurance platform.

Transactions Occurring Prior to the Special Dividend

The following is a summary of the steps expected to occur prior to, and in connection with, the special dividend.

TIMING	TRANSACTION

Prior to completion of the special dividend

•  Brookfield will sell its 9,106,042 common shares of AEL Holdings to NER SPC along with the right to acquire the remaining equity interest in AEL Holdings, for a total equity investment of up to 19.9% (but not less than 15.0%) in AEL Holdings. For more information, see “— AEL Investment Agreement and Assignment Agreement” below.

•  Brookfield Asset Management will fund the purchase price of approximately $                 million for the 9,106,042 AEL Holdings common shares in exchange for the issuance of                  class C shares. The purchase will ultimately be paid by NER SPC to Burgundy, a wholly-owned subsidiary of Brookfield Asset Management and the current holder of the AEL Holdings common shares.

TIMING	TRANSACTION
After the record date and days prior to the special dividend

•  Our company’s share capital will be amended such that it is authorized to issue the share classes as described in “Description of Our Share Capital”, including the class A exchangeable shares, class B shares and class C shares.

•  Brookfield Asset Management will exchange the 100 common shares of the company issued to it on incorporation for                  class A exchangeable shares and will subsequently exchange the                  class A exchangeable shares for                  class C shares.

•  Brookfield Asset Management will transfer all the shares of BAH to BAM Re Holdings, a subsidiary of our company, for consideration of approximately $                 million. The $                 million will be funded by Brookfield Asset Management by way of a loan to our company that is convertible into class C shares at the option of the holder. Our company will use the $                 million to subscribe for equity of BAM Re Holdings, which cash BAM Re Holdings will use to pay the consideration for the transfer of BAH. Brookfield Asset Management will subsequently convert the loan into                  class C shares.

•  Brookfield Asset Management will subscribe for the amount of class A exchangeable shares to be distributed to holders of the Brookfield Class A Shares and the Brookfield Class B Shares in the special dividend for $500 million in cash. Brookfield Asset Management will also provide the company with $25 million in cash for working capital in exchange for                  class C shares. The $525 million in cash received from Brookfield Asset Management will primarily be used to fund our reinsurance business.

•  BAM Re Class B Partners, through a voting trust, will subscribe for                  class B shares for $1 million.

•  Brookfield Asset Management will fund the purchase price of approximately $                 million for the remaining equity interest in AEL Holdings in exchange for the issuance of class C shares.

Immediately following completion of the special dividend, Brookfield Asset Management will not own any class A exchangeable shares or any other voting interests in our company.

The fair market value of the businesses to be transferred by Brookfield Asset Management, and the common shares of AEL Holdings, will be determined by Brookfield management using commonly accepted valuation methodologies.

After closing of the special dividend, NER SPC will acquire the remaining equity interest in AEL Holdings, funded by Brookfield Asset Management noted above.

Mechanics of the Special Dividend

Pursuant to the special dividend, holders of Brookfield Class A Shares as of the record date will be entitled to receive one (1) class A exchangeable share for every                 Brookfield Class A Shares held as of the record date, provided that the special dividend will be subject to any applicable withholding tax and no holder will be entitled to receive any fractional interest in the class A exchangeable shares. Each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share (subject to adjustment to reflect certain capital events). Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share (subject to adjustment to adjustment to reflect certain capital events — see “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations described under “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder”. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. However, factors that Brookfield Asset Management may consider when determining whether to satisfy any exchange request for cash rather than Brookfield Class A Shares include, without limitation, compliance with applicable securities laws, changes in law, Brookfield Asset Management’s available consolidated liquidity, and any tax consequences to Brookfield Asset Management or to a holder as a result of delivery of Brookfield Class A Shares.

Based on approximately                 million Brookfield Class A Shares that we expect to be outstanding on the record date for the special dividend, Brookfield Asset Management intends to make a special dividend of approximately                  million class A exchangeable shares of our company to holders of Brookfield Class A Shares as of the record date. An additional approximate                 million class A exchangeable shares will be distributed to holders of the Brookfield Class B Shares.

Holders of Brookfield Class A Shares as of the record date will not be required to take any action in connection with the special dividend, and no vote of the holders of Brookfield Class A Shares will be required to approve the special dividend. You are not required to pay for the class A exchangeable shares that you will receive upon the special dividend or tender or surrender your Brookfield Class A Shares or take any other action in connection with the special dividend. If a holder owns Brookfield Class A Shares as of the close of business on the record date, a book-entry account statement reflecting the holder’s ownership of the class A exchangeable shares will be mailed to the holder, or the holder’s brokerage account will be credited for the class A exchangeable shares, on the dividend date. The number of Brookfield Class A Shares that a holder owns will not change as a result of the special dividend.

Participants in Brookfield Asset Management’s distribution reinvestment plan will automatically receive the special dividend of class A exchangeable shares on the same basis as other holders of Brookfield Class A Shares, provided they continue to own such Brookfield Class A Shares on the record date. However, participants should be aware that we do not currently anticipate establishing a similar dividend reinvestment plan for our company, and future distributions paid on class A exchangeable shares will be paid in cash and not reinvested.

The number of Brookfield Class A Shares that you own will not change as a result of the special dividend. The dividend policy of Brookfield Asset Management, and the current quarterly dividend, will be unchanged as a result of the special dividend and following completion of the special dividend, the dividend for each Brookfield Class A Share will be the same as it would have been if the special dividend had not been made. However, if you retain the class A exchangeable shares you receive in the special dividend, you will also receive distributions each quarter paid on the class A exchangeable shares.

The Brookfield Class A Shares will continue to be traded on the NYSE under the symbol “BAM” and on the TSX under the symbol “BAM.A”.

No holder will be entitled to receive any fractional interests in the class A exchangeable shares. Holders who would otherwise be entitled to a fractional class A exchangeable share will receive a cash payment. Brookfield Asset Management will use the volume-weighted average of the trading price of the class A exchangeable shares for the five (5) trading days immediately following the dividend date to determine the value of the class A exchangeable shares for the purpose of calculating the cash payable in lieu of any fractional interests.

Trading of Class A Exchangeable Shares

There is currently no public trading market for our class A exchangeable shares. We have applied to list our class A exchangeable shares on the NYSE and the TSX, under the symbol “BAMR”. We expect that trading of our class A exchangeable shares will commence on the first trading day following the special dividend. We do not plan to have a “when-issued” market for our class A exchangeable shares prior to the special dividend. The listing of our class A exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX.

USE OF PROCEEDS

Neither our company nor Brookfield Asset Management will receive any proceeds from the transactions described in this prospectus.

DISTRIBUTION POLICY

The payment of distributions on our company’s class A exchangeable shares are at the discretion of our board and may be in the form of a dividend or a return of capital distribution or a combination. We currently intend to pay quarterly distributions at least a portion of which are expected to be in the form of a return of capital distribution. Any return of capital distributions require shareholder approval, which we intend to seek annually. Distributions on the class A exchangeable shares are expected to be made quarterly, at the end of March, June, September and December of each year. Each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and, following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as cash dividends are paid on the Brookfield Class A Shares to provide holders of our class A exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares. Accordingly, like Brookfield Asset Management, we expect to commence paying distributions on our class A exchangeable shares on             , 2021.

Our company is unlikely to be able to pay quarterly distributions from operating cash flow for some time. Our company will receive $25 million for working capital from Brookfield prior to the dividend date. In addition, Brookfield Asset Management will provide our company with the Equity Commitment in the amount of $2 billion to fund future growth, which we may draw on from time to time, and a revolving credit facility in the amount of $200 million for working capital purposes. Our company may also establish credit facilities with one or more financial institutions on an arm’s length basis. We intend to use the liquidity provided by Brookfield prior to the dividend date, the Equity Commitment and any credit facilities (including under the Credit Agreement) for working capital purposes and to fund distributions, and we may use the proceeds from the Equity Commitment to fund growth capital investments and acquisitions.

The holder of our class C shares will be entitled to receive distributions if, as and when declared or authorized. Our board has adopted a policy that class C share distributions will be paid quarterly in an amount equal to our company’s distributable earnings (as determined by management of our company) after payment of distributions on the class A exchangeable shares, class B shares and any other shares ranking senior to the class C shares and after reasonable provision for any other applicable obligations and commitments.

See “Brookfield Asset Management — Dividend Policy and Dividend History” for further information on Brookfield Asset Management’s dividend policy and Brookfield Asset Management’s dividend history. Future dividends by Brookfield Asset Management will be at the discretion of its board of directors, and distributions on the class A exchangeable shares also will be made at the discretion of our board, and while Brookfield Asset Management expects future dividends to be made in accordance with its dividend policy, there can be no assurance that Brookfield Asset Management or our company will make comparable distributions in the future or at all. See “Risk Factors — Risks Relating to the Class A Exchangeable Shares — Our company cannot assure you that it will be able to pay distributions equal to the levels currently paid by Brookfield Asset Management and holders of class A exchangeable shares may not receive distributions equal to the dividends paid on the Brookfield Class A Shares and, accordingly, may not receive the intended economic equivalence of those securities”.

LISTING OF OUR CLASS A EXCHANGEABLE SHARES AND THE BROOKFIELD CLASS A SHARES

We have applied to list our class A exchangeable shares on the NYSE and the TSX under the symbol “BAMR”. We expect that trading of our class A exchangeable shares will commence on the first trading day following the special dividend. We do not plan to have a “when-issued” market for our class A exchangeable shares prior to the special dividend. The listing of our class A exchangeable shares on the NYSE is subject to our company fulfilling all of the requirements of the NYSE and the listing of our class A exchangeable shares on the TSX is subject to our company fulfilling all of the requirements of the TSX. The NYSE and the TSX have not conditionally approved our listing application and there is no assurance that the NYSE or the TSX will approve the listing application.

The Brookfield Class A Shares are listed for trading under the symbol “BAM.A” on the TSX and “BAM” on the NYSE.

CAPITALIZATION

Capitalization of Our Company

The following table sets forth our cash and capitalization as at December 31, 2020 on an actual basis and on a pro forma basis to give effect to the special dividend and the Transactions as though they had occurred on December 31, 2020.

This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Unaudited Pro Forma Financial Statements”, the audited consolidated financial statements of BAH as at December 31, 2020 and December 31, 2019, and the audited statement of financial position of our company as at December 31, 2020, in each case with the accompanying notes thereto, contained elsewhere in this prospectus.

US$ THOUSANDS
As at December 31, 2020	Actual(1)	Pro forma
Cash and cash equivalents	$35,461	$561,462

Liabilities
Insurance liabilities	1,338,730	1,338,730
Other liabilities	18,362	22,362

Total liabilities	1,357,092	1,361,092

Equity
Class A exchangeable shares and class B shares(2)	—	501,000
Other common equity(3)	83,163	723,907

Total equity	83,163	1,224,907

Total capitalization	$1,440,255	$2,585,999

(1)	Our company was formed on December 10, 2020. Our financial results as at December 31, 2020 are based on the financial results of BAH as at December 31, 2020, which is our predecessor.
(2)

Brookfield Asset Management will subscribe for approximately                      million class A exchangeable shares for $500 million in cash, which will be used to support our reinsurance business, including to support our risk-based capital requirements in support of the AEL Reinsurance Treaty. On the dividend date, Brookfield Asset Management will distribute all of these class A exchangeable shares to holders of Brookfield Class A Shares and Brookfield Class B Shares.

(3)

Subject to regulatory approval, Brookfield Asset Management will transfer all the shares of BAH to BAM Re Holdings, a subsidiary of our company, in exchange for class C shares. This transfer will be recorded based on Brookfield Asset Management’s book value on the date of contribution, as the transfer of these assets to our company is a transaction between entities under common control. In addition, Brookfield Asset Management will subscribe for additional class C shares for $25 million in cash for working capital.

Capitalization of Brookfield Asset Management

The following table sets forth the consolidated capitalization of Brookfield Asset Management as at December 31, 2020 on an actual basis and on a pro forma basis to give effect to the special dividend and the Transactions as though they had occurred on December 31, 2020. This information should be read in conjunction with Brookfield Asset Management’s audited consolidated financial statements as at and for the years ended December 31, 2020 and 2019 and notes thereto, which are incorporated by reference in this prospectus.

	As at December 31, 2020
	Actual	Pro forma
	($ amounts in millions)
Corporate borrowings	$9,077	$9,077
Non-recourse borrowings
Property-specific mortgages	128,556	128,556
Subsidiary borrowings	10,768	10,768
Accounts payable and other	50,682	50,682
Liabilities associated with assets classified as held for sale	2,359	2,359
Deferred tax liabilities	15,913	15,913
Subsidiary equity obligations	3,699	3,699
Equity
Non-controlling interests	86,804	86,804
Preferred equity	4,375	4,375
Common equity	31,693	31,193

Total capitalization	$343,926	$343,426

PRIOR SALES

On December 14, 2020, our company issued one hundred common shares to Brookfield Asset Management for aggregate consideration of $100 and received a further capital contribution of $900.

CORPORATE STRUCTURE

Our company was formed under the Bermuda Act on December 10, 2020. Our company’s registered and head office is located at 73 Front Street, 5th Floor, Hamilton HM 12 Bermuda. It is currently anticipated that immediately following the special dividend, (i) shareholders of Brookfield Asset Management will hold all of the issued and outstanding class A exchangeable shares of our company, (ii) the BAM Re Class B Partners will own all of our issued and outstanding class B shares and (iii) Brookfield Asset Management will own all of our issued and outstanding class C shares. Brookfield Asset Management will not hold any voting interest in our company. See “Security Ownership”.

Prior to the completion of the special dividend, our company was an indirect subsidiary of Brookfield Asset Management. The following diagram provides an illustration of the simplified corporate structure of our company immediately prior to completion of the special dividend and the related reorganization.

1 —	Jurisdiction of formation is the Province of Ontario, Canada. All entities depicted are 100% owned directly or indirectly by Brookfield Asset Management.
2 —	Jurisdiction of formation is Bermuda.
3 —	Jurisdiction of formation is Cayman Islands. NER SPC is expected to hold up to a 19.9% equity interest in AEL Holdings. See “Our Business — Recent Developments”.
4 —	Jurisdiction of formation is Canada.

The following diagram provides an illustration of the simplified corporate structure of our company and its principal subsidiaries immediately after completion of the special dividend.

1

— Jurisdiction of formation is the Province of Ontario, Canada. Brookfield Asset Management will hold all of our class C shares, giving it the residual economic interest in our company. Immediately upon completion of the special dividend, Brookfield Asset Management will not own any of our class A exchangeable shares and will have no voting interest in our company.

2	— Jurisdiction of formation is Bermuda. All subsidiaries of our company are 100% owned directly or indirectly by our company.
3	— Jurisdiction of formation is Cayman Islands. NER SPC is expected to hold up to a 19.9% equity interest in AEL Holdings. See “Our Business — Recent Developments”.
4

— Holders of our class B shares, all of which are held through a voting trust, are entitled to elect half of our board and approve all other matters requiring shareholder approval. Immediately upon completion of the special dividend, individuals who are the BAM Re Class B Partners will also own, in the aggregate (but not as a group), approximately         % of our class A exchangeable shares. The voting trust will not own any class A exchangeable shares. See “Security Ownership”.

5	— Jurisdiction of formation is Canada.
6

— Immediately following completion of the special dividend, the aggregate economic interest represented by our class A exchangeable shares, class B shares and class C shares is expected to be $         million,

$         million and $         million, respectively. See “Unaudited Pro Forma Financial Statements”. Subject to applicable law and in addition to any other required shareholder approvals, all matters to be approved by shareholders of our company (other than the election of directors), must be approved by both: (i) a majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution and (ii) majority or, where a higher threshold is specified in our governing documents or under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution. Consequently, all matters requiring shareholder approval must be approved by the holder of the class B shares, whom immediately after the completion of the special dividend will be the BAM Re Class B Partners. In addition, the holders of the class A exchangeable shares will be entitled to elect one-half of our board and the holders of the class B shares will be entitled to elect one-half of our board. The class C shares are non-voting, will have certain consent rights and will have the residual economic interest in the company. See “Description of our Share Capital”.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Our company is a newly formed company incorporated under the laws of Bermuda created for the purpose of consolidating our predecessor entities (defined below) and facilitating the special dividend by Brookfield Asset Management of our class A exchangeable shares. These unaudited consolidated pro forma financial statements of our company, or the Unaudited Pro Forma Financial Statements, have been prepared in connection with the special dividend.

As part of the special dividend, it is anticipated that our wholly-owned subsidiary, BAM Re Holdings Ltd., will acquire Brookfield Annuity Holdings Inc., which we refer to as BAH, and its wholly owned subsidiaries, Brookfield Annuity, NER Ltd. and NER SPC, through a series of transactions, which we refer to as the Transactions. Our company, Brookfield Annuity and BAH are indirect wholly-owned subsidiaries of Brookfield Asset Management and therefore the Transactions are common control transactions recorded at historical carrying values. BAH is our predecessor for financial reporting purposes.

In addition, we have entered into an agreement with Brookfield Asset Management pursuant to which, subject to the satisfaction of certain conditions, Burgundy, a subsidiary of Brookfield Asset Management, is expected to sell approximately 9.1 million common shares of AEL Holdings, which were acquired in November 2020, to NER SPC at fair market value and we have been assigned the right to acquire additional common shares of AEL Holdings representing (after taking into account our acquisition of the approximate 9.1 million common shares of AEL Holdings currently held by Burgundy) up to 19.9% (but not less than 15.0%) of the issued and outstanding AEL Holdings common shares.

Further, we expect to enter into several agreements with Brookfield Asset Management in connection with the special dividend, among which include (1) a Credit Agreement with Brookfield Asset Management that will provide our company a $200 million revolving credit facility from Brookfield Asset Management, (2) an Administration Agreement whereby we will receive certain administrative services, and (3) a Support Agreement, pursuant to which Brookfield Asset Management will agree to support the economic equivalence of the class A exchangeable shares by agreeing to, among other things, take all actions reasonably necessary to enable our company to pay quarterly distributions, the liquidation amount or the amount payable on a redemption of class A exchangeable shares, as the case may be.

These Unaudited Pro Forma Financial Statements reflect the following:

•	The transfer of Brookfield Asset Management’s interest in BAH, to our company, in exchange for class C shares of our company;

•	The issuance of class A exchangeable shares and class B shares of our company, for cash consideration;

•	The issuance of class C shares of our company to Brookfield Asset Management for cash consideration;

•	The related party loan;

•	The acquisition of a 19.9% interest in AEL Holdings; and

•	Additional autonomous adjustments including the Administration Agreement, Credit Agreement and Support Agreement.

The adjustments in the Unaudited Pro Forma Financial Statements that are related to the Transactions are referred to as Transaction Accounting Adjustments. The adjustments and disclosures in the Unaudited Pro Forma Financial Statements that adjust the predecessor financial results to reflect the agreements discussed above and entered into with Brookfield Asset Management are referred to as Autonomous Entity Adjustments included within the Unaudited Pro Forma Financial Statements.

It is currently anticipated that immediately following the special dividend, (i) holders of Brookfield Class A Shares and Brookfield Class B Shares will hold all of the issued and outstanding class A exchangeable shares of our company, (ii) the BAM Re Class B Partners will own all of our issued and outstanding class B shares, and (iii) Brookfield Asset Management will, indirectly, own all of our issued and outstanding class C shares.

The information in the Unaudited Condensed Pro Forma Statement of Operating Results gives effect to the Transactions as if they had been consummated on January 1, 2020. The information in the Unaudited Condensed Pro Forma Statement of Financial Position gives effect to the Transactions as if they had been consummated on December 31, 2020. All financial data in the Unaudited Pro Forma Financial Statements is presented in U.S. dollars and has been prepared using accounting policies that are consistent with IFRS as issued by the IASB. The Unaudited Pro Forma Financial Statements have been derived by the application of pro forma adjustments to the audited statement of financial position of our company and the historical audited consolidated financial statements of BAH included elsewhere in this prospectus, to give effect to the Transactions.

The Unaudited Pro Forma Financial Statements are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the Unaudited Pro Forma Financial Statements provide a detailed discussion of how such adjustments were derived and presented in the Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Financial Statements should be read in conjunction with ‘‘Capitalization”, “Selected Historical Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the audited financial statements of BAH as at December 31, 2020 and December 31, 2019 and for each of the three years ended December 31, 2020, 2019 and 2018, and the accompanying notes to such financial statements and the audited statement of financial position of our company as at December 31, 2020 and related notes thereto included elsewhere in this prospectus. The Unaudited Pro Forma Financial Statements have been prepared for illustrative purposes only and are not necessarily indicative of our financial position or results of operations had the transactions for which we are giving pro forma effect occurred on the dates or for the periods indicated, nor is such pro forma financial information necessarily indicative of the results to be expected for any future period. A number of factors may affect our results.

UNAUDITED CONSOLIDATED

PRO FORMA STATEMENT OF FINANCIAL POSITION

			Transaction accounting adjustments				Autonomous entity adjustments
AS OF DEC. 31, 2020 US$ THOUSANDS	BAM Re	BAH	Class C shares	Class A and B shares	AEL Holdings common equity	Related party loan	Other	Total pro forma adjustments	Pro forma
			(1)	(2)	(3)	(4)	(5)
Assets
Cash and cash equivalents	$1	$35,461	$619,743	$501,000	$(619,743)	$25,000	$—	$526,000	$561,462
Investments	—	1,192,465	—	—	—	—	—	—	1,192,465
Reinsurance assets	—	190,070	—	—	—	—	—	—	190,070
Accrued investment income	—	7,061	—	—	—	—	—	—	7,061
Reinsurance receivable	—	2,310	—	—	—	—	—	—	2,310
Equity accounted investments	—	—			619,743		—	619,743	619,743
Other assets	—	12,888	—	—	—	—	—	—	12,888

Total assets	$1	$1,440,255	$619,743	$501,000	$—	$25,000	$—	$1,145,743	$2,585,999

Liabilities
Insurance contract liabilities	$—	$1,338,730	$—	$—	$—	$—	$—	$—	$1,338,730
Due to related party	—	4	—	—	—	—	—	—	4
Reinsurance payable	—	410	—	—	—	—	—	—	410
Derivative liabilities	—	122	—	—	—	—	—	—	122
Current tax liability		676	—	—	—	—	—	—	676
Accounts payable and accrued liabilities	—	4,771	—	—	—	—	4,000	4,000	8,771
Funds withheld liabilities	—	12,379	—	—	—	—	—	—	12,379

Total liabilities	$—	$1,357,092	$—	$—	$—	$—	$4,000	$4,000	$1,361,092

Shareholder’s equity
Share capital
BAH	$—	$77,976	$(77,976)	$—	$—	$—	$—	(77,976)	$—
Class A	—	—	—	500,000	—	—	—	500,000	500,000
Class B	—	—	—	1,000	—	—	—	1,000	1,000
Class C	1	—	702,906	—	—	25,000	(4,000)	723,906	723,907
Accumulated surplus (deficit)	—	1,646	(1,646)	—	—	—	—	(1,646)	—
Accumulated other comprehensive income (loss)	—	3,541	(3,541)	—	—	—	—	(3,541)	—

Total equity	1	83,163	619,743	501,000	—	25,000	(4,000)	1,141,743	1,224,907

Total liabilities and equity	$1	$1,440,255	$619,743	$501,000	$—	$25,000	$—	$1,145,743	$2,585,999

See the accompanying notes to the pro forma financial statements.

UNAUDITED CONSOLIDATED

PRO FORMA STATEMENT OF OPERATING RESULTS

			Transaction accounting adjustments				Autonomous entity adjustments
FOR THE YEAR ENDED DEC. 31, 2020 US$ THOUSANDS	BAM Re	BAH	Class C shares	Class A and B shares	AEL Holdings common equity	Related party loan	Other	Total pro forma adjustments	Pro forma
			(1)	(2)	(3)	(4)	(5)
Premiums
Gross	$—	$431,070	$—	$—	$—	$—	$—	$—	$431,070
Ceded	—	(634)	—	—	—	—	—	—	(634)

Net premiums	—	430,436	—	—	—	—	—	—	430,436
Net investment income	—	83,918	—	—	—	538	—	538	84,456
Net investment results from funds withheld		(117)						—	(117)

Total revenues	—	514,237	—	—	—	538	—	538	514,775

Equity accounted income	—	—	—	—	126,951	—	—	126,951	126,951
Benefit paid on insurance contracts
Gross	—	63,349	—	—	—	—	—	—	63,349
Ceded	—	(24,569)	—	—	—	—	—	—	(24,569)
Change in insurance contract liabilities
Gross	—	457,114	—	—	—	—	—	—	457,114
Ceded	—	10,496	—	—	—	—	—	—	10,496
Operating expenses	—	5,605	—	—	—	—	2,000	2,000	7,605
Interest expense	—	93	—	—	—	—	—	—	93

Total benefits and expenses	—	512,088	—	—	—	—	2,000	2,000	514,088

Net income (loss) before income taxes	—	2,149	—	—	126,951	538	(2,000)	125,489	127,638
Income tax expense	—	(541)	—	—	(31,738)	(134)	500	(31,372)	(31,913)

Net income (loss) for the year	$—	$1,608	$—	$—	$95,213	$404	$(1,500)	$94,117	$95,725

Net income (loss) per share (6)

See the accompanying notes to the pro forma financial statements.

Pro Forma Adjustments

Our company was formed on December 10, 2020 pursuant to a contribution of one hundred dollars from Brookfield Asset Management and its related companies. At this time, Brookfield Asset Management provided a further capital contribution of nine hundred dollars. The pro forma financial statements are derived from the financial statements of BAH and the audited statement of financial position of our company, included elsewhere in this prospectus.

Immediately after the Transactions, our company’s capital structure will be comprised of class A exchangeable shares, class B shares and class C shares. Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share per class A exchangeable share multiplied by the exchange factor (which initially shall be one and will be subject to adjustment) or its cash equivalent based on the NYSE closing price of the Brookfield Class A Shares as at the date of receipt of a notice of exchange, plus unpaid distributions, if any (the form of payment to be determined at Brookfield Asset Management’s election).

(1) Class C shares

Brookfield Asset Management will contribute BAH to our company in exchange for class C shares. This contribution will be recorded based on Brookfield Asset Management’s book value on the date of contribution, as the transfer of these assets to our company is a transaction between entities under common control. In exchange for class C shares, Brookfield Asset Management will also fund the full purchase price for NER SPC’s acquisition of 9.1 million common shares of AEL Holdings at fair market value in addition to funding the full purchase price for NER SPC’s acquisition of additional common shares of AEL Holdings representing (after taking into account NER SPC’s acquisition of the approximate 9.1 million common shares of AEL Holdings currently held by Burgundy) up to 19.9% (but not less than 15.0%) of the issued and outstanding AEL Holdings common shares.

The pro forma adjustments record the issuance of          class C shares in exchange for net assets of BAH. Following the contribution of BAH, Brookfield Asset Management will subscribe for an additional          class C shares for $25 million, as referenced in note 4 below.

Class C shares are the most subordinated class of all common shares and will be classified as equity instruments.

(2) Class A exchangeable shares and class B shares

Brookfield Asset Management will subscribe for approximately                      million class A exchangeable shares for $500 million in cash. Upon spin-out, Brookfield Asset Management will distribute approximately                      million class A exchangeable shares to the Brookfield Asset Management shareholders who hold Brookfield Class A Shares and Brookfield Class B Shares, as a special dividend. Class A exchangeable shares will be classified as equity instruments.

Upon completion of the special dividend our company expects to have approximately              class B shares outstanding, with a value of $1 million. Class B shares will be classified as equity instruments.

(3) AEL Holdings common equity investment

We have entered into an agreement with Brookfield Asset Management pursuant to which, subject to the satisfaction of certain conditions, we expect to acquire approximately 9.1 million common shares of AEL Holdings from Burgundy, a subsidiary of Brookfield Asset Management, at fair market value for $251.9 million. The initial purchase of shares would be accounted for as a financial asset measured at fair value through other comprehensive income. We have also been assigned the right, subject to the satisfaction of certain conditions, to acquire additional common shares of AEL Holdings representing (after taking into account our acquisition of the approximate 9.1 million common shares of AEL Holdings currently held by Burgundy) up to 19.9% (but not less than 15.0%) of the issued and outstanding AEL Holdings common shares. Based on the issued and outstanding shares of AEL Holdings on the date hereof, if we exercise our right to acquire additional common shares of AEL Holdings in full, it is probable that we would acquire an additional 9.9 million common shares of AEL Holdings at $37 per share for $367.9 million, giving us a total equity interest in AEL Holdings of 19.9% for total consideration paid of $619.7 million. In addition, for so long as we beneficially own at least 9.0% of the issued and outstanding AEL Holdings common shares (without taking into account any reduction in our ownership interest resulting from share repurchases or new issuances of AEL common shares by AEL Holdings), we will be entitled to designate an individual for appointment to the board of directors of AEL Holdings. As a result, these pro forma financial statement reflect our interest in AEL Holdings as an equity accounted investment as at December 31, 2020, under IAS 28, Investments in Associates and Joint Ventures, and includes our share of AEL Holdings net income based on pro forma common equity ownership of 19.9% as if the acquisition had occurred on January 1, 2020. If our total equity interest in AEL Holdings is 15.0% (instead of 19.9% as currently expected), the carrying value of the equity accounted investment and equity accounted earnings would be lower by $174 million and $31 million, respectively. The difference between our share of the carrying value of AEL

Holdings’ net assets and total consideration (represented by the fair value of the 9.9% investment plus the consideration paid for the additional 10% interest) represents notional goodwill. The historical financial statements of AEL Holdings were prepared in accordance with U.S. GAAP. Our company does not believe that the differences between IFRS and U.S. GAAP would have a material impact on the equity accounted income pro forma adjustment included within the Unaudited Condensed Pro Forma Statement of Operating Results.

In addition to the expected equity investment in AEL Holdings, our company expects to enter into an arrangement with AEL to reinsure a block of existing fixed and/or fixed index annuity liabilities of AEL. It is expected that the reinsurance agreement will include both modified coinsurance and credit for reinsurance trust related to these fixed index annuities up to an initial $5 billion, however the final value of this contract remains subject to negotiations and therefore the impact thereof has not been reflected in these pro forma financial statements. The agreement to reinsure a block of existing fixed and/or fixed index annuity liabilities would not constitute a business under IFRS or applicable securities rules. Upon completion of the reinsurance transaction with AEL Holdings, we would expect to recognize up to $5 billion in modified coinsurance and credit for reinsurance trust assets and up to $5 billion of associated insurance contract liabilities. The impact of this transaction on operating results would be the recognition of gross premiums of up to $5 billion associated with the reinsurance agreement and net investment income associated with the modified coinsurance and credit for reinsurance trust assets managed with an offsetting change in insurance contract liabilities and ceding commission associated with the reinsurance agreement and benefits paid on insurance contracts associated with the insurance contract liabilities.

(4) Issuance of related party demand deposit loan to Brookfield Asset Management

Brookfield Asset Management will contribute a further $25 million in cash in exchange for additional class C shares of our company. Our company anticipates putting the cash on deposit with an indirect, wholly-owned subsidiary of Brookfield Asset Management. The deposit is callable at any time and bears interest at LIBOR +2% annually. We recorded the demand deposit receivable within cash and cash equivalents for the purposes of the unaudited consolidated pro forma statement of financial position.

(5) Other pro forma adjustments

i.	Transaction fees

The pro forma adjustments include provisions for transaction fees associated with the special dividend and the Transactions. As the transaction costs were incurred subsequent to the periods presented in the pro forma statements, the transaction costs of $4 million are recorded in equity.

ii.	Administration Agreement and Credit Agreement

Administrative fees are based on the administrative services provided to our company on a cost recovery basis from Brookfield Asset Management under the Administration Agreement. It is expected the administrative services provided by Brookfield Asset Management under the Administration Agreement will cost $2 million annually. We expect that no amounts will be drawn under the Credit Agreement as of the date of the special dividend.

iii.	Tax impact

The adjustment to reflect the tax effects of the pro forma adjustments is calculated at the average statutory rates in effect in each relevant jurisdiction for the periods presented. The impact of the pro forma adjustments has the effect of increasing deductible temporary differences for which no deferred income tax recoveries have been recognized.

(6) Earnings per share

Immediately after the transfer of BAH and the subscription by Brookfield Asset Management of our class B and class C shares, our company’s capital structure will be comprised of class A exchangeable shares, class B shares and class C shares. Upon completion of the special dividend, our company expects to have approximately                      class A exchangeable shares,              class B shares and          class C shares outstanding.

The payment of distributions on our company’s class A exchangeable shares and our class B shares are at the discretion of our board. Distributions on these shares are expected to be made quarterly, at the end of March, June, September and December of each year. The class A exchangeable shares and the class B shares have been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share. Each class A exchangeable share will be exchangeable with Brookfield Asset Management at the option of the holder for one Brookfield Class A Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management), subject to certain limitations described under “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder”. Following the special dividend it is expected that distributions on our class A exchangeable shares and class B shares will be paid at the same time and in the same amount as dividends are paid on the Brookfield Class A Shares and that distribution on each class A exchangeable share and class B share will be paid in the same amount of dividends are paid on each Brookfield Class A Share. Under the terms of the Support Agreement, Brookfield Asset Management will agree to support the economic equivalence of the class A exchangeable shares by agreeing to take all actions reasonably necessary to enable our company to pay quarterly distributions, the liquidation amount or the amount payable on a redemption of class A exchangeable shares.

The holder of our class C shares will be entitled to received distributions if, as and when declared or authorized. Our board has adopted a policy that Class C share distributions will be paid quarterly in an amount equal to our company’s distributable earnings (as determined by management of our company) after payment of distributions on the class A exchangeable shares, class B shares and any other shares ranking senior to the class C shares and after provision for expenses, anticipated cash needs and other similar adjustments.

Total outstanding class C shares of          have been used to calculate basic and diluted pro forma earnings per share. Class A exchangeable shares and class B shares are not considered participating securities or considered to be ordinary shares as defined within IFRS and consequently per share amounts for these classes of shares has not been presented.

FOR THE YEAR ENDED DEC. 31 US$ THOUSANDS	2020
Net income for the year	$95,725
Dividends
Class A
Class B

Net income attributable to class C shareholders

Net income per class C share

SELECTED HISTORICAL FINANCIAL INFORMATION

The following table presents selected financial data for our business and is derived from, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Unaudited Pro Forma Financial Statements”, the audited consolidated financial statements for BAH as at December 31, 2020 and December 31, 2019 and for each of the years in the three years ended December 31, 2020, which is our predecessor for financial reporting purposes, and the audited statement of financial position of our company as at December 31, 2020, in each case with the accompanying notes thereto, included elsewhere in the prospectus.

FOR THE YEARS ENDED DEC. 31	Year ended December 31,
US$ THOUSANDS	2020	2019	2018
Statement of Operating Results Data
Gross premiums	$431,070	$503,688	$160,146
Premiums ceded	(634)	(178,579)	—
Net investment income	83,918	57,097	741
Net benefits paid on insurance contracts	(38,780)	(25,143)	(13,408)
Net change in insurance contract liabilities	(467,610)	(344,776)	(142,904)
Operating expenses	(5,605)	(6,436)	(4,971)
Interest expense	(93)	(166)	(111)
Net income (loss) before income taxes	2,149	5,685	(507)
Income tax expense	(541)	(158)	—

Net income (loss) for the year	$1,608	$5,527	$(507)

AS AT US$ THOUSANDS	Dec 31, 2020	Dec. 31, 2019
Statement of Financial Position Data
Cash and cash equivalents	$35,461	$13,361
Investments	1,192,465	701,538
Reinsurance assets	190,070	197,164
Total assets	1,440,255	926,711
Insurance contract liabilities	1,338,730	856,364
Borrowings under repurchase agreement	—	—
Total liabilities	1,357,092	861,255
Total Equity	83,163	65,456

OUR BUSINESS

Overview

Our company was established by Brookfield Asset Management to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders. Through our operating subsidiaries, we will provide annuity-based reinsurance products to insurance and reinsurance companies and will also act as a direct issuer of pension risk transfer products for pension plan sponsors. In doing so, we seek to match long-duration liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We intend to leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well suited for this purpose.

We currently have a single operating segment related to our pension risk transfer business. Going forward, we plan to focus primarily on growing our annuities business. Over time, we may look for opportunities to expand our reinsurance business to cover other longer-duration products such as life insurance and structured settlements.

Annuities

Within our annuities business, we are focused primarily on the reinsurance of annuity-based products, and will primarily seek to reinsure annuity-based products for direct insurers and other reinsurers operating in North America and Western Europe.

Annuities are insurance contracts that provide a defined income stream, typically for retirement planning. Policyholders deposit money with an insurance company in return for a fixed stream of cash flows either immediately or in the future. Reinsurance is an arrangement whereby an insurance company, the reinsurer, agrees to indemnify another insurance company, which we refer to as the ceding company or cedant, for all or a portion of the insurance risks that are underwritten by the ceding company. Reinsurance serves multiple purposes, including to (1) transfer insurance risk off of a ceding company’s balance sheet, enabling it to more efficiently manage balance sheet capacity to increase the volume of business it can underwrite, (2) stabilize a ceding company’s operating results, (3) assist the cedant in achieving applicable regulatory requirements, and (4) optimize the overall financial strength and capital structure of the cedant.

Reinsurance may be structured as a block transaction, pursuant to which a reinsurer contractually assumes assets and liabilities associated with an in-force book of business, or as a flow arrangement, pursuant to which a reinsurer contractually agrees to assume assets and liabilities for future business.

We primarily seek to reinsure three types of annuity products: fixed annuities, fixed index annuities and payout annuities.

Fixed Annuities

A fixed annuity, which we refer to as FA, is a type of insurance contract that provides a fixed rate of investment return (often referred to as a crediting rate) for a specified period of time. Fixed rate reset annuities have a crediting rate that is typically guaranteed for a period of one year, after which insurers are able to change the crediting rate at their discretion, generally to any rate at or above a previously guaranteed minimum rate.

Insurers earn income on FA contracts by generating a net investment spread, which is based on the difference between income earned on the investments supporting the liabilities and the crediting rate owed to customers.

Fixed Index Annuities

A fixed index annuity, which we refer to as FIA, is an insurance contract in which the policyholder makes one or more premium deposits that earn interest at a crediting rate based on a specified market index. Policyholders are entitled to recurring or lump sum payments for a specified period of time. FIAs provide policyholders with the ability to earn interest without significant downside risk to their principal balance. A market index tracks the performance of a specific group of stocks or other assets representing a particular segment of the market, or in some cases, an entire market. A policyholder’s crediting rate in relation to a market index is based on the change in the relevant market index, subject to a pre-defined cap (a maximum rate that may be credited), spread (a credited rate determined by reducing a specific rate from the index return) and/or a participation rate (a credited rate equal to a percentage of the index return).

Insurers earn income on FIA contracts based on a net investment spread, which is the difference between income generated on investments supporting the liabilities and the interest that is credited to policyholders.

Payout Annuities

A payout annuity is an income-generating insurance product. In exchange for a lump sum premium, the policyholder receives a series of guaranteed income payments for one lifetime, two lifetimes or a specified period of time.

Insurers earn income on payout annuity contracts based on a net investment spread, which is the difference between income generated on investments supporting the liabilities and the interest that is credited to policyholders.

We intend to operate our annuities business through NER SPC and, once licensed, NER Ltd. As of the date of this prospectus, we have not entered into any reinsurance contracts.

Pension Risk Transfer

Pension risk transfer is the transfer by a corporate sponsor of the risks (or some of the risks) associated with the sponsorship and administration of a pension plan, in particular, investment risk and longevity risk, which is the risk of an increase in life expectancy of plan beneficiaries. These risks can be transferred either to an insurer like us through a group annuity transaction, or to an individual through a lump sum settlement payment. Pension risk transfer using insurance typically involves a single premium group annuity contract that is issued by an insurer, permitting the corporate pension plan sponsor to discharge certain pension plan liabilities from its balance sheet.

A pension risk transfer insurance transaction may be structured as either a buy-out annuity or a buy-in annuity. Under a buy-out annuity, a direct insurer enters into a group annuity contract with the plan sponsor and assumes the liability to fund, administer and pay benefits covered under the contract directly to the individual pension plan members covered under the contract. Under a buy-in annuity, the insurer enters into a group annuity contract with the plan sponsor and is liable to fund and pay the benefits covered under the contract to the pension plan fund, with the plan sponsor retaining the liability to administer and pay pension benefits to plan members. In both cases, the insurer assumes the investment and longevity risk.

Insurers earn income on buy-out and buy-in group annuities by generating a net investment spread, which is based on the difference between income earned on the investments supporting the annuity contract and the cost of the pension liabilities assumed.

Today, our pension risk transfer business is operated primarily through Brookfield Annuity, a Canadian domiciled, licensed and regulated direct life insurance company that provides pension risk transfer solutions to organizations across Canada. Brookfield Annuity is led by a team of experts with an average of over 25 years of experience in group annuities, pensions, insurance and investments.

Brookfield Annuity was incorporated in August 2016 as a wholly-owned indirect subsidiary of Brookfield Asset Management and wrote its first group annuity policy in the first quarter of 2017. As of December 31, 2020, Brookfield Annuity had $1.4 billion (C$1.7 billion) of policyholder reserves.

Life Insurance

Although today our business is focused primarily on annuity-based products, in the future we may look to expand our reinsurance business to cover other longer-duration products, including life insurance. Life insurance is a contract between an insurer and the insured person in which the insurer guarantees payment of a death benefit to named beneficiaries in exchange for premiums paid by the insured person. Insurers generate income based upon the income earned on assets invested in connection with the policy relative to the cost of administration and the death benefit paid.

Recent Developments

AEL Strategic Partnership

On October 17, 2020, Brookfield entered into a strategic partnership with AEL Holdings, a leading retirement planning annuity provider, pursuant to which the parties agreed to enter into a reinsurance transaction for the reinsurance of up to $10 billion of AEL’s primarily fixed index annuity liabilities and Brookfield agreed to acquire an up to 19.9% (but not less than 15.0%) equity interest in AEL Holdings in two tranches and subject to certain conditions.

The reinsurance arrangement with AEL is expected to be structured on a coinsurance/modified coinsurance basis through an agreement between NER SPC and a subsidiary of AEL Holdings, AEL, an insurance company domiciled in Iowa, which we refer to as the AEL Reinsurance Treaty. Pursuant to the terms of the AEL Reinsurance Treaty, AEL will cede, and we will reinsure, (a) 100% quota share of a block of existing fixed and/or fixed indexed annuities, expected to equal approximately $5 billion and (b) up to 90% quota share (or such other amount to be agreed upon by the parties) of certain future origination products, expected to equal approximately $5 billion, that will be issued by AEL or its affiliates after the effective date of the AEL Reinsurance Treaty.

In order to allow AEL to receive full credit for reinsurance in Iowa in connection with the liabilities ceded under the coinsurance portion of the AEL Reinsurance Treaty, we will establish a credit for reinsurance trust under Iowa law, which will hold certain assets backing the ceded liabilities. All other assets backing the ceded liabilities will be held by AEL in a segregated account. It is expected that in connection with the AEL Reinsurance Treaty, AEL will enter into an investment management agreement with an affiliate of Brookfield for investment management services that will apply to the management of the assets backing the liabilities reinsured under the AEL Reinsurance Treaty.

Servicing and administration of the policies reinsured under the AEL Reinsurance Treaty will be conducted by AEL or an affiliate in accordance with applicable law and other customary performance standards set out in the AEL Reinsurance Treaty.

The AEL Reinsurance Treaty is expected to be signed and closed in the first half of 2021, subject to any required regulatory approvals.

AEL Investment Agreement and Assignment Agreement

In accordance with the AEL Investment Agreement, on November 30, 2020, Burgundy acquired 9,106,042 common shares of AEL Holdings, representing an approximate 9.2% equity interest in AEL Holdings at such time, at a price of $37.00 per share, which we refer to as the Initial AEL Equity Investment.

On February 28, 2021, we entered the Assignment Agreement, Consent and Waiver in Anticipation of Regulatory Form A Filing with AEL Holdings, Burgundy, NER SPC and Brookfield, which we refer to as the Assignment Agreement, pursuant to which AEL Holdings agreed, subject to certain conditions, to (i) the transfer by Burgundy of the Initial AEL Equity Investment to NER SPC, and (ii) the assignment of Brookfield’s and Burgundy’s rights and obligations under the AEL Investment to our company and NER SPC, respectively, including Brookfield’s right to acquire additional AEL Holdings common shares representing (inclusive of the Initial AEL Equity Investment) up to 19.9% (but not less than 15.0%) of the issued and outstanding AEL Holdings common shares at a price per share equal to the greater of $37.00 and the most recently announced adjusted book value per share of AEL Holdings, subject to adjustment upon the occurrence of certain limited dilutive events set forth in the AEL Investment Agreement, which we refer to as the Remaining AEL Equity Investment.

Burgundy expects to transfer the Initial AEL Equity Investment to NER SPC prior to completion of the special dividend. The closing of the Remaining AEL Equity Investment is subject to execution of the AEL Reinsurance Treaty, regulatory approval and other closing conditions, and is expected to occur subsequent to the special dividend. See “— AEL Strategic Partnership” above for more information on the AEL Reinsurance Treaty.

Upon effectiveness of the assignment of rights and obligations pursuant to the Assignment Agreement:

•

For so long as we beneficially own at least 9.0% of the issued and outstanding AEL Holdings common shares (without taking into account any reduction in our ownership interest resulting from share repurchases or new issuances of AEL Holdings common shares), we will be entitled to designate an individual for appointment to the board of directors of AEL Holdings. Our Chief Executive Officer, Sachin Shah, currently serves on the AEL Holdings board as Brookfield’s designee and will remain as our designee following the special dividend.

•

Until November 30, 2022, we agree not to transfer any of the AEL Holdings common shares acquired, subject to certain limited exceptions. In addition, until November 30, 2025, we will be subject to customary standstill obligations that restrict us from, among other things, purchasing additional AEL Holdings common shares, selling AEL Holdings common shares to activists or competitors, and taking or supporting certain shareholder actions, subject to certain limited exceptions. AEL Holdings has agreed that it will file a registration statement on or before November 30, 2022 to register the resale of the AEL Holdings common shares owned by us.

•

The AEL Investment Agreement may be terminated by us or AEL Holdings if the Remaining AEL Equity Investment has not closed by June 17, 2021, subject to extension to August 17, 2021 in certain circumstances if certain regulatory approvals have not been obtained. Certain provisions of the AEL Investment Agreement survive termination, including the standstill obligations and AEL Holdings board designation rights.

•

Pursuant to the Assignment Agreement, Brookfield will remain bound by certain obligations under the AEL Investment Agreement, including with respect to the ownership limitations, standstill obligations and transfer and voting restrictions described above. In addition, to the extent that we do not satisfy the obligations assigned to us in the AEL Investment Agreement, Brookfield will be obligated to consummate such transactions.

The foregoing description of the AEL Investment Agreement, the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to each of the AEL Investment Agreement and the Assignment Agreement, which are attached as Exhibits 10.7 and 10.8 to the registration statement of which this prospectus is a part.

Industry Overview

Market Overview and Industry Trends

The annuities and life insurance industry in our target markets of North America and Western Europe consists of over $13 trillion of assets and is growing by approximately 4% annually. As described above, we will participate in this industry primarily by providing annuity-based reinsurance products and pension risk transfer solutions and over time may look for opportunities to expand our reinsurance business into life insurance, structured settlements, and other long-duration products in order to take advantage of the growing industry.

The products that we intend to reinsure, underwrite and/or acquire are designed to help individuals and organizations with their retirement planning and long-term financial objectives. In general, the demand for the products we intend to offer is supported by two long-term tailwinds:

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Populations worldwide, particularly those within our target markets of North America and Western Europe, are aging and over the next few decades, the cohort of retirement-aged individuals is expected to experience significant growth. These individuals are increasingly looking to products, like annuities and life insurance, for their retirement planning.

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Interest rates in these same geographic regions are at near historical lows (near zero) and it is our expectation that interest rates are likely to remain low for the foreseeable future. Financial products, like annuities, provide stable yields and protected returns, often on a tax-efficient basis, that position them well relative to other competing financial products.

In addition to being a large and growing sector, we believe that traditional insurers are facing a number of longer-term structural challenges that will create attractive investment opportunities for our company:

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Low interest rates are differentiating those with access to higher-yielding investments. Insurers invest primarily in fixed income products and declining yields have put pressure on profitability, creating opportunities for those with higher-yielding alternative investment management capabilities to outperform. Through our relationship with Brookfield, we have access to a diverse portfolio of suitable higher-yielding alternative investment products.

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Many insurers are looking for ways to shift toward less asset-intensive insurance products. Given the capital-intensive nature of life and annuity products, many insurance companies with diversified exposure are looking to reduce their exposure to life and annuity liabilities, including through reinsurance, in order to free up capital that they can deploy in support of less asset-intensive products and business lines.

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Recent market conditions are exposing under-capitalized companies. Some writers of annuity products are facing higher hedging costs amidst volatile markets, and changes in regulatory standards are increasing the transparency of liability valuations in the current low-rate environment. This has necessitated a need to raise or otherwise free up capital, and the reinsurance market offers writers of annuity products an opportunity to do so. We have access to capital and are able to provide capital support to these companies.

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Public market valuations have compressed while capital needs have grown. Insurers are trading at cyclical lows on a book value basis, and given the prevailing market environment, are looking to partner with organizations like our company that can provide solutions to address capital needs.

Customers and Market Intermediaries

Reinsurance contracts within our annuities business can be written directly with the ceding companies, or through intermediaries, such as professional reinsurance brokers.

Although it is possible that we may from time to time use a reinsurance broker, the direct reinsurance market is expected to be the primary source of business that is to be underwritten. Direct placement of reinsurance enables us to better understand the specific needs and requirements of a ceding company and develop a customized solution. It also allows us to develop a direct relationship with ceding companies, which we believe is beneficial in establishing ourselves as a preferred partner for future reinsurance needs. The ceding companies that we seek to partner with to conduct our reinsurance business are direct insurance companies and other reinsurance companies, with an initial focus on those operating in North America and Western Europe.

The broker reinsurance market consists of several national and international brokers and a number of smaller specialized brokers. Brokers do not have the authority to bind a reinsurer with respect to reinsurance agreements, nor does a reinsurer commit in advance to accept any portion of a broker’s submitted business. Rather, the liabilities to be reinsured is subject in each case to acceptance by the reinsurer.

Today, the principal customers of our pension risk transfer business are corporate pension plan sponsors, principally located in Canada. The pension risk transfer market in Canada is primarily intermediated by large employee benefit consulting firms who advise these corporate pension plan sponsors on de-risking strategies and manage the request for quote and insurer selection process. Generally, a request for quote is distributed to all insurers on an intermediary’s approval list when a plan sponsor wishes to proceed with a transaction. Through Brookfield Annuity, we have established a relationship with all major intermediaries in Canada and are on their approved lists of providers.

Strategic Benefits of the Brookfield Relationship

Brookfield Asset Management is a global asset management company focused on real estate, infrastructure, renewable power, private equity and credit with $600 billion of assets under management, approximately 150,000 operating employees and over 1,000 investment professionals worldwide. Brookfield’s strategy is to combine best-in-class operating capabilities and transaction execution to acquire and invest in targeted assets and actively manage them in order to achieve superior returns on a long-term basis.

Inclusive of Oaktree, in which Brookfield owns an approximate 62% interest, Brookfield manages approximately $150 billion of assets across its credit products, which includes both liquid and private alternative strategies.

In order to execute our vision of being a leading reinsurer of long-duration liabilities and earn attractive risk-adjusted returns within our business, we will seek to leverage our relationship with Brookfield and in turn take advantage of Brookfield’s core attributes:

•	strong investment management and asset allocation capabilities, with significant experience managing alternative real asset investment strategies;

•	significant investment in and relationship with Oaktree, a leading global alternative investment management firm with an expertise in credit;

•	transaction structuring and origination capabilities, with a proven track record of executing large-scale, multi-faceted transactions across multiple geographies;

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robust approach to risk management that emphasizes the proactive management of risks and ensuring that there is necessary capacity and resilience to respond to changing environments by evaluating both current and emerging risks; and

•	institutional relationships, including those developed with global insurance companies.

We believe that our ongoing relationship with Brookfield provides us with a unique competitive advantage as well as access to opportunities that would otherwise not be available to us as a stand-alone insurance or reinsurance company. See “Relationship with Brookfield”.

Strategy and Growth

Overall, our strategy is to seek to earn attractive risk-adjusted returns within our business by opportunistically sourcing long-duration insurance liabilities and investing the associated capital in a portfolio of high-quality, long-dated assets. We believe we can execute our strategy based on the following factors:

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Through our relationship with Brookfield, we have best-in-class insurance and risk management capabilities and processes that have been developed over Brookfield’s more than 100-year history as a global alternative asset manager.

•	Our management team has a strong track record of being highly flexible and long-term oriented, with the ability to execute on and structure transactions in an efficient manner.

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We have access to Brookfield’s leading asset origination and alternative investment management strategies particularly those focused on private credit, which we expect will allow us to generate enhanced investment returns within our various investment portfolios.

•	Support from Brookfield allows us to take a long-term, value-oriented approach to new business opportunities and to be disciplined in our investment portfolio strategies throughout market cycles.

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We will benefit from Brookfield’s long-standing strategic relationships with global insurers and reinsurers around the world, that have in part been formed through 1) Brookfield’s asset management franchise and reputation as a leading alternative asset manager, and 2) Brookfield’s loan origination and credit offerings that are attractive products for insurers and are often acquired by them.

We intend to focus on three avenues for growth:

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Sourcing large-scale reinsurance transactions. The annuity and life insurance industry within our target markets of North America and Western Europe is of significant size. We believe there are numerous opportunities, similar to the AEL reinsurance transaction, to partner with insurers and execute both block and flow reinsurance arrangements. We believe that our history of consummating large-scale, multi-faceted transactions, and our access to capital position us well to successfully source these opportunities.

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Expanding our existing pension risk transfer business. Within Canada, there is approximately $540 billion of private sector pension plans, of which 50% are now closed. This represents over $250 billion of potential pension risk transfer business that we estimate will occur over the next 10 to 20 years. We believe that we are well situated to grow in the Canadian market given our expertise through Brookfield Annuity and our relationship with Brookfield. We may look to expand our pension risk transfer capabilities to other jurisdictions, including the U.S. and U.K., subject to obtaining all required regulatory approvals.

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Pursuing inorganic growth on a value basis. We intend to opportunistically evaluate opportunities to acquire existing platforms or strategically invest in reinsurers and direct insurers, primarily those operating in North America and Western Europe, and earn an attractive return on the capital we deploy.

Competitors

Our business faces competition from both well-established players and new entrants in the industry, including insurance and reinsurance companies, financial institutions, and traditional and alternative asset managers.

The reinsurance market is increasingly competitive as interest rates are at historical lows globally and traditional life and annuity insurance providers are challenged to find places to invest into stable, income-oriented investment products using their existing investment capabilities and are looking to external parties to reinsure existing liabilities. Competition within our annuities reinsurance business includes other insurance and reinsurance companies, larger-scale pension plans and asset management firms that provide long duration capital.

In the pension risk transfer market in Canada, there are currently six large-scale national institutions who we consider competitors, and there is the potential for the entry of global insurers into the Canadian market. Our competition includes life and annuity companies and diversified financial institutions.

There is also growing competition in the pursuit of inorganic growth through investments and/or strategic partnerships in insurers and reinsurers. Overall, we face competition from other well-capitalized insurance companies, financial institutions and alternative asset managers looking to grow through direct investment and platform acquisitions. We believe our relationship with Brookfield, its strong reputation with financial regulators and potential counterparties, and its extensive track record of sourcing and executing complex transactions is a competitive advantage over others in this space.

Employees and Facilities

Immediately following the dividend date, we expect to have over 20 full time employees located in Canada, the U.S., Cayman Islands, and Bermuda. The majority of these employees are currently employed by Brookfield. These employees will be responsible for the execution of all material aspects of the business including management, underwriting, oversight and decision-making responsibilities.

Under the terms of the Administration Agreement, at our request we will receive the services of our company’s Chief Executive Officer and Chief Investment Officer, and we will also receive certain administrative and other support services as may from time to time be agreed in writing by our company and Brookfield, which may include assisting our Chief Executive Officer and Chief Financial Officer with the standard functions of a public company, such as financial reporting, investor relations, human resources, information technology, compliance, shareholder correspondence, and ongoing disclosure obligations. The services provided to us by Brookfield under the Administration Agreement will be provided on a cost-recovery basis. See “Relationship with Brookfield — The Administration Agreement”. We may also outsource some of our administrative services to third parties, in each case on market terms. Our registered office is located in Hamilton, Bermuda. The registered office of Brookfield Annuity is in Toronto, Ontario and the registered offices of NER SPC and NER Ltd. are in George Town, Grand Cayman and Hamilton, Bermuda, respectively. We expect to commence operations in Bermuda in 2021, subject to receiving our Class E insurance license.

Intellectual Property

Prior to the completion of the special dividend, our company and Brookfield Asset Management will enter into the Licensing Agreement. Pursuant to the Licensing Agreement, Brookfield Asset Management will grant a non-exclusive, royalty-free sub-license to use the name “Brookfield” and the Brookfield logo. Other than under this limited license, we will not have a legal right to the “Brookfield” name and the Brookfield logo on a global basis. Brookfield Asset Management may terminate the Licensing Agreement immediately upon termination of the Support Agreement and it may be terminated in the circumstances described under “Relationship with Brookfield — Licensing Agreement”.

REGULATORY FRAMEWORK

Our annuities reinsurance business will operate through NER SPC, and once licensed, NER Ltd. NER SPC is subject to regulation and supervision by CIMA and compliance with all applicable Cayman Islands’ laws, including Cayman Islands’ insurance statutes and regulations. NER Ltd. is subject to and must comply with all applicable Bermuda law and will, once registered under the Bermuda Insurance Act, be subject to regulation and supervision by BMA and compliance with Bermuda insurance statutes and regulations.

Our pension risk transfer business, operating through our Canadian insurer Brookfield Annuity, is subject to regulation and supervision by The Office of the Superintendent of Financial Institutions (Canada), which we refer to as OSFI, and compliance with all applicable Canadian law and federal, provincial and territorial insurance statutes and regulations.

A summary of certain of the laws, regulations and frameworks to which we are subject is set forth below.

Cayman Islands

The Cayman Insurance Act regulates the insurance business of our Cayman Islands reinsurance subsidiary, NER SPC, and provides that no person may carry on any insurance business in or from within the Cayman Islands unless that person holds a license issued by CIMA. CIMA is required by the Cayman Insurance Act to determine whether the business to which the application for a license relates would be carried on by persons who are fit and proper persons to be directors or officers of the licensee and, in particular, whether such persons have adequate knowledge and expertise as CIMA considers appropriate to conduct their respective functions. See “—Fit and Proper Requirements” below.

Regulation under the Cayman Insurance Act is a combination of self-regulation, filings of statutory financial statements and certifications as to compliance with the applicable statutory requirements, together with review and investigation by CIMA in specified circumstances. CIMA has wide powers to examine the affairs of insurance companies, with full access to business and other records of these companies and power to call on the insurance manager to provide any information or explanation.

Fit and Proper Requirements

Applicants must demonstrate that the business to which the application for a license under the Cayman Insurance Act relates will be carried on by persons who are fit and proper persons to carry on their respective functions. In determining whether a person is “fit and proper”, CIMA will consider, among other things, a person’s (a) honesty, integrity and reputation, (b) competence and capability, and (c) financial soundness. CIMA is also bound by the Cayman Insurance Act to consider whether the applicant will be able to comply not only with the requirements of the Cayman Insurance Act but also with the Cayman Islands Anti-Money Laundering Regulations (2020 Revision) (as amended) and to consider whether the applicant employs personnel with the necessary skills, knowledge and experience and maintains appropriate facilities, books and records.

Categories of Insurance Licenses

There are four main categories of insurance licenses: (a) Class A (‘domestic’) insurers; (b) Class B (‘captives’); (c) Class C (‘cat-bond’ or ‘special purpose insurers’); and (d) Class D (‘reinsurers’).

Class B captives are divided into three sub-categories. Class B(i) insurers carry on non-domestic insurance business in respect of which at least 95% of net written premiums will originate from the insurer’s related business. For the purposes of a Class B insurer, “related business” means business which will originate from the insurer’s members or the members of any group with which the insurer is related through common ownership or a common risk management plan, or as is determined by CIMA. For Class B(ii) insurers, the threshold for net premiums written to originate from the insurer’s related business is set at over 50%. In the case of Class B(iii) insurers, 50% or less of the net written premiums originate from related business. NER SPC operates as a licensed Class B(iii) insurer.

A class B insurer may carry on domestic business if such business forms less than 5% of net written premiums or where CIMA has otherwise granted prior approval. Only exempted companies that have a minimum of two directors may be licensed as class B insurers.

Capital and Solvency Requirements

Because NER SPC will be predominately focused on reinsuring business from insurers domiciled in the U.S., NER SPC has committed to follow RBC requirements based on guidelines of the NAIC. The NAIC is the U.S. standard-setting and regulatory support organization created and governed by the chief insurance regulators from the 50 U.S. states, the District of Columbia and five U.S. territories.

Under RBC requirements, an insurer submits a RBC Report, which compares an insurer’s TAC to its ACL, each such term as defined pursuant to applicable law. A company’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items deemed to have greater underlying risk and lower for items deemed to have less underlying risk. Statutory RBC is measured on two bases, ACL and company action level RBC, which we refer to as CAL, with ACL calculated as one-half of CAL. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically report and are compared using the CAL standard.

RBC is a method of measuring the level of capital appropriate for an insurance company to support its overall business operations, in light of its size and risk profile. It provides a means of assessing capital adequacy, where the degree of risk taken by the insurer is the primary determinant. The value of an insurer’s TAC in relation to its RBC, together with its trend in its TAC, is used as a basis for determining regulatory action that an insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include:

•	CAL: The insurer is required to submit a plan for corrective action when its TAC is equal to or less than 200% of ACL;

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Regulatory Action Level: The insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action when its TAC is equal to or less than 150% of ACL;

•	ACL: Regulators may place the insurer under regulatory control when its TAC is equal to or less than 100% of ACL; and

•	Mandatory Control Level: Regulators are required to place the insurer under regulatory control when its TAC is equal to or less than 70% of ACL.

Every insurer must calculate and record its minimum capital requirement. Any insurer which fails to meet its minimum capital requirement must notify CIMA as soon as possible. CIMA may require such insurer to submit a remedial action plan or provide additional information, or it may direct the insurer to take any action CIMA deems appropriate.

Financial Statements and Auditors

Every licensed insurer is required to prepare audited financial statements in accordance with internationally recognized accounting standards by an independent auditor approved by CIMA. Auditors approved by CIMA must be appointed. An insurer carrying on long term business must, in addition to preparing audited financial statements, prepare annually an actuarial valuation of its assets and liabilities (including loss and loss expense provisions), certified by an approved actuary, so as to enable CIMA to be satisfied as to the insurer’s solvency.

Economic Substance

The Cayman ESA applies, subject to certain exceptions, to a defined class of relevant entities, which includes NER SPC.

Relevant entities that carry on relevant activities are required to meet an ES Test in respect of their relevant activities conducted in the Cayman Islands. Each of these categories is further defined within the Cayman ESA and the related guidance notes. Included within the definition of “relevant activity” under the Cayman ESA includes “insurance business”. NER SPC carries on insurance business and, as noted above, is a relevant entity. Accordingly, NER SPC is required to comply with the obligations under the Cayman ESA.

All Cayman Islands entities are required to notify the TIA on an annual basis of, among other things, whether they are carrying on a “relevant activity” (as defined in the Cayman ESA) and, if so, whether they are a “relevant entity”. A relevant entity that is carrying on a relevant activity and is required to satisfy the ES Test must also prepare and submit to the TIA an economic substance return for the purpose of the TIA’s determination of whether the ES Test has been satisfied in relation to that relevant activity.

Non-compliance with the Cayman ESA will result in significant financial penalties and continued non-compliance may result in an application by the TIA to the Cayman Islands Grand Court for an order that the entity is defunct.

Anti-Money Laundering and Proceeds of Crime Legislation

The Proceeds of Crime Act (2020 Revision), the Anti-Money Laundering Regulations (2020 Revision), which we refer to as the Cayman AML Regulations, as amended and the Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands dated 5 June 2020, collectively which we refer to as the Cayman Anti-Money Laundering Legislation, constitute the Cayman Islands’ anti-money laundering regime.

The Cayman AML Regulations have specific provisions which apply to relevant financial businesses including banks, trust companies and licensed insurers. In addition to creating offences relating to money laundering (or the giving of assistance in such activities), the Cayman Anti-Money Laundering Legislation confers expansive information gathering powers upon the Cayman Islands Financial Reporting Authority. There are also provisions empowering the court to make client information, seizure and/or confiscation orders. Regulated institutions have a duty of vigilance, meaning they must, amongst other things, (i) verify their clients’ identity and bona fides, (ii) monitor, recognize and report suspicious transactions, (iii) maintain certain records for the time period prescribed, and (iv) train employees and staff to recognize possible unlawful activities.

Data Protection

To the extent the NER SPC will be collecting and processing personal data, it will be a data controller under the Cayman Islands Data Protection Act, 2017, which we refer to as the Cayman DPA. Data controllers must provide data subjects with a privacy notice containing certain prescribed information.

If a third party is engaged to process personal data on behalf of NER SPC (such as “know your client” information), the Cayman DPA requires that a contract be put in place between the two parties under which the data processor is to act only on the data controller’s instructions and comply with obligations equivalent to those imposed on the data controller.

Data controllers must ensure the personal data they hold is accurate and is not kept for longer than necessary to fulfil the original collection purpose.

Bermuda

The Bermuda Insurance Act regulates the insurance business of Bermuda reinsurance entities and provides that no person may carry on any insurance business in or from within Bermuda unless registered as an insurer under such act by the BMA. The BMA is required by the Bermuda Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise to operate an insurance business.

The continued registration of an insurer is subject to the insurer complying with the terms of its registration and such other conditions as the BMA may impose from time to time. The Bermuda Insurance Act also grants to the BMA powers to supervise, investigate and intervene in the affairs of insurance companies.

The Bermuda Insurance Act imposes on Bermuda insurance companies solvency standards as well as auditing and reporting requirements.

NER Ltd. is expected to be registered under the Bermuda Insurance Act to carry on long-term business, generally defined to include life, annuity and accident and health insurance, as a Class E insurer. Class E is the license class for long-term insurers and reinsurers with total assets of more than $500 million that are not registrable as a single-parent or multi-owner long-term captive insurer or reinsurer. NER Ltd. is not licensed to conduct general business and has not sought authorization as reinsurer in any state or jurisdiction of the U.S.

Cancellation of Insurer’s Registration

The BMA is entitled to cancel the registration of NER Ltd. if it fails to comply with its obligations under the Bermuda Insurance Act, or if the BMA believes that NER Ltd. has not been carrying on business in accordance with sound insurance principles.

Public Disclosure

The BMA requires all commercial insurers and insurance groups, subject to certain exceptions, to prepare and publish a financial condition report on their website.

Non-insurance Business

Class E insurers are not permitted to engage in non-insurance business unless such non-insurance business is ancillary to its core business. Non-insurance business means any business other than insurance business and includes carrying on investment business, managing an investment fund as operator, carrying on business as a fund administrator, carrying on banking business, underwriting debt or securities or otherwise engaging in investment banking, engaging in commercial or industrial activities and carrying on the business of management, sales or leasing of real property.

Annual Financial Statements, Annual Statutory Financial Return and Annual Capital and Solvency Return

Class E insurers must file annual statutory financial statements, a capital and solvency return and annual audited financial statements within four months of the end of each fiscal year, unless such deadline is specifically extended. The Bermuda Insurance Act also prescribes rules for the preparation and substance of statutory financial statements, which include detailed information and analysis regarding premiums, claims, reinsurance and investments of the insurer.

Minimum Margin of Solvency, Enhanced Capital Requirement and Restrictions on Dividends and Distributions

Class E insurers must at all times maintain a minimum margin of solvency, which we refer to as MMS, and an enhanced capital requirement, which we refer to as ECR, in accordance with the provisions of the Bermuda Insurance Act and related regulation. The Bermuda Insurance Act and related regulation mandates certain actions and filings with the BMA if an insurer fails to meet and/or maintain its ECR or MMS including the filing of a written report detailing the circumstances giving rise to the failure and the manner and time within which the insurer intends to rectify the failure.

The MMS that a Class E insurer is required to maintain with respect to its long-term business is the greater of (1) $8 million, (2) 2% of the first $500 million of assets plus 1.5% of applicable assets above $500 million or (3) 25% of the ECR as reported at the end of the relevant year.

The BMA has embedded an EBS framework as part of the BSCR that forms the basis for an insurer’s ECR. The premise underlying the EBS framework is the idea that assets and liabilities should be valued on a consistent economic basis. Under the Bermuda Regulatory framework there are two solvency calculations: (1) a Class E insurer must have total statutory capital and surplus as reported on the insurer’s statutory balance sheet greater than the MMS calculated pursuant to the Insurance Account Rules 2016; and (2) under the Insurance (Prudential Standards) (Class C, Class D and Class E Solvency Requirement) Rules 2011 an insurer is required to maintain available statutory economic capital and surplus in an amount that is equal to or exceeds the value of its ECR.

A Class E insurer’s ECR is established by reference to the Class E BSCR model. Each BSCR model provides a method for determining an insurer’s capital requirements (statutory economic capital and surplus) by taking into account the risk characteristics of different aspects of the insurer’s business. The BSCR formula establishes capital requirements for fourteen categories of risk: fixed income investment risk, equity investment risk, long-term interest rate/liquidity risk, currency risk, concentration risk, credit risk, operational risk and seven categories of long-term insurance risk. For each category, the capital requirement is determined by applying shocks to asset, premium, reserve, creditor, probable maximum loss and operation items, with higher shocks applied to items with greater underlying risk and lower shocks for less risky items.

A Class E insurer which at any time fails to meet its applicable ECR shall, upon becoming aware of such failure or upon having reason to believe that such a failure has occurred, immediately notify the BMA in writing. Within 14 days of such notification, such insurer shall file with the BMA a written report containing details of the circumstances leading to the failure and a plan detailing the specific actions to be taken to rectify the failure, and the time within which the insurer intends to rectify the failure. Within 45 days of becoming aware of such failure, or of having reason to believe that such a failure has occurred, such insurer shall furnish the BMA with: (1) unaudited statutory economic balance sheets and unaudited interim statutory financial statements prepared in accordance with GAAP covering such period as the BMA may require; (2) an opinion of the approved actuary in relation to total long-term business insurance technical provisions as set out in the statutory economic balance sheet, where applicable; (3) a long-term business solvency certificate in respect of the financial statements; and (4) a capital and solvency return reflecting an ECR prepared using post-failure data where applicable.

Under the Bermuda Insurance Act, an insurer is prohibited from declaring or paying a dividend if in breach of its ECR or MMS or if the declaration or payment of such dividend would cause such a breach. Where an insurer fails to meet its MMS on the last day of any financial year, it is prohibited from declaring or paying any dividends during the next financial year without the approval of the BMA. The Bermuda Insurance Act also prohibits certain classes of insurer, including a Class E insurer, from paying a dividend in an amount exceeding 25% of the prior year’s total statutory capital and surplus, unless at least two members of the insurer’s board of directors and its principal representative sign and submit to the BMA an affidavit attesting that a dividend in excess of this amount would not cause such insurer to fail to meet its relevant margins. In certain instances, insurers are also required to provide prior notice to the BMA in advance of the payment of dividends. In the event that such an affidavit is submitted to the BMA in accordance with the Bermuda Insurance Act, and further subject to the insurer meeting its applicable MMS and ECR, such insurer is permitted to distribute up to the sum of 100% of statutory surplus and an amount less than 15% of its total statutory capital. Distributions in excess of this amount require the approval of the BMA. Further, certain insurers, including a Class E insurer, must obtain the BMA’s prior approval before reducing its total statutory capital as shown in its previous financial year statutory balance sheet by 15% or more. NER Ltd. will also be prohibited after registration as a Class E insurer from declaring or paying any dividends unless the value of its long-term business assets exceeds its long-term business liabilities, as certified by its approved actuary, by the amount of the dividend and at least the MMS. These restrictions on declaring or paying dividends and distributions under the Bermuda Insurance Act are in addition to those under the BCA which apply to all Bermuda companies. Under the BCA a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (1) the company is, or would after the payment be, unable to pay its liabilities as they become due, or (2) the realizable value of the company’s assets would thereby be less than its liabilities.

Eligible Capital

To enable the BMA to better assess the quality of the insurer’s capital resources, Class E insurers are required to disclose the makeup of its capital in accordance with the ‘3-tiered capital system.’ Under this system, all of the insurer’s capital instruments must be classified as either basic or ancillary capital. All capital instruments are further classified into one of three tiers based on their “loss absorbency” characteristics. Highest quality capital will be classified as Tier 1 Capital, lesser quality capital will be classified as either Tier 2 Capital or Tier 3 Capital. Under this regime, up to certain specified percentages of Tier 1, Tier 2 and Tier 3 Capital may be used to support the insurer’s MMS, ECR and TCL. The Bermuda Insurance Act requires that Class E insurers have Tier 1 Capital equal to or greater than 50% of the value of its ECR, Tier 2 Capital not greater than Tier 1 Capital and Tier 3 Capital of not more than 17.65% of the aggregate of its Tier 1 Capital and Tier 2 Capital.

The characteristics of the capital instruments that must be satisfied to qualify as Tier 1, 2 and 3 Capital are set forth in the Insurance (Eligible Capital) Rules 2012, and any amendments thereto. Under those rules, Tier 1, 2 and 3 Capital may, until January 1, 2026, include capital instruments with the following characteristics: (1) non-redeemable or settled only with the issuance of an instrument of equal or higher quality upon a breach in the ECR (Tier 1, 2 and 3 Capital); (2) coupon payment on the instrument be cancellable or deferrable indefinitely, upon breach in the ECR (Tier 1 and 2 Capital); or (3) coupon payment on the instrument be cancellable or deferrable indefinitely upon breach in the MMS (Tier 3 Capital).

Code of Conduct

Every Bermuda registered insurer must comply with the Insurance Code of Conduct, which we refer to as the Bermuda Code of Conduct, which prescribes the duties and standards that must be complied with to ensure sound corporate governance, risk management and internal controls are implemented. The BMA will assess an insurer’s compliance with the Bermuda Code of Conduct in a proportionate manner relative to the nature, scale and complexity of its business. Failure to comply with the requirements of the Bermuda Code of Conduct will be taken into account by the BMA in determining whether an insurer is conducting its business in a sound and prudent manner as prescribed by the Bermuda Insurance Act and may result in the BMA exercising its powers of intervention and investigation (see below) and, if applicable, will be a factor in calculating the operational risk charge under each insurer’s BSCR or approved internal model.

Fit and Proper Controllers

The BMA maintains supervision over the “controllers” of all registered insurers in Bermuda. For these purposes, a “controller” includes (1) the managing director of the registered insurer or its parent company, (2) the chief executive of the registered insurer or of its parent company, (3) a shareholder controller, and (4) any person in accordance with whose directions or instructions the directors of the registered insurer or its parent company are accustomed to act.

The definition of shareholder controller is set out in the Bermuda Insurance Act but generally refers to (1) a person who holds 10% or more of the shares carrying rights to vote at a shareholders’ meeting of the registered insurer or its parent company, (2) a person who is entitled to exercise 10% or more of the voting power at any shareholders’ meeting of such registered insurer or its parent company or (3) a person who is able to exercise significant influence over the management of the registered insurer or its parent company by virtue of its shareholding or its entitlement to exercise, or control the exercise of, the voting power at any shareholders’ meeting.

Under the Bermuda Insurance Act, shareholder controller ownership is defined as follows:

Actual Shareholder Controller Voting Power	Defined Shareholder Controller Voting Power
10% or more but less than 20%	10%
20% or more but less than 33%	20%
33% or more but less than 50%	33%
50% or more	50%

Where the shares of a registered insurer, or the shares of its parent company, are traded on a recognized stock exchange, and such shareholder becomes a 10%, 20%, 33%, or 50% shareholder controller of the insurer, that shareholder shall, within 45 days, notify the BMA in writing that such shareholder has become, or as a result of a disposition ceased to be, a controller of any such category.

Any person or entity who contravenes the Bermuda Insurance Act by failing to give notice or knowingly becoming a controller of any description before the required 45 days has elapsed is guilty of an offense under Bermuda law and liable to a fine of $25,000 on summary conviction.

The BMA may file a notice of objection to any person or entity who has become a controller of any category when it appears that such person or entity is not, or is no longer, fit and proper to be a controller of the registered insurer. Before issuing a notice of objection, the BMA is required to serve upon the person or entity concerned a preliminary written notice stating the BMA’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the person or entity served may, within 28 days, file written representations with the BMA which shall be taken into account by the BMA in making its final determination. Any person or entity who continues to be a controller of any description after having received a notice of objection is guilty of an offense and liable on summary conviction to a fine of $25,000 (and a continuing fine of $500 per day for each day that the offense is continuing) or, if convicted on indictment, to a fine of $100,000 and/or 2 years in prison.

Notification of Material Changes

All registered insurers are required to give notice to the BMA of their intention to effect a material change within the meaning of the Bermuda Insurance Act. For the purposes of the Bermuda Insurance Act, the following changes are material: (1) the transfer or acquisition of insurance business, including portfolio transfers or corporate restructurings, pursuant to a court-approved scheme of arrangement under Section 25 of the Bermuda Insurance Act or Section 99 of the BCA, (2) the amalgamation with or acquisition of another firm, (3) engaging in unrelated business that is retail business, (4) the acquisition of a controlling interest in an undertaking that is engaged in non-insurance business which offers services and products to persons who are not affiliates of the insurer, (5) outsourcing all or substantially all of the company’s actuarial, risk management, compliance or internal audit functions, (6) outsourcing all or a material part of an insurer’s underwriting activity, (7) the transfer other than by way of reinsurance of all or substantially all of a line of business, (8) the expansion into a material new line of business, (9) the sale of an insurer and (10) outsourcing of an “officer” role, as such term is defined by the Bermuda Insurance Act.

Once registered as a Class E insurer, NER Ltd. may not take any steps to give effect to a material change unless they have first served notice on the BMA that they intend to effect such material change and before the end of 30 days, either the BMA has notified NER Ltd. in writing that the BMA has no objection to such change or that period has lapsed without the BMA having issued a notice of objection.

Before issuing a notice of objection, the BMA is required to serve upon the insurer a preliminary written notice stating the BMA’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the insurer may, within 28 days, file written representations with the BMA, which the BMA would take into account in making its final determination.

Supervision, Investigation and Intervention

The BMA may appoint an inspector with powers to investigate the affairs of an insurer if the BMA believes that an investigation is required in the interests of the insurer’s policyholders or potential policyholders. In order to verify or supplement information otherwise provided to the inspector, the BMA may direct an insurer to produce documents or information relating to matters connected with its business.

If it appears to the BMA that there is a risk of an insurer becoming insolvent, or that it is in breach of the Bermuda Insurance Act or any conditions imposed upon its registration, the BMA may, among other things, direct the insurer (1) not to take on any new insurance business, (2) not to vary any insurance contract if the effect would be to increase its liabilities, (3) not to make certain investments, (4) to liquidate certain investments, (5) to maintain or transfer to the custody of a specified bank, certain assets, (6) not to declare or pay any dividends or other distributions or to restrict the making of such payments, (7) to limit its premium income, (8) not to enter into any specified transaction with any specified persons or persons of a specified class, (9) to provide the BMA with such financial information regarding the insurer as the BMA may request, (10) to obtain the opinion of an actuary loss reserve specialist for submission to the BMA, and (11) to remove a controller or officer.

Exchange Control

The permission of the BMA is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted permission. The BMA, in its notice to the public dated June 1, 2005, granted a general permission on which we intend to rely, for the issue and subsequent transfer of securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes in a number of circumstances, including for so long as any shares of the company entitled to vote for or appoint one or more directors of the company are listed on an “Appointed Stock Exchange” (which includes the NYSE and the TSX).

Economic Substance Act 2018

Similar to the economic substance legislation in the Cayman Islands, in December 2018, the Bermuda ESA came into effect in Bermuda. Under the provisions of the Bermuda ESA, every Bermuda registered entity, other than an entity which is resident for tax purposes in certain jurisdictions outside of Bermuda, that carries on as a business any one or more “relevant activities” referred to in the Bermuda ESA must satisfy economic substance requirements by maintaining a substantial economic presence in Bermuda. Under the Bermuda ESA, insurance or holding entity activities (both as defined in the Bermuda ESA and Economic Substance Regulations 2018) are relevant activities. To the extent that the Bermuda ESA applies to any of our entities registered in Bermuda, we will be required to demonstrate compliance with economic substance requirements by filing an annual economic substance declaration with the Registrar of Companies in Bermuda.

Any entity that must satisfy economic substance requirements but fails to do so could face automatic disclosure to competent authorities in the E.U. of the information filed by the entity with the Bermuda Registrar of Companies in connection with the economic substance requirements and may also face financial penalties, restriction or regulation of its business activities and/or removal from the list of registered entities in Bermuda.

Anti-Money Laundering, Anti-Terrorist Financing and Proceeds of Crime Legislation

The key elements of the anti-money laundering and anti-terrorist framework in Bermuda include the Proceeds of Crime Act 1997, the Proceeds of Crime (Anti-Money Laundering and Anti-Terrorist Financing) Regulations 2008, the Anti-Terrorism (Financial and Other Measures) Act 2004, the Financial Intelligence Agency Act 2007; the Proceeds of Crime (Anti-Money Laundering and Anti-Terrorist Financing Supervision and Enforcement) Act 2008 and Guidance Notes for Regulated Financial Institutions on Anti-Money Laundering and Anti-Terrorist Financing, September 2016 (which we collectively refer to as the Bermuda AML Framework).

Our company and NER Ltd. must each comply with their respective obligations under the Bermuda AML Framework including the requirement to report suspicious activity in accordance with the Proceeds of Crime Act 1997. Bermuda money laundering offences include: (i) concealing or transferring proceeds of criminal conduct; (ii) assisting another to retain proceeds of criminal conduct; (iii) acquisition, possession or use of proceeds of criminal conduct; (iv) failure to disclose knowledge or suspicion of money laundering; and (v) tipping off.

Bermuda incorporated entities, such as our company and NER Ltd., must also comply with the requirements imposed under the International Sanctions Act 2003 and International Sanctions Regulations 2013, which we refer to as the Bermuda Sanctions Regime. Each of our company and NER Ltd. will have risk-based systems and procedures in place to ensure that it is not subject to, involved with, or does business within a sanctioned or embargoed country or with a sanctioned entity or individual.

There are serious consequences for failing to comply with the Bermuda AML Framework and Bermuda Sanctions Regime, including criminal penalties. The Bermuda AML Framework also gives investigative powers to law enforcement agencies to undertake production orders, search warrants and monitoring orders. The BMA has enforcement powers and can impose civil penalties on institutions that it determines have failed to comply.

Privacy Laws

PIPA regulates how any individual, entity or public authority may use personal information. PIPA reflects a set of internationally accepted privacy principles and good business practices for the use of personal information. Although PIPA was passed on July 27, 2016, the sections that are currently in effect are limited to those that relate to the establishment and appointment of the PIPA commissioner, the hiring of the PIPA commissioner’s staff, and the general authority of the PIPA commissioner to inform the public about PIPA. The date for further implementation of the PIPA has yet to be confirmed, but is expected to occur in the first half of 2021.

Canada

Brookfield Annuity is governed by the ICA. The ICA is administered, and activities of Brookfield Annuity are supervised, by OSFI, the primary regulator of Canadian federal financial institutions.

The ICA requires the filing of annual and other reports on the financial condition of insurance companies, provides for periodic examinations of insurance companies’ affairs, imposes restrictions on transactions with related parties, and sets out requirements governing certain aspects of insurance companies’ businesses.

OSFI has extensive powers to intervene in the affairs of regulated insurance companies, including the power to request information or documents, to conduct investigations, to require that appropriate actions are taken to address issues identified by OSFI and to levy fines. OSFI may intervene and assume control of an insurance company governed by the ICA if OSFI deems that the amount of the company’s available capital is not sufficient.

Capital Requirements

The ICA requires Canadian insurance companies to maintain adequate levels of capital at all times.

Capital requirements for Brookfield Annuity are governed by the LICAT guideline. LICAT uses a risk-based approach for measuring specified risks and for aggregating the results to calculate the amount of regulatory capital required to support these risks. LICAT measures the capital adequacy of a life insurer using a Total Ratio and a Core Ratio and is one of several indicators used by OSFI to assess a life insurer’s financial condition. The Total Ratio is the Available Capital plus Surplus Allowance and Eligible Deposits divided by a Base Solvency Buffer as described below.

Available Capital under LICAT includes common shares, contributed surplus, retained earnings, the participating account, accumulated currency translation account, unrealized gains and losses on available for sale equity and debt securities, qualifying preferred shares, innovative capital instruments and subordinated debt. Under LICAT, certain deductions are made from Available Capital, including but not limited to goodwill, intangible assets, a portion of deferred tax assets, and controlling interests in non-life financial corporations.

The calculation of the Total Ratio takes into consideration other aspects of the balance sheet that are available as loss absorbing capacity, including the Surplus Allowance and Eligible Deposits. The Surplus Allowance includes the provisions for adverse deviations for non-economic and risk-free interest rate assumptions. The Eligible Deposits consist of the excess deposits held for unregistered reinsurers and claims fluctuation reserves.

The Base Solvency Buffer is equal to the aggregated capital requirements, net of credits for diversification and qualifying participating and adjustable products, multiplied by a scalar of 1.05. The capital requirements cover the following five risk components: market risk, credit risk, insurance risk, operational risk and segregated funds guarantee risk.

LICAT sets a Supervisory Target Total Ratio of 100% and a minimum Total Ratio of 90%. OSFI expects each life insurance company to establish an internal target capital level that provides a cushion above the regulatory requirements. This cushion allows for coping with volatility in markets and economic conditions and enhances flexibility in capital management to consider aspects such as innovations in the industry, consolidation trends and international developments. OSFI may require that a higher amount of capital be available, taking into account such factors as operating experience and diversification of asset or insurance portfolios.

Investment Powers

Under the ICA, Brookfield Annuity must maintain a prudent portfolio of investments and loans, subject to certain overall limitations on the amount it may invest in certain classes of investments. Additional restrictions (and in some cases, the need for regulatory approvals) limit the type of investment that Brookfield Annuity can make in excess of 10% of the voting rights or 25% of the equity of any entity.

Restrictions on Shareholder Dividends and Capital Transactions

The ICA prohibits the declaration or payment of any dividend on shares of an insurance company if there are reasonable grounds for believing an insurance company does not have adequate capital and adequate and appropriate forms of liquidity, or declaration or the payment of the dividend would cause the insurance company to be in contravention of any regulation made under the ICA respecting the maintenance of adequate capital and adequate and appropriate forms of liquidity, or any direction made to the company by the Superintendent. The ICA also requires an insurance company to notify the Superintendent of the declaration of a dividend at least 15 days prior to the date fixed for its payment. There is no current intention that Brookfield Annuity will pay dividends.

The ICA also prohibits the purchase for cancellation of shares issued by an insurance company or the redemption of redeemable shares or other similar capital transactions, if there are reasonable grounds for believing that the company does not have, or the payment would cause the company not to have, adequate capital or liquidity, or upon any direction made by the Superintendent. Further, any redemption or purchase for cancellation of shares issued by an insurance company or similar capital transactions are prohibited without the prior approval of the Superintendent.

Constraints on Shares

The ICA contains restrictions on the purchase or other acquisition, issue, transfer and voting of the shares of Brookfield Annuity. Pursuant to these restrictions, no person is permitted to acquire any shares of Brookfield Annuity if the acquisition would cause the person to have a “significant interest” in any class of shares of Brookfield Annuity, unless the prior approval of the Minister of Finance (Canada) is obtained. In addition, Brookfield Annuity is not permitted to record in its securities register any transfer or issue of shares if the transfer or issue would cause the person to have a “significant interest” in Brookfield Annuity.

A person has a significant interest in a class of shares of Brookfield Annuity where the aggregate of any shares of that class beneficially owned by that person, any entity controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all the outstanding shares of that class of shares of Brookfield Annuity.

If a person contravenes these restrictions, the Minister of Finance may, by order, direct such person to dispose of all or any portion of those shares. In addition, the ICA prohibits life insurance companies, including Brookfield Annuity, from recording in its securities register a transfer or issue of any share to Her Majesty in right of Canada or of a province, an agent or agency of Her Majesty, a foreign government or an agent or agency of a foreign government and provides further that no person may exercise the voting rights attached to those shares of an insurance company. The ICA exempts from such constraints certain foreign financial institutions which are controlled by foreign governments and eligible agents provided certain conditions are satisfied.

Provincial/Territorial Insurance Regulation

In Canada, life insurance is also subject to regulation and supervision in each province and territory in Canada. Provincial/territorial insurance regulation is primarily concerned with market conduct matters, the rights and obligations under insurance contracts, and the licensing and oversight of insurance intermediaries. In addition to those regulations, guidelines adopted by the Canadian Life and Health Insurance Association govern several aspects of Brookfield Annuity’s business.

Client Protection for Financial Institution Failure

Brookfield Annuity’s policyholders are provided protection from an insolvency through Assuris, a not for profit organization that is funded by its member insurance companies, which we refer to as Assuris. Every life insurance company authorized to sell insurance policies in Canada is required, by the federal, provincial and territorial regulators, to become a member of Assuris. Assuris provides separate protection for individual, group, registered and non-registered, life insurance policies and annuity policies.

Anti-Money Laundering and Proceeds of Crime Legislation

The Criminal Code (Canada) establishes offences relating to money laundering (and the giving of assistance in such activities). The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), which we refer to as the PCMLTA, and its regulations apply to relevant financial businesses including banks, trust companies and licensed insurers. The PCMLTFA confers expansive information gathering powers upon the Financial Transactions Reports Analysis Centre of Canada. Regulated institutions must, amongst other things,

(i) verify their clients’ identity and bona fides, (ii) assess money laundering and terrorist financing risks and take appropriate mitigation measures, (iii) monitor, recognize and report suspicious transactions, (iv) maintain certain records for the time period prescribed, and (v) train employees and staff to recognize possible unlawful activities.

Privacy Laws

Canadian Privacy Laws, primarily the federal Personal Information Protection and Electronic Documents Act, which we refer to as PIPEDA, govern the collection, use and disclosure of personal information by Brookfield Annuity, including how personal information must be protected domestically and when transferred outside of Canada. Canadian Privacy Laws are enforced by the federal Office of the Privacy Commissioner of Canada and provincial Information and Privacy Commissioners. The federal government has recently tabled a bill that proposes to replace the data protection parts of PIPEDA with new legislation that will increase organizations’ obligations to individuals in some respects. However, that legislation is not expected to come into force before 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

This management’s discussion and analysis, which we refer to as MD&A, covers the financial position as at December 31, 2020 and December 31, 2019, as well as the results of operations for the years ended December 31, 2020, 2019 and 2018, of our predecessor BAH. The information in this MD&A should be read in conjunction with the audited consolidated financial statements as at December 31, 2020 and December 31, 2019 and for each of the three years in the period ended December 31, 2020 of BAH, and the accompanying notes to such financial statements contained elsewhere in this prospectus, which are prepared in accordance with IFRS, as issued by the IASB.

In addition to historical information, this MD&A contains forward-looking statements. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. See “Special Note Regarding Forward-Looking Information”.

Basis of Presentation

Our company is a newly formed company incorporated under the laws of Bermuda created for the purpose of consolidating our predecessor entities and facilitating the special dividend by Brookfield Asset Management of our class A exchangeable shares.

As part of the special dividend, it is anticipated that our wholly-owned subsidiary, BAM Re Holdings, will acquire BAH and its wholly owned subsidiaries, Brookfield Annuity, NER Ltd. and NER SPC, through the Transactions. Our company and BAH are indirect wholly-owned subsidiaries of Brookfield Asset Management and therefore the Transactions are common control transactions recorded at historical carrying values. BAH is our predecessor for financial reporting purposes.

The principal operating entities of our company generally maintain their own independent management and infrastructure.

Overview of Our Business

Our company was established by Brookfield Asset Management to own and operate a leading reinsurance business focused on providing capital-based solutions to insurance companies and their stakeholders. Through our operating subsidiaries, we will provide annuity-based reinsurance products to insurance and reinsurance companies and will also act as a direct issuer of pension risk transfer products for pension plan sponsors. In doing so, we seek to match long-duration liabilities with a portfolio of high-quality investments in order to generate attractive, risk-adjusted returns within our business. We intend to leverage our relationship with Brookfield in order to opportunistically source new business and deploy our capital in assets that are tailored to our investment needs. Our relationship with Brookfield provides us with access to a diverse mix of leading alternative investment strategies that we believe are well suited for this purpose.

Our principal investment is a 100% economic interest in BAH, which in turn fully owns our pension risk transfer business operated through Brookfield Annuity, a Canadian domiciled, licensed and regulated direct life insurance company.

We currently have a single operating segment related to our pension risk transfer business. Going forward, we plan to focus primarily on growing our annuities-based reinsurance business, which we refer to as our annuities business. Over time, we may look for opportunities to expand our reinsurance business to cover other longer-duration products such as life insurance and structured settlements. See “Our Business” for further details.

Annuities

Within our annuities business, we are focused primarily on the reinsurance of annuity-based products, and will primarily seek to reinsure annuity-based products for direct insurers and other reinsurers operating in North America and Western Europe.

Annuities are insurance contracts that provide a defined income stream, typically for retirement planning. Policyholders deposit money with an insurance company in return for a fixed stream of cash flows either immediately or in the future. Reinsurance is an arrangement whereby an insurance company, the reinsurer, agrees to indemnify another insurance company, referred to as the ceding company or cedant, for all or a portion of the insurance risks that are underwritten by the ceding company. Reinsurance serves multiple purposes, including to (1) transfer insurance risk off of a ceding company’s balance sheet, enabling it to more efficiently manage balance sheet capacity to increase the volume of business it can underwrite, (2) stabilize a ceding company’s operating results, (3) assist the cedant in achieving applicable regulatory requirements, and (4) optimize the overall financial strength and capital structure of the cedant.

Reinsurance may be structured as a block transaction, pursuant to which a reinsurer contractually assumes assets and liabilities associated with an in-force book of business, or as a flow arrangement, pursuant to which a reinsurer contractually agrees to assume assets and liabilities for future business.

We primarily seek to reinsure three types of annuity products: fixed annuities, fixed index annuities and payout annuities.

Fixed Annuities

A FA is a type of insurance contract that provides a fixed rate of investment return (often referred to as a crediting rate) for a specified period of time. Fixed rate reset annuities have a crediting rate that is typically guaranteed for a period of one year, after which insurers are able to change the crediting rate at their discretion, generally to any rate at or above a previously guaranteed minimum rate.

Insurers earn income on FA contracts by generating a net investment spread, which is based on the difference between income earned on the investments supporting the liabilities and the crediting rate owed to customers.

Fixed Index Annuities

A FIA is an insurance contract in which the policyholder makes one or more premium deposits that earn interest at a crediting rate based on a specified market index. Policyholders are entitled to recurring or lump sum payments for a specified period of time. FIAs provide policyholders with the ability to earn interest without significant downside risk to their principal balance. A market index tracks the performance of a specific group of stocks or other assets representing a particular segment of the market, or in some cases, an entire market. A policyholder’s crediting rate in relation to a market index is based on the change in the relevant market index, subject to a pre-defined cap (a maximum rate that may be credited), spread (a credited rate determined by reducing a specific rate from the index return) and/or a participation rate (a credited rate equal to a percentage of the index return).

Insurers earn income on FIA contracts based on a net investment spread, which is the difference between income generated on investments supporting the liabilities and the interest that is credited to policyholders.

Payout Annuities

A payout annuity is an income-generating insurance product. In exchange for a lump sum premium, the policyholder receives a series of guaranteed income payments for one lifetime, two lifetimes or a specified period of time.

Insurers earn income on payout annuity contracts based on a net investment spread, which is the difference between income generated on investments supporting the liabilities and the interest that is credited to policyholders.

We intend to operate our annuities business through NER SPC and, once licensed, NER Ltd. As of the date of this prospectus, we have not entered into any reinsurance contracts.

Pension Risk Transfer

Pension risk transfer is the transfer by a corporate sponsor of the risks (or some of the risks) associated with the sponsorship and administration of a pension plan, in particular, investment risk and longevity risk, which is the risk of an increase in life expectancy of plan beneficiaries. These risks can be transferred either to an insurer like us through a group annuity transaction, or to an individual through a lump sum settlement payment. Pension risk transfer using insurance typically involves a single premium group annuity contract that is issued by an insurer, permitting the corporate pension plan sponsor to discharge certain pension plan liabilities from its balance sheet.

A pension risk transfer insurance transaction may be structured as either a buy-out annuity or a buy-in annuity. Under a buy-out annuity, a direct insurer enters into a group annuity contract with the plan sponsor and assumes the liability to fund, administer and pay benefits covered under the contract directly to the individual pension plan members covered under the contract. Under a buy-in annuity, the insurer enters into a group annuity contract with the plan sponsor and is liable to fund and pay the benefits covered under the contract to the pension plan fund, with the plan sponsor retaining the liability to administer and pay pension benefits to plan members. In both cases, the insurer assumes the investment and longevity risk.

Insurers earn income on buy-out and buy-in group annuities by generating a net investment spread, which is based on the difference between income earned on the investments supporting the annuity contract and the cost of the pension liabilities assumed.

Today, our pension risk transfer business is operated primarily through Brookfield Annuity, a Canadian domiciled, licensed and regulated direct life insurance company that provides pension risk transfer solutions to organizations across Canada. Brookfield Annuity is led by a team of experts with an average of over 25 years of experience in group annuities, pensions, insurance and investments.

Brookfield Annuity was incorporated in August 2016 as a wholly-owned indirect subsidiary of Brookfield Asset Management and wrote its first group annuity policy in the first quarter of 2017. As of December 31, 2020, Brookfield Annuity had $1.4 billion (C$1.7 billion) of policyholder reserves.

Life Insurance

Although today our business is focused primarily on annuity-based products, in the future we may look to expand our reinsurance business to cover other longer-duration products, including life insurance. Life insurance is a contract between an insurer and the insured person in which the insurer guarantees payment of a death benefit to named beneficiaries in exchange for premiums paid by the insured person. Insurers generate income based upon the income earned on assets invested in connection with the policy relative to the cost of administration and the death benefit paid.

The following financial data is derived from our predecessor’s financial statements that are prepared in accordance with IFRS. Non-IFRS measures used in this MD&A are reconciled to or calculated from such values. All dollar references, unless otherwise stated, are in U.S. Dollars.

Key Financial Data

The following presents key financial data of our company:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Gross premiums	$431,070	$503,688	$160,146
Net premiums	430,436	325,109	160,146
Net income (loss) for the year	1,608	5,527	(507)
Net income (loss) per share	18.92	67.72	(7.20)
FFO[1]	2,054	5,744	(278)
Adjusted EBITDA[1]	2,688	6,068	(167)
Adjusted ROE[1]	2%	9%	(1)%
Net investment spread[2]	0.49%	0.64%	0.69%
AUM[2]	1,192,465	701,538	372,747

1.	FFO, Adjusted EBITDA and Adjusted ROE are Non-IFRS measures. See “—Performance Measures Used by Management” and “—Reconciliation of Non-IFRS Measures”.
2.	For a description of net investment spread and AUM, see “—Performance Measures Used by Management”.

Operating Results and Financial Review

Results of Operations

Comparison of the Years Ended December 31, 2020, 2019 and 2018.

The following table summarizes the financial results of our business for the years ended December 31, 2020, 2019 and 2018:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Premiums
Gross	$431,070	$503,688	$160,146
Ceded	(634)	(178,579)	—

Net premiums	430,436	325,109	160,146
Net investment income	83,918	57,097	741
Net investment results from funds withheld	(117)

Total revenues	514,237	382,206	160,887

Benefits paid on insurance contracts
Gross	63,349	38,645	13,408
Ceded	(24,569)	(13,502)	—
Change in insurance contract liabilities
Gross	457,114	537,809	142,904
Ceded	10,496	(193,033)	—
Operating expenses	5,605	6,436	4,971
Interest expense	93	166	111

Total benefits and expenses	512,088	376,521	161,394

Net income (loss) before income taxes	2,149	5,685	(507)
Income tax expense	(541)	(158)	—

Net income (loss) for the year	$1,608	$5,527	$(507)

Net income (loss) per share	$18.92	$67.72	$(7.20)

2020 vs. 2019

For the year ended December 31, 2020, we reported net income of $1.6 million. This compares to net income of $5.5 million for the year ended December 31, 2019.

Gross premiums decreased by $72.6 million in 2020 relative to the same period in 2019. This decrease was due to a lower number of pension risk transfer, or PRT, deals closed during the period. Ceded premiums decreased by $177.9 million relative to the prior year. This is primarily related to one significant coinsurance reinsurance transaction in 2019 where we ceded $178.6 million of premiums.

Net investment income increased by $26.8 million in 2020, relative to the same period in 2019. Net investment income comprises of interest and dividends received, as well as realized and unrealized gains and losses on financial instruments. Interest and dividends received increased by $8.5 million reflecting the growth in the investment portfolio. Realized gains on financial instruments were lower by $5.8 million in 2020, relative to 2019, due to lower disposal activity in the year. Unrealized gains and losses on financial instruments in 2020 were positively impacted by strong mark-to-market performance of investments during the second half of the year resulting in $51.3 million of unrealized gains on investments and derivatives in 2020, relative to $27.0 million in 2019.

Gross benefits paid to policyholders increased by $24.7 million in 2020 due to the increase in new business within pension risk transfer. Ceded benefits represent amounts received from reinsurers. Ceded benefits in 2020 increased by $11.1 million compared with the same period in 2019 as 2020 reflects the first full year of amounts received from reinsurers on treaties entered into in 2019. The company also entered into one additional reinsurance treaty in 2020.

The gross change in insurance contract liabilities in 2020 decreased by $80.7 million compared to the same period in 2019. The change in gross contract liabilities was primarily due to the impact of market movements, such as decreasing interest rates. Ceded change in insurance contract liabilities increased by $203.5 million due to the impact of market movements on the ceded reserves in 2020.

Operating expenses decreased by $0.8 million due to a capital and sales tax recovery recognized in 2020.

2019 vs. 2018

For the year ended December 31, 2019, we reported net income of $5.5 million. This compares to a net loss of $0.5 million for the year ended December 31, 2018.

Gross premiums increased by $343.5 million in 2019 relative to the same period in 2018. This increase was due to a higher number of pension risk transfer deals closed during the period. Ceded premiums increased by $178.6 million relative to the prior year. This is primarily related to one coinsurance reinsurance transaction where we ceded $178.3 million of premiums.

Net investment income increased by $56.4 million in 2019, relative to the same period in 2018. Net investment income comprises of interest received, as well as realized and unrealized gains and losses on financial instruments. Unrealized gains and losses on financial instruments in 2018 was negatively impacted by the market-wide negative performance in late December 2018. Interest received increased by $10.6 million reflecting the growth in the investment portfolio. In 2019, we reported a gain on financial instruments of $36.2 million compared to a loss of $9.3 million in 2018. The increase in fair value movements is largely due to the positive impact of market movements in 2019 from a reduction in risk free rates and a tightening of credit spreads.

Gross benefits paid to policyholders increased by $25.2 million in 2019 due to the increase in new business within pension risk transfer. In 2019, we entered into our first reinsurance transactions with third party reinsurers.

The net change in insurance contract liabilities was comprised of a gross increase of $394.9 million and a decrease due to ceded insurance contract liabilities of $193.0 million, compared to the prior year. The change in gross and ceded insurance contract liabilities were primarily due to new pension risk transfer and reinsurance transactions within our pension risk transfer business completed during the year and the impact of market movements, such as decreasing interest rates. This was partially offset by benefit payments to policyholders and the impact of actuarial assumptions.

Operating expenses increased by $1.5 million due to higher professional fees incurred during 2019.

The following table summarizes the financial position as at December 31, 2020 and December 31, 2019:

AS AT US$ THOUSANDS	Dec. 31, 2020	Dec. 31, 2019
Statement of Financial Position
Cash and cash equivalents	$35,461	$13,361
Investments	1,192,465	701,538
Reinsurance assets	190,070	197,164
Other assets	22,259	14,648

Total assets	$1,440,255	$926,711

Insurance contract liabilities	$1,338,730	$856,364
Other liabilities	18,362	4,891

Total liabilities	1,357,092	861,255

Total equity	83,163	65,456

Total liabilities and equity	$1,440,255	$926,711

December 31, 2020 vs. December 31, 2019

Investments increased by $490.9 million over the period, primarily as a result of pension risk transfer deals closed during the period. Insurance contract liabilities increased $482.4 million during the year as a result of the new pension risk transfer deals closed during the year, as noted above.

Pension Risk Transfer Business

Our operations are organized into one business segment, pension risk transfer.

Pension risk transfer includes the management of assets to fund future pension risk transfer obligations of our annuitants. We measure operating performance primarily using FFO. FFO measures our ability to acquire net pension assets at a positive margin, and invest these assets at a return that is greater than the accretion of the annuitants’ liabilities.

Our pension risk transfer business also includes the management of our corporate overhead and liquidity to fund our on-going operations. Corporate costs generally consist of our corporate interest expense and on-going overhead costs to support the business.

The following table presents gross premiums, FFO and Adjusted EBITDA of our operating performance, disaggregated between our pension risk transfer operations and the corporate, general and administrative costs incurred to run the operations:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	Gross premiums			FFO[1]			Adjusted EBITDA[1]
	2020	2019	2018	2020	2019	2018	2020	2019	2018
Gross premiums / pension risk transfer earnings	$431,070	$503,688	$160,146	$7,847	$12,287	$4,575	$7,847	$12,287	$4,575
Interest expense	—	—	—	(93)	(166)	(111)	—	—	—
Income taxes	—	—	—	(541)	(158)	—	—	—	—
Other corporate overhead	—	—	—	(5,159)	(6,219)	(4,742)	(5,159)	(6,219)	(4,742)

Total pension risk transfer	$431,070	$503,688	$160,146	$2,054	$5,744	$(278)	$2,688	$6,068	$(167)

1.	FFO and Adjusted EBITDA are Non-IFRS measures. See “—Performance Measures Used by Management” and “—Reconciliation of Non-IFRS Measures”.

The following table presents net investment spread, Adjusted ROE, and AUM:

AS AT AND FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net investment spread[1]	0.49%	0.64%	0.69%
Adjusted ROE[2]	2%	9%	(1)%
AUM[1]	$1,192,465	$701,538	$372,747

1.	For a description of net investment spread and AUM, see “—Performance Measures Used by Management”.
2.	Adjusted ROE is a Non-IFRS measure. See “—Performance Measures Used by Management” and “—Reconciliation of Non-IFRS Measures”.

2020 vs. 2019

Gross premiums and earnings in our pension risk transfer business were $431.1 million and $7.8 million in 2020 compared to $503.7 million and $12.3 million in 2019, respectively. The decrease in gross premiums and associated decreases in FFO and adjusted EBITDA were primarily as a result of a fewer number of new agreements written in 2020.

Corporate overhead decreased to $5.2 million in 2020 from $6.2 million during 2019. The decrease in corporate was primarily as a result of a capital and sales tax recovery recognized in 2020.

Net investment spread decreased slightly in 2020 from 2019, at 0.49% and 0.64%, respectively, due to the overall lower rate environment experienced in 2020. In December 2020 we closed a large pension risk transfer deal. The impact of this transaction had an impact on net investment spread as a result of us being required to hold low yielding investments until our capital could be fully deployed and have adjusted our net investment spread for the period accordingly. As a newly regulated business that started its pension risk transfer operations approximately three years ago, our company is a highly regulated entity with greater restrictions around investment thresholds and how we can deploy our capital than companies who have a longer history of operations.

Adjusted ROE decreased from 2019 to 2020, primarily as a result of the decrease in net income in the period, as discussed in the “Operating Results and Financial Review - Results of Operations” section of this MD&A.

AUM, representing the gross value of our managed insurance assets, increased $490.9 million, primarily as a result of PRT deals closed during 2020, as well as positive mark-to-market valuations within our investment portfolio.

2019 vs. 2018

Gross premiums and earnings in our pension risk transfer business in 2019 were $503.7 million and $12.3 million for the year compared to $160.1 million and $4.6 million in 2018, respectively. The increase in gross premiums and associated increases in FFO and adjusted EBITDA were primarily as a result of more businesses written in 2019 than in 2018 and higher net investment income earned on our portfolio of financial assets.

Corporate overhead increased to $6.2 million in 2019 from $4.7 million during 2018. The increase in overhead was primarily as a result of higher compensation expense and professional fees incurred during the year as we continue to grow our franchise.

Net investment spread remained relatively flat from 2018 to 2019, at 0.64% and 0.69%, respectively. As a newly regulated business that started its pension risk transfer operations approximately three years ago, our company is a highly regulated entity with greater restrictions around investment thresholds and how we can deploy our capital than companies who have a longer history of operations.

Adjusted ROE increased from 2018 to 2019, primarily as a result in the positive increase in net income in the period, as discussed in the “Operating Results and Financial Review — Results of Operations” section of this MD&A.

AUM increased $328.8 million as a result of pension risk transfer deals closed during 2019.

Liquidity and Capital Resources

Capital Resources

We attempt to maintain sufficient financial liquidity at all times so that we are able to participate in attractive opportunities as they arise, better withstand sudden adverse changes in economic circumstances within our operating subsidiaries and maintain their payments to policyholders, as well as maintain distributions to our shareholders. Our principal sources of liquidity are cash flows from our operations, and access to our company’s third-party credit facility and our credit facility with Brookfield Asset Management. We proactively manage our liquidity position to meet liquidity needs while looking to minimize adverse impacts on investment returns. We look to structure the ownership of our assets to enhance our ability to monetize them to provide additional liquidity, if needed. Our liquidity for the period-ends noted below consisted of the following:

AS AT US$ THOUSANDS	Dec. 31, 2020	Dec. 31, 2019
Cash	$35,461	$13,361
Credit facilities	41,621	40,804
Capital commitment from Brookfield Asset Management	—	13,088

Total liquidity	$77,082	$67,253

As of the date of this prospectus, our liquidity is sufficient to meet our present requirements for the foreseeable future. Prior to the completion of the special dividend, our company will enter into the Support Agreement, pursuant to which Brookfield Asset Management will agree to support the distributions of the class A exchangeable shares in the event there is not sufficient liquidity within our company to do so. See “The Support Agreement” for further details.

Brookfield Asset Management will also provide our company with an equity commitment in the amount of $2 billion, pursuant to which Brookfield Asset Management will be obligated to subscribe for, at its election, class C shares or Junior Preferred Shares. In addition, Brookfield Asset Management will extend to our company a revolving credit facility in the amount of $200 million for working capital purposes. See “Relationship with Brookfield — Equity Commitment” and “Relationship with Brookfield — Credit Agreement” for further details.

In addition, for a description of certain other related party transactions for the years ended December 31, 2020, 2019 and 2018, please see Note 7 “Related Party Transactions” in the notes to the consolidated financial statements of BAH.

Liquidity within our operating subsidiaries may be restricted from time to time due to regulatory constraints. As such, our company has credit facilities with arm’s length banks. We use the liquidity provided by the capital commitment and credit facilities for working capital purposes, and we may use the proceeds from the capital commitment to fund growth capital investments and acquisitions. The determination of which of these sources of funding our company will access in any particular situation will be a matter of optimizing needs and opportunities at that time.

The following table presents a summary of our cash flows and ending cash balances for the years ended December 31, 2020, 2019 and 2018:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Operating activities	$426,592	$308,490	$149,552
Investing activities	(412,473)	(267,742)	(198,891)
Financing activities	13,096	(34,693)	46,458
Cash and cash equivalents
Cash and cash equivalents, beginning of year	13,361	7,745	9,213
Net increase (decrease) during the year	27,215	6,055	(2,881)
Foreign exchange (loss) gain	(5,115)	(439)	1,413

Cash and cash equivalents, end of year	$35,461	$13,361	$7,745

Operating Activities

2020 vs. 2019

For the year ended December 31, 2020, we generated $426.6 million of cash from operating activities compared to $308.5 million during 2019. The increase was primarily as a result of new business written, compared to the prior year.

2019 vs. 2018

For the year ended December 31, 2019, we generated $308.5 million of cash from operating activities compared to $149.6 million during 2018. The increase was primarily as a result of new business written, compared to the prior year.

Investing Activities

2020 vs. 2019

For the year ended December 31, 2020, we used $412.5 million to fund investing activities compared to $267.7 million during 2019. The greater use of cash in 2020 was primarily due to greater amount of business written and retained compared to the prior year.

2019 vs. 2018

For the year ended December 31, 2019, we used $267.7 million to fund investing activities compared to $198.9 million during 2018. The increase in cash used was primarily as a result of a greater amount of pension risk transfer activity compared to 2018. This was partially offset by greater amounts of cash received from the maturity of certain investments.

Financing Activities

2020 vs. 2019

For the year ended December 31, 2020, we generated $13.1 million from financing activities compared to $34.7 million used in the prior period. The cash generated in the current period primarily relates cash received from the issuance of common shares. Cash used in financing activities in the prior year primarily related to net repayments on various repurchase agreements.

2019 vs. 2018

For the year ended December 31, 2019, we used $34.7 million for financing activities compared to $46.5 million generated from the prior period. The cash used in the current period primarily relates to a net repayment on various repurchase agreements partially offset by cash received from the issuance of common shares. Cash received from financing activities in the prior year primarily related to net proceeds received on various repurchase agreements.

Financial Instruments

To the extent that we believe it is economic to do so, our strategy is to hedge a portion of our equity investments and/or cash flows exposed to foreign currencies by the company. The following key principles form the basis of our foreign currency hedging strategy:

•	We leverage any natural hedges that may exist within our operations;

•	We utilize local currency debt financing to the extent possible; and

•	We may utilize derivative contracts to the extent that natural hedges are insufficient.

As at December 31, 2020, our common equity was $83.2 million and primarily invested in Canadian dollars. All cumulative translation adjustments recorded for the years ended December 31, 2020 and 2019 were related to foreign exchange movements on the Canadian dollar relative to the U.S. dollar.

As at December 31, 2020, we had a notional $235.1 million (2019 - $125.1 million, 2018 - $21.6 million) of foreign exchange forward contracts in place to hedge against foreign currency risk.

For additional information, see Note 5, “Financial Instruments” in the notes to the consolidated financial statements of BAH.

Future Capital Obligations and Requirements

As at December 31, 2020, a subsidiary of our company entered into a loan commitment agreement with a third party to the maximum of $14.5 million exclusive of taxes and other operating expenses (2019 - $8.4 million). As at December 31, 2020, $10.0 million was loaned (2019 - $5.4 million). The amount was recognized as an unrated bond. We did not have any outstanding loan commitments in 2018. For additional information, see Note 15, “Financial Commitment” in the notes to the consolidated financial statements of BAH.

Tabular Disclosure of Contractual Obligations

The tables below outline the contractual obligations of our company as at December 31, 2020:

AS AT DEC. 31, 2020 US$ THOUSANDS	Payments due by period
	Total	Less than 1 year	1- 3 years	4 - 5 years	More than 5 years
Insurance contract liabilities	$1,338,730	$21,482	$84,910	$83,862	$1,148,476
Due to related party	4	4	—	—	—
Reinsurance payable	410	410	—	—	—
Derivative liabilities	122	122	—	—	—
Current tax liability	676	676	—	—	—
Accounts payable and accrued liabilities	4,771	3,793	570	408	—
Funds withheld liabilities	12,379	12,379	—	—	—

Total	$1,357,092	$38,866	$85,480	$84,270	$1,148,476

Industry Trends and Factors Affecting Our Performance

Pension Risk Transfer

The Canadian pension risk transfer market in which our pension risk transfer business currently operates has expanded over the last several years, with a growth rate of ~19% per annum since 2015. With over C$1.3 trillion of defined benefit plan assets and approximately C$540 billion of private sector pension plans, we believe there are significant opportunities for us to grow our Canadian pension risk transfer business organically.

Life Insurance and Annuities

The annuities and life insurance industry in our target markets of North America and Western Europe consists of over $13 trillion of assets and is growing by approximately 4% annually. As described above, we will participate in this industry primarily by providing annuity-based reinsurance products and pension risk transfer solutions and over time may look for opportunities to expand our reinsurance business into life insurance, structured settlements, and other long-duration products in order to take advantage of the growing industry.

•

Low interest rates are differentiating those with access to higher-yielding investments. Insurers invest primarily in fixed income products and declining yields have put pressure on profitability, creating opportunities for those with higher-yielding alternative investment management capabilities to outperform. Through our relationship with Brookfield, we have access to a diverse portfolio of suitable higher-yielding alternative investment products.

•

Many insurers are looking for ways to shift toward less asset-intensive insurance products. Given the capital-intensive nature of life and annuity liabilities, many insurance companies with diversified exposure are looking to reduce their exposure to life and annuity products, including through reinsurance, in order to free up capital that they can deploy in support of less asset-intensive products and business lines.

•

Recent market conditions are exposing under-capitalized companies. Some writers of annuity products are facing higher hedging costs amidst volatile markets, and changes in regulatory standards are increasing the transparency of liability valuations in the current low-rate environment. This has necessitated a need to raise or otherwise free up capital, and the reinsurance market offers writers of annuity products an opportunity to do so. We have access to capital and are able to provide capital support to these companies.

•

Public market valuations have compressed while capital needs have grown. Insurers are trading at cyclical lows on a book value basis, and given the prevailing market environment, are looking to partner with organizations like our company that can provide solutions to address capital needs.

Market Risk

Our Consolidated Statement of Financial Position include substantial amounts of assets and liabilities whose fair values are subject to market risks. Our significant market risks are primarily associated with interest rates, foreign currency exchange rates and credit risk. The fair values of our investment portfolios remain subject to considerable volatility. The following sections address the significant market risks associated with our business activities.

Foreign Exchange Rate Risk

Our company’s obligations under its insurance contracts are denominated in Canadian dollars but a portion of the assets supporting these liabilities are denominated in non-Canadian dollars. Our company manages foreign exchange risk using foreign exchange forwards. Our investment policy sets out the foreign currency exposure limits and types of derivatives permitted for hedging purposes.

Our net assets are subject to financial statement translation into U.S. Dollars. All of our financial statement translation-related impact from changes in foreign currency rates is recorded in other comprehensive income.

Interest Rate Risk

Interest rates currently remain at low levels in many jurisdictions in which we operate. These rates may remain relatively low, but they may rise significantly at some point in the future, either gradually or abruptly. A sudden or unexpected increase in interest rates may cause certain market dislocations that could negatively impact our financial performance. Interest rate increases would also increase the amount of cash required to service our obligations and our earnings could be adversely impacted as a result thereof.

Our company manages interest rate risk through their asset liability management, which we refer to as ALM, framework whereby the effective and key rate durations of the investment portfolio are closely matched to that of the insurance contract liabilities. Within the context of the ALM framework, our company uses derivatives including interest rate swaps and futures to reduce market risk. For the annuity business, where the timing and amount of the benefit payment obligations can be readily determined, the matching of asset and liability cash flows is effectively controlled through this comprehensive duration management process.

Credit Risk

Credit risk is the risk of loss from amounts owed by counterparties and arises any time funds are extended, committed, owed or invested through actual or implied contractual arrangements including reinsurance. Our company is primarily exposed to credit risk through its investments in debt securities.

Our company manages exposure to credit risk by establishing concentration limits by counterparty, credit rating and asset class. To further minimize credit risk, the financial condition of the counterparties is monitored on a regular basis. These requirements are outlined in our investment policy.

Insurance Risk

Our company makes assumptions and estimates when assessing reinsurance and insurance risks, and significant deviations, particularly with regards to longevity, could adversely affect our business, financial condition, results of operations, liquidity and cash flows. Any transaction’s terms are likely to be determined by qualitative and quantitative factors, including our estimates. If we reinsure a block of business, there can be no assurance that the transaction will achieve the results expected at the time of the block’s acquisition. These transactions expose us to the risk that actual results materially differ from those estimates.

Our company manages insurance risk through choosing whether to purchase reinsurance for certain amounts of risk underwritten within our pension risk transfer business, and we may also look to further reinsure certain amounts of risk we assume under our reinsurance agreements.

Legal Risk

We are parties in a variety of legal actions that routinely arise out of the normal course of business, including legal actions seeking to establish liability directly through insurance contracts or indirectly through reinsurance contracts issued by our subsidiaries. Plaintiffs occasionally seek punitive or exemplary damages. We do not believe that such normal and routine litigation will have a material effect on our financial condition or results of operations. We are also involved from time to time in other kinds of legal actions, some of which assert or may assert claims or seek to impose fines and penalties. We believe that any liability that may arise as a result of other pending legal actions will not have a material effect on our consolidated financial condition or results of operations.

Operational Risk

Operational risk is the potential for loss resulting from inadequate or failed internal processes, people and systems, or from external events. The company’s internal control processes are supported by the maintenance of a risk register and independent internal audit review. The risk of fraud is managed through a number of processes including background checks on staff on hire, annual code of conduct confirmations, anti-bribery training and segregation of duties.

Our company has significant outsourcing arrangements in respect of pension administration and other functions. These arrangements are subject to agreements with formal service levels, operate within agreed authority limits and are subject to regular review by senior management. Material outsourcing arrangements are approved and monitored by the Board.

Disaster recovery and business continuity plans have also been established to manage our company’s ability to operate under adverse conditions.

Impact of COVID-19

The World Health Organization declared COVID-19 to be a pandemic on March 11, 2020. To date, there have been restrictions on the conduct of business in many jurisdictions and the global movement of people and certain goods. Our company continues to closely monitor the related developments in light of the economic environment. The longer-term impacts from COVID-19 will depend on future developments which are highly uncertain, constantly evolving and difficult to predict. These impacts may differ in magnitude depending on a number of scenarios, which we continue to monitor and take into consideration in our decision making as we continue to assess medium to long-term impacts. Where COVID-19 relates specifically to our business, specifically in valuing our insurance and reinsurance liabilities, we have allowed for identified deaths, but we have not made any changes to our longevity assumptions as it remains too early to quantify what long-term impacts of COVID-19 there might be on longevity.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policy and Estimates

The preparation of financial statements requires management to make critical judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses that are not readily apparent from other sources, during the reporting period. These estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Critical judgments made by management and used in preparing these consolidated financial statements, including those specified by OSFI which comply with IFRS, are summarized below:

i.	Insurance contract liabilities

Liabilities for insurance contracts are determined using the Canadian Asset Liability Method, which we refer to as CALM, in accordance with the standards of the Canadian Institute of Actuaries, which we refer to as CIA, and as permitted by IFRS 4 Insurance Contracts.

Contract classifications

Contracts under which our company accepts significant insurance risk from a policyholder are classified as insurance contracts in accordance with IFRS 4 on the Consolidated Statement of Financial Position. A contract is considered to have significant insurance risk if, and only if, an insured event could cause an insurer to make significant additional payments in any scenario, excluding scenarios that lack commercial substance at the inception of the contract. Contracts under which the company does not accept significant insurance risk are classified as either investment contracts or considered a service contract and are accounted for in accordance with IAS 39 Financial Instruments: Recognition and Measurement or IFRS 15 Revenue from Contracts with Customers, respectively. Once a contract has been classified as an insurance contract, it remains an insurance contract for the remainder of its term, even if the insurance risk reduces significantly during the year, unless all rights and obligations are extinguished or expire. Investment contracts can be reclassified as insurance contracts if insurance risk subsequently becomes significant.

Measurement

Insurance contract liabilities represent the amount required to provide for future benefits payments and administrative expenses on policies in force with the company. Insurance contract liabilities are presented gross of reinsurance assets on the Consolidated Statement of Financial Position. The company’s Appointed Actuary is responsible for determining the amount of insurance contract liabilities in accordance with standards established by the CIA. Insurance contract liabilities have been determined using CALM as permitted by IFRS 4. It is used to determine insurance contract liabilities and incorporates best-estimate assumptions for longevity, future investment yields, administration costs, margins for adverse deviation and inflation. Margins for adverse deviation are necessary to provide for possibilities of misestimation and future deterioration in the best estimate assumptions and provide reasonable assurance that insurance contract liabilities cover a range of possible outcomes. Margins are reviewed periodically for continued appropriateness.

The company has designated invested assets supporting insurance contract liabilities as fair value through profit or loss, which we refer to as FVTPL, or as loans and receivables. Since the value of the insurance contract liabilities is determined by reference to the assets supporting those liabilities, changes in the insurance contract liabilities offset a significant portion of the changes in fair value of these FVTPL assets recorded in net income (loss).

ii.	Reinsurance

In the normal course of business, we are also a user of reinsurance in order to limit the potential for losses arising from certain exposures. To the extent that third-party reinsurers are unable to meet their obligations, we remain liable to our policyholders for the portion reinsured. At each reporting date, the reinsurance asset and reinsurance receivable, if any, are tested for impairment. If there is objective evidence that the reinsurance asset or reinsurance receivable are not recoverable and the impact of the event can be reliably measured, an impairment loss is recognized for the amount by which the carrying amount exceeds the recoverable amount.

Longevity reinsurance

Brookfield Annuity enters into longevity reinsurance transactions with third party reinsurers. As part of the agreements, Brookfield Annuity commits to pay the reinsurers a schedule of fixed payments relating to defined blocks of policyholder benefits. In return, the reinsurers reimburse the actual cost of benefit expenses on those blocks to Brookfield Annuity. Settlement of fixed and actual payments between Brookfield Annuity and the reinsurers are on a net basis. The difference between fixed and actual payments on past service is recognized in the same period as the related claim is incurred within benefits ceded in the Consolidated Statement of Operations. Any unsettled amounts on past service from the reinsurers is recognized as a reinsurance receivable or payable in the Consolidated Statement of Financial Position of BAH.

Brookfield Annuity is liable for reinsurance fees for the transactions. The fees are recognized as incurred and are included in ceded premiums in the Consolidated Statement of Operations of BAH.

The benefits to which Brookfield Annuity is entitled under its reinsurance transactions are recognized as reinsurance assets in the Consolidated Statement of Financial Position and change in insurance contract liabilities ceded on the Consolidated Statement of Operating Results of BAH.

Quota share reinsurance

Brookfield Annuity enters into quota share reinsurance transactions with third-party reinsurers. The agreement covers policyholder benefits for a proportion of business reinsured. The proportion varies for certain discrete blocks of business. At the inception of each quota share reinsurance contract, premiums ceded and a corresponding decrease in cash or payable is recognized in proportion to the business reinsured by the external reinsurer. Brookfield Annuity recognizes a reinsurance asset on the Consolidated Statement of Financial Position and change in insurance contract liabilities ceded on the Consolidated Statement of Operating Results in the audited Consolidated Financial Statements of BAH. The benefits to which Brookfield Annuity is entitled under its reinsurance contracts are recognized as reinsurance assets.

The reinsurer is committed to pay Brookfield Annuity a proportion of actual benefit expenses. The amounts are reported in benefits ceded in the same period as the related benefit expense is incurred. In cases where the benefit payments are due but not fully received from the reinsurer, Brookfield Annuity will recognize a reinsurance receivable. In cases where benefit payments are due, but amounts are received in excess from the reinsurer, Brookfield Annuity will recognize a reinsurance payable.

Under reinsurance contracts with unregistered reinsurers, assets are required to be pledged to Brookfield Annuity in order to secure payment of liabilities under the reinsurance agreement. Unregistered reinsurers are reinsurers which are not regulated by OSFI. The pledged assets are held in Canada by a Canadian financial institution that is not affiliated with the third party reinsurer. Brookfield Annuity maintains a valid and enforceable security interest that has priority over any other security interest in the collateral. In the event of default by the reinsurer, Brookfield Annuity has the right to liquidate or take legal possession of these assets, in a timely manner.

At each reporting date, the reinsurance asset and reinsurance receivable, if any, are tested for impairment. If there is objective evidence that the reinsurance asset or reinsurance receivable are not recoverable and the impact of the event can be reliably measured, an impairment loss is recognized for the amount by which the carrying amount exceeds recoverable amount.

iii.	Premiums

Gross premiums are recognized as revenue when due and collection is reasonably assured. When premiums are recognized, insurance contract liabilities are computed, with the result that benefits and expenses are matched with such revenue. Premiums ceded are recognized when due and in accordance with the terms of the contractual agreement between the company and or reinsurer. Premium refunds, if any, are recognized on an accrual basis.

iv.	Benefits paid

Gross benefits and benefits ceded are recorded in the Consolidated Statement of Operations when they are due and incurred.

Future Accounting Policy Changes

i.	IFRS 17 Insurance Contracts

In May 2017, the IASB issued the new standard IFRS 17 Insurance Contracts which will replace IFRS 4 and will be applied retrospectively. In June 2020, the IASB proposed an amendment to IFRS 17 providing a one-year deferral on the effective date of the standard to January 1, 2023. In addition, the IASB extended the exemption for insurers to apply IFRS 9 Financial Instruments, so that both IFRS 9 and IFRS 17 will have the same effective date. OSFI expects life insurers to adopt IFRS 9 and IFRS 17 simultaneously.

IFRS 17 sets out the requirements for the recognition, measurement, presentation and disclosures of insurance contracts a company issues and reinsurance contracts it holds.

The future profit for providing insurance coverage is recognized in profit or loss over time as the insurance coverage is provided.

IFRS 17 will affect how BAH accounts for its insurance contracts and how it reports financial performance in the Consolidated Statement of Operations. BAH continues to assess the impact for IFRS 17, which is expected to be significant on the timing of earnings recognition, as well as presentation and disclosure, for its insurance contracts.

ii.	IFRS 9 Financial Instruments

In July 2014, the IASB published the complete version of IFRS 9, which is effective for annual periods beginning on or after January 1, 2018, with retrospective application and replaces IAS 39. IFRS 9 provides changes to the classification and measurement of financial assets and liabilities, an expected credit loss model that replaces the existing incurred loss impairment model and new hedge accounting guidance.

BAH has deferred the implementation of IFRS 9 until IFRS 17 is adopted on January 1, 2023 on the basis that the company’s activities are predominantly connected with insurance, with insurance contract liabilities making up over 99% of the company’s total liabilities.

The disclosure for the measurement and classification of BAH’s investments provides most of the information required by IFRS 9. BAH is currently assessing the impact of implementing IFRS 9 on its consolidated financial statements.

Performance Measures Used by Management

To measure performance, we focus on net income, an IFRS measure, as well as certain non-IFRS measures, including FFO and adjusted EBITDA. In addition, we provide certain metrics such as, assets under management, which we refer to as AUM, net investment spread and adjusted return on equity, which we believe are useful to investors to provide additional insights into the base upon which we earn investment income. Refer to the “—Pension Risk Transfer Business” section of this MD&A further for discussion on our performance measures as at December 31, 2020 and 2019, and for the years ended December 31, 2020, 2019 and 2018.

Non-IFRS Measures

We regularly monitor certain non-IFRS measures that are used to evaluate our performance and analyze underlying business performance and trends. We use these measures to establish budgets and operational goals, manage our Business and evaluate our performance. We also believe that these measures help investors compare our operating performance with our results in prior periods. These non-IFRS financial measures are provided as supplemental information to the financial measures presented in this prospectus that are calculated and presented in accordance with IFRS. These non-IFRS measures are not comparable to IFRS and may not be comparable to similarly described non-IFRS measures reported by other companies, including those within our industry. Consequently, our non-IFRS measures should not be evaluated in isolation, but rather, should be considered together with the most directly comparable IFRS measure and our consolidated financial statements and unaudited interim consolidated financial statements for the periods presented. The non-IFRS financial measures we present in this prospectus should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with IFRS.

FFO

FFO is a key measure of our financial performance. We use FFO to assess operating results and the performance of our businesses. We define FFO as net income excluding the impact of depreciation and amortization, deferred income taxes, breakage and transaction costs. FFO is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by IFRS as issued by the IASB. FFO is therefore unlikely to be comparable to similar measures presented by other issuers. Specifically, our definition of FFO may differ from the definition used by other organizations, as well as the definition of Funds from Operations used by the Real Property Association of Canada, or REALPAC, and the National Association of Real Estate Investment Trusts, Inc., or NAREIT.

Adjusted EBITDA

We define Adjusted EBITDA as net income excluding the impact of depreciation and amortization, interest expense, current and deferred income taxes, as well as transaction costs. Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with, and does not have any standardized meaning prescribed by, IFRS. Adjusted EBITDA is therefore unlikely to be comparable to similar measures presented by other issuers and has limitations as an analytical tool.

Adjusted ROE

Adjusted ROE is used to evaluate our financial performance of our invested capital. Adjusted ROE is calculated as net income available to common shareholders, divided by average common shareholders’ equity over the period.

We believe our presentation of FFO, Adjusted EBITDA and Adjusted ROE is useful to investors because it supplements investors’ understanding of our operating performance by providing information regarding our ongoing performance that excludes items we believe do not directly affect our core operations. Our presentation of FFO also provide investors enhanced comparability of our ongoing performance across periods.

For further details regarding our use of our Non-IFRS measures, as well as a reconciliation of net income to these measures, see the “—Reconciliation of Non-IFRS Measures” section of this MD&A.

Operating Metrics

Net Investment Spread

In addition to FFO, we use net investment spread as a key metric of our financial performance and profitability. Net investment spread is defined as our investment performance less the total cost of our liabilities. Our investment performance is measured as net investment income as a percentage of total insurance and reinsurance assets managed. Our total cost of liabilities is measured as the cost of policyholder benefits and liabilities as a percentage of total insurance and reinsurance assets managed. We believe this metric is useful in assessing the performance of our investments in relation to the costs associated with our underlying liabilities.

AUM

We define AUM as the total gross value of our managed insurance assets, identified as investments in our consolidated financial statements. We believe this metric is useful in gauging the scale and growth of the business over time, and can be an indicator of future results when viewed in conjunction with our insurance liabilities and the net investment spread.

Reconciliation of Non-IFRS Measures

The following table reconciles our net income to total FFO:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss)	$1,608	$5,527	$(507)
Depreciation expense	446	217	229

Total FFO	$2,054	$5,744	$(278)

The following table reconciles our net income to Adjusted EBITDA:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss)	$1,608	$5,527	$(507)
Interest expense	93	166	111
Income tax expense	541	158	—
Depreciation expense	446	217	229

Adjusted EBITDA	$2,688	$6,068	$(167)

The following table reconciles our net income to Adjusted ROE:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss)	$1,608	$5,527	$(507)

Opening total equity	$65,456	$51,961	$49,707
Ending total equity	83,163	65,456	51,961

Average total equity	$74,310	$58,709	$50,834

Adjusted ROE	2%	9%	(1)%

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers of our Company

The table below sets forth information regarding the directors and executive officers of our company.

Prior to the completion of the special dividend, the size of our company’s board of directors will be set at a minimum of four (4) members and a maximum of eight (8) members. Initially, our board will be comprised of four members and our board will be given the authority to fill the remaining four seats prior to the first annual general meeting of shareholders of the company. A majority of our directors will be independent under applicable law and the regulations of the securities exchanges on which our class A exchangeable shares will be listed. Currently, our board is comprised of three (3) directors: James Bodi, Gregory McConnie and Gregory Morrison. Prior to the date of the final prospectus, our board is expected to be comprised of four (4) directors: William Cox, Gregory Morrison, Anne Schaumburg, and Sachin Shah. William Cox and Anne Schaumburg will be the directors identified for election by the holders of class A exchangeable shares and Gregory Morrison and Sachin Shah will be the directors identified for election by the holder of class B shares.

Name, City, Province and Country of Residence	Position/Title	Independent	Principal Occupation(1)
James Bodi(2)(3) Hamilton, Bermuda	Director	No	Chief Executive Officer of Brookfield Bermuda Ltd.

William Cox(5)(7)(8)(9) Devonshire, Bermuda	Director	Yes	Director

Gregory McConnie(2)(3) Christ Church, Barbados	Director, Chief Executive Officer of NER SPC, Chief Executive Officer of NER Ltd.	No	Chief Executive Officer of NER SPC and NER Ltd.

Gregory Morrison(7)(8) Smith’s Parish, Bermuda	Director	Yes	Corporate Director

Anne Schaumburg(5)(7)(8) New Jersey, USA	Director	Yes	Business Executive; Director

Sachin Shah(5)(6) Toronto, Ontario, Canada	Chief Executive Officer(4) Director	No	Managing Partner of Brookfield Asset Management

Paul Forestell Toronto, Ontario, Canada	Chief Executive Officer of Brookfield Annuity	N/A	Chief Executive Officer of Brookfield Annuity

Bahir Manios Toronto, Ontario, Canada	Chief Investment Officer(4)	N/A	Managing Partner of Brookfield Asset Management

Mabel Wong Toronto, Ontario, Canada	Chief Financial Officer	N/A	Chief Financial Officer of our company

(1)	See “—Biographical Information Regarding the Directors and Executive Officers of our Company” for the five-year history of each director and executive officer.
(2)

Expected to resign from our board immediately prior to the date of the final prospectus. As such, will not be liable as a director for any misrepresentations in the final prospectus for the purposes of Canadian securities laws.

(3)	Compensation is not expected to be paid for any services rendered as a director.
(4)	Services provided pursuant to the Administration Agreement. See “Relationship with Brookfield — The Administration Agreement”.
(5)	Expected to be appointed to our board prior to the filing of the final prospectus.
(6)	Expected to serve as Chair of our board.
(7)

Expected to serve as a member of the Audit Committee. Gregory Morrison is expected to serve as the chair of the Audit Committee and will be the Audit Committee financial expert. Our Audit Committee will consist solely of independent directors, each of whom are persons determined by our company to be financially literate within the meaning of National Instrument 52-110 — Audit Committees. Each of the Audit Committee members has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can be reasonably be expected to be raised by our company’s financial statements.

(8)

Expected to serve as a member of the Governance Committee and Compensation Committee. Anne Schaumburg is expected to serve as the chair of the Governance Committee and William Cox is expected to serve as the chair of the Compensation Committee.

(9)	Expected to serve as lead independent director.

The business address of each of Mr. Bodi, Mr. Cox and Mr. Morrison is 73 Front Street, 5th Floor, Hamilton, HM 12, Bermuda. The business address of Ms. Schaumburg is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The business address of Mr. McConnie is Rendezvous Corporate Center, 2nd Floor, Rendezvous, Christ Church, Barbados, BB15131. The business address of each of Mr. Shah, Ms. Wong and Mr. Manios is Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario M5J 2T3. The business address of Mr. Forestell is 333 Bay Street, Suite 1200, Toronto, Ontario M5H 2R2.

Our current and proposed directors and executive officers do not currently own any class A exchangeable shares or class B shares. Except as disclosed elsewhere in this prospectus, our directors and executive officers are expected to beneficially own, or control or direct, directly or indirectly, less than 1.0% of the issued and outstanding class A exchangeable shares and class B shares immediately following the special dividend. See “Security Ownership”.

Each of the company’s and Brookfield Asset Management’s directors, officers and employees will be subject to our personal trading policy and/or Brookfield Asset Management’s personal trading policy, as applicable.

Biographical Information Regarding the Proposed Directors and Executive Officers of our Company

William Cox (59). William has served as a director of Brookfield Infrastructure Corporation since March 31, 2020 and as a director of the general partner of Brookfield Infrastructure Partners L.P. since November 3, 2016. He is the President and Chairman of Waterloo Properties in Bermuda; a fifth generation family owned business which operates real estate and retail investment companies in Bermuda. He has developed large scale, commercial projects in Bermuda and operates a successful group of retail operations. Will graduated from Saltus Grammar School, where he served as Chairman of the Board of Trustees and completed his education at Lynchburg University in Virginia.

Gregory McConnie (49). Gregory McConnie is the President and Chief Executive Officer of Brookfield International Holdings Inc. (formerly Brookfield International Bank Inc.), a position he has held since 2012, and will serve as the Chief Executive Officer of NER SPC and of NER Ltd. In his current role, Mr. McConnie is responsible for Brookfield’s Barbados operations and serves as director on several Brookfield entities in Bermuda. Mr. McConnie is a director of BIBA — The Association for Global Business and previously served as BIBA’s President, Vice-President, Treasurer, and as Chair of the Banking & Wealth Management Committee. Mr. McConnie is a member of the Barbados Economic Recovery and Transformation plan monitoring committee, an independent committee responsible for monitoring the performance of the Government of Barbados against targets agreed with the International Monetary Fund under a fund facility provided by the IMF. Mr. McConnie has over 25 years of experience in the financial services industry. Mr. McConnie was educated at the University of the West Indies and is a Fellow of the Association of Chartered Certified Accountants and of the Institute of Chartered Accountants of Barbados. He also earned the Associate in Reinsurance designation from the American Institute for Chartered Property and Casualty Underwriters.

Gregory Morrison (63). Mr. Morrison has more than 35 years of experience in the life and non-life insurance and reinsurance industries. He previously served as Chief Executive Officer of Trisura Group Ltd. (TSX:TSU), Imagine Group Holdings Ltd., Platinum Underwriters Holdings Ltd. (previously a NYSE company)

and London Reinsurance Group Inc. Mr. Morrison currently sits on a number of property, casualty and life insurance company boards and their subsidiaries, including Trisura Group Ltd., Aetna Life and Casualty (Bermuda) Limited, Multi-Strat Holdings Ltd., Altera Infrastructure L.P., Aspen Bermuda Ltd., Stonybrook Capital LLC and various international subsidiaries of Brookfield Asset Management. Mr. Morrison is a Fellow of the Society of Actuaries (retired).

Anne Schaumburg (71). Anne has served as a director and Chair of Brookfield Infrastructure Corporation since March 31, 2020 and as a director of the general partner of Brookfield Infrastructure Partners L.P. since November 3, 2008, including serving as Chair since February 2020. She has been a member of the board of directors of NRG Energy, Inc., a power generation company listed on NYSE, since 2005. From 1984 until her retirement in 2002, Anne was a Managing Director and senior banker in the Global Energy Group of Credit Suisse First Boston. Anne has worked in the investment banking industry for 28 years specializing in the power sector. Anne ran Credit Suisse’s Power Group from 1994 - 1999, prior to its consolidation with Natural Resources and Project Finance, where she was responsible for assisting clients on advisory and finance assignments. Her transaction expertise, across the spectrum of utility and unregulated power, includes mergers and acquisitions, debt and equity capital market financings, project finance and leasing, utility disaggregation and privatizations. Anne is a graduate of the City University of New York.

Sachin Shah (44). Sachin Shah is a Managing Partner, Chief Investment Officer of Brookfield Asset Management, a Vice Chair of Brookfield’s renewable power group, and will serve as the Chief Executive Officer of our company. Mr. Shah also serves as a director of Brookfield Renewable Corporation and as a director the general partner of Brookfield Renewable Partners L.P. As Chief Investment Officer of Brookfield Asset Management, he is actively involved in all investments made by Brookfield Asset Management and oversees its growth into new lines of business. As Vice Chair, he continues to support business development initiatives for Brookfield Asset Management’s renewables business. Mr. Shah joined Brookfield in 2002 and most recently served as Chief Executive Officer of Brookfield Renewable Partners. In that role, he was instrumental in growing the platform into a global business diversified across multiple technologies. Mr. Shah also serves as a director of AEL Holdings. He is on the board of the Ryerson University Brookfield Institute for Innovation and Entrepreneurship. Mr. Shah holds a Bachelor of Commerce from the University of Toronto. He is a member of the Chartered Professional Accountants of Canada.

Paul Forestell (52). Paul Forestell is President and Chief Executive Officer of Brookfield Annuity. Mr. Forestell joined Brookfield in 2015 and was responsible for the establishment and licensing of Brookfield Annuity as a licensed insurance company in Canada. Mr. Forestell is responsible for the strategy, operations and oversite of Brookfield Annuity. Prior to joining Brookfield, Mr. Forestell was a senior partner in a large global consulting firm with responsibility for their retirement consulting business in Canada. Mr. Forestell is a Fellow of the Canadian Institute of Actuaries and the Society of Actuaries. Mr. Forestell holds a Bachelor of Science with High Distinction and a Master of Arts — Economics both from the University of Toronto.

Bahir Manios (42). Bahir Manios is a Managing Partner of Brookfield Asset Management, Chief Strategy Officer of Brookfield’s infrastructure business, and will serve as the Chief Investment Officer of our company. In that capacity, he will have overall responsibility for investment performance, growth initiatives and funding activities across the business. Mr. Manios joined Brookfield in 2004 and most recently held the role of Chief Financial Officer of Brookfield Infrastructure Partners. Mr. Manios is a graduate of the School of Business and Economics at Wilfrid Laurier University and he is a member of the Canadian Institute of Chartered Accountants.

Mabel Wong (38). Mabel Wong is a Managing Director of Brookfield Asset Management and will serve as Chief Financial Officer of our company. Since joining Brookfield in 2007, Ms. Wong has held a number of senior finance positions in a variety of Brookfield’s business groups, most recently serving as the Chief Financial Officer of the infrastructure group’s private funds. Prior to joining Brookfield, Ms. Wong was part of the assurance and advisory group at Deloitte. Ms. Wong holds a Bachelor of Commerce degree in finance and accounting from the University of British Columbia’s Sauder School of Business and is a Chartered Professional Accountant. She serves as Vice-Chair and Treasurer of the board of directors for UNICEF Canada.

Penalties or Sanctions

To the knowledge of our company, no current or proposed director of our company, nor any personal holding company thereof owned or controlled by them: (i) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Individual Bankruptcies

To the knowledge of our company, within the past 10 years, no current or proposed director of our company, nor any personal holding company thereof owned or controlled by them, has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, has become subject to or instituted any proceedings, arrangement or compromise with creditors, or as had a receiver, receiver manager or trustee appointed to hold his or her assets or the assets of his or her holding company.

Corporate Cease Trade Orders and Bankruptcies

To the knowledge of our company, within the past 10 years, none of the current or proposed directors of our company have: (i) served as a director, chief executive officer or chief financial officer of any company that was subject to a “cease trade” or similar order, or an order denying the relevant company access to any exemption under securities legislation, which remained in effect for more than thirty (30) consecutive days, and that was issued: (a) while the current or proposed nominee was acting as director, chief executive officer or chief financial officer; or (b) after the current or proposed nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while the current or proposed nominee was a director, chief executive officer or chief financial officer; (ii) served as a director or executive officer of any company that, while the current or proposed nominee was acting in that capacity, or within a year after the current or proposed nominee ceased to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold our company’s assets; or (iii) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or as become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets.

Indebtedness of Directors and Executive Officers

To the knowledge of our company, no current or former director, officer or employee of our company, nor any associate or affiliate of any of them, is or was indebted to our company at any time since its formation.

Directors’ and Officers’ Liability Insurance

The directors and officers of our company are or will be covered by directors’ and officers’ liability insurance. Under this insurance coverage, our company will be reimbursed for insured claims where payments have been made under indemnity provisions on behalf of the directors and officers of our company, subject to a deductible for each loss, which will be paid by us. Individual directors and officers of our company will also be reimbursed for insured claims arising during the performance of their duties for which they are not indemnified by our company. Excluded from insurance coverage are illegal acts, acts which result in personal profit and certain other acts.

GOVERNANCE

Board of Directors

Prior to the completion of the special dividend, the size of our company’s board of directors will be set at a minimum of four (4) members and a maximum of eight (8) members. Initially, our board will be comprised of four members and our board will be given the authority to fill the remaining four seats prior to the first annual general meeting of shareholders of the company. A majority of our directors will be independent under applicable law and the regulations of the securities exchanges on which our class A exchangeable shares will be listed. Currently, our board is comprised of three (3) directors: James Bodi, Gregory McConnie and Gregory Morrison. James Bodi and Gregory McConnie are expected to resign from our board immediately prior to the date of the final prospectus. Prior to the date of the final prospectus, our board is expected to be comprised of four (4) directors: William Cox, Gregory Morrison, Anne Schaumburg, and Sachin Shah. William Cox and Anne Schaumburg will be the directors identified for election by the holders of class A exchangeable shares and Gregory Morrison and Sachin Shah will be the directors identified for election by the holder of class B shares.

Board Structure, Practices and Committees

The structure, practices and committees of our board, including matters relating to the size, independence and composition of our board, the election and removal of directors, requirements relating to board action and the powers delegated to board committees are governed by our memorandum of association, bye-laws and policies adopted by our board. Our board is responsible for exercising the management, control, power and authority of our company except as required by applicable law, the memorandum of association or the bye-laws. The following is a summary of certain provisions of the memorandum of association, bye-laws and policies that affect our company’s governance.

Meetings of the Board

Following completion of the special dividend, our board will meet at least four times each year, with additional meetings held to consider specific items of business or as deemed necessary. Meeting frequency and agenda items may change depending on the opportunities or risks faced by our company. Our board is responsible for its agenda. At all quarterly meetings, the independent directors meet without the presence of management and the directors that are not independent.

Our board has held one meeting since its formation in December 2020, at which all of our directors as of that date were in attendance.

Size, Independence and Composition of Our Board

Following completion of the special dividend, the size of our board will be set at a minimum of four (4) members and a maximum of eight (8) members or such number in excess thereof as the shareholders may determine, with (i) at least two directors being local residents of Bermuda, (ii) no more than three directors being resident in any one other country (aside from Bermuda), (iii) no more than two directors elected by holders of class A exchangeable shares being resident in any one other country (aside from Bermuda) and (iv) no more than two directors elected by holders of class B shares being resident in any one other country (aside from Bermuda). In addition, our bye-laws will provide that no directors or employees of Brookfield Asset Management will serve as a director of our company elected by holders of class A exchangeable shares. At least a majority of the directors holding office must be independent of our company and Brookfield, as determined by the full board using the standards for independence established by the NYSE.

If the death, resignation or removal of an independent director results in our board consisting of less than a majority of independent directors, the vacancy must be filled promptly. Pending the filling of such vacancy, our board may temporarily consist of less than a majority of independent directors and those directors who do not meet the standards for independence may continue to hold office.

Election and Removal of Directors

In the election of directors, holders of class A exchangeable shares are entitled to elect one-half of the board of directors of our company. The BAM Re Class B Partners, who will collectively hold all of the class B shares, are entitled to elect the other one-half of the board of directors of our company. Consistent with Brookfield Asset Management, our bye-laws will provide for cumulative voting. Accordingly, our bye-laws will provide that each holder of shares of a class or series of shares of our company entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Each of our current directors will serve until the close of the next annual meeting of shareholders of our company or his or her death, resignation or removal from office, whichever occurs first. Our bye-laws provide that any director may be removed as follows: (a) with respect to the directors elected by holders of the class A exchangeable shares, an affirmative vote of class A exchangeable shareholders holding a majority of the issued and outstanding class A exchangeable shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; and (b) with respect to the directors elected by the holders of the class B shares, an affirmative vote of class B shareholders holding a majority of the issued and outstanding class B shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; provided, that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention to remove the director and be served on the director not less than 14 days before the meeting, and that the director shall be entitled to be heard at the meeting on the motion for his or her removal. A director will be automatically removed from our board if he or she becomes bankrupt, insolvent or suspends payments to his or her creditors or becomes prohibited by law from acting as a director.

Majority Voting Policy

Our board will adopt a policy stipulating that, if the total number of shares voted in favor of the election of a director nominee represents less than a majority of the total shares voted and withheld for that director, the nominee will tender his or her resignation immediately after the meeting. Within 90 days of the meeting, our board will determine whether or not to accept a director’s resignation and will issue a press release announcing our board of director’s decision, a copy of which will be provided to the TSX. Absent exceptional circumstances, our board will accept the resignation. The resignation will be effective when accepted by our board. If our board determines not to accept a resignation, the press release will fully state the reasons for that decision. A director who tenders his or her resignation will not participate in a meeting of our board at which the resignation is considered. The majority voting policy does not apply in circumstances involving contested director elections.

Mandate of the Board

Our board oversees the management of our company’s business and affairs directly and through three standing committees: the Audit Committee, Governance Committee and Compensation Committee, which we refer to as the Committees. The responsibilities of our board and each Committee, respectively, will be set out in written charters, which will be reviewed and approved annually by our board.

Our board is responsible for:

•	overseeing our company’s long-term strategic planning process and reviewing and approving its annual business plan;

•	overseeing management’s approach to managing the impact of key risks facing our company;

•	safeguarding shareholders’ equity interests through the optimum utilization of our company’s capital resources;

•	promoting effective corporate governance;

•	overseeing our company’s environmental, social and governance program and related practices;

•	reviewing major strategic initiatives to determine whether management’s proposed actions accord with long-term corporate goals and shareholder objectives;

•	assessing management’s performance against approved business plans;

•

approving any change in the identity of the Chief Executive Officer or Chief Investment Officer under the terms of the Administration Agreement and overseeing the Chief Executive Officer’s selection of other members of senior management and reviewing succession planning; and

•	reviewing and approving the reports issued to shareholders, including annual and interim financial statements.

Term Limits and Board Renewal

The Governance Committee leads the effort to identify and recruit candidates to join our board. In this context, the Governance Committee’s view is that our board should reflect a balance between the experience that comes with longevity of service on our board and the need for renewal and fresh perspectives.

The Governance Committee does not support a mandatory retirement age, director term limits or other mandatory board of directors turnover mechanisms because its view is that such policies are overly prescriptive; therefore, our company does not have term limits or other mechanisms that compel board of directors turnover. The Governance Committee does believe that periodically adding new voices to our board can help our company adapt to a changing business environment and board of directors renewal is a priority.

The Governance Committee will review the composition of our board on a regular basis in relation to approved director criteria and skill requirements and recommends changes as appropriate to renew our board.

Transactions in which a Director has an Interest

A director who directly or indirectly has an interest in a contract, transaction or arrangement with our company or certain of our affiliates is required to disclose the nature of his or her interest to the full board. Such disclosure may take the form of a general notice given to our board to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest and any transaction approved by our board will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given provided that our board or a board committee authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to our company at the time it is approved.

Board Diversity Policy

Our company is committed to enhancing the diversity of our board. Our company’s view is that our board should reflect a diversity of backgrounds relevant to its strategic priorities. This includes such factors as diversity of business expertise and international experience, in addition to geographic and gender diversity.

To achieve our board of director’s diversity goals, our company intends to adopt the following written policy:

•

Board of directors appointments will be based on merit, having due regard for the benefits of diversity on our board, so that each nominee possesses the necessary skills, knowledge and experience to serve effectively as a director; and

•

In the director identification and selection process, diversity on our board, including the level of representation of women on our board, will influence succession planning and be a key criterion in identifying and nominating new candidates for election to our board.

The diversity policy does not set any formal targets on diversity for directors at this time, because of the current need for geographic diversity of directors and the emphasis on subject matter expertise. The Governance Committee will be responsible for implementing our board diversity policy, once adopted, monitoring progress towards the achievement of its objectives and recommending to our board any necessary changes that should be made to the policy.

Three of the executive officers of our company and its major subsidiary are women and women represent 37.5% of executive officers of our company and its major subsidiary. Our company does not have a target for the representation of women in executive officer positions because such targets do not accurately reflect the full range of factors considered in hiring or promoting executive officers.

Director Share Ownership Requirements

We believe that directors can better represent shareholders if they have economic exposure to our company themselves. We expect that directors of our company hold sufficient class A exchangeable shares and/or Brookfield Class A Shares such that the acquisition costs of our class A exchangeable shares or Brookfield Class A Shares held by such directors is equal to at least two times their aggregate annual retainer for serving as a director of our company, as determined by our board from time to time. Directors of our company are required to meet this requirement within five (5) years of their date of appointment.

Director Orientation and Education

New directors of our company are provided with comprehensive information about our company and our operating subsidiaries. Arrangements are made for specific briefing sessions from appropriate senior personnel to help new directors better understand our strategies and operations. They also participate in the continuing education measures discussed below.

Our board receives annual operating plans for our business and more detailed presentations on particular strategies. Existing directors are invited to join the orientation sessions for new directors as a refresher. The directors have the opportunity to meet and participate in work sessions with management to obtain insight into the operations of our company and our operating subsidiaries. Directors are regularly briefed to help better understand industry-related issues such as accounting rule changes, transaction activity, capital markets initiatives, significant regulatory developments, as well as trends in corporate governance.

Committees of the Board

The three standing Committees of our board will assist in the effective functioning of our board and help ensure that the views of independent directors are effectively represented:

•	Audit Committee;

•	Governance Committee; and

•	Compensation Committee.

The responsibilities of these Committees will be set out in written charters, which will be reviewed and approved annually by our board. It is our board of director’s policy that all Committees must consist entirely of independent directors. Special committees may be formed from time to time to review particular matters or transactions. While our board retains overall responsibility for corporate governance matters, each standing Committee has specific responsibilities for certain aspects of corporate governance in addition to its other responsibilities, as described below.

Audit Committee

The Audit Committee is responsible for monitoring our company’s systems and procedures for financial reporting and associated internal controls, and the performance of our company’s external and internal auditors. It is responsible for reviewing certain public disclosure documents before their approval by our full board of directors and release to the public, such as our company’s quarterly and annual financial statements and management’s discussion and analysis. The Audit Committee is also responsible for recommending the independent registered Public accounting firm to be nominated for appointment as the external auditor, and for approving the assignment of any non-audit work to be performed by the external auditor, subject to the Audit Committee’s Audit Policy. The Audit Committee will meet regularly in private session with our company’s external auditor and internal auditors, without management present, to discuss and review specific issues as appropriate. In addition to being independent directors as described above, all members of the Audit Committee must meet an additional “independence” test under Canadian and U.S. securities laws, in that their directors’ fees must be and are the only compensation they receive, directly or indirectly, from our company. Further, the Audit Committee requires that all its members disclose any form of association with a present or former internal or external auditor of our company to our board for a determination as to whether this association affects the independent status of the director.

Our audit committee charter is attached as Appendix A to this prospectus.

Governance Committee

It is the responsibility of the Governance Committee, in consultation with the Chair, to assess from time to time the size and composition of our board and its Committees; to review the effectiveness of our board operations and its relations with management; to assess the performance of our board, its Committees and individual directors; to review our company’s statement of corporate governance practices and to review and recommend the directors’ compensation. Our board will implement a formal procedure for evaluating the performance of our board, its Committees and individual directors — the Governance Committee will review the performance of our board, its Committees and the contribution of individual directors on an annual basis.

The Governance Committee is responsible for reviewing the credentials of proposed nominees for election or appointment to our board and for recommending candidates for membership on our board, including the candidates proposed to be nominated for election to our board at the annual meeting of shareholders. To do this, the Governance Committee maintains an “evergreen” list of candidates to ensure outstanding candidates with needed skills can be quickly identified to fill planned or unplanned vacancies. Candidates are assessed in relation to the criteria established by our board to ensure that our board has the appropriate mix of talent, quality, skills, diversity, perspectives and other requirements necessary to promote sound governance and the effectiveness of our board. The Governance Committee is responsible for overseeing our company’s approach to ESG matters, which includes a review of our company’s current and proposed ESG initiatives and any material disclosures regarding ESG matters.

Compensation Committee

The Compensation Committee is responsible for reviewing and reporting to our board on management resource matters, including ensuring a diverse pool for succession planning, the job descriptions and annual objectives of senior executives, the form of executive compensation in general including an assessment of the risks associated with the compensation plans and the levels of compensation of the senior executives, other than the Chief Executive Officer and Chief Investment Officer provided by Brookfield at our request under the Administration Agreement and for whom our company will pay a pro rata share of their annual cash compensation. The Compensation Committee will also review the performance of senior management against written objectives and reports thereon. In addition, the Compensation Committee is responsible for reviewing any allegations of workplace misconduct claims that are brought to the Committee’s attention through our company’s ethics hotline, a referral from our company’s human resources department.

All members of the Compensation Committee will meet the standard director independence test in that they will have no relationship which could, in the view of our board, be reasonably expected to interfere with the exercise of their independent judgment.

Our board will also adopt a heightened test of independence for all members of the Compensation Committee, which will entail that our board has determined that no Compensation Committee member has a relationship with senior management that would impair the member’s ability to make independent judgments about our company’s executive compensation. This additional independence test will comply with the test in the listing standards of the NYSE. Additionally, the Compensation Committee will evaluate the independence of any advisor it retains in order to comply with the aforementioned NYSE listing standards.

In reviewing our company’s compensation policies and practices each year, the Compensation Committee will seek to ensure the executive compensation program provides an appropriate balance of risk and reward consistent with the risk profile of our company. The Compensation Committee will also seek to ensure our company’s compensation practices do not encourage excessive risk-taking behavior by the senior management team.

The participation in long-term incentive plans is intended to discourage executives from taking excessive risks in order to achieve short-term unsustainable performance.

All of our company’s directors, officers and employees will be subject to our personal trading policy, which will prohibit trading in the securities of our company while in possession of material undisclosed information about our company. Those individuals will also be prohibited from entering into certain types of hedging transactions involving the securities of our company, such as short sales, prepaid variable forward contracts, equity swaps and put options. In addition, our personal trading policy will prohibit trading in our company’s securities during prescribed blackout periods. We will also require all executives and directors to pre-clear trades in our company’s securities.

Board, Committee and Director Evaluation

Our board believes that a regular and formal process of evaluation improves the performance of our board as a whole, the Committees and individual directors. A survey will be sent annually to independent directors inviting comments and suggestions on areas for improving the effectiveness of our board and its Committees. The results of this survey will be reviewed by the Governance Committee, which will make recommendations to our board as required. Each independent director will also receive a self-assessment questionnaire and all directors will be required to complete a skill-set evaluation which will be used by the Governance Committee for planning purposes. The Chair will also hold private interviews with each non-management director annually to discuss the operations of our board and its Committees, and to provide any feedback on the individual director’s contributions.

Position Descriptions

In connection with the special dividend, the board of directors will adopt a written position description for the Chair, which will set out the Chair’s key responsibilities, including, as applicable, duties relating to setting board of directors meeting agendas, chairing board of directors and shareholder meetings and communicating with shareholders and regulators. The board of directors will also adopt a written position description for each of the Committee chairs which will set out each of the Committee chair’s key responsibilities, including duties relating to setting Committee meeting agendas, chairing Committee meetings and working with the Committee and management to ensure, to the greatest extent possible, the effective functioning of the Committee.

The board of directors will also adopt written position descriptions for the Chief Executive Officer which will set out the key responsibilities of the Chief Executive Officer. The primary functions of the Chief Executive Officer will be to lead management of the business and affairs of our company, to lead the implementation of the resolutions and the policies of the board of directors, to supervise day to day management and to communicate with shareholders and regulators.

Code of Business Conduct and Ethics

Our company’s policy is that all its activities be conducted with the utmost honesty, integrity, fairness and respect and in compliance with all legal and regulatory requirements. To that end, our company will maintain a Code of Business Conduct and Ethics, a copy of which will be filed following completion of the special dividend on our SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. The Code of Business Conduct and Ethics will set out the guidelines and principles for how directors and employees should conduct themselves as members of our team. Preserving our corporate culture is vital to the organization and following the Code of Business Conduct and Ethics will help us do that.

All directors, officers and employees of our company will be required to provide a written acknowledgment upon joining our company that they are familiar with and will comply with the Code of Business Conduct and Ethics. All directors, officers and employees of our company will be required to provide this same acknowledgment annually. Our board will review the Code of Business Conduct and Ethics annually to consider whether to approve changes in our company’s standards and practices.

EXECUTIVE COMPENSATION

Compensation Philosophy of our Company

Our NEOs comprise the core senior management team of our company, some of whom are employees of Brookfield and are provided to our company pursuant to the Administration Agreement. Our Chief Executive Officer and Chief Investment Officer are employees of Brookfield who perform functions for our company that would make them NEOs of our company. Brookfield, and not our company, determines the compensation of the NEOs who are Brookfield employees. Our company expects to adopt an approach to compensation that is intended to foster an entrepreneurial environment that encourages management to consider the risks associated with the decisions they make and take actions that will create long-term sustainable cash flow growth and will improve long-term shareholder value.

Compensation Elements for our NEOs

The primary elements of total compensation for our NEOs include base salary, annual management incentive plan awards, which we refer to as a cash bonus, and participation in long-term incentive plans. Our company pays fees to Brookfield under the Administration Agreement on a cost recovery basis for the services of our Chief Executive Officer and Chief Investment Officer, equal to the pro rata portion of their annual base salary, cash bonus and overhead costs attributable to the services they provide to our company. Our company does not reimburse Brookfield for any costs associated with the participation of our Chief Executive Officer or Chief Investment Officer in Brookfield’s long-term incentive plans.

Our NEOs, other than our Chief Executive Officer and Chief Investment Officer, will transition from Brookfield to our company in connection with the special dividend. Our company expects to adopt an approach to compensation that aligns with Brookfield’s approach and that will continue to consist of the three primary elements of base salary, cash bonus, and participation in long-term incentive plans. As executives progress within our company, we expect that an increasingly larger share of annual compensation for these executives will be represented by awards pursuant to one of Brookfield’s long-term incentive plans, which vest over time, in order for the executives to increase their ownership interest under one of Brookfield’s long-term incentive plans and to be consistent with our company’s focus on long-term value creation. Our company has no control over the form or amount of the compensation paid by Brookfield to the Chief Executive Officer or Chief Investment Officer and their participation in Brookfield’s long-term incentive plans is not allocated to or payable by our group. However, our company will reimburse Brookfield for the participation of our NEOs that are not employed by Brookfield in Brookfield’s long-term incentive plans.

Compensation of the NEOs is determined and approved by Brookfield, in the case of our Chief Executive Officer and Chief Investment Officer, and by the Compensation Committee, in the case of all other NEOs.

Base Salaries

Base salaries tend to remain fairly constant from one year to another unless the scope and responsibility of a position has changed. Base salaries deliver the only form of fixed compensation for the NEOs and are not intended to be the most significant component of their compensation.

Cash Bonus and Long-Term Incentive Plans

Given the NEOs’ focus on long-term decision making, the impact of which is difficult to assess in the short-term, Brookfield and our company believes that a heavy emphasis on annual incentives and a formulaic calculation based on specific operational or individual targets may not appropriately reflect their long-term objectives. Accordingly, the cash bonus and compensation under long-term incentive plans are determined primarily through an evaluation of the progress made in executing the company’s strategy and the performance of the business as a whole. Significant contributions to the business strategy of Brookfield are also considered.

The level of cash bonus and long-term incentive compensation granted to each NEO is discretionary. While no specific weight is given to the achievement of any individual objective, consideration is given to their performance and the achievement of objectives that are set at the beginning of the year with our Chief Executive Officer. These pertain, in part, to the performance of the company’s FFO, capital improvement programs, operational expenditures, environment, health and safety programs, growth of its portfolio, financing activities, as well as sound management and governance practices.

Brookfield Asset Management’s long-term incentive plans are intended to enable participants to create wealth through increases in the value of Brookfield Class A Shares. The purpose of these arrangements is to align the interests of Brookfield Asset Management’s shareholders and management and to motivate executives to improve Brookfield’s and our company’s long-term financial success, measured in terms of enhanced shareholder value over the long-term. This opportunity for wealth creation enables us to attract and retain talented executives.

Brookfield has four long-term incentive plans in which certain NEOs of our company participate. They are described below in more detail:

1.

Management Share Option Plan. The management share option plan of Brookfield Asset Management, which we refer to as the MSOP, governs the granting to executives of options to purchase Brookfield Class A Shares at a fixed price. The options typically vest as to 20% per year commencing on the first anniversary of the date of the award and are exercisable over a ten-year period. The MSOP is administered by the board of directors of Brookfield Asset Management. Options are typically granted in late February or early March of each year as part of the annual compensation review. Brookfield Asset Management’s compensation committee has a specific written mandate to review and approve executive compensation. Brookfield Asset Management’s compensation committee makes recommendations to the board of directors of Brookfield Asset Management with respect to the proposed allocation of options based, in part, upon the recommendations of our Chief Executive Officer. The board of directors of Brookfield Asset Management must then give its final approval. The number of options granted to NEOs is determined based on the scope of their roles and responsibilities and their success in achieving the company’s objectives. Consideration is also given to the number and value of previous grants of options. Since the annual option awards are generally made during a blackout period, the effective grant date for such options is set six (6) business days after the end of the blackout period. The exercise price for such options is the volume-weighted average trading price for Brookfield Class A Shares on the NYSE for the five (5) business days preceding the effective grant date.

2.

Deferred Share Unit Plan. The deferred share unit plan of Brookfield Asset Management, which we refer to as the DSUP, provides for the issuance of deferred share units, which we refer to as DSUs, the value of which are equal to the value of a Brookfield Class A Share. DSUs vest over periods of up to five years, with the exception of DSUs awarded in lieu of a cash bonus which vest immediately. DSUs can only be redeemed for cash upon cessation of employment through retirement, resignation, termination or death. The DSUP is administered by Brookfield Asset Management’s compensation committee. DSUs are issued based on the value of Brookfield Class A Shares at the time of the award, which we refer to as the DSU allotment price. In the case of DSUs acquired through the reinvestment of cash bonus awards, the DSU allotment price is equal to the exercise price for options granted at the same time as described above. Holders of DSUs will be allotted additional DSUs as dividends are paid on Brookfield Class A Shares on the same basis as if the dividends were reinvested pursuant to Brookfield Asset Management’s dividend reinvestment plan. These additional DSUs are subject to the same vesting provisions as the underlying DSUs. The redemption value of DSUs will be equivalent to the market value of an equivalent number of Brookfield Class A Shares on the cessation of employment with Brookfield.

3.

Restricted Stock Plans. Brookfield Asset Management has a restricted stock plan and an escrowed stock plan, which we refer to as the restricted stock plan and escrowed stock plan, respectively. These plans were established to provide Brookfield and its executives with alternatives to Brookfield Asset Management’s existing plans which would allow executives to increase their share ownership. Restricted shares have the advantage of allowing executives to become Brookfield Asset Management shareholders, receive dividends, and to have full ownership of the shares after the restriction period ends. Restricted shares must be held until the vesting date (or in certain jurisdictions until the fifth anniversary of the award date). Holders of restricted shares receive dividends that are paid on the Brookfield Class A Shares in the form of cash, unless otherwise elected. The escrowed stock plan governs the award of non-voting common shares, which we refer to as escrowed shares, of one or more private companies, which we refer to as an escrow company, to executives or other individuals designated by Brookfield Asset Management’s compensation committee. Each escrow company is capitalized with common shares and preferred shares issued to Brookfield Asset Management for cash proceeds. Each escrow company uses its cash resources to directly and indirectly purchase Brookfield Class A Shares. Dividends paid to each escrow company on the Brookfield Class A Shares acquired by the escrow company will be used to pay dividends on the preferred shares which are held by Brookfield Asset Management. The Brookfield Class A Shares acquired by an escrow company will not be voted. Escrowed shares typically vest 20% each year commencing on the date of the first anniversary of the award date and must generally be held until the fifth anniversary of the award date. Each holder may exchange escrowed shares for Brookfield Class A Shares issued from treasury no more than 10 years from the award date. The value of Brookfield Class A Shares issued to a holder on an exchange is equal to the increase in value of the Brookfield Class A Shares held by the applicable escrow company.

4.

Brookfield Annuity Share Option Plan. The Brookfield Annuity share option plan, which we refer to as the BSOP, governs the granting to executives of options to purchase Brookfield Annuity preferred shares at a fixed price, which we refer to as BAC options. The BAC options typically vest as to 20% per year commencing on the first anniversary of the date of the award and are exercisable over a ten-year period. The BSOP is administered by the board of directors of Brookfield Annuity. BAC options are typically granted in late February or early March of each year as part of the annual compensation review. Brookfield Annuity’s human resources committee of the board of directors has a specific written mandate to review and approve executive compensation. Brookfield Annuity’s human resources committee makes recommendations to the board of directors of Brookfield Annuity with respect to the proposed allocation of BAC options based, in part, upon the recommendations of our Chief Executive Officer. The board of directors of Brookfield Annuity must then give its final approval. The number of BAC options granted to Brookfield Annuity’s leadership is determined based on the scope of their roles and responsibilities and their success in achieving Brookfield Annuity’s business objectives. Consideration is also given to the number and value of previous grants of BAC options. The exercise price for the BAC options is based on the book value of Brookfield Annuity less the value of the Brookfield investment.

In addition to these plans, executives who have responsibilities in Brookfield’s dedicated fund management groups may have compensation arrangements that also include a component more directly linked to the long-term performance of the fund being managed. However, the payments made under such plans are directly related to the value created for the fund’s investors which, in turn, benefit Brookfield. The timing of these payments to executives who participate in these plans are therefore delayed until the funds’ performance is substantially realized and risk outcomes are determined.

Summary of Compensation

The following table sets out information concerning the compensation earned by, paid to or awarded to the NEOs during the year ended December 31, 2020, during which time the NEOs provided services to Brookfield and which is indicative of the compensation expected to be earned by the NEOs when our company becomes a public company. Our Chief Executive Officer and Chief Investment Officer are employed by Brookfield and their services are provided to our company pursuant to the Administration Agreement. Our company is not responsible for determining their compensation. The compensation information for our Chief Executive Officer and Chief Investment Officer in the following table reflects the total compensation received in respect of all services provided to Brookfield.

The NEOs, other than Mr. McConnie, are paid in Canadian dollars. Mr. McConnie is paid in Barbadian dollars. All Canadian dollar compensation amounts have been converted into U.S. dollars at an exchange rate of C$1.00 = US$0.7464, which was the average exchange rate for 2020 as reported by Bloomberg, unless otherwise noted. All Barbadian dollar compensation amounts have been converted into U.S. dollars at an exchange rate of BBD$1.00 = US$0.50, which was the average exchange rate for 2020 as reported by Bloomberg, unless otherwise noted.

Summary Compensation Table

				Share-based Awards				Options- based Awards
Name and Principal Position	Year	Annual Base Salary ($)	Annual Cash Bonus(a) ($)	Deferred Share Units (DSUs)(b) ($)	Restricted Shares ($)		Escrowed Shares(c) ($)	Options(d) ($)	Pension Value ($)	All Other Compensation(e) ($)	Total Annual Compensation ($)
Sachin Shah Chief Executive Officer	2020	522,480	522,480	—	—		4,182,000	—	—	20,324	5,247,284

Mabel Wong Chief Financial Officer	2020	246,312	73,894	9,237	9,237	(b)	—	143,582	—	9,976	492,237

Bahir Manios Chief Investment Officer	2020	410,520	410,520	—	—		—	464,899	—	18,473	1,304,412

Paul Forestell Chief Executive Officer, Brookfield Annuity	2020	259,747	306,770	—	373,200		—	—	—	11,689	951,406

Gregory McConnie Chief Executive Officer, NER SPC and NER Ltd.	2020	256,000	192,000	—	128,000		—	—	39,055	7,500	622,555

(a)

Each NEO is awarded an annual incentive which he or she can elect to receive in cash, DSUs or restricted shares. One of the NEOs elected to receive some or all of the annual incentive in DSUs and restricted shares.

(b)

Reflects DSUs and restricted shares issued in lieu of a cash bonus, at the election of the individual. DSU and restricted share awards in this column for 2020 were awarded effective on February 22, 2021. The value in this column reflects the entire value of the incentive awarded converted to U.S. dollars at the exchange rate of C$1.00 = US$0.7464. The number of DSUs or restricted shares awarded was based on a price of US$43.4264, the volume-weighted average price of the Brookfield Class A Shares on the NYSE for the five days preceding the award date of February 22, 2021.

(c)	The amount for 2020 reflects an annual grant of escrowed shares for Sachin Shah made in February 2021.

The value awarded under the escrowed stock plan for annual grants is determined by Brookfield Asset Management and considers the stock market price of the Brookfield Class A Shares at the time of the award and the potential increase in value. For awards made in 2021, this is based on a hold period of 7.5 years, a volatility of 24.4%, a risk free rate of 1.0% and a dividend yield of 1.65%. This value for all grants has been discounted by 25% to reflect the five-year vesting and mandatory hold period.

(d)	The amounts for 2020 reflect annual grants of options to two of our NEOs and grants of carried interest in a Brookfield fund managed plan to one of our NEOs.

The value awarded to Bahir Manios and Mabel Wong under the MSOP for annual grants is determined by Brookfield Asset Management and considers the stock market price of the Brookfield Class A Shares at the time of the award and the potential increase in value based on a hold of 7.5 years, a volatility of 24.4%, a risk free rate of 1.0% and a dividend yield of 1.65%. This value, for the annual grants, has been discounted by 25% to reflect the five-year vesting.

The value of carried interests awarded to Bahir Manios in February 2021 was calculated based on an equivalent number of options using the discounted Black Scholes methodology relative to the option grants on February 22, 2021.

(e)	These amounts include annual retirement savings contributions, participation in the executive benefits program and, for Gregory McConnie, costs associated with the provision of a corporate vehicle.

Option Awards and Share-Based Awards at December 31, 2020

The following table shows the options, BAC options, restricted shares, escrowed shares and DSUs outstanding at December 31, 2020.

	Option Awards Vested and Unvested			Share-Based Awards
				Restricted Shares			Escrowed Shares			Deferred Share Units (DSUs)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)		Market Value of Unexercised in-the-money Options(a,b) ($)	Number of Unvested RSs (#)	Market Value of Unvested RSs(b) ($)	Market Value of Vested RSs(b) ($)	Number of Unvested ESs (#)	Market Value of Unvested ESs(b,c) ($)	Market Value of Vested ESs(b,c) ($)	Number of Unvested DSUs (#)	Market Value of Unvested DSUs(b) ($)	Market Value of Vested DSUs(b) ($)
Sachin Shah	—		—	—	—	—	4,110,000	34,452,006	26,822,754	—	—	10,470,610
Mabel Wong	82,927		996,126	155	6,395	26,328	—	—	—	—	—	34,722
Bahir Manios	541,799		7,173,678	—	—	—	150,000	825,570	—	—	—	1,068,136
Paul Forestell	52,231	(d)	—	—	—	372,009	—	—	—	—	—	—
Gregory McConnie	33,000		598,760	8,249	340,441	—	—	—	—	—	—	—

(a)	The market value of the options is the amount by which the closing price of the Brookfield Class A Shares on December 31, 2020 exceeded the exercise price of the options.
(b)

All values are calculated using the closing price of a Brookfield Class A Share on December 31, 2020 on the TSX and NYSE, as applicable, according to the currency in which the awards were originally made. The closing price of a Brookfield Class A Share on the TSX on December 31, 2020 was $41.32 (C$ 52.62 converted to U.S. dollars at the Bloomberg mid-market exchange rate on that day of C$1.00 = US$0.7853) and $ 41.27 on the NYSE, as applicable.

(c)	The value of the escrowed shares is equal to the value of the Brookfield Class A Shares held by the escrow company less the net liabilities and preferred share obligations of the escrow company.
(d)	Reflects outstanding BAC options.

Outstanding Option Awards at December 31, 2020

The following table shows the details of each option and BAC option outstanding at December 31, 2020.

Name	Option-based Awards
	Number of securities underlying unexercised options (#)	Options exercise price ($)	Options expiration date	Market value of unexercised options(a)(b) ($)
Mabel Wong	3,375 6,000 1,800 12,240 17,400 24,450 17,662	24.22 22.50 20.39 24.59 26.93 29.48 38.64	23-Feb-2025 22-Nov-2025 22-Feb-2026 16-Feb-2027 25-Feb-2028 25-Feb-2029 13-Dec-2029	57,557 112,260 37,583 204,186 249,582 288,187 46,410

Bahir Manios	9,300 2,400 72,750 67,425 69,000 303,262 17,662	22.50 20.39 24.59 24.59 26.93 29.48 38.64	22-Nov-2025 22-Feb-2026 16-Feb-2027 16-Feb-2027 25-Feb-2028 25-Feb-2029 13-Dec-2029	175,461 50,111 1,213,608 1,124,777 989,722 3,574,489 46,410

Paul Forestell	12,857 12,605 12,257 8,462 6,050	— — — — —	27-Feb-2026 26-Feb-2027 29-Feb-2028 28-Feb-2029 28-Feb-2030	— — — — —

Gregory McConnie	11,250 10,500 11,250	24.22 20.39 24.59	23-Feb-2025 22-Feb-2026 16-Feb-2027	191,855 219,234 187,671

(a)

The market value of the options is the amount by which the closing price of the Brookfield Class A Shares on December 31, 2020 exceeded the exercise price of the options. All values are calculated using the closing price of a Brookfield Class A Share on December 31, 2020 on the TSX and on the NYSE, as applicable. The closing price of a Brookfield Class A Share on the TSX on December 31, 2020 was $41.32 (C$52.62 converted to U.S. dollars at the Bloomberg mid-market exchange rate on that day of C$1.00 = US$0.7853) and on the NYSE on December 31, 2020 was $41.27.

(b)

The market value of the BAC options is calculated as the difference between the book value of Brookfield Annuity and the Brookfield capital investment plus an 8% compounding capital charge. All outstanding BAC options held by Mr. Forestell are under water.

Value Vested or Earned During 2020

The following table shows the value of all option, BAC options, share-based awards, and non-equity plan compensation which vested during 2020.

Named Executive Officer	Value Vested During 2020(a)				Non-equity incentive plan compensation – Value earned during the year
	Options(b) ($)	DSUs(c) ($)	Restricted Shares(d) ($)	Escrowed Shares ($)
Sachin Shah	—	226,535	—	15,213,372	522,480
Mabel Wong	370,130	—	3,469	—	73,894
Bahir Manios	2,316,919	—	—	—	410,520
Paul Forestell	—	—	55,455	—	306,770
Gregory McConnie	141,544	—	66,059	—	192,000

(a)

All values are calculated using the closing price of a Brookfield Class A Share on the vesting date on the TSX and on the NYSE, as applicable. Canadian dollar amounts are converted into U.S. dollars using the average Bloomberg mid-market exchange rate for 2020 of C$1.00 = US$0.7464. The value of the escrowed shares is equal to the value of the Brookfield Class A Shares held by the escrow company less the net liabilities and preferred share obligations of the escrow company.

(b)

Values represent the amount by which the value of Brookfield Class A Shares exceeded the exercise price on the day the options vested. All outstanding BAC options held by Mr. Forestell are under water.

(c)	Values in this column represent the value of DSUs vested in 2020, including DSUs awarded on February 24, 2020 in lieu of the cash bonus related to performance in 2019.
(d)	Values in this column represent the value of restricted shares vested in 2020, including restricted shares awarded in lieu of the cash bonus related to performance in 2019.

Pension and Retirement Benefits

With the exception of Mr. McConnie, our NEOs do not participate in any registered defined benefit or defined contribution plans or any other post-retirement supplementary compensation plans. The NEOs based in Canada receive an annual contribution to their registered retirement savings plans equal to 4.5% of their base salary, subject to an annual registered retirement savings plan contribution limit established by the CRA.

Mr. McConnie participates in a defined contribution pension plan sponsored by Brookfield International Bank Inc. The employer contribution for Mr. McConnie under the plan is equal to 15% of his annual base salary. Mr. McConnie’s pension entitlement under the plan is fully vested as he has over 36 months of continuous service with Brookfield. Membership in the plan terminates upon cessation of employment. The retirement age under the plan is 65 years.

The following table sets forth details regarding Mr. McConnie’s participation in the defined contribution pension plan in respect of 2020.

Name	Accumulated value at start of year	Compensatory	Accumulated value at year end
Gregory McConnie	$545,305	$39,055	$584,746

Termination and Change of Control Benefits

With the exception of Mr. McConnie, there are no employment contracts between the NEOs and our company or Brookfield. With the exception of Mr. McConnie, none of the NEOs have any termination, change of control arrangement or other compensatory plan, contract or arrangement with our company or Brookfield.

Pursuant to his employment agreement, in the event that Mr. McConnie’s employment is terminated by his employer, he is eligible to receive a severance payment as determined under the Severance Payments Act of

Barbados (Chapter 355A), plus a one-time payment in the amount of BBD$300,000 (equivalent to USD$150,000 at an exchange rate of BBD$1.00 = US$0.50).

The following table provides a summary of the termination provisions in Brookfield’s long-term incentive plans. No incremental entitlements are triggered by termination, resignation, retirement or a change in control. Any exceptions to these provisions are approved on an individual basis at the time of cessation of employment. Exceptions are approved by the chair of Brookfield Asset Management’s compensation committee or its board of directors, depending on the circumstances.

Termination Event	DSUs	Options	Restricted Shares / Escrowed Shares
Retirement (as determined at the discretion of Brookfield Asset Management’s board of directors)	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.	Vesting ceases on retirement. Vested options are exercisable until their expiration date. Unvested options are cancelled.	Vested shares are redeemable on the day employment terminates, subject to the hold period. Unvested shares are forfeited.

Termination Without Cause	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.	Upon date of termination, unvested options are cancelled and vested options continue to be exercisable for 60 days (a) from the termination date, after which unexercised options are cancelled immediately.	Vested shares are redeemable on the day employment terminates, subject to the hold period. Unvested shares are forfeited.

Termination With Cause	Upon date of termination, all unvested and vested units are forfeited, with the exception of DSUs awarded as a result of a participant’s election to take their annual bonus in the form of DSUs.	Upon date of termination, all vested and unvested options are cancelled.	Upon date of termination, all vested and unvested shares are forfeited.

Resignation	Vested units are redeemable on the day employment terminates. Unvested units are forfeited.	Upon date of termination, all vested and unvested options are cancelled.	Vested shares are redeemable on the day employment terminates, and remain subject to the hold period. Unvested shares are forfeited.

Death	Vested units are redeemable on the date of death. Unvested units are forfeited.	Options continue to vest and are exercisable for six months following date of death (a) after which all unexercised options are cancelled immediately.	Vested shares are redeemable on the date of death, and remain subject to the hold period. Unvested shares are forfeited.

(a)	Up to but not beyond the expiry date of options.

THE SUPPORT AGREEMENT

Prior to the completion of the special dividend, our company will enter into the Support Agreement, pursuant to which Brookfield Asset Management will agree to support the economic equivalence of the class A exchangeable shares and Brookfield Class A Shares for so long as class A exchangeable shares not owned by Brookfield are outstanding and there has not been an amendment to the exchange feature. The following is a summary of certain provisions of the Support Agreement and is qualified in its entirety by reference to all of the provisions of the agreement. Because this description is only a summary of the Support Agreement, it does not necessarily contain all of the information that you may find useful. We therefore urge you to review the Support Agreement in its entirety. The Support Agreement will be available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

Economic Equivalence

Pursuant to the Support Agreement, Brookfield Asset Management will agree to:

•

take all actions reasonably necessary to enable our company to pay quarterly distributions, the liquidation amount or the amount payable on a redemption of class A exchangeable shares, as the case may be;

•

cooperate with our company as necessary or desirable from time to time in respect of the public disclosure of our company and Brookfield Asset Management, including consenting to our company referencing Brookfield Asset Management’s public disclosure (and will permit our company and its advisors to do reasonable diligence on such disclosure, if requested) and providing our company with prompt written notice of any material change or misrepresentation in respect of Brookfield Asset Management’s public disclosure; and

•

cooperate with our company for purposes of qualifying or registering the underlying Brookfield Class A Shares in the event that our company issues or qualifies or registers for issuance or distribution class A exchangeable shares.

In addition, our company will agree to:

•	ensure that the payment dates for distributions on the class A exchangeable shares and class B shares are the same as those for any corresponding dividends on the Brookfield Class A Shares; and

•

cooperate with Brookfield Asset Management as necessary or desirable from time to time in respect of the public disclosure of our company and Brookfield Asset Management, including sharing financial information with Brookfield Asset Management as reasonably requested and reasonably cooperating with Brookfield Asset Management on the timing of financial reporting.

Our company and Brookfield Asset Management also acknowledge and agree that the terms and provisions of the class A exchangeable shares will provide that the one for one exchange factor for the exchange of the class A exchangeable shares for Brookfield Class A Shares will be subject to adjustment to reflect certain capital events that take place at our company or Brookfield Asset Management without an equivalent event taking place at the other company. Our company and Brookfield Asset Management will agree to cooperate with respect to these kinds of capital events so that it is possible to maintain the economic equivalence without the need to adjust the exchange factor. See “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events” for a description of capital events that might result in an adjustment to the exchange factor.

In addition to the Investment Management Agreements that will be in place prior to completion of the special dividend, under the Support Agreement, we have agreed that for so long as the Support Agreement is in place, and subject to any applicable regulatory rules and requirements, we are expected to, from time to time, appoint Brookfield as investment manager and not appoint any other person to provide any investment management services to us without the prior consent of Brookfield. Brookfield Asset Management has also agreed that it will, or will cause the appropriate Brookfield entity to, accept such appointment. See “Relationship with Brookfield — Investment Management Agreements”.

Consent Rights

Brookfield Asset Management will have the right to consent to: (i) any new issuance of class A exchangeable shares; (ii) the entry by our company into any registration rights agreement granting any person (other than Brookfield) the right to cause the registration of class A exchangeable shares under securities laws in any jurisdiction; or (iii) the filing of any registration statement or prospectus for the distribution or sale of any class A exchangeable shares. Any consent may be withheld, conditioned or delayed in Brookfield Asset Management’s sole discretion.

Brookfield Class A Shares

Upon notice from our company of any event that requires our company to cause to be delivered Brookfield Class A Shares to any holder of class A exchangeable shares, Brookfield Asset Management will, forthwith, issue and deliver or cause to be delivered the requisite number of Brookfield Class A Shares to our company (for fair value consideration), and our company will forthwith deliver or cause to be delivered the requisite number of Brookfield Class A Shares to or for the benefit of the former holder of the surrendered class A exchangeable shares. All such Brookfield Class A Shares will be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and will be free and clear of any lien, claim or encumbrance.

Amendments

Except for limited amendments described below, the Support Agreement may not be amended without approval by (a) the holders of the class A exchangeable shares not held by Brookfield and the class B shares, each voting as a class (with an approval threshold of a majority of the votes cast by each class) and (b) the board of directors of Brookfield Asset Management. The Support Agreement may be amended in writing by our company and Brookfield Asset Management without the foregoing approvals in limited circumstances for the purposes of (i) adding to the covenants of any or all of the parties thereto if the board of directors of each of our company and Brookfield Asset Management is of the opinion that such additions will not be prejudicial to the rights or interests of non-Brookfield affiliated holders of class A exchangeable shares, (ii) evidencing the succession of a person or continuing entity of Brookfield Asset Management as a result of any transaction whereby all of Brookfield Asset Management’s undertaking, property and assets would become the property of such person or entity and the covenants of and obligations assumed by each such person or continuing entity, (iii) making such amendments or modifications that, in the opinion of the board of directors of each of our company and Brookfield Asset Management, is expedient to make, provided such amendments or modifications are not prejudicial to the rights or interests of the non-Brookfield affiliated holders of class A exchangeable shares, or (iv) making such changes or corrections that are required for the purpose of curing or correcting any ambiguity, defect, inconsistent provision, clerical omission or manifest error, provided such changes or corrections are not prejudicial to the rights or interests of the non-Brookfield affiliated holders of class A exchangeable shares.

Termination

The Support Agreement will have a perpetual term and may only be terminated at such time as (a) no class A exchangeable shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire class A exchangeable shares) are held by any person other than Brookfield or (b) the following have occurred: (i) an amendment to the terms of the class A exchangeable shares that eliminates the right of the holders to exchange the class A exchangeable shares for Brookfield Class A Shares and the terms that require the distributions on the class A exchangeable shares to be in the same amount as dividends on the Brookfield Class A Shares and (ii) the termination of the Rights Agreement.

RELATIONSHIP WITH BROOKFIELD

Brookfield Asset Management

Brookfield is a leading global alternative asset manager with a history spanning more than 100 years, Brookfield has $600 billion of assets under management across real estate, infrastructure, renewable power, private equity and credit. Brookfield Asset Management is listed on the NYSE under the symbol “BAM” and on the TSX under the symbol “BAM.A”.

Our class A exchangeable shares have been structured with the intention of providing an economic return equivalent to the Brookfield Class A Shares. Therefore, we expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. Brookfield Asset Management will own all of our class C shares, which entitle Brookfield Asset Management to all of the residual value in our company after payment in full of the amount due to holders of class A exchangeable shares and class B shares (consisting of any declared and unpaid distributions, and the delivery of Brookfield Class A Shares or the cash equivalent on a redemption or liquidation) and subject to the prior rights of holders of Preferred Shares. This residual economic interest, together with the mechanisms to create economic equivalence between the class A exchangeable shares and Brookfield Class A Shares, creates alignment between the interests of Brookfield Asset Management and our shareholders since an investment in our class A exchangeable shares provides investors with the same economic exposure to the broader business of Brookfield Asset Management as an investment in the Brookfield Class A Shares.

In connection with the special dividend, our company will acquire our operating subsidiaries and assume the employment of certain officers and employees from Brookfield. In addition, we will be party to a number of agreements with Brookfield in respect of our business, including the Support Agreement, the Rights Agreement, the Administration Agreement, the Investment Management Agreements, the Equity Commitment and the Credit Agreement. These agreements and relationships will be important to our company, in some cases because they will provide financial support to our company and will support the economic equivalence of the class A exchangeable shares and the Brookfield Class A Shares. We describe below these relationships and other material considerations arising from our relationship with Brookfield.

For a description of certain related party transactions for the years ended December 31, 2020, 2019, and 2018, please see Note 7 “Related Party Transactions” in the notes to the consolidated financial statements of BAH.

AEL Investment Agreement and Assignment Agreement

Prior to the completion of the special dividend, each of Brookfield Asset Management and Burgundy will assign to our company and NER SPC, respectively, its obligations and rights under the AEL Investment Agreement with AEL Holdings and Burgundy will transfer to NER SPC the 9,106,042 common shares of AEL Holdings previously acquired by Burgundy pursuant to the AEL Investment Agreement. For more information, see “Our Business — Recent Developments”.

Support Agreement

Prior to the completion of the special dividend, our company will enter into the Support Agreement, pursuant to which Brookfield Asset Management will agree to support the economic equivalence of the class A exchangeable shares and Brookfield Class A Shares for so long as class A exchangeable shares not owned by Brookfield are outstanding and there has not been an amendment to the exchange feature by agreeing to, among other things, take all actions reasonably necessary to enable our company to pay quarterly distributions, the liquidation amount or the amount payable on a redemption of class A exchangeable shares, as the case may be.

In addition to the Investment Management Agreements that will be in place prior to completion of the special dividend, under the Support Agreement, we have agreed that for so long as the Support Agreement is in place, and subject to any applicable regulatory rules and requirements, we are expected to, from time to time, appoint Brookfield as investment manager and not appoint any other person to provide any investment management services to us without the prior consent of Brookfield. Brookfield Asset Management has also agreed that it will, or will cause the appropriate Brookfield entity, to accept such appointment.

For more information, see “The Support Agreement” and “—Investment Management Agreements” below for the terms of the Investment Management Agreements to be in place on completion of the special dividend.

Rights Agreement

On or prior to the dividend date, the rights agent, our company, and Brookfield Asset Management will enter into the Rights Agreement, pursuant to which Brookfield Asset Management has agreed that on the applicable specified exchange date with respect to any class A exchangeable shares submitted for exchange, Brookfield Asset Management will satisfy, or cause to be satisfied, the obligations pursuant to our memorandum of association and bye-laws to exchange such subject class A exchangeable shares for Brookfield Class A Shares or its cash equivalent plus any unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. For more information, see “Description of Our Share Capital — Rights Agreement”.

The Administration Agreement

Brookfield Asset Management will provide administrative services to our company on a cost recovery basis under the Administration Agreement. The following is a summary of certain provisions of the Administration Agreement and is qualified in its entirety by reference to all of the provisions of the agreement. Because this description is only a summary of the Administration Agreement, it does not necessarily contain all of the information that you may find useful. We therefore urge you to review the Administration Agreement in its entirety. The Administration Agreement will be available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

General

Pursuant to the Administration Agreement, Brookfield Asset Management will provide, or cause to be provided, if and as requested by our company, and in each case, subject to the overriding supervision and direction of our board:

•	our company’s Chief Executive Officer and Chief Investment Officer, as approved by our board from time to time; and

•

certain administrative and other support services as may from time to time be agreed in writing by our company and Brookfield, which may include assisting our Chief Executive Officer and Chief Financial Officer with the standard functions of a public company, such as financial reporting, investor relations, human resources, information technology, compliance, shareholder correspondence, and ongoing disclosure obligations.

Brookfield Asset Management has agreed to provide these services to our company on a cost-recovery basis.

Our company’s Chief Executive Officer will be Sachin Shah and our company’s Chief Investment Officer will be Bahir Manios, both of whom are executives of Brookfield Asset Management and whose services will be provided to our company pursuant to the Administration Agreement. The Chief Executive Officer and the Chief Investment Officer, including Messrs. Shah and Manios or any replacement Chief Executive Officer or Chief Investment Officer, cannot be changed by Brookfield Asset Management without our company’s prior approval. Messrs. Shah and Manios will each continue to have roles at Brookfield Asset Management and will spend a portion of their time on services provided to our company, and our company will reimburse Brookfield for the annual cash compensation paid to them (not including the costs associated with any equity compensation or long term incentive compensation received by them) that is proportionate to the time they have spent serving as executives of our company.

The Administration Agreement will contain an acknowledgement that Brookfield Asset Management (including the individuals serving as Chief Executive Officer and the Chief Investment Officer during the portion of time they act on behalf of Brookfield Asset Management) may engage in other businesses that may be similar to or in competition with our company’s affairs. In the event of a conflict that results in the provision of services under the Administration Agreement being impracticable, Brookfield Asset Management will provide our company with written notice of the conflict and our company will be entitled to retain one or more third parties to perform the administrative services to which the conflict relates.

Termination

The term of the Administration Agreement will continue in perpetuity, provided that the Administration Agreement or any of the services thereunder may be terminated by mutual consent of our company and Brookfield Asset Management. Our company may also terminate the Administration Agreement at any time in the event of a material breach or material default of Brookfield Asset Management’s obligations under the Administration Agreement or upon not less than 30 days’ written notice to Brookfield Asset Management in the event of insolvency of Brookfield Asset Management, in all cases without payment of any termination fees. Brookfield Asset Management has the right to terminate the Administration Agreement upon not less than 90 days’ prior written notice to our company in the event of a material breach or material default of our company’s obligations under the Administration Agreement or upon not less than 30 days’ written notice to our Company in the event of insolvency of our company, in all cases without payment of any termination fees.

Investment Management Agreements

We expect to enter into one or more Investment Management Agreements appointing Brookfield as the investment manager of certain of our assets and accounts, including assets backing the liabilities assumed by us under our insurance and reinsurance arrangements, and any assets held as surplus. Depending on the structure of the reinsurance arrangement, Brookfield may enter into such Investment Management Agreements with us or directly with the ceding company that is our counterparty to such reinsurance arrangements.

Pursuant to each such Investment Management Agreement, Brookfield will have discretionary authority to manage the investment and reinvestment of the funds and assets of the accounts holding the assets backing the assumed liabilities, which we refer to as an Account, in accordance with the investment guidelines specified therein. The investment guidelines will generally permit Brookfield to invest such assets in a wide range of private and/or public debt, loans, securitizations, structured products, loan originations and other credit instruments or lending opportunities, co-investments, and other types of investment arrangements, including investments in Brookfield Accounts, determined by the investment manager or any sub-advisors on a discretionary basis and otherwise, in each case, in accordance with the terms and conditions of the relevant Investment Management Agreement and applicable insurance investment laws.

Generally, Brookfield, as investment manager, will receive an asset management fee based on invested assets in the relevant Account for the services provided under the Investment Management Agreements. The Investment Management Agreements will permit Brookfield to engage sub-advisors (including sub-advisors that are affiliates of Brookfield) to provide sub-advisory services with respect to some or all of the assets of the Account. Sub-advisors under the Investment Management Agreements will typically receive an asset management fee based on invested assets for their services pursuant to the relevant sub-advisory agreement. In addition, typically the Account will bear and be charged for, directly or indirectly, the costs and expenses relating to the Investment Management Agreements and sub-advisory agreements, including the costs and expenses relating to the investment activities performed thereunder.

Brookfield acts as the investment manager in respect of various assets and accounts of Brookfield Annuity. We also expect Brookfield to enter into Investment Management Agreements with AEL and NER SPC in respect of the assets backing the liabilities to be assumed by us pursuant to the AEL Reinsurance Treaty.

Equity Commitment

Prior to the completion of the special dividend, Brookfield Asset Management will provide to our company an equity commitment in the amount of $2 billion to fund future growth, which we may draw on from time to time, which we refer to as the Equity Commitment. The Equity Commitment may be called by our company in exchange for the issuance of a number of class C shares or Junior Preferred Shares, as the case may be, to Brookfield Asset Management, corresponding to the amount of the Equity Commitment called divided (i) in the case of a subscription for class C shares, for an amount equal to the fair market value of the class C shares as determined by our company, acting reasonably, and accepted by Brookfield Asset Management (ii) in the case of a subscription for Junior Preferred Shares, $25.00. The Equity Commitment will be available in minimum amounts of $10 million and the amount available under the Equity Commitment will be reduced permanently by the amount so called. Before funds may be called on the Equity Commitment, a number of conditions precedent must be met, including that (i) the Support Agreement is in effect and there is no material breach by the company thereunder; (ii) the company shall have provided notice of a draw down on the Equity Commitment to Brookfield Asset Management; (iii) the board of the company shall have (a) authorized the issuance of the class C shares or Junior Preferred Shares, as the case may be, (b) if applicable, determined the value of the class C shares, (c) if applicable, created the Junior Preferred Shares to be issued and (d) determined that the class C shares or Junior Preferred Shares to be issued will be fully paid and non-assessable.

The rationale for the Equity Commitment is to provide our company with access to equity capital on an as-needed basis to fund growth and to maximize our flexibility. As discussed below, our company will also enter into a Credit Agreement with Brookfield Asset Management for purposes of providing our company with access to debt financing on an as-needed basis and to maximize our flexibility. Our company may also establish credit facilities with one or more financial institutions on an arm’s length basis. We intend to use the liquidity provided by the Equity Commitment and any credit facilities (including under the Credit Agreement) for working capital purposes and to fund distributions, and we may use the proceeds from the Equity Commitment to fund growth capital investments and acquisitions. The determination of which of these sources of funding our company will access in any particular situation will be a matter of optimizing needs and opportunities at that time.

The Equity Commitment will have a perpetual term and may only be terminated at such time as the Support Agreement has been terminated.

Credit Agreement

Prior to the completion of the special dividend, we expect to enter into a credit agreement with Brookfield Asset Management as lender, which we refer to as the Credit Agreement, providing for a five-year revolving $200 million credit facility. We expect that no amounts will be drawn under this credit facility as of the date of the special dividend.

The credit facility will be available in U.S. or Canadian dollars, and advances will be made by way of LIBOR, base rate, bankers’ acceptance rate or prime rate loans. Both operating facilities are expected to bear interest at the specified LIBOR or bankers’ acceptance rate plus 2%, plus an applicable spread, in each case subject to adjustment from time to time as the parties may agree. In addition, the credit facility will contemplate deposit arrangements pursuant to which the lender would, with the consent of a borrower, deposit funds on a demand basis to such borrower’s account at a reduced rate of interest.

The Credit Agreement provides that the lender is entitled to consent to any decision made by our board to approve any action by our company that constitutes, or could reasonably be expected to constitute, a material change in the nature of our company’s business, including any material change in the leverage profile of our company or any action that results, or could reasonably be expected to result, in a downgrade to any credit rating held by our company or any of its subsidiaries, as applicable.

Licensing Agreement

Prior to the completion of the special dividend, our company and Brookfield Asset Management will enter into a licensing agreement, which we refer to as the Licensing Agreement. Pursuant to the Licensing Agreement, Brookfield Asset Management will grant a non-exclusive, royalty-free sub-license to use the name “Brookfield” and the Brookfield logo. Other than under this limited license, we will not have a legal right to the “Brookfield” name and the Brookfield logo on a global basis.

The Licensing Agreement may be terminated by Brookfield Asset Management upon thirty (30) days’ prior written notice if our company defaults in the performance of any material term, condition or agreement contained in the agreement and the default continues for a period of thirty (30) days after written notice of termination of the breach is given to Brookfield Asset Management. Brookfield Asset Management may also terminate the Licensing Agreement upon thirty (30) days’ prior written notice of termination if any of the following occurs:

•

our company defaults in the performance of any material term, condition or agreement contained in the agreement and the default continues for a period of thirty (30) days after written notice of termination of the breach is given to the licensee;

•	our company assigns, sublicenses, pledges, mortgages or otherwise encumbers the intellectual property rights granted to it pursuant to the Licensing Agreement;

•	certain events relating to a bankruptcy or insolvency of our company; or

•	the Support Agreement has been terminated.

Conflicts of Interest

Brookfield will provide investment management services at market rates to us pursuant to the Investment Management Agreements. The Investment Management Agreements are expected to result in us, among other things, investing in or alongside other vehicles, consortiums and/or partnerships (including private funds, joint ventures and similar arrangements, collectively referred to as Brookfield Accounts) managed by Brookfield and/or related parties, as well as in securities issued by portfolio companies and assets of Brookfield Accounts. Subject to applicable regulatory requirements and constraints, the Investment Management Agreements are intended to continue in perpetuity until terminated in accordance with their terms. In addition, under the Support Agreement, our company has agreed that, for so long as the Support Agreement is in place, subject to applicable regulatory requirements and constraints, and approval by their respective board of directors, our operating subsidiaries are expected to, from time to time, appoint Brookfield as investment manager and not appoint any other person to provide any investment management services without the prior consent of Brookfield. In addition, we will enter into agreements pursuant to which our company and/or one or more of our operating subsidiaries will receive administrative services and other support from Brookfield, including the Administration Agreement, the Rights Agreement, the Equity Commitment Agreement, the Credit Agreement, and the Licensing Agreement.

As noted elsewhere herein, Brookfield is a global alternative asset manager with significant assets under management and a long history of owning, managing and operating assets, businesses and investment vehicles across various industries, sectors, geographies and strategies. Brookfield’s activities include, among others: investment and asset management; managing and investing reinsurance capital; sponsoring, offering and managing private and public investment vehicles that invest in the global fixed income, currency, commodity, equities, private and other markets; developing, constructing, owning, managing, operating and servicing real estate, renewable power, infrastructure and other companies and assets, including among others residential, commercial, storage and mixed-use real estate, data centers, transportation facilities, electric utilities, industrial and manufacturing facilities, energy companies, metals and mining companies, timberlands and agrilands, natural gas pipelines, and other assets; providing capital and financing solutions, as well as financial advisory, business development and other financial services; and other activities, which we refer to, collectively, as Brookfield Activities.

We intend to enter into the Investment Management Agreements because we expect that our company will benefit from Brookfield’s experience, expertise, broad reach, market positioning and connectivity that arise from Brookfield Activities. Brookfield believes that this is in the best interests of our company and those of Brookfield Accounts in which we invest.

The relationship with Brookfield and its broader platform, as well as activities of and other considerations relating to Brookfield Accounts, may give rise to perceived conflicts of interest between our company, our shareholders and Brookfield Accounts in which we invest, on the one hand, and Brookfield and/or other Brookfield Accounts, on the other hand. Except for the right to approve changes to the terms of the class A exchangeable shares and the Rights Agreement, or except where otherwise required by law, holders of class A exchangeable shares are unlikely to be provided an opportunity to consent to transactions involving Brookfield. However, each class A exchangeable share has been structured with the intention of providing an economic return equivalent to one Brookfield Class A Share and we therefore expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management. Following the special dividend, it is expected that distributions on our class A exchangeable shares will be paid at the same time and in the same amount as dividends on the Brookfield Class A Shares to provide holders of our class A exchangeable shares with an economic return equivalent to holders of Brookfield Class A Shares. In addition, immediately upon completion of the special dividend, Brookfield Asset Management will own all of the issued and outstanding class C shares of our company, which are entitled to the residual economic interest in our company after payment in full of the amount due to holders of our class A exchangeable shares and our class B shares (consisting of any declared and unpaid distributions, and the delivery of Brookfield Class A Shares or the cash equivalent on a redemption or liquidation) and subject to the prior rights of holders of our Preferred Shares. As a result, given our ownership structure, the rationale for our formation and because each class A exchangeable share will be structured with the intention of providing an economic return equivalent to one Brookfield Class A Share, and given the financial and other support Brookfield is providing to us through the various agreements being entered into in connection with the special dividend, we expect that the interests of our company and Brookfield Asset Management will be strongly aligned.

DESCRIPTION OF OUR SHARE CAPITAL

Upon completion of the special dividend, our authorized share capital will consist of: (i) 1,000,000,000 class A exchangeable shares, par value of $32.00 per share; (ii) 500,000 class B shares, par value of $32.00 per share; (iii) 1,000,000,000 class C shares, par value of $1.00 per share; (iv) (a) 1,000,000,000 Class A Junior Preferred Shares (issuable in series) having a par value of $25.00 per share, and (b) 1,000,000,000 Class B Junior Preferred Shares (issuable in series) having a par value of C$25.00, which we refer to together with the Class A Junior Preferred Shares as the Junior Preferred Shares; and (v) (a) 100,000,000 Class A Senior Preferred Shares (issuable in series) having a par value of $25.00 per share, and (b) 100,000,000 Class B Senior Preferred Shares (issuable in series) having a par value of C$25.00 per share, which we refer to together with the Class A Senior Preferred Shares as the Senior Preferred Shares, and collectively with the Junior Preferred Shares, as the Preferred Shares.

Upon completion of the special dividend, approximately              million class A exchangeable shares,                  million class B shares,                  million class C shares, and no Preferred Shares are expected to be issued and outstanding. Some of the terms of our share capital described below and our share ownership could discourage or inhibit takeovers, business combinations or other change of control transactions that our shareholders might consider in their best interests. See “Risk Factors — Risks Relating to the Class A Exchangeable Shares — The terms and ownership of our share capital, and our agreements with Brookfield, could discourage or inhibit takeovers, business combinations or other change of control transactions that our shareholders might consider in their best interests.”

Class A Exchangeable Shares

The following description of class A exchangeable shares sets forth certain general terms and provisions of class A exchangeable shares. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s memorandum of association and bye-laws. Through the rights and governance structures described in this prospectus, each class A exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a Brookfield Class A Share. Consequently, we expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management.

Voting

Each holder of class A exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law. Except as set out below under “— Election of Directors”, each holder of class A exchangeable shares will be entitled to cast one vote for each class A exchangeable share held at the record date for determination of shareholders entitled to vote on any matter.

Except as otherwise expressly provided in our memorandum of association or bye-laws or as required by law, all matters to be approved by shareholders must be approved by: (i) a majority or, where a higher threshold is specified in our memorandum of association or bye-laws or under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified in our memorandum of association or bye-laws or under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution. As a result, all matters that require shareholder approval must be approved by the holder of the class B shares.

Election of Directors

In the election of directors, holders of class A exchangeable shares will be entitled to elect one-half of the board. Our bye laws provide that each holder of a class A exchangeable share has the right to cast a number of votes equal to the number of votes attached to the class A exchangeable shares held by the holder multiplied by the number of directors to be elected by the holder and all holders of class A exchangeable shares entitled to vote with such holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

At our company’s first annual shareholder meeting held following completion of the special dividend, any registered or beneficial holder of class A exchangeable shares holding class A exchangeable shares representing at least 5% of the outstanding class A exchangeable shares will be entitled to nominate one or more of the individuals to be proposed for election by holders of the class A exchangeable shares. To ensure that all holders of class A exchangeable shares receive adequate notice of and information about the nominated directors, a holder of class A exchangeable shares eligible to exercise such nomination right and wishing to nominate one or more individuals for election will be required to provide notice to our company in a prescribed form as set out in our memorandum of association or bye-laws not later than the close of business on the 30th day prior to the date of the annual meeting. After the first annual shareholder meeting following completion of the special dividend, holders of class A exchangeable shares will not have any board nomination rights except as prescribed by law.

Distributions

The holders of class A exchangeable shares will be entitled to receive distributions as and when declared by our board subject to receipt of sufficient shareholder approval (where applicable) and the prior rights of the holders of all classes and series of the Senior Preferred Shares and any other shares ranking senior to the class A exchangeable shares with respect to priority in payment of distributions. It is expected that each class A exchangeable share will receive distributions at the same time and in the same amount as the cash dividends paid on each Brookfield Class A Share. We expect to commence paying distributions on our class A exchangeable shares on             , 2021.

Subject to the prior rights of holders of all classes and series of Senior Preferred Shares at the time outstanding having prior rights as to distributions, and in preference to the Junior Preferred Shares and class C shares, each class A exchangeable share will entitle its holder to cumulative distributions per share in an amount equal to (i) the amount of any cash dividend made on a Brookfield Class A Share multiplied by (ii) the exchange factor (which initially shall be one, subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Asset Management) determined in accordance with our memorandum of association or bye-laws and in effect on the payment date of such distribution, which we refer to as the exchangeable distribution. See “Description of Our Share Capital — Exchange by Holder — Adjustments to Reflect Certain Capital Events”.

If the full amount of an exchangeable distribution is not paid concurrently with a dividend on the Brookfield Class A Shares, then the unpaid amount of such exchangeable distribution shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof, and whether or not such exchangeable distribution has been earned, made or authorized. Any exchangeable distribution payment made shall first be credited against the earliest accumulated but unpaid exchangeable distribution due which remains payable, which we refer to as unpaid distributions. All exchangeable distributions shall be paid prior and in preference to any dividends or distributions on the class C shares. The holders of class A exchangeable shares shall not be entitled to any distributions from our company other than the exchangeable distributions.

The class A exchangeable shares may be consolidated or split in the event of, and equally with, a share consolidation or stock split of the Brookfield Class A Shares. As an alternative, stock dividends may be paid in lieu of stock splits concurrently with a stock split of the Brookfield Class A Shares. In that case, the stock dividend on the class A exchangeable shares will be paid in additional class A exchangeable shares.

Exchange by Holder

At any time after the dividend date and before the 15th business day prior to the date of any redemption, holders of class A exchangeable shares shall have the right to exchange all or a portion of their class A exchangeable shares with Brookfield Asset Management for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Asset Management as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management), subject to certain limitations described below if Brookfield Asset Management is unable to maintain an effective registration statement. If you hold class A exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of class A exchangeable shares, please contact the transfer agent and follow the process described below.

Pursuant to the Rights Agreement, Brookfield Asset Management has agreed it will satisfy, or cause to be satisfied, any request made pursuant to our memorandum of association or bye-laws to exchange such class A exchangeable shares for Brookfield Class A Shares or its cash equivalent, plus unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash.

The obligation to satisfy a request for exchange is the obligation of Brookfield Asset Management, and our company has no obligation to deliver Brookfield Class A Shares or cash, to deliver any unpaid distributions, or to cause Brookfield Asset Management to do so.

Each holder of class A exchangeable shares who wishes to exchange one or more of his or her class A exchangeable shares with Brookfield Asset Management for Brookfield Class A Shares or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Upon receipt of a notice of exchange, Brookfield Asset Management shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, or the specified exchange date, deliver to the tendering holder of class A exchangeable shares, in accordance with instructions set forth in the notice of exchange, one Brookfield Class A Share per class A exchangeable share held (subject to adjustments in the event of certain capital events by our company or Brookfield Asset Management as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management). Notwithstanding the foregoing, for so long as there is not an effective registration statement with respect to the delivery of Brookfield Class A Shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. Upon completion of the exchange of any class A exchangeable shares as described herein, the holder of class A exchangeable shares who has exchanged their class A exchangeable shares will have no further right, with respect to any class A exchangeable shares so exchanged, to receive any distributions on class A exchangeable shares on or after the date on which such class A exchangeable shares are exchanged. For greater certainty, a tendering holder will, despite a notice of exchange being delivered, be entitled to receive any distributions on class A exchangeable shares that have a record date or otherwise accrued prior to the date on which such notice of exchange is received.

Subject to the limitations on exchange as described above, in the event that a tendering holder of class A exchangeable shares has not received the number of Brookfield Class A Shares or its cash equivalent (the form of payment to be determined by Brookfield Asset Management in its sole discretion) in satisfaction of the tendered class A exchangeable shares on or prior to the specified exchange date, then, pursuant to the Rights Agreement, the holder of the subject class A exchangeable shares or the rights agent, on behalf of the holder of the subject class A exchangeable shares, will have the right to institute and maintain any suit, action or proceeding against Brookfield Asset Management to enforce the obligations of Brookfield Asset Management to exchange our class A exchangeable shares for Brookfield Class A Shares (or their cash equivalent) plus unpaid distributions. See the section entitled “— Rights Agreement” below for more information on the Rights Agreement.

No Fractional Shares. No fractional Brookfield Class A Shares will be issued or delivered upon exchange of class A exchangeable shares. In lieu of any fractional Brookfield Class A Shares to which the tendering holder of class A exchangeable shares would otherwise be entitled at Brookfield Asset Management’s election, Brookfield Asset Management will pay an amount in cash equal to the Brookfield Class A Share value on the trading day immediately preceding the exchange date multiplied by such fraction of a Brookfield Class A Share.

Adjustments to Reflect Certain Capital Events. The exchange factor (which initially shall be one) is subject to adjustment in accordance with our company’s memorandum of association or bye-laws to reflect certain capital events, including (i) if Brookfield Asset Management declares or pays a dividend to its shareholders consisting wholly or partly of Brookfield Class A Shares or if or our company declares or pays a distribution to our shareholders consisting wholly or partly of class A exchangeable shares, in each case, without a corresponding dividend or distribution, as applicable, being paid by the other entity; (ii) if Brookfield Asset Management or our company splits, subdivides, reverse-splits or combines its outstanding Brookfield Class A Shares or class A exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if Brookfield Asset Management or our company distributes any rights, options or warrants to all or substantially all holders of its Brookfield Class A Shares or class A exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Brookfield Class A Shares or class A exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for Brookfield Class A Shares or class A exchangeable shares), as applicable, without a corresponding distribution of comparable rights, options or warrants by the other entity; (iv) if Brookfield Asset Management effects a spin-off, unless a corresponding event (or a distribution/equivalent compensation) occurs at our company in respect of class A exchangeable shares; (v) if Brookfield Asset Management distributes to all or substantially all holders of Brookfield Class A Shares evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (vi) if Brookfield Asset Management or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the Brookfield Class A Shares (but excluding for all purposes any exchange or tender offer to exchange Brookfield Class A Shares for class A exchangeable shares or any other security economically equivalent to Brookfield Class A Shares), to the extent that the cash and value of any other consideration included in the payment per Brookfield Class A Share exceeds certain thresholds.

Redemption by Issuer

Our board will have the right, subject to the prior written consent of Brookfield Asset Management, as the sole holder of the class C shares, and upon ninety (90) days’ prior written notice to holders of class A exchangeable shares, to redeem all of the then outstanding class A exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on the NYSE on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) shareholders of Brookfield Asset Management approve an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) shareholders of Brookfield Asset

Management approve a restructuring or other reorganization of Brookfield Asset Management or a liquidation, insolvency or winding-up of Brookfield Asset Management is pending; (vi) there is a sale of all or substantially all of Brookfield Asset Management’s assets; (vii) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (viii) our board, in its sole discretion, concludes that the holders of class A exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, shareholders do not have the ability to vote on such redemption and the board’s decision to redeem all of the then outstanding class A exchangeable shares will be final.

Upon any such redemption event, the holders of class A exchangeable shares shall be entitled to receive pursuant to such redemption one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any redemption event, Brookfield Asset Management may elect to acquire all of the outstanding class A exchangeable shares in exchange for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of Brookfield Asset Management). Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.

Liquidation

Brookfield Asset Management, as the sole holder of our class C shares, will have the right, subject to applicable law, to require our company to commence a liquidation of the company following the occurrence of certain events. See “—Class C Shares — Liquidation” below.

Upon any liquidation, dissolution or winding up of our company or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, including whether substantially concurrent with the liquidation, dissolution or winding up of Brookfield Asset Management or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, and subject to the prior rights of holders of all classes and series of Senior Preferred Shares and any other class of shares of our company ranking in priority or ratably with the class A exchangeable shares and after the payment in full of any unpaid distributions, the holders of class A exchangeable shares shall be entitled to one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of class A exchangeable shares and class B shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, Brookfield Asset Management may elect to acquire all but not less than all of the outstanding class A exchangeable shares for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid distributions, if any. The acquisition by Brookfield Asset Management of all the outstanding class A exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.

Book-Based System

The class A exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the class A exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.

Treatment of Class A Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer

The class A exchangeable shares are not Brookfield Class A Shares and will not be treated as Brookfield Class A Shares for purposes of the application of applicable Canadian and U.S. rules relating to takeover bids, issuer bids and tender offers. Brookfield Class A Shares and class A exchangeable shares are not securities of the same class. As a result, holders of class A exchangeable shares will not be entitled to participate in an offer or bid made to acquire Brookfield Class A Shares, unless such offer is extended to holders of class A exchangeable shares and holders of Brookfield Class A Shares will not be entitled to participate in an offer or bid made to acquire class A exchangeable shares, unless such offer is extended to holders of Brookfield Class A Shares. In the event of a takeover bid for Brookfield Class A Shares, a holder of class A exchangeable shares who would like to participate would be required to first tender his or her class A exchangeable shares for exchange, in order to receive a Brookfield Class A Share, or the cash equivalent, at the election of Brookfield Asset Management, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the Brookfield Class A Shares at a price in excess of the market price of the Brookfield Class A Shares and a comparable offer is not made for the class A exchangeable shares, then the exchange factor for the class A exchangeable shares may be adjusted. See “Description of Our Share Capital — Class A Exchangeable Shares — Exchange by Holder — Adjustments to Reflect Certain Capital Events” for more information on the circumstances in which adjustments may be made to the exchange factor.

Choice of Forum for Bermuda Act and U.S. Securities Act Claims

Pursuant to our bye-laws to be in effect upon completion of the special dividend, unless we consent in writing to the selection of an alternative forum (and our company will always provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Bermuda Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of our bye-laws and/or whether there has been any breach of the Bermuda Act or our bye-laws by an officer or director (i.e., the Bermuda Forum Provision.) The Bermuda Forum Provision will not apply to any causes of action arising under the U.S. Securities Act or the U.S. Exchange Act. In addition, our bye-laws to be in effect upon completion of the special dividend further provide that unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act (i.e., the U.S. Federal Forum Provision). Our bye-laws to be in effect after completion of the special dividend provide that any person or entity purchasing or otherwise acquiring any interest in our class A exchangeable shares is deemed to have notice of and consented to the Bermuda Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. The Bermuda Forum Provision and the U.S. Federal Forum Provision in our bye-laws to be in effect after completion of the special dividend may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, the forum selection clauses in our bye-laws to be in effect after completion of the special dividend may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. See “Risk Factors— Our bye-laws to be in effect upon completion of the special dividend designate specific courts in Bermuda as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a desired judicial forum for disputes with us.”

Class B Shares

The following description of class B shares sets forth certain general terms and provisions of class B shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of our company’s memorandum of association or bye-laws. All of the outstanding class B shares will be held, collectively, by the BAM Re Class B Partners.

Voting

Each holder of class B shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law. Each holder of class B shares will be entitled to cast one vote for each class B share held at the record date for determination of shareholders entitled to vote on any matter.

Except as set out below under “—Election of Directors” below, or as otherwise expressly provided in our memorandum of association or bye-laws or as required by law, all matters to be approved by shareholders must be approved by: (i) a majority or, where a higher threshold is specified in our memorandum of association or bye-laws or under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified in our memorandum of association or bye-laws or under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution.

Election of Directors

In the election of directors, holders of class B shares will be entitled to elect one-half of the board. Our bye-laws provide that each holder of a class B share has the right to cast a number of votes equal to the number of votes attached to the class B shares held by the holder multiplied by the number of directors to be elected by the holder and all holders of class B shares entitled to vote with such holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Distributions

The holders of class B shares will be entitled to the same distributions as the class A exchangeable shares as described above, and the class B shares will rank pari passu with the class A exchangeable shares with respect to the payment of distributions (if, as and when made by our board). In the event a distribution is paid on the class A exchangeable shares, the board shall, subject to applicable law, contemporaneously pay an equivalent distribution on the class B shares.

Liquidation

Upon a liquidation, dissolution or winding-up of our company, holders of class B shares will be entitled to the same rights as holders of class A exchangeable shares described above and will rank on parity with the class A exchangeable shares.

Restrictions on Transfer

The class B shares may only be held by the BAM Re Class B Partners, a company controlled by one or more of the Partners or Brookfield.

Class C Shares

The following description of class C shares sets forth certain general terms and provisions of class C shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of our company’s memorandum of association or bye-laws. All of the outstanding class C shares will be held by Brookfield Asset Management.

Voting

Except as described below or as required by law, the holder of the class C shares shall be entitled to notice of, and to attend, any meetings of shareholders of the company, but shall not otherwise be entitled to vote at any such meetings. Under our memorandum of association and bye-laws, the holder of the class C shares will be entitled to consent to (a) any redemption of the class A exchangeable shares by our company; (b) any amendment to our memorandum of association or bye-laws, including, for greater certainty, the terms attached to the class A exchangeable shares, the class B shares or any other shares ranking senior to the class C shares; (c) any merger or similar reorganization of the company (including a sale of all or substantially all of its assets) or (d) a continuance to another jurisdiction of incorporation.

Distributions

The holder of class C shares will be entitled to receive distributions as and when declared by our board subject to the prior rights of the holders of all classes and series of the Preferred Shares, class A exchangeable shares, class B shares, and any other shares ranking senior to the class C shares with respect to priority in payment of distributions. The holder of our class C shares will be entitled to receive distributions if, as and when declared or authorized. Our board has adopted a policy that class C share distributions will be paid quarterly in an amount equal to our company’s distributable earnings (as determined by management of our company) after payment of distributions on the class A exchangeable shares, class B shares and any other shares ranking senior to the class C shares and after reasonable provision for any other applicable obligations and commitments.

The class C shares will not be consolidated or split in the event of, and equally with, a share consolidation or stock split of the Brookfield Class A Shares unless the holder of class C shares agrees to such split or consolidation.

Liquidation

The holder of class C shares will have the right, subject to applicable law, to resolve that our company commence a voluntary liquidation of the company following the occurrence of any of the following events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on each trading day (A) is less than $250 million for more than six consecutive months) or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; (v) the holder, in good faith, concludes that it is materially adversely impacted by an external fact unrelated to the company, a change, or other circumstance relating to the company or Brookfield that was not known to it on the effective date of the special dividend; or (vi) more than 20% of the total number of the class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly or in concert; provided that, in the case of all circumstances other than (ii), the circumstance cannot be cured within a period of 30 days. The foregoing right will only be exercisable following the expiration of such cure period (or in the case of (ii), following the occurrence of the event) and shall expire on the 90th day thereafter. For greater certainty, no consent or resolution of the class A exchangeable shares, class B shares, or any other class of shares will be required in connection with the commencement of such liquidation by the holder of the class C shares.

Any liquidation of our company pursuant to the foregoing will be subject to no less than 90 days’ prior written notice of the date of liquidation being provided to holders of class A exchangeable shares.

Upon any liquidation, dissolution or winding up of our company, subject to the prior rights of holders of Preferred Shares and after the payment in full of the amount due to the holders of class A exchangeable shares and class B shares described under the section entitled “Description of Our Share Capital — Class A Exchangeable Shares and Class B Shares — Liquidation”, the remaining assets and property of our company will be distributed among the holders of class C shares.

Conversion of Tendered Class A Exchangeable Shares

Subject to applicable law, the holder of class C shares will be entitled, from time to time, to convert any class A exchangeable shares held by it or its subsidiaries into class C shares. The number of class C shares (which may include a fraction of a class C share) that will be received on conversion of any class A exchangeable share will be equal to the number obtained by dividing the fair market value of a class A exchangeable share by the fair market value of a class C share, in each case as determined by the board, which we refer to as the conversion number. If the conversion number from time to time is not equal to one (1), then the conversion will include any necessary subdivision or consolidation necessary to convert the class A exchangeable shares in the conversion number of class C shares.

Restrictions on Transfer

The class C shares may only be transferred within Brookfield.

Preferred Shares

The following description of Preferred Shares sets forth certain general terms and provisions of Senior Preferred Shares and the Junior Preferred Shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of our memorandum of association or bye-laws.

Priority

Each series of Senior Preferred Shares will rank on a parity with every other series of Senior Preferred Shares with respect to distributions, and each series of Junior Preferred Shares will rank on a parity with every other series of Junior Preferred Shares with respect to distributions.

The Senior Preferred Shares shall be entitled to a preference over the Junior Preferred Shares, the class A exchangeable shares, the class B shares, the class C shares and any other shares ranking junior to the Senior Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of the assets of our company among our shareholders for the specific purpose of winding up our affairs.

So long as any Senior Preferred Shares are outstanding, our company will not, without the approval of the holder(s) of the Senior Preferred Shares make, pay or set apart for payment any distributions on any class A exchangeable shares, class B shares, class C shares or Junior Preferred Shares or any other shares ranking behind the Senior Preferred Shares, or purchase or otherwise retire for value any such junior-ranking shares, unless in each case, all distributions on the Senior Preferred Shares and any other shares of our company ranking as to dividends prior to or on a parity with the Senior Preferred Shares are current and our company is not otherwise in default under the rights, privileges, restrictions and conditions attached to the Senior Preferred Shares and any other shares of our company ranking as to distributions prior to or on a parity with the Senior Preferred Shares.

The Junior Preferred Shares shall be entitled to a preference over the class C shares, and after the Senior Preferred Shares, the class A exchangeable shares, the class B shares, and any other senior-ranking shares outstanding from time to time, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of the assets of our company among our shareholders for the specific purpose of winding up our affairs.

Directors’ Right to Issue in One or More Series

The Preferred Shares may be issued at any time and from time to time in one or more series. Before any shares of a series are issued, our board shall fix the number of shares that will form such series, if any, and shall, subject to any limitations set out in our memorandum of association or bye-laws or in applicable law, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares as the case may be, of such series.

Voting

Except as hereinafter referred to or as required by law or as specified in the rights, privileges, restrictions and conditions attached from time to time to any series of Preferred Shares, the holders of such Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of our shareholders.

Amendment with Approval of Holder of Preferred Shares

The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of such class of Preferred Shares given as hereinafter specified and subject to applicable law.

Approval of Holders of Preferred Shares

The approval of the holders of a class of Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to such class of Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of such class of Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of such class of Preferred Shares or passed by the affirmative vote of at least two-thirds (2/3rds) of the votes cast at a meeting of the holders of such class of Preferred Shares duly called for that purpose.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time required by applicable law as in force at the time of the meeting and those, if any, prescribed by our memorandum of association or bye-laws with respect to meetings of shareholders. On every poll taken at every meeting of the holders of a class of Preferred Shares as a class, or at any joint meeting of the holders of two or more series of a class of Preferred Shares, each holder of such class of Preferred Shares entitled to vote thereat shall have one vote in respect of each such Preferred Share held.

Rights Agreement

Brookfield Asset Management and our company will enter into the Rights Agreement with the rights agent pursuant to which Brookfield Asset Management will agree that Brookfield Asset Management will satisfy, or will cause to be satisfied, the obligations pursuant to our memorandum of association and bye-laws to exchange our class A exchangeable shares for Brookfield Class A Shares (or their cash equivalent) plus unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash. The Rights Agreement will be available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

The Rights Agent and the Exchange Right

The rights agent will agree to act as the rights agent for the holders, as a class and not individually, of the class A exchangeable shares. Pursuant to and subject to the terms and conditions set forth in our memorandum of association and bye-laws and the Rights Agreement, holders of class A exchangeable shares may request to exchange all or a portion of their class A exchangeable shares with Brookfield Asset Management for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of Brookfield Asset Management) plus unpaid distributions, if any. See “Description of Our Share Capital — Exchange by Holder”.

Upon receipt of a notice of exchange, Brookfield Asset Management will, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, which we refer to as the specified exchange date, deliver or cause to be delivered to the tendering holder of class A exchangeable shares, such Brookfield Class A Shares or cash amount. Pursuant to the Rights Agreement, Brookfield Asset Management has agreed that Brookfield Asset Management will satisfy, or cause to be satisfied, the obligations pursuant to our memorandum of association and bye-laws to exchange such subject class A exchangeable shares for Brookfield Class A Shares (or the cash amount) plus unpaid distributions.

However, for so long as there is not an effective registration statement with respect to the delivery of Brookfield Class A Shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. As a result, in these circumstances, holders of class A exchangeable shares may experience a delay in receiving cash on exercise of the exchange right.

The exchange right is a part of the terms of the class A exchangeable shares and may not be evidenced, transferred or assigned separate or apart from the class A exchangeable shares. The obligations of the rights agent under the Rights Agreement, which the holders of the class A exchangeable shareholders shall have a right to enforce, will become effective on the dividend date.

Satisfaction of Exchange Right

Our memorandum of association and bye-laws provide that our company is required to deliver a notice, which we refer to as a company notice, to the rights agent and Brookfield Asset Management on receipt of any notice of exchange. The company notice must set forth the identity of the tendering holder of class A exchangeable shares, the share amount and the cash amount for such subject class A exchangeable shares and any necessary wire transfer or other delivery instructions. The Rights Agreement provides that, following receipt of the company notice, Brookfield Asset Management will deliver, or caused to be delivered, on or prior to the applicable specified exchange date with respect to any tendered class A exchangeable shares, the share amount or the cash amount.

Subject to the limitations described above, if Brookfield Asset Management has failed to deliver, or failed to cause to be delivered, the share amount or cash amount on or prior to the specified exchange date, the holder of the subject class A exchangeable shares or the rights agent, on behalf of the holder of the subject class A exchangeable shares, without the consent of any holder of class A exchangeable shares, shall have the right pursuant to the Rights Agreement to institute and maintain any suit, action or proceeding against Brookfield Asset Management in any court of competent jurisdiction to enforce, or otherwise act in respect of, the obligations of Brookfield Asset Management to exchange our class A exchangeable shares for Brookfield Class A Shares (or their cash equivalent) plus unpaid distributions. The rights agent may engage one or more co-agents in connection with instituting or maintaining any such action.

Receipt of Subject Class A Exchangeable Shares; Withholding

Holders of subject class A exchangeable shares will deliver such class A exchangeable shares free and clear of all liens, claims and encumbrances, and should any such liens, claims and encumbrances exist with respect to such subject class A exchangeable shares, the holder of such subject class A exchangeable shares will not be entitled to exercise its exchange rights with respect to such shares. Each holder of subject class A exchangeable shares will pay to Brookfield Asset Management the amount of any tax withholding due upon the exchange of such shares and, in the event Brookfield Asset Management elects to acquire some or all of the subject class A exchangeable shares in exchange for the cash amount, will authorize Brookfield Asset Management to retain a portion of the cash amount to satisfy tax withholding obligations. If Brookfield Asset Management elects to acquire some or all of the subject class A exchangeable shares in exchange for the share amount, Brookfield Asset Management may elect to either satisfy the amount of any tax withholding by retaining Brookfield Class A Shares with a fair market value equal to the amount of such obligation, or satisfy such tax withholding obligation using amounts paid by Brookfield Asset Management, which amounts will be treated as a loan by Brookfield Asset Management to the holder of the subject class A exchangeable shares, in each case, unless the holder, at the holder’s election, has made arrangements to pay the amount of any such tax withholding.

Brookfield Class A Shares Record Date

Each former holder of subject class A exchangeable shares who receives the share amount will be deemed to have become the owner of the Brookfield Class A Shares as of the date upon which such subject class A exchangeable shares are duly surrendered.

Termination or Amendment

The Rights Agreement will have a perpetual term and will terminate automatically on the earlier of such time as (i) no class A exchangeable shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire class A exchangeable shares) are held by any person other than Brookfield and (ii) an amendment to the terms of the class A exchangeable shares that eliminates the right of the holders to exchange the class A exchangeable shares for Brookfield Class A Shares or its cash equivalent (plus unpaid distributions).

Brookfield Asset Management may not materially amend, modify, or alter the Rights Agreement or repeal, terminate or waive any rights under the Rights Agreement, without approval by (a) the holders of the class A exchangeable shares not held by Brookfield and the holders of the class B shares, each voting as a class (with an approval threshold of a majority of the votes cast by each class) and (b) the board of directors of Brookfield Asset Management.

COMPARISON OF THE OBCA AND THE BERMUDA ACT

The rights of holders of Brookfield Shares, are governed by the OBCA and Brookfield Asset Management’s articles of incorporation and by-laws. Holders of Brookfield Shares receiving our class A exchangeable shares on the dividend date will become shareholders of our company, which is governed by Bermuda law, our memorandum of association and bye-laws.

The following comparison is a summary of certain material differences between the rights of holders of class A exchangeable shares and holders of the Brookfield Shares under the governing documents of our company and Brookfield Asset Management, respectively, and the applicable laws noted above. The following summary is qualified in its entirety by reference to the relevant provisions of (i) the Bermuda Act, (ii) the OBCA, (iii) our company’s memorandum of association and bye-laws, and (iv) the articles and by-laws of Brookfield Asset Management.

This section does not include a complete description of all of the differences between the rights of holders of class A exchangeable shares and holders of the Brookfield Shares, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Bermuda law and Ontario law, as well as the governing documents of each of our company and Brookfield Asset Management, each as amended, restated, supplemented or otherwise modified from time to time, copies of which are available, without charge, to any person, including any beneficial owner of Brookfield Shares to whom this prospectus is delivered, by following the instructions listed under “Where You Can Find More Information”.

Charter Documents

Under the OBCA, a corporation’s charter documents consist of “articles of incorporation”, which set forth the name of the corporation and the amount and type of authorized capital, and the “by-laws”, which govern the management of the corporation. Under the Bermuda Act, the charter documents consist of a “memorandum of association”, which sets forth, among other things, the name of the company and the amount and type of authorized share capital, and “bye-laws”, which govern the management of the company.

Shareholder Resolution Approvals

Under the OBCA, the vote of shareholders required to pass a resolution is typically a majority or two-thirds of the votes cast on the resolution, depending upon the action being voted upon. A “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution, or that is signed by all the shareholders entitled to vote on that resolution. Matters requiring approval by special resolution include most amendments to the articles, approval of an amalgamation agreement, authorizing continuance in another jurisdiction, authorizing the sale, lease or exchange of all or substantially all of the corporation’s assets except in the ordinary course of business, authorizing the voluntary liquidation and dissolution of the corporation, authorizing a reduction of stated capital in certain cases, and authorizing approval of additions to the stated capital. Matters requiring approval by a majority of the votes cast include confirmation, rejection or amendment of by-laws, and removal of directors. Only a single vote in favor is required to vote for the election of directors or auditors in an uncontested situation (but subject to the terms of any majority voting policy in respect of director elections).

Under the Bermuda Act, in addition to the election of directors, the approval of the shareholders of a company is required for, among other things, the following matters: (i) discontinuance of a company out of Bermuda to another jurisdiction; (ii) appointment of the auditor; (iii) alteration of the memorandum of association and bye-laws; (iv) an increase or reduction of capital; (v) removal of directors; and (vi) voluntary winding up or dissolution. Generally, the vote of shareholders required to pass resolutions approving matters is a simple majority of votes cast at a meeting (or such other percentage vote as is specified in the bye-laws). However, a narrow set of other matters require higher majorities under the Bermuda Act including loans to directors and statutory schemes of arrangements. Further, there are circumstances under the Bermuda Act where shareholders are permitted to vote, whether or not their shares carry the right to vote, such as the alteration of the rights attached to their class of shares, amalgamations or mergers.

Our bye-laws provide that any alteration of our memorandum of association and bye-laws, including any variation in the terms attached to any class of shares, or an amalgamation or merger (other than with a wholly-owned subsidiary) is subject to the approval by a majority of the votes cast on the resolution (instead of two-thirds as would generally be required under the OBCA). Our bye-laws further provide that, Brookfield Asset Management, as the sole holder of our class C shares, is entitled to consent to resolutions relating to a number of fundamental matters and will have the right, subject to applicable law, to require our company to commence a members’ voluntary liquidation of the company following the occurrence of certain events. For greater certainty, no consent or resolution of the class A exchangeable shares, class B shares, or any other class of shares will be required in connection with the commencement of such members’ voluntary liquidation by the holder of the class C shares. See “Description of Our Share Capital — Class C Shares”.

Under our bye-laws, in addition to the approval by the board of directors, and consistent with Brookfield Asset Management, any matter requiring the approval of holders of shareholders (excluding those matters that only require approval of our class C shareholder) must be approved by a majority or, where a higher threshold is specified in our memorandum of association, bye-laws or under applicable law, the higher percentage of the votes cast by holders of the class A exchangeable shares who vote in respect of the resolution; and by a majority or, where a higher threshold is specified in our memorandum of association, bye-laws or under applicable law, the higher percentage of the votes cast by holders of the class B shares who vote in respect of the resolution.

Further, like Brookfield Asset Management, with respect to the election of directors, our bye-laws will provide for cumulative voting and we intend to adopt a majority voting policy consistent with TSX requirements. See “—Cumulative Voting” below.

Annulment of Amendments to Charter Documents

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. Upon such application, the alteration may only take effect when, and insofar as, it is confirmed by the Bermuda court. The Bermuda court may annul or confirm the amendment in question, either wholly or in part, and on such terms and conditions as it thinks fit. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by shareholders voting in favor of the amendment or those who have given the company a statement recognizing receipt of notice and consenting to the amendment in writing. Furthermore, no application may be made in respect of an amendment that alters or reduces a company’s share capital.

Shareholder Rights to Requisition Meetings

The OBCA permits the holders of not less than 5% of the issued shares of a corporation that carry the right to vote to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

Under the Bermuda Act, holders of not less than one-tenth of the paid-up capital of the company that carry the right to vote can require the directors to convene a special general meeting of the company for the purposes stated in the requisition. If the directors do not within 21 days of the date of deposit of the requisition proceed duly to convene a meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after the expiration of three months.

Shareholder Proposals

Under the OBCA, a registered or beneficial shareholder entitled to vote at a meeting of shareholders may submit to a company notice of any proposal to be raised at the meeting. If the company solicits proxies in connection with the meeting, the company shall set out the proposal in the management information circular for the meeting; provided that, among other things: (i) it is submitted at least 60 days before the anniversary of the date of the previous annual meeting, or, if the matter is proposed to be raised at a meeting other than the annual meeting, the date of a meeting other than the annual meeting; (ii) it has not been submitted in the last five years and did not obtain the required level of support; (iii) the person submitting the proposal is the registered or beneficial owner of shares that are entitled to be voted at a meeting of shareholders; and (iv) the right to submit a proposal is not being abused to enforce a personal claim or redress a personal grievance against the corporation or its directors, officers or securityholders. A proposal may include nominations for the election of directors if it is signed by holders of not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting.

As noted above, under the Bermuda Act, shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right of voting at general meetings of the company may requisition a special meeting of shareholders. In addition, a company must give to its shareholders entitled to receive notice of the next annual general meeting notice of any resolutions which may be moved at that meeting (including the removal and appointment of directors), and must circulate to shareholders entitled to have notice of any general meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting. The number of shareholders necessary for this latter requisition is either: (i) any number of registered shareholders representing not less than one-twentieth (or 5%) of the total voting rights of all the shareholders having at the date of the requisition a right to vote at the meeting to which the requisition relates, or (ii) not less than one hundred shareholders.

Shareholder Action by Written Consent

Under the OBCA, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

Under the Bermuda Act and our bye-laws, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing. Such a written resolution may be validly passed, if consented to in writing by shareholders holding shares to which are attached such majority of the votes as would be required if the resolution had been voted on at a meeting of the shareholders.

Inspection Rights

Under the OBCA, a shareholder of a corporation and the shareholder’s agents and legal representatives have the right to inspect copies of the following during the usual business hours of the corporation, free of charge: (i) the articles and the by-laws and all amendments thereto, and a copy of any unanimous shareholder agreement known to the directors; (ii) minutes of meetings and resolutions of shareholders; (iii) a register of directors which sets out the names and residence addresses, while directors, including the street and number, if any, of all persons who are or have been directors of the corporation with the dates on which each became or ceased to be a director; (iv) a securities register; and (v) a register of ownership interests in land in Ontario. A shareholder has the right to obtain, free of charge, one copy of the articles, by-laws and unanimous shareholders’ agreement of a corporation, including amendments. Applicants who are shareholders of an OBCA corporation, their agents and legal representatives and, where the corporation is an offering corporation, any other person, may require the corporation to furnish a registered shareholder list to the applicant upon payment of a reasonable fee and delivery of a statutory declaration as to the name and address of the applicant and to the effect that such list will not be used except in connection with an effort to influence voting by shareholders of the corporation, an offer to acquire shares of the corporation or any other matter relating to the affairs of the corporation. In addition, under the OBCA, a securityholder of a corporation may apply to the Superior Court of Justice of Ontario for an order directing that an investigation be made of a corporation or of any affiliated corporation.

Under the Bermuda Act, a shareholder of a company may request in writing to inspect during normal business hours the share register and the register of directors and officers of the company, minutes of general shareholder meetings of the company and to receive copies of the same. Upon refusal of the request, the shareholder may apply to the Supreme Court of Bermuda for an order allowing inspection. The share register and register of directors and officers are open for inspection by members of the public. As provided under the Bermuda Act, a company may keep one or more overseas or branch registers in any place which may also be open for inspection by members of the public. The Bermuda Act provides that any member of the public may request a copy of the company’s shareholder register, or of any part thereof, on payment of a prescribed nominal fee.

Dividends and Repurchases of Shares

Under the OBCA, the directors may declare, and the corporation may pay a dividend by issuing fully paid shares of the corporation and, subject to the solvency test described in the following sentence, a corporation may pay a dividend in money or property. The directors are prohibited from declaring and the corporation is prohibited from paying a dividend if there are reasonable grounds for believing that the corporation is or, after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes. The OBCA also permits a corporation, subject to its articles, to purchase or otherwise acquire any of its issued shares, provided that no payment to purchase or otherwise acquire shares issued by it may be made unless the solvency test described above is satisfied at the time of, and after, such payment. Shares repurchased by an OBCA corporation are generally cancelled.

Under the Bermuda Act, subject to any limitations or provisions to the contrary in the memorandum of association and bye-laws of a company, a company may, by resolution of directors, declare and pay dividends in money, shares or other property. A company must not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the company’s assets would thereby be less than its liabilities.

Under the OBCA, a corporation may, subject to its articles and to the solvency test mentioned below, purchase or redeem any redeemable shares issued by it at prices not exceeding the redemption price thereof stated in the articles or calculated according to a formula stated in the articles. However, a corporation may not make any payment to purchase or redeem any redeemable shares issued by it if there are reasonable grounds for believing that the corporation is or, after the payment, would be unable to pay its liabilities as they become due, or after the payment, the realizable value of the corporation’s assets would be less than the aggregate of its liabilities and the amount that would be required to pay the holders of shares who have a right to be paid, on a redemption or in a liquidation, rateably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

Under the Bermuda Act, a company may only redeem its shares if permitted to do so by its memorandum of association and bye-laws, and if a solvency test similar to the test applicable under the OBCA is satisfied.

Authority to Issue Shares

The OBCA requires that any maximum number of shares which a corporation has the authority to issue be specified in its articles. Brookfield Asset Management is currently authorized to issue an unlimited number of Brookfield Class A Shares and preference shares, and 85,120 Brookfield Class B Shares.

The Bermuda Act requires that the amount of shares that a company has authority to issue must be stated and specified in its memorandum of association. Under our memorandum of association and bye-laws, we are authorized to issue 1,000,000,000 class A exchangeable shares, 500,000 class B shares, 1,000,000,000 class C shares, 1,000,000,000 Class C Junior Preferred Shares (issuable in series), 1,000,000,000 Class D Junior Preferred Shares (issuable in series), 100,000,000 Class A Senior Preferred Shares (issuable in series), and 100,000,000 Class B Senior Preferred Shares (issuable in series).

Our bye-laws provide that, for as long our class A exchangeable shares are listed on the TSX or the NYSE, class A exchangeable shares issued shall be non-assessable and shall not be issued until the consideration for the share is fully paid in money or in property (the issuance of promissory notes is not sufficient) or past services that are not less in value than the fair equivalent of the money that would have been received if the share had been issued for money.

Director Qualifications

The board of directors of an OBCA corporation that is an offering corporation whose shares are held by more than one person must consist of at least three individuals, at least one-third of whom are not officers or employees of the corporation or its affiliates. Currently, at least 25% of the directors of an OBCA corporation must be resident Canadians; however, if a corporation has less than four directors, at least one director must be a resident Canadian.

Under Bermuda law, the affairs of a company must be managed by at least one director (or at least two directors in the case of a regulated entity). Subject to any provision in the bye-laws, there is no requirement for a company to have executive directors, and a director can be of any nationality and be resident in any jurisdiction. A Bermuda company must have at least one Bermuda resident statutory officer who may be a director, secretary or resident representative.

Our bye-laws provide that the board will be set at a minimum of four (4) members and a maximum of eight (8) members or such number in excess thereof as the shareholders may determine, with (i) at least two directors being local residents of Bermuda, (ii) no more than three directors being resident in any one other country (aside from Bermuda), (iii) no more than two directors elected by holders of class A exchangeable shares being resident in any one other country (aside from Bermuda), and (iv) no more than two directors elected by holders of class B shares being resident in any one other country (aside from Bermuda). In addition, our bye-laws will provide that, with respect to the directors elected by holders of class A exchangeable shares, no director or employee of Brookfield Asset Management will be eligible to serve. Our bye-laws may be amended to change the number of directors with the approval of a majority of the votes cast by holders of class A exchangeable shares and a majority of the votes cast by the class B shares, in each case who vote in respect of the amendment.

Term of the Board of Directors

Where the articles or a unanimous shareholder agreement of a corporation so provide, the OBCA permits, but does not require, that directors may be elected at a meeting of shareholders for different terms of up to three years. The Bermuda Act does not require that the directors elected at a meeting of shareholders be elected for different terms; however, in the absence of such determination by the shareholders, directors shall serve until the termination of the next annual general meeting following their appointment. In addition, the bye-laws of the company can provide for different terms. Under our bye-laws, similar to Brookfield Asset Management, no director term limits have been fixed. In addition, a majority voting policy consistent with TSX requirements is to be adopted.

Removal of Directors

Under the OBCA, other than where cumulative voting applies for the election of directors and subject to a unanimous shareholder agreement, the shareholders of a corporation may by ordinary resolution at an annual or special meeting remove any director or directors from office. An ordinary resolution under the OBCA requires the resolution to be passed, with or without amendment, at the meeting by at least a majority of the votes cast. The OBCA further provides that where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Under Bermuda law, subject to a company’s bye-laws, the shareholders of a company may, at a special general meeting called for that purpose, remove any director provided that the notice of the meeting is served on the director or directors concerned not less than 14 days before such meeting. Like the OBCA, if holders of a class or series of shares have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed by an affirmative vote of the shareholders of that class or series. Any director given notice of removal will be entitled to be heard at the special general meeting. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors.

Our bye-laws provide that any director may be removed as follows: (a) with respect to the directors elected by holders of the class A exchangeable shares, an affirmative vote of class A exchangeable shareholders holding a majority of the issued and outstanding class A exchangeable shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; (b) with respect to the directors elected by the holders of the class B shares, an affirmative vote of class B shareholders holding a majority of the issued and outstanding class B shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director; provided, that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention to remove the director and be served on the director not less than 14 days before the meeting, and that the director shall be entitled to be heard at the meeting on the motion for his or her removal.

Cumulative Voting

Under the OBCA, cumulative voting is only permitted in the election of directors if the articles provide for it, and cumulative voting is provided for in Brookfield Asset Management’s articles. As a result, each holder of Brookfield Shares has the right to cast a number of votes equal to the number of votes attached to the Brookfield Shares held by the holder, multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the shareholder in the election of directors.

Bermuda law does not expressly provide for cumulative voting on any matter. However, consistent with Brookfield Asset Management, our bye-laws will provide for cumulative voting. Accordingly, our bye-laws will provide that each holder of shares of a class or series of shares of our company entitled to vote in an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by the holder multiplied by the number of directors to be elected by the holder and the holders of shares of the classes or series of shares entitled to vote with the holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

Vacancies on the Board of Directors

Under the OBCA, a quorum of directors may fill a vacancy among the directors, except for the following vacancies, which must be filled by the shareholders: (i) a vacancy resulting from an increase in the number or minimum number of directors; and (ii) a vacancy resulting from a failure to elect the number or minimum number of directors required by the articles of a corporation.

Under the Bermuda Act, subject to any limitations in a company’s bye-laws, a vacancy among the directors may be filled by a resolution of shareholders or, if authorized by the shareholders or the bye-laws, by the directors who remain in office. If no quorum of directors remains, the vacancy must be filled by a general meeting of the shareholders.

Our bye-laws provide that if a director elected by holders of the class A exchangeable shares is removed from the board, the class A exchangeable shareholders may fill the vacancy at the meeting at which such director is removed and if a director elected by the holder of the class B shares is removed from the board, the class B shareholder may fill the vacancy at the meeting at which such director is removed. In the absence of such election or appointment, the board may fill the vacancy.

The board, or the class of shareholders having the exclusive right to elect such director at any general meeting, shall have the power to appoint any person as a director to fill a vacancy on the board occurring as a result of the death, disability, disqualification or resignation of any director. In all other cases, only the shareholders shall have the power to fill a vacancy on the board and the board shall forthwith call a general meeting of shareholders to fill such vacancy or vacancies arising; provided that if the board fails to call a general meeting within fourteen (14) days of the vacancy arising, or if there are no directors then in office, then the secretary or any shareholder may summon the general meeting.

Fiduciary Duties of Directors

The OBCA provides that every director and officer of a corporation governed by the OBCA, in exercising his or her powers and discharging his or her duties, shall act honestly and in good faith with a view to the best interests of the corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of a corporation governed by the OBCA must comply with the provisions of the OBCA, the regulations thereunder, and the articles and by-laws and any unanimous shareholder agreement of such corporation. No provision in a contract, the articles, the by-laws or any resolution relieves a director or officer from the duty to act in accordance with the OBCA or the regulations thereunder, or relieves him or her of liability for a breach of either, except where an unanimous shareholder agreement restricts the powers of the directors to manage the business and affairs of a corporation, in which case the shareholders incur the liabilities of the directors to the extent to which said powers are restricted and the directors are thereby relieved of their duties and liabilities.

The Bermuda Act provides that every director and officer of a company in performing their functions shall act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Each director also has certain fiduciary duties at common law which he or she must exercise in good faith for the benefit of the company as a whole. In doing so, he or she must use his or her powers for the purposes for which they are intended and fulfil the duties of his or her office honestly.

Conflicts of Interest of Directors and Officers

Subject to certain specified exceptions, the OBCA restricts interested directors from voting on or participating in board deliberations in respect of any transactions in which such director has an interest. Interested directors and officers must disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of their interest.

Pursuant to the Bermuda Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract with the company or any of its subsidiaries, they must declare the nature and extent of that interest to the other directors at the first opportunity. Such disclosure may take the form of a general notice given to our board to the effect that the director has an interest in a specified company or firm and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company or firm or its affiliates. A director may participate in any meeting called to discuss or any vote called to approve the transaction in which the director has an interest and any transaction approved by our board will not be void or voidable solely because the director was present at or participates in the meeting in which the approval was given provided that our board or a board committee authorizes the transaction in good faith after the director’s interest has been disclosed or the transaction is fair to our company at the time it is approved.

Under Bermuda law, a director will be deemed not to be acting honestly and in good faith, in accordance with their statutory duty of good faith and common law duty to avoid a conflict of interest and not to make a secret profit, if the director fails to disclose at the first opportunity, at a meeting of the board or in writing, an interest in any material contract or his or her material interest in any person that is a party to a material contract.

Indemnification of Directors, Officers and Others

The OBCA permits indemnification of a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding to which he or she is involved by reason of being or having been a director or officer of the corporation or another entity, if: (i) he or she acted honestly and in good faith with a view to the best interests of the corporation or other entity, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Under the OBCA, a corporation may also, with court approval, indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or other entity, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses (i) and (ii) above.

In any event, an indemnifiable person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative investigative action or other proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation of the body corporate, if the indemnifiable person was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, fulfills the conditions set out in clauses (i) and (ii) above, and is fairly and reasonably entitled to indemnity.

The directors and officers of a Bermuda company may be indemnified and secured harmless out of the assets of such company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the company’s business, or their duty, or supposed duty, or in their respective offices or trusts. However, the indemnity described above shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the persons described above, in which case it would be rendered void and unenforceable. Our bye-laws permit our company to enter into agreements with certain persons, including a director or officer, a former director or officer or a person who acts or acted at our company’s request as a director or officer of another entity evidencing the terms of the indemnity provisions in our bye-laws.

Director Liability

Under the OBCA, directors who vote for or consent to a resolution authorizing the issuance of a share of a corporation for consideration other than money are jointly and severally liable to the corporation to make good any amount by which the consideration received by the corporation is less than the fair equivalent of the money that the corporation would have received if the share had been issued for money on the date of the resolution, provided that a director is not liable pursuant to the foregoing if he or she proves he or she did not know and could not reasonably have known that the share was issued for consideration less than the fair equivalent of the money that the corporation would have received had the share been issued for money. In addition, directors who vote or consent to certain resolutions, including, resolutions approving payments or distributions by the corporation contrary to the OBCA are jointly and severally liable to restore to the corporation any amounts so paid and the value of any property so distributed and not otherwise recovered by the corporation. The OBCA does not otherwise permit the substantive limitation of a director’s liability for breach of fiduciary obligations to the corporation, whether through the articles or otherwise.

Where an auditor, director or officer is found liable to any person for damages arising out of the performance of any function as such auditor, director or officer as contemplated by the Bermuda Act, an auditor, director or officer may be liable jointly and severally only if it is proved that he or she knowingly engaged in fraud or dishonesty. In all other cases, the court may determine the percentage of responsibility of an auditor, director or officer.

Shareholder Suits

Under the OBCA, a current or former registered or beneficial shareholder may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. The court must be satisfied that the complainant has given reasonable notice to the directors of the corporation or its subsidiary of his or her intention to apply to court, the directors of the corporation or its subsidiaries will not bring, diligently prosecute, defend or discontinue the action, that the complainant is acting in good faith and that it appears to be in the interests of the corporation or its subsidiaries that the action be brought, prosecuted, defended or discontinued.

The OBCA provides that the court in a derivative action may make any order it thinks fit including, without limitation: (i) an order authorizing the complainant or any other person to control the conduct of the action; (ii) an order giving directions for the conduct of the action; (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to the former and present shareholders of the corporation or its subsidiary instead of to the corporation or its subsidiary; and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees incurred by the complainant in connection with the action.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

Oppression Remedy

The OBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon the application by a complainant that: (i) any act or omission of a corporation or an affiliate effects or threatens to effect a result; (ii) the business or affairs of a corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of a corporation or an affiliate are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to, or unfairly disregards the interest of, any security holder, creditor, director or officer of the corporation. A complainant means (i) a registered holder or beneficial owner, or a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates; (ii) a director or an officer or a former director of officer of a corporation or of any of its affiliates; or (iii) any other person who, in the discretion of the court, is a proper person to make such application.

Because of the breadth of conduct which can be complained of and the scope of the court’s remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the OBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy.

Furthermore, a court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

Under the Bermuda Act, an oppression remedy also exists. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, a shareholder appearing in the register of shareholders may apply to the Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Investigation/Appointment of Inspectors

Under the OBCA, a registered holder or a beneficial owner of a security of a corporation can apply to the court for the appointment of an inspector.

Similarly, under Bermuda law, the Minister of Finance, or on the application of a proportion of shareholders as in the Minister’s opinion warrants the application, may appoint one or more inspectors to investigate the affairs of a company. The Minister must consider whether there are reasonable grounds for believing there has been oppressive, unfairly prejudicial, fraudulent, unlawful or dishonest conduct.

Reorganizations, Mergers and Extraordinary Transactions

The OBCA provides that certain extraordinary corporate actions, such as certain amalgamations, any continuance, and sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations and dissolutions, are to be approved by special resolution. A special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or a series of shares, only if that class or series of shares is affected by the extraordinary corporate action in a manner different from the shares of another class or series of shares.

Under Bermuda law, there are three key statutory methods for acquiring a Bermuda company which generally require shareholder approval and comprise a take-over offer, a merger/amalgamation or a scheme of arrangement. In order to effect a scheme of arrangement, a majority of shareholders in number representing 75% in value, present and voting in person or by proxy as well as the approval of the Bermuda Court is required. In the case of a merger/amalgamation, our bye-laws require approval by a majority of the votes cast by holders of the class A exchangeable shares who vote in respect of the merger/amalgamation and a majority of the votes cast by holders of the class B shares who vote in respect of the merger/amalgamation. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote (including class C shares). Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that they have been offered fair value for their shares may, within one month of receiving the notice of shareholder meeting to consider the amalgamation, apply to the Supreme Court of Bermuda to appraise the fair value of the shares.

Dissent and Appraisal Rights

The OBCA provides that the shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. Such matters include: (i) an amendment to its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) an amendment to its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on; (iii) any amalgamation with another corporation (other than certain affiliated corporations); (iv) a continuance under the laws of another jurisdiction; (v) the sale, lease or exchange of all or substantially all of its property other than in the ordinary course of business; or (vi) going private or squeeze out transactions. Dissent rights may also be granted by the court in connection with a court approved arrangement of a corporation, as the court may make any order that it sees fit. A properly dissenting shareholder is also entitled to elect to receive the appraised value of his or her shares in connection with certain compulsory acquisitions, as described below under the heading “—Compulsory Acquisition”.

The Bermuda Act requires that an amalgamating or merging company determine the fair value for its shares and states that a dissenting shareholder is entitled to be paid fair value for their shares. It further provides shareholders who did not vote in favor of the merger/amalgamation and who do not believe that they have been offered fair value with the right to seek the appraisal of the fair value of their shares by the Supreme Court of Bermuda. Further, the shareholders of a Bermuda company are entitled, by application to the Bermuda court, to exercise dissent rights in the event of a compulsory acquisition of shares in the circumstances described below under the heading “— Compulsory Acquisition”.

Compulsory Acquisition

Under the OBCA, where over 90% of the shares of an offering corporation (other than shares held at the date of the bid by or on behalf of the bidder or an affiliate or associate of the bidder) are acquired pursuant to a take-over bid or issuer bid, by complying with the provisions of the OBCA, (i) the bidder can force the non-tendering shareholders to either sell their shares on the same terms as the tendering shareholders, or (ii) the non-tendering shareholders can demand payment from the corporation of the fair value of their securities in exchange for the surrender of their securities to the corporation.

Pursuant to the Bermuda Act, where a scheme or contract involving the transfer of shares of a Bermuda company has been approved by the holders of not less than 90% in value of the shares, the offeror can then give notice in the prescribed form to the holders of the remaining shares of the fact of the acquisition within one month of the transfer. The transferee company may, within one month from the date on which the notice was given, pay the price payable to the remaining shareholders. A dissenting shareholder (that is a shareholder who has not assented to the scheme or contract or who has failed or refused to transfer his or her shares to the transferee company) may, within one month from the date of the notice, require the transferee company to acquire the shares in question and may also apply to the Bermuda Court to order such other terms as it thinks fit to order.

Pursuant to the Bermuda Act, holder(s) of not less than 95% of the shares of a Bermuda company can, on giving notice to the minority shareholders, force them to sell their interest to the 95% holder(s) provided that the terms offered are the same for all of the holders of the shares whereupon the acquiring shareholder is bound to acquire the outstanding shares on the terms set out in the notice. The 5% shareholders can apply to the Bermuda court for an appraisal of the value of their shares, and the majority holder will be entitled to acquire the shares at the price so fixed by the Bermuda court.

Transferability of Shares

Unless the articles of a corporation contain a restriction on the transfer of shares, under the OBCA, shares are presumed to be freely transferable. Brookfield Asset Management’s articles do not contain any restriction on the transfer of shares. However, the sole holder of the Brookfield Class B Shares is a party to a trust agreement in which it has agreed not to sell any Brookfield Class B Shares, directly or indirectly, pursuant to a takeover bid, unless a concurrent bid is made to all holders of Brookfield Class A Shares. The concurrent offer must be: (i) for the same percentage of Brookfield Class A Shares as the percentage of Brookfield Class B Shares offered to be purchased from the holder; and (ii) the same in all material respects as the offer for the Brookfield Class B Shares. Among other things, the trust agreement permits: (i) a sale by the sole holder of Brookfield Class B Shares at a price per share less than 115% of the market price of Brookfield Class A Shares and as part of a transaction involving not more than five persons in the aggregate; and (ii) a direct or indirect sale of shares of the sole holder of the Brookfield Class B Shares to a purchaser who is or will become a shareholder of that holder and will not hold more than 20% of that holder’s outstanding shares as a result of the transaction.

The class A exchangeable shares will not be treated as securities that are convertible into Brookfield Class A Shares for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a result, holders of class A exchangeable shares will not be entitled to participate in an offer or bid made to acquire Brookfield Class A Shares unless such offer has been extended to holders of class A exchangeable shares. See “Description of Our Share Capital — Treatment of Class A Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer”.

Subject to (i) Bermuda exchange control regulations and any consent of, or notification to, the Bermuda Monetary Authority as required thereunder, and (ii) any limitations or provisions to the contrary in its bye-laws, registered shares of a company incorporated under the Bermuda Act may be transferred by a written instrument of transfer. In the absence of a written instrument of transfer, the directors may accept such evidence of a transfer of shares as they consider appropriate.

Exclusive Jurisdiction

In the event that any dispute arises concerning the Bermuda Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of our bye-laws and/or whether there has been any breach of the Bermuda Act or our bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of our company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda, unless our company consents in writing to an alternate jurisdiction (and our company will always provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof).

The aforementioned provision will not apply to any causes of action arising under the U.S. Securities Act or the U.S. Exchange Act. Further, our memorandum of association and bylaws will provide that unless our company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act. In the absence of this provision, under the U.S. Securities Act, U.S. federal and state courts have been found to have concurrent jurisdiction over suits brought to enforce duties or liabilities created by the U.S. Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the U.S. Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

BROOKFIELD ASSET MANAGEMENT

About Brookfield Asset Management

Brookfield Asset Management is a leading global alternative asset manager with a history spanning more than 100 years. Brookfield has $600 billion of assets under management across a broad portfolio of real estate, infrastructure, renewable power, private equity and credit. Its $312 billion in fee-bearing capital is invested on behalf of some of the world’s largest institutional investors, sovereign wealth funds and pension plans, along with thousands of individuals.

Brookfield Asset Management provides a diverse product mix of private funds and dedicated public vehicles, which allow investors to invest in its five key asset classes and participate in the strong performance of the underlying portfolio. Brookfield Asset Management invests in a disciplined manner, targeting returns of 12-15% over the long-term with strong downside protection, allowing its investors and their stakeholders to meet their goals and protect their financial futures.

Brookfield Asset Management operations are organized into its asset management business, five operating groups and its corporate activities, which collectively represent seven operating segments for internal and external reporting purposes. Brookfield Asset Management measures operating performance primarily using FFO generated by each operating segment and the amount of capital invested by it in each segment using common equity. Common equity relates to invested capital allocated to a particular business segment.

Brookfield Asset Management manages $312 billion of fee-bearing capital, including $84 billion in long-term private funds, $94 billion in perpetual strategies, $121 billion in funds managed by Oaktree and $13 billion within its public securities group. It earns recurring long-term fee revenues from this fee-bearing capital, in the form of:

•

Long-term, diversified base management fee revenues from third-party capital in its closed-end funds and perpetual fee revenues based on the total capitalization of its perpetual listed vehicles and net asset value of its perpetual private funds;

•

Incentive distributions from Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation, Brookfield Renewable Partners L.P., Brookfield Renewable Corporation, Brookfield Property Partners L.P., and Brookfield Property REIT Inc., all of which have exceeded pre-determined thresholds; and

•	Performance fees, linked to the unit price performance of Brookfield Business Partners L.P., and other transaction and advisory fees.

Included within Brookfield Asset Management’s private fund fee-bearing capital is $140 billion of carry eligible capital. It earns carried interest from this capital when fund performance achieves its preferred return, allowing Brookfield Asset Management to receive a portion of fund profits returned to investors.

Description of Capital

As of March 29, 2021 Brookfield Asset Management’s authorized share capital consists of:

•	an unlimited number of preference shares designated as Class A Preference Shares, issuable in series:

(i)	the second series, which consists of 10,457,685 Class A Preference Shares, Series 2;

(ii)	the fourth series, which consists of 3,995,910 Class A Preference Shares, Series 4;

(iii)	the sixth series, which consists of 111,633 Class A Preference Shares, Series 6;

(iv)	the eighth series, which consists of 7,996,600 Class A Preference Shares, Series 8;

(v)	the ninth series, which consists of 7,995,566 Class A Preference Shares, Series 9;

(vi)	the thirteenth series, which consists of 9,640,096 Class A Preference Shares, Series 13;

(vii)	the fifteenth series, which consists of 2,000,000 Class A Preference Shares, Series 15;

(viii)	the seventeenth series, which consists of 7,840,204 Class A Preference Shares, Series 17;

(ix)	the eighteenth series, which consists of 9,066,749 Class A Preference Shares, Series 18;

(x)	the twenty-fourth series, which consists of 10,812,027 Class A Preference Shares, Series 24;

(xi)	the twenty-fifth series, which consists of 10,996,000 Class A Preference Shares, Series 25;

(xii)	the twenty-sixth series, which consists of 9,770,928 Class A Preference Shares, Series 26;

(xiii)	the twenty-seventh series, which consists of 10,000,000 Class A Preference Shares, Series 27;

(xiv)	the twenty-eighth series, which consists of 9,723,927 Class A Preference Shares, Series 28;

(xv)	the twenty-ninth series, which consists of 9,890,000 Class A Preference Shares, Series 29;

(xvi)	the thirtieth series, which consists of 9,787,090 Class A Preference Shares, Series 30;

(xvii)	the thirty-first series, which consists of 10,000,000 Class A Preference Shares, Series 31;

(xviii)	the thirty-second series, which consists of 11,750,299 Class A Preference Shares, Series 32;

(xix)	the thirty-third series, which consists of 12,000,000 Class A Preference Shares, Series 33;

(xx)	the thirty-fourth series, which consists of 9,876,735 Class A Preference Shares, Series 34;

(xxi)	the thirty-fifth series, which consists of 10,000,000 Class A Preference Shares, Series 35;

(xxii)	the thirty-sixth series, which consists of 7,842,909 Class A Preference Shares, Series 36;

(xxiii)	the thirty-seventh series, which consists of 7,830,091 Class A Preference Shares, Series 37;

(xxiv)	the thirty-eighth series, which consists of 7,906,132 Class A Preference Shares, Series 38;

(xxv)	the thirty-ninth series, which consists of 8,000,000 Class A Preference Shares, Series 39;

(xxvi)	the fortieth series, which consists of 11,841,025 Class A Preference Shares, Series 40;

(xxvii)	the forty-first series, which consists of 12,000,000 Class A Preference Shares, Series 41;

(xxviii)	the forty-second series, which consists of 11,887,500 Class A Preference Shares, Series 42;

(xxix)	the forty-third series, which consists of 12,000,000 Class A Preference Shares, Series 43;

(xxx)	the forty-fourth series, which consists of 9,831,929 Class A Preference Shares, Series 44;

(xxxi)	the forty-fifth series, which consists of 10,000,000 Class A Preference Shares, Series 45;

(xxxii)	the forty-sixth series, which consists of 11,740,797 Class A Preference Shares, Series 46;

(xxxiii)	the forty-seventh series, which consists of 12,000,000 Class A Preference Shares, Series 47;

(xxxiv)	the forty-eighth series, which consists of 11,885,972 Class A Preference Shares, Series 48; and

(xxxv)	the forty-ninth series, which consists of 12,000,000 Class A Preference Shares, Series 49;

•	an unlimited number of preference shares designated as Class AA Preference Shares, issuable in series, of which no series have been created or issued;

•	an unlimited number of Brookfield Class A Shares; and

•	85,120 Class B Shares.

As at March 29, 2021, the following shares of Brookfield Asset Management were issued and outstanding: 10,457,685 Class A Preference Shares, Series 2; 3,995,910 Class A Preference Shares, Series 4; 2,476,185

Class A Preference Shares, Series 8; 5,515,981 Class A Preference Shares, Series 9; 9,640,096 Class A Preference Shares, Series 13; 7,840,204 Class A Preference Shares, Series 17; 7,866,749 Class A Preference Shares, Series 18; 9,278,894 Class A Preference Shares, Series 24; 1,529,133 Class A Preference Shares, Series 25; 9,770,928 Class A Preference Shares, Series 26; 9,233,927 Class A Preference Shares, Series 28; 9,787,090 Class A Preference Shares, Series 30; 11,750,299 Class A Preference Shares, Series 32; 9,876,735 Class A Preference Shares, Series 34; 7,842,909 Class A Preference Shares, Series 36; 7,830,091 Class A Preference Shares, Series 37; 7,906,132 Class A Preference Shares, Series 38; 11,841,025 Class A Preference Shares, Series 40; 11,887,500 Class A Preference Shares, Series 42; 9,831,929 Class A Preference Shares, Series 44; 11,740,797 Class A Preference Shares, Series 46; 11,885,972 Class A Preference Shares, Series 48; 1,577,286,407 Brookfield Class A Shares; and 85,120 Class B Shares.

Information Regarding the Brookfield Class A Shares

The outstanding Brookfield Class A Shares are traded on the NYSE under the symbol “BAM” and the TSX under the symbol “BAM.A”. The following table sets forth the price ranges and trading volumes of the Brookfield Class A Shares as reported by the TSX for the periods indicated, in Canadian dollars:

	Brookfield Class A Shares
	High	Low	Volume
	(C$)	(C$)
2020
January	82.88	74.40	18,727,048
February	90.72	76.90	31,298,556
March	85.14	47.02	84,870,055
April	60.99	39.04	42,068,436
May	47.57	40.93	39,729,516
June	50.41	42.95	52,720,486
July	47.59	42.71	28,606,958
August	46.27	42.44	36,397,778
September	45.74	42.00	41,440,214
October	47.39	38.77	39,789,908
November	56.10	39.38	55,289,971
December	54.43	49.96	43,677,651
2021
January	52.81	48.34	36,910,904
February	56.01	49.95	37,918,923
March 1 to March 30	57.72	51.17	47,416,493

The following table sets forth the price ranges and trading volumes of the Brookfield Class A Shares as reported by the NYSE for the periods indicated, in U.S. dollars:

	Brookfield Class A Shares
	High	Low	Volume
	($)	($)
2020
January	42.06	38.19	35,813,618
February	45.61	38.11	46,428,769
March	42.34	21.57	133,194,237
April	35.92	27.25	53,694,851
May	33.91	29.47	48,006,385
June	37.73	31.42	49,977,385
July	35.13	31.65	34,872,959
August	35.15	31.31	45,350,935
September	34.92	31.30	39,672,197
October	35.83	29.09	49,644,761
November	43.14	29.72	70,656,481
December	42.60	38.83	38,390,973
2021
January	41.63	37.92	64,252,805
February	44.24	38.94	52,867,467
March 1 to March 30	45.88	40.30	53,249,986

In the twelve-month period before the date of this prospectus, Brookfield Asset Management made the following issuances of Brookfield Class A Shares (as adjusted for the three-for-two stock split on April 1, 2020):

•

on December 31, 2020, in connection with the reinvestment of dividends, Brookfield Asset Management issued an aggregate of 38,709 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $40.9805 and C$52.5247 (as applicable) per Brookfield Class A Shares;

•

on September 30, 2020, in connection with the reinvestment of dividends, Brookfield Asset Management issued an aggregate of 56,274 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $32.5797 and C$43.5884 (as applicable) per Brookfield Class A Shares;

•

on June 30, 2020, in connection with the reinvestment of dividends, Brookfield Asset Management issued an aggregate of 58,377 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $33.0677 and C$45.0448 (as applicable) per Brookfield Class A Shares; and

•

on March 31, 2020, in connection with the reinvestment of dividends, Brookfield Asset Management issued an aggregate of 70,567 Brookfield Class A Shares pursuant to its dividend reinvestment plan at a purchase price of $27.7135 and C$39.39750 (as applicable) per Brookfield Class A Shares.

During the twelve-month period before this prospectus, Brookfield Asset Management issued an aggregate 4,250,245 Brookfield Class A Shares at a weighted average exercise price of $19.2955 under long-term incentive plans.

Dividend Policy and Dividend History

Brookfield Asset Management Dividend Policy

The declaration and payment of dividends on the Brookfield Class A Shares and Brookfield Class B Shares are at the discretion of the board of directors of Brookfield Asset Management. Dividends on the Brookfield

Class A Shares and Brookfield Class B Shares are paid quarterly, at the end of March, June, September and December of each year. The board of directors of Brookfield Asset Management supports a stable and consistent dividend policy and will consider increasing dividends from time to time at a rate based on a portion of the growth rate in cash flow from operations per share. Special dividends may also be declared from time to time to implement corporate strategic initiatives.

The following table presents Brookfield Asset Management’s dividend history for the dates indicated:

Record Date	Dividend Payment Date	Amount per share*		Amount per share*
February 26, 2021	March 31, 2021	C$	0.162045	$0.1300
November 30, 2020	December 31, 2020	C$	0.152616	$0.1200
August 31, 2020	September 30, 2020	C$	0.158016	$0.1200
May 29, 2020	June 30, 2020	C$	0.162696	$0.1200
February 28, 2020	March 31, 2020	C$	0.170100	$0.1200
November 29, 2019	December 31, 2019	C$	0.140373	$0.1067
August 30, 2019	September 30, 2019	C$	0.141312	$0.1067
May 31, 2019	June 28, 2019	C$	0.142773	$0.1067
February 28, 2019	March 29, 2019	C$	0.142315	$0.1067
November 30, 2018	December 31, 2018	C$	0.133990	$0.1000

*	All historical dividend amounts have been adjusted to reflect the three-for-two stock split on April 1, 2020.

SECURITY OWNERSHIP

The table below presents information regarding the beneficial ownership of our class A exchangeable shares by each person or entity that we know will beneficially own 5% or more of our class A exchangeable shares and the beneficial ownership of our class B shares and class C shares. Our class A exchangeable shares held by the principal shareholder listed below do not entitle such shareholder to different voting rights than those of other holders of our class A exchangeable shares.

The current directors and officers of our company, as well as the directors and officers who will serve following completion of the special dividend, together are expected to beneficially own less than 1% of our class A exchangeable shares.

Name	Class A Exchangeable Shares Beneficially Owned After the Special Dividend(1)(2)(3)			Class B Shares Beneficially Owned After the Special Dividend(1)		Class C Shares Beneficially Owned After the Special Dividend(1)
	Number	Percentage		Number	Percentage	Number	Percentage

Partners Limited(4)			%	—	—%	—	—%

BAM Re Class B Partners(5)			%		100%	—	—%

Brookfield Asset Management(6)	—	—%		—	—%		100%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Exchangeable shares relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)	Immediately prior to the special dividend, Brookfield Asset Management will hold all of the class A exchangeable shares.
(3)	The percentages shown are based on approximately million class A exchangeable shares expected to be outstanding after the dividend date.
(4)

The business address of Partners Limited is Suite 300, Brookfield Place, 181 Bay Street, Toronto, Ontario M5J 2T3. Partners Limited is expected to be deemed to the owner of                class A exchangeable shares, constituting approximately    % of the issued and outstanding class A exchangeable shares. This amount includes                class A exchangeable shares to be beneficially held by Partners Value Investments LP.

(5)

The business address of Mr. Shah is Brookfield Place, Suite 300, 181 Bay Street, Toronto, Ontario M5J 2T3. The business address of Mr. Kingston is Brookfield Place, 250 Vesey Street, 15th Floor, New York, NY 10281. The business address of Messrs. Flatt and Teskey is One Canada Square, Level 25, Canary Wharf, London E14 5AA United Kingdom. The business address of Mr. Ranjan is Level 16, ICD Brookfield Place, AI Mustaqbal Street, DIFC, P.O. Box 507234, Dubai. The BAM Re Class B Partners disclaim status as a “group” (within the meaning of Rule 13d-5(b) under the U.S. Exchange Act) and there are no contracts, arrangements or understandings among them as to the ownership, disposition or voting of class A exchangeable shares.

(6)	The business address of Brookfield Asset Management Inc. is Brookfield Place, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3.

Additionally, upon completion of the special dividend, as described further below, the BAM Re Class B Partners, collectively, will beneficially own all of our class B shares, which shares have different voting rights than our class A exchangeable shares. See “Description of Our Share Capital — Class A Exchangeable Shares — Voting” and “Description of Our Share Capital — Class B Shares — Voting”.

For close to 50 years, executives of Brookfield Asset Management have held a substantial portion of their investment in Brookfield Class A Shares, as well as stewardship of the Brookfield Class B Shares, in partnership with one another, which we refer to as the Partnership. This Partnership, whose members include both current and former senior executives of Brookfield, each a Partner and collectively the Partners, has been and continues to be instrumental in ensuring orderly management succession while fostering a culture of strong governance and mutual respect, a commitment to collective excellence and achievement, and a focus on long-term value creation for all stakeholders of Brookfield Asset Management.

Brookfield’s management believes that the Partnership promotes decision-making that is entrepreneurial, aligned with the long-term interests of Brookfield, and collaborative. The financial strength and sustainability of the Partnership is underpinned by a consistent focus on renewal – longstanding members mentoring new generations of leaders and financially supporting their admission as partners. This is a critical component to preserving Brookfield’s culture and vision.

Over several decades, and through economic downturns and financial disruptions, the Partnership has proven itself resolutely focused on the long-term success of Brookfield for the benefit of all stakeholders of Brookfield Asset Management. This long-term focus is considered critical to the sustainability of Brookfield’s asset management franchise.

In order to foster within our company the same benefits of long-term stability and continuity as Brookfield has benefited from, the share capital of our company has been structured to mirror that of Brookfield Asset Management, providing holders of our class A exchangeable shares with governance rights that are substantially the same as the rights of holders of Brookfield Class A Shares. See “Comparison of the OBCA and the Bermuda Act”. Similarly, our class B shares will be held in a manner that has been created to mirror the structure and terms of the voting trust that holds the Brookfield Class B Shares.

The beneficial interests in this voting trust, and the voting interests in its trustee, will be held by entities which are owned by the BAM Re Class B Partners, long-standing Partners who span generations in order to foster the long-term nature of the Partnership, as follows: (i) Bruce Flatt (40%), (ii) Brian Kingston (40%), and (iii) Sachin Shah, Anuj Ranjan and Connor Teskey (20% in equal parts). The trustee will vote the class B shares with no single individual or entity controlling the voting trust.

In the event of a fundamental disagreement among the shareholders of the trustee (and until the disagreement is resolved), as with the Brookfield voting trust, three individuals have been granted (subject to receipt of all applicable regulatory approvals) the authority to govern and direct the actions of the trustee until the disagreement is resolved. These individuals, none of whom are Partners, are Marcel R. Coutu, Frank J. McKenna and Lord Gus O’Donnell. These individuals are, and their successors are required to be, longstanding and respected business colleagues associated with Brookfield and our company.

CLASS A EXCHANGEABLE SHARES ELIGIBLE FOR FUTURE SALES

Immediately following the special dividend, we expect to have approximately                 million class A exchangeable shares outstanding. The actual number of class A exchangeable shares to be distributed will be determined on the record date. All of the class A exchangeable shares issued in connection with the special dividend will be freely transferable by persons other than our “affiliates” without restriction or further registration under the U.S. Securities Act. Sales of substantial amounts of our class A exchangeable shares in the public market could adversely affect prevailing market prices of Brookfield Class A Shares and our ability to issue Brookfield Class A Shares in the future.

Under Rule 144, a person who has beneficially owned restricted Brookfield Class A Shares for at least six months would be entitled to sell their securities provided that (i) such person is not one of our affiliates at the time of, or has not been one of our affiliates at any time during the three months preceding, a sale and (ii) we are subject to the U.S. Exchange Act periodic reporting requirements for at least ninety (90) days before the sale.

Persons who have beneficially owned Brookfield Class A Shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person could not sell within any three-month period a number of class A exchangeable shares in excess of the greater of: (i) 1% of the total number of class A exchangeable shares then outstanding and (ii) the average weekly reported trading volume of the class A exchangeable shares during the four preceding calendar weeks.

Sales under Rule 144 must be made through unsolicited brokers’ transactions. They are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax consequences under the Tax Act and the regulations thereunder with respect to the receipt, holding and disposition of class A exchangeable shares received pursuant to the special dividend, and Brookfield Class A Shares received on a redemption, exchange or other disposition of class A exchangeable shares to our company or Brookfield Asset Management, to a shareholder who is a beneficial owner of such shares, and who, at all relevant times, for the purposes of the Tax Act, (i) deals at arm’s length with our company and Brookfield Asset Management, (ii) is not affiliated with our company and Brookfield Asset Management and (iii) holds the class A exchangeable shares and Brookfield Class A Shares as capital property, which we refer to as a Holder. Generally, the class A exchangeable shares and Brookfield Class A Shares will be capital property to a Holder provided the Holder does not acquire or hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

Certain Holders whose Brookfield Class A Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem any such Brookfield Class A Shares (and all other “Canadian securities”, as defined in the Tax Act) owned by such Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. Holders whose Brookfield Class A Shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election. The class A exchangeable shares will not be “Canadian securities” for the purpose of the irrevocable election under subsection 39(4) of the Tax Act and therefore no such election will apply to the class A exchangeable shares. Holders who do not hold the class A exchangeable shares as capital property should consult their own tax advisors regarding their particular circumstances.

This summary assumes that our company is not and will not become, at any time, a resident of Canada for the purposes of the Tax Act. If our company is (or becomes) resident in Canada for the purposes of the Tax Act, the Canadian federal income tax consequences to a Holder will be different in some material respects from those described in this summary.

This summary is not applicable to a Holder: (i) that is a “specified financial institution”, (ii) an interest in which is a “tax shelter investment”, (iii) that is a “financial institution” for purposes of the “mark-to-market property” rules, (iv) that reports its “Canadian tax results” in a currency other than Canadian currency, (v) in respect of whom our company is or will be, at any time, a “foreign affiliate” for the purposes of the Tax Act, or (vi) that has or will enter into a “derivative forward agreement” or a “dividend rental arrangement” in respect of the class A exchangeable shares or Brookfield Class A Shares. Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, and counsel’s understanding of the current administrative policies and assessing practices of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister prior to the date hereof, which we refer to as the Proposed Amendments, and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the class A exchangeable shares having regard to their particular circumstances.

Generally, for purposes of the Tax Act, all amounts relating to the special dividend and the acquisition, holding or disposition or deemed disposition of class A exchangeable shares or Brookfield Class A Shares must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Holders Resident in Canada

The following portion of the summary is applicable to a Holder who, at all relevant times is resident or is deemed to be resident in Canada under the Tax Act which we refer to as a Resident Holder.

Special Dividend

Resident Holders who receive class A exchangeable shares pursuant to the special dividend will be considered to have received a taxable dividend equal to the aggregate fair market value of the class A exchangeable shares so received plus the amount of any cash received in lieu of fractional class A exchangeable shares. The adjusted cost base to a Resident Holder of the class A exchangeable shares received pursuant to the special dividend will be equal to the fair market value of the class A exchangeable shares so received. In computing the adjusted cost base of the class A exchangeable shares at any time, the adjusted cost base of a Resident Holder’s class A exchangeable shares will be averaged with the adjusted cost base of all of the class A exchangeable shares, if any, held by the Resident Holder as capital property at that particular time. Brookfield Asset Management is of the view that the exchange right associated with the class A exchangeable shares has only a nominal fair market value and Brookfield Asset Management will report the special dividend and the associated exchange right for tax purposes on that basis. However, this determination of fair market value is not binding on Resident Holders or the CRA.

The special dividend received by a Resident Holder who is an individual will be included in computing the Resident Holder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. The special dividend will be eligible for the enhanced gross-up and dividend tax credit if Brookfield Asset Management designates the special dividend as an “eligible dividend”. Such special dividend received by an individual, or certain trusts, may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.

Subject to the potential application of subsection 55(2) of the Tax Act, such special dividend received by a Resident Holder that is a corporation will be included in the corporation’s income and will generally be deductible in computing its taxable income. Certain corporations, including “private corporations” or “subject corporations” (as these terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on the special dividend to the extent that the special dividend is deductible in computing taxable income.

Subsection 55(2) of the Tax Act provides that where a corporate Resident Holder receives a dividend and such dividend is deductible in computing the corporate Resident Holder’s income and is not subject to Part IV tax or is subject to Part IV tax that is refundable as part of the series of transactions that includes the receipt of the dividend, all or part of the dividend may in certain circumstances be treated as a capital gain from the disposition of a capital property, the taxable portion of which must be included in computing the corporate Resident Holder’s income for the year in which the dividend was received. Accordingly, corporate Resident Holders should consult their own tax advisors for specific advice with respect to the potential application of this provision.

Neither Brookfield Asset Management nor our company has any obligation to distribute cash to pay any taxes owed by a Resident Holder as a result of the special dividend and neither Brookfield Asset Management nor our company has any intention to do so. Accordingly, a Resident Holder may need to satisfy any Canadian federal income tax liability resulting from the receipt of the class A exchangeable shares with cash from such Resident Holder’s own funds or by selling all or a portion of the class A exchangeable shares received.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income.

Distributions on the Class A Exchangeable Shares

Dividends

The full amount of dividends received (or deemed to be received) on the class A exchangeable shares by a Resident Holder who is an individual will be included in computing the Resident Holder’s income and will not be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from “taxable Canadian corporations” (as defined in the Tax Act).

Dividends received on the class A exchangeable shares by a Resident Holder that is a corporation will be included in computing the corporate Resident Holder’s income and such Resident Holder will not be entitled to the inter-corporate dividend deduction in computing taxable income which generally applies to dividends received from taxable Canadian corporations.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income.

Subject to the detailed rules in the Tax Act, a Resident Holder may be entitled to a foreign tax credit or deduction for any foreign withholding tax paid with respect to dividends received by the Resident Holder on the class A exchangeable shares to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction having regard to their own particular circumstances.

Returns of Capital

Any return of capital distributions paid or payable to a Resident Holder in a taxation year on the class A exchangeable shares will not be included in computing the Resident Holder’s income but will reduce the adjusted cost base of the Resident Holder’s class A exchangeable shares. To the extent that a Resident Holder’s adjusted cost base would otherwise be a negative amount, the negative amount will be deemed to be a capital gain realized by the Resident Holder and the adjusted cost base of the class A exchangeable shares to the Resident Holder will be nil immediately thereafter. The income tax consequences discussed below for Resident Holders under “— Taxation of Capital Gains and Capital Losses” will generally apply to any such deemed capital gains realized by the Resident Holder.

Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares

A Resident Holder who disposes of, or who is deemed to dispose of, a class A exchangeable share, including a disposition to our company (whether on a redemption by our company or otherwise) or a disposition to Brookfield Asset Management (whether on an exchange at the request of the Resident Holder, pursuant to the exercise by Brookfield Asset Management of its call rights or otherwise), will realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below.

Where class A exchangeable shares are redeemed by our company or our company is liquidated, dissolved or wound-up and the redemption amount or liquidation entitlement, as applicable, is satisfied by our company in Brookfield Class A Shares or where Brookfield Asset Management satisfies the exchange request of a Resident Holder or exercises its call rights in connection with a redemption or liquidation, dissolution or winding-up of our company, as applicable, and the consideration for the satisfaction of the exchange request, or the exercise of the call rights, as applicable, is satisfied by Brookfield Asset Management in Brookfield Class A Shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the Brookfield Class A Shares acquired by such Resident Holder plus the amount of any cash received in lieu of fractional Brookfield Class A Shares. The cost of the Brookfield Class A Shares so acquired by the Resident Holder will be averaged with the adjusted cost base of all other Brookfield Class A Shares, if any, held by the Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each Brookfield Class A Share held by the Resident Holder.

Taxation of Capital Gains and Capital Losses

In general, one-half of a capital gain realized by a Resident Holder must be included in computing such Resident Holder’s income as a taxable capital gain. One-half of a capital loss must be deducted as an allowable capital loss against taxable capital gains realized in the year and any remainder may be deducted against taxable capital gains in any of the three preceding taxation years or any subsequent taxation year, to the extent and under the circumstances described in the Tax Act.

Individuals or trusts (other than certain trusts) may be subject to an alternative minimum tax under the Tax Act in respect of net capital gains realized by them.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include an amount in respect of taxable capital gains, for the year.

Foreign Property Information Reporting

Generally, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), including the class A exchangeable shares, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a Resident Holder generally will be a specified Canadian entity. The class A exchangeable shares will be specified foreign property of a Resident Holder for these purposes. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s specified foreign property on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to specified foreign property are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding compliance with the reporting rules contained in the Tax Act.

Offshore Investment Fund Property

The “offshore investment fund property rules”, which we refer to as OIFP Rules, in the Tax Act may require a Resident Holder to include in income in each taxation year an amount in respect of acquiring, holding or having a class A exchangeable share.

These rules could apply to a Resident Holder in respect of a class A exchangeable share if two conditions are satisfied: (a) the value of the class A exchangeable share may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, which we refer to as Investment Assets; and (b) it may reasonably be concluded, having regard to all the circumstances (including certain specified circumstances), that one of the main reasons for the Resident Holder acquiring, holding or having a class A exchangeable share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a class A exchangeable share an imputed return for the taxation year for each class A exchangeable share owned that is determined by reference to a prescribed rate of interest plus two percent applied to the “designated cost” (as defined in section 94.1 of the Tax Act) of the class A exchangeable share less the Resident Holder’s income for the year (other than a capital gain) from the class A exchangeable share determined without reference to the OIFP Rules. Any amount required to be included in computing a Resident Holder’s income under these provisions will be added to the adjusted cost base and the designated cost to the Resident Holder of the class A exchangeable share.

The OIFP Rules are complex and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having the class A exchangeable shares. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules in their own particular circumstances.

Brookfield Class A Shares

The following portion of the summary is applicable to a Resident Holder who receives Brookfield Class A Shares on a redemption, exchange or other disposition of class A exchangeable shares to our company or Brookfield Asset Management.

Dividends on Brookfield Class A Shares

Dividends received or deemed to be received on Brookfield Class A Shares by a Resident Holder who is an individual (other than in respect of certain trusts) will be included in computing the Resident Holder’s income subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Such dividends will be eligible for the enhanced gross-up and dividend tax credit if Brookfield Asset Management designates such dividends as an eligible dividend. Dividends received by an individual, or certain trusts, may give rise to alternative minimum tax under the Tax Act, depending on the individual’s circumstances.

Subject to the potential application of subsection 55(2) of the Tax Act, dividends received or deemed to be received on the Brookfield Class A Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and generally will also be deductible in computing its taxable income. Certain corporations, including private corporations or subject corporations may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the Brookfield Class A Shares to the extent that such dividends are deductible in computing taxable income.

Subsection 55(2) of the Tax Act provides that where a corporate Resident Holder receives a dividend and such dividend is deductible in computing the corporate Resident Holder’s income and is not subject to Part IV tax or is subject to Part IV tax that is refundable as part of the series of transactions that includes the receipt of the dividend, all or part of the dividend may in certain circumstances be treated as a capital gain from the disposition of a capital property, the taxable portion of which must be included in computing the corporate Resident Holder’s income for the year in which the dividend was received. Accordingly, corporate Resident Holders should consult their own tax advisors for specific advice with respect to the potential application of this provision.

A Resident Holder that is throughout the relevant taxation year a Canadian-controlled private corporation may be liable to pay an additional refundable tax on its aggregate investment income, which is defined in the Tax Act to include dividends or deemed dividends that are not deductible in computing taxable income.

Disposition of Brookfield Class A Shares

A disposition or deemed disposition of Brookfield Class A Shares (other than to Brookfield Asset Management, unless purchased by Brookfield Asset Management in the open market in the manner in which shares are normally purchased by any member of the public in the open market) by a Resident Holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base of such share and any reasonable costs of disposition. For this purpose, the adjusted cost base to a Resident Holder of Brookfield Class A Shares will be determined at any time by averaging the cost of such Brookfield Class A Shares with the adjusted cost base of any other Brookfield Class A Shares owned by the Resident Holder as capital property at that time.

The tax treatment of such capital gains and capital losses is described above under “— Taxation of Capital Gains and Capital Losses”. However, the amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Brookfield Class A Share may be reduced by the amount of any dividends received or deemed to be received by the Resident Holder on such Brookfield Class A Share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a Brookfield Class A Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisors.

Taxation of Holders not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act, is not, and is not deemed to be, resident in Canada and does not use or hold the class A exchangeable shares or Brookfield Class A Shares received on a redemption, exchange or other disposition of class A exchangeable shares to our company or Brookfield Asset Management in a business carried on in Canada, which we refer to as a Non-Resident Holder. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

Special Dividend

Non-Resident Holders who receive class A exchangeable shares pursuant to the special dividend will be considered to have received a taxable dividend equal to the aggregate fair market value of the class A exchangeable shares so received plus the amount of any cash received in lieu of fractional class A exchangeable shares. The special dividend will be subject to Canadian federal withholding tax under Part XIII of the Tax Act at the rate of 25% of the amount of the special dividend, subject to a possible reduction under the terms of an applicable income tax treaty or convention. Brookfield Asset Management is of the view that the exchange right associated with the class A exchangeable shares has only a nominal fair market value and Brookfield Asset Management will make the applicable withholdings and will report the special dividend and the associated exchange right for tax purposes on that basis. However, this determination of fair market value is not binding on Non-Resident Holders or the CRA.

To satisfy this withholding tax liability, Brookfield Asset Management will withhold a portion of the class A exchangeable shares otherwise distributable and a portion of any cash distribution in lieu of fractional class A exchangeable shares otherwise distributable. Brookfield Asset Management will purchase withheld class A exchangeable shares at a price equal to the fair market value of the class A exchangeable shares determined by reference to the five-day volume-weighted average of the trading price of the class A exchangeable shares following completion of the special dividend. The proceeds of this sale of the withheld class A exchangeable shares together with the amount of any cash withheld from any cash distribution in lieu of fractional class A exchangeable shares will be remitted to the Canadian federal government in satisfaction of the withholding tax liabilities described above. Where the rate at which tax is withheld with respect to a Non-Resident Holder’s taxable dividend exceeds the rate that is applicable after giving effect to the terms of any relevant income tax treaty or convention, a refund or credit may be claimed by the Non-Resident Holder.

The adjusted cost base to a Non-Resident Holder of the class A exchangeable shares received pursuant to the special dividend will be equal to the fair market value of the class A exchangeable shares so received. In computing the adjusted cost base of the class A exchangeable shares at any time, the adjusted cost base of a Non-Resident Holder’s class A exchangeable shares will be averaged with the adjusted cost base of all of the class A exchangeable shares, if any, held by the Non-Resident Holder as capital property at the particular time.

Distributions on the Class A Exchangeable Shares

Dividends

Dividends paid in respect of class A exchangeable shares to a Non-Resident Holder will not be subject to Canadian withholding tax or other income tax under the Tax Act.

Returns of Capital

Any return of capital distributions paid or payable to a Non-Resident Holder in a taxation year on the class A exchangeable shares will not be subject to Canadian withholding tax or other income tax under the Tax Act but will reduce the adjusted cost base of the Non-Resident Holder’s class A exchangeable shares. To the extent that a Non-Resident Holder’s adjusted cost base would otherwise be a negative amount, the negative amount will be deemed to be a capital gain realized by the Non-Resident Holder and the adjusted cost base of the class A exchangeable shares to the Non-Resident Holder will be nil immediately thereafter.

A Non-Resident Holder will not be subject to tax under the Tax Act on such deemed capital gain realized by the Non-Resident Holder unless the class A exchangeable shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at that time. The circumstances under which the class A exchangeable shares will constitute taxable Canadian property of a Non-Resident Holder and the consequences of realizing a capital gain for a Non-Resident Holder are discussed below under “— Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares”. Our company has advised counsel that it does not believe the class A exchangeable shares will constitute taxable Canadian property as discussed further below under “— Taxable Canadian Property”.

Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on a disposition or deemed disposition of a class A exchangeable share, including a disposition to our company (whether on a redemption by our company or otherwise) or a disposition to Brookfield Asset Management (whether on an exchange at the request of the Non-Resident Holder, pursuant to the exercise by Brookfield Asset Management of its call rights or otherwise), unless the class A exchangeable share constitutes taxable Canadian property of the Non-Resident Holder at the time of the disposition or deemed disposition. The circumstances under which the class A exchangeable shares will constitute taxable Canadian property of a Non-Resident Holder are discussed below. Our company has advised counsel that it does not believe the class A exchangeable shares will constitute taxable Canadian property, as discussed further below under “— Taxable Canadian Property”.

In the event that the class A exchangeable share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares” will generally apply to the Non-Resident Holder.

Where class A exchangeable shares are redeemed by our company or our company is liquidated, dissolved or wound-up and the redemption amount or liquidation amount, as applicable, is satisfied by our company in Brookfield Class A Shares or where Brookfield Asset Management satisfies the exchange request of a Non-Resident Holder or exercises its call rights in connection with such redemption or liquidation, dissolution or winding-up of our company, as applicable, and the consideration for the satisfaction of the exchange request, or exercise of the call rights, as applicable, is satisfied by Brookfield Asset Management in Brookfield Class A Shares, the proceeds of disposition will be equal to the fair market value, at the time of the acquisition, of the Brookfield Class A Shares acquired by such Non-Resident Holder plus the amount of any cash received in lieu of fractional Brookfield Class A Shares. The cost of the Brookfield Class A Shares so acquired by the Non-Resident Holder will be averaged with the adjusted cost base of all other Brookfield Class A Shares, if any, held by the Non-Resident Holder as capital property at such time for the purpose of determining thereafter the adjusted cost base of each Brookfield Class A Share held by the Non-Resident Holder.

Brookfield Class A Shares

The following portion of the summary applies to a Non-Resident Holder who receives Brookfield Class A Shares on a redemption, exchange or other disposition of class A exchangeable shares to our company or Brookfield Asset Management.

Dividends on Brookfield Class A Shares

Dividends paid or credited, or deemed to be paid or credited, on Brookfield Class A Shares by Brookfield Asset Management to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to a possible reduction under the terms of an applicable income tax treaty or convention. For example, the rate of withholding tax applicable to a dividend paid on a Brookfield Class A Share to a Non-Resident Holder who is a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980), as amended, which we refer to as the Convention, beneficially owns the dividend and is fully entitled to the benefits of the Convention, will generally be reduced to 15% (or 5% in certain cases where such Non-Resident Holder is a corporation that beneficially owns at least 10% of Brookfield Asset Management’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Brookfield Class A shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of a Brookfield Class A Share, unless the Brookfield Class A Share constitutes taxable Canadian property of the Non-Resident Holder for purposes of the Tax Act at the time of the disposition or deemed disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

The circumstances under which a Brookfield Class A Share will constitute taxable Canadian property of a Non-Resident Holder are discussed below. Brookfield Asset Management has advised counsel that it does not believe the Brookfield Class A Shares will constitute taxable Canadian property, as discussed further below under “— Taxable Canadian Property”.

In the event that the Brookfield Class A Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the

Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under “Taxation of Holders Resident in Canada — Redemptions, Exchanges and Other Dispositions of the Class A Exchangeable Shares” will generally apply to the Non-Resident Holder.

Taxable Canadian Property

Provided that the class A exchangeable shares or Brookfield Class A Shares, as applicable, are listed on a “designated stock exchange” (as defined in the Tax Act and which currently includes the TSX and the NYSE), the class A exchangeable shares or Brookfield Class A Shares, as applicable, will generally not constitute taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the sixty-month period immediately preceding that time, the following two conditions are met concurrently: (a) more than 25% of the issued shares of any class of our company or Brookfield Asset Management, as applicable, were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest, directly or indirectly through one or more other partnerships; and (b) more than 50% of the fair market value of the class A exchangeable shares or Brookfield Class A Shares, as applicable, was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests or rights in, property described in (i) to (iii), whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the class A exchangeable shares or Brookfield Class A Shares may be deemed to be taxable Canadian property of a Non-Resident Holder.

Our company and Brookfield Asset Management have advised counsel that they do not believe the class A exchangeable shares or Brookfield Class A Shares, as applicable, will constitute taxable Canadian property at any relevant time because none of the conditions in (b) above are expected to be met at any relevant time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the receipt of class A exchangeable shares as a special dividend and the ownership and disposition of such class A exchangeable shares, as well as certain U.S. federal income tax considerations relevant to our company and its subsidiaries. This discussion only addresses persons that hold Brookfield Class A Shares, and will hold class A exchangeable shares received as a special dividend, as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Brookfield Class A Shares or class A exchangeable shares in light of their personal circumstances, or to any holders subject to special treatment under the Code, such as:

•	banks, mutual funds, and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other tax-deferred accounts;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	passive foreign investment companies, controlled foreign corporations, or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•

persons who own (directly, indirectly, or constructively) 10% or more of the total voting power of all classes of shares entitled to vote or of the total value of all classes of shares of either of Brookfield Asset Management or our company;

•	persons who own Brookfield Class B Shares;

•	persons who hold their Brookfield Class A Shares or class A exchangeable shares as part of a straddle, hedging, conversion, constructive sale, or other risk-reduction transaction;

•	persons who purchase or sell their Brookfield Class A Shares or class A exchangeable shares as part of a wash sale for tax purposes;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons who are subject to special tax accounting rules under Section 451(b) of the Code; and

•

persons who received their Brookfield Class A Shares or class A exchangeable shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Brookfield Class A Shares or, after the completion of the special dividend, class A exchangeable shares, that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Brookfield Class A Shares or, after completion of the special dividend, class A exchangeable shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships for U.S. federal income tax purposes and the partners in such partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the special dividend and the ownership and disposition of class A exchangeable shares.

This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion does not address all U.S. federal tax laws (such as estate or gift tax laws), nor does it address any aspects of U.S. state or local or non-U.S. taxation. We do not intend to seek any ruling from the IRS or opinion of counsel regarding the U.S. federal income tax consequences of the special dividend or the other matters discussed below. There can be no assurance that the IRS will not challenge the conclusions reflected herein or that a court would not sustain any such challenge.

This discussion is for informational purposes only and is not tax advice. Holders of Brookfield Class A Shares or, after the completion of the special dividend, class A exchangeable shares are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the special dividend and the ownership and disposition of class A exchangeable shares in light of their particular circumstances, as well as any tax consequences of such matters arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Taxation of Our Non-U.S. Subsidiaries

Our company and its non-U.S. subsidiaries are treated as foreign corporations under the Code. Any non-U.S. subsidiary that is considered to be engaged in a trade or business in the United States generally will be subject to U.S. federal income taxation on a net basis on its income that is effectively connected with such U.S. trade or business (including a branch profits tax on the portion of its earnings and profits that is attributable to such income, subject to certain adjustments), unless otherwise provided under an applicable income tax treaty. In addition, a non-U.S. subsidiary generally will be subject to U.S. federal income taxation on a gross basis on certain U.S.-source income, as well as a U.S. federal excise tax on certain premiums earned on insurance with respect to U.S. risks that are not effectively connected with a U.S. trade or business, unless otherwise provided under an applicable income tax treaty.

We expect each of the non-U.S. subsidiaries to operate in a manner that will not cause it to be treated as engaged in a trade or business within the United States or, if applicable under an income tax treaty, engaged in a trade or business in the United States through a permanent establishment. However, the enactment of the BEAT (discussed below), the reduction of the U.S. federal income tax rate applicable to corporations under the Tax Cuts and Jobs Act, and other factors may cause some or all of the non-U.S. subsidiaries to conduct business differently. Moreover, there is considerable uncertainty as to when a foreign corporation is engaged in a trade or business within the United States and as to what constitutes a permanent establishment under the applicable tax treaties.

Based on such uncertainty, there can be no assurance that the IRS will not contend successfully that one or more of our non-U.S. subsidiaries is engaged in a trade or business (or carrying on business through a permanent establishment) in the United States. If one or more of the non-U.S. subsidiaries were treated as engaged in a trade or business (or carrying on business through a permanent establishment) in the United States, then any such non-U.S. subsidiary could be subject to U.S. federal income taxation on the portion of its net income treated as effectively connected with a U.S. trade or business (or its business profits attributable to a U.S. permanent establishment), as well as the U.S. branch profits tax on effectively connected earnings and profits. The current marginal U.S. federal income tax rates are 21% for a non-U.S. corporation’s effectively connected income and 30% for a non-U.S. corporation’s effectively connected earnings and profits (as determined under U.S. federal income tax principles), subject to certain adjustments.

Bermuda-U.S. Treaty Benefits

If any of our non-U.S. subsidiaries that are insurance enterprises are entitled to the benefits of the income tax treaty between Bermuda and the United States, which we refer to as the Bermuda-U.S. Treaty, for a given taxable year, they will not be subject to U.S. federal income tax on certain of their business profits for that year, unless those business profits are attributable to a permanent establishment in the United States. Our non-U.S. insurance subsidiaries currently intend to conduct their activities in such a manner as to avoid having a permanent establishment in the United States, but because the determination of whether a person has a permanent establishment in the United States is highly factual, and must be made annually, there can be no assurance that they will be successful in that regard.

An insurance enterprise resident in Bermuda whose shares are not traded on an exchange will be entitled to the benefits of the Bermuda-U.S. Treaty only if (i) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make certain disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of the United States or Bermuda nor U.S. citizens. It is not certain that any of our non-U.S. insurance subsidiaries organized in Bermuda will qualify for the benefits of the Bermuda-U.S. Treaty, because it cannot be predicted whether such subsidiary’s direct or indirect ownership will satisfy the requirements described above. Our company would not be eligible for treaty benefits, because it is not an insurance company. Accordingly, our company and the non-U.S. insurance subsidiaries organized in Bermuda intend to conduct substantially all of their non-U.S. operations outside the United States and otherwise to structure their operations and investments so as to avoid being treated as engaged in the conduct of a trade or business within the United States, although no assurance can be provided in this regard.

Net Investment Income

Non-U.S. insurance corporations carrying on an insurance business within the United States may be treated under the Code as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such corporations. If, contrary to its intention, one of our non-U.S. insurance subsidiaries is considered to be engaged in the conduct of an insurance business in the United States and such company (i) is not entitled to the benefits of an applicable tax treaty in general or (ii) is entitled to the benefits of the treaty in general, but the treaty is interpreted not to apply to investment income, then a significant portion of the investment income of such non-U.S. insurance subsidiary could be subject to U.S. income tax.

Withholding Tax

A non-U.S. corporation generally is subject to a 30% U.S. federal income tax (imposed on a gross basis and generally collected by withholding) on certain “fixed or determinable annual or periodical gains, profits and income” from sources within the United States that are not effectively connected with such non-U.S. corporation’s conduct of a U.S. trade or business. Such income includes certain distributions from U.S. corporations and certain interest on investments, but does not include insurance premiums paid with respect to a contract that is subject to the excise tax described below. If a U.S. corporate subsidiary of our company makes a distribution out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), such distribution will be treated as a dividend subject to the 30% withholding tax, except as reduced under any applicable income tax treaty.

Excise Tax

The United States imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks located in the United States, except to the extent waived by an applicable tax treaty. The applicable tax rates are 4% for direct casualty insurance premiums and 1% for reinsurance premiums and direct premiums for life insurance and annuity contracts.

Base Erosion and Anti-Abuse Tax

The BEAT operates as a minimum tax and generally is calculated as a percentage (10% for certain taxable years before 2026 and 12.5% thereafter) of the “modified taxable income” of an “applicable taxpayer”. Modified taxable income is calculated by adding back to a taxpayer’s regular taxable income the amount of certain “base erosion tax benefits” with respect to certain payments made to non-U.S. affiliates, as well as the “base erosion percentage” of any net operating loss deductions. The BEAT applies only to the extent it exceeds a taxpayer’s regular corporate income tax liability (determined without regard to certain tax credits) and only in years in which the “base erosion percentage” exceeds a specified percentage. If applicable in any given year, the BEAT may significantly increase the tax liability of our U.S. subsidiaries for such year. Although we do not expect our BEAT liability to be material for the current taxable year or for the foreseeable future, no assurance can be provided that we will not structure our future operations or investments in such a manner as to incur a material BEAT liability.

Characterization of the Class A Exchangeable Shares

The U.S. federal income tax consequences of the special dividend and of the ownership and disposition of class A exchangeable shares will depend, in part, on whether the class A exchangeable shares are, for U.S. federal income tax purposes, treated as stock of our company. No authority directly addresses the U.S. federal income tax treatment of a security with terms similar to the class A exchangeable shares, and therefore the tax treatment of the class A exchangeable shares is uncertain. We will treat the class A exchangeable shares as stock of our company for all U.S. federal income tax purposes, but alternative characterizations are possible. For example, the IRS or a court might characterize the class A exchangeable shares as Brookfield Class A Shares. In such case, the U.S. federal income tax consequences to U.S. Holders of owning and disposing of class A exchangeable shares are expected to be substantially similar to the consequences described below under the heading “Taxation of U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Brookfield Class A Shares Received Pursuant to the Exercise of the Exchange Right”, except that the exercise of the exchange right may qualify for tax-free treatment, and the special dividend itself may qualify as a tax-free distribution to U.S. Holders. Alternatively, the IRS or a court might characterize the class A exchangeable shares and related rights as a derivative financial instrument, with complex and uncertain tax consequences that could be materially different from the consequences described in this summary. No assurance can be provided that the IRS or a court will agree with our position that the class A exchangeable shares constitute stock of our company, and the U.S. federal income tax consequences of an alternative characterization of the class A exchangeable shares could be materially adverse to U.S. Holders. Each U.S. Holder is urged to consult a tax adviser regarding the proper treatment of the class A exchangeable shares for U.S. federal income tax purposes.

The remainder of this summary assumes that the class A exchangeable shares will be treated for U.S. federal income tax purposes as stock of our company.

Taxation of U.S. Holders

U.S. Federal Income Tax Consequences of the Special Dividend

A U.S. Holder who receives class A exchangeable shares as a special dividend will be considered to have received a taxable distribution in an amount equal to the sum of the fair market values of (i) the class A exchangeable shares received by such holder, (ii) the fractional class A exchangeable shares sold by the distribution agent on such holder’s behalf, and (iii) the exchange rights received by such holder (in each case, without reduction for any tax withheld in respect of the special dividend). This distribution would be treated as a dividend, taxable as ordinary income, to the extent of a U.S. Holder’s share of current or accumulated earnings and profits of Brookfield Asset Management, as determined under U.S. federal income tax principles. If the amount of the distribution were to exceed Brookfield Asset Management’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of the holder’s basis in Brookfield Class A Shares and then as capital gain. Because Brookfield Asset Management does not intend to calculate earnings and profits for U.S. federal income tax purposes, however, U.S. Holders should expect the entire amount of the distribution to be treated as a dividend for U.S. federal income tax reporting purposes. Brookfield Asset Management intends to treat the fair market value of the exchange right associated with the class A exchangeable shares as nominal for U.S. federal income tax reporting purposes.

Dividends received by an individual or other non-corporate U.S. Holder of Brookfield Class A Shares traded on the NYSE generally would be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holder meets certain holding period and other requirements, and Brookfield Asset Management is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Based upon the composition of its income and its assets, Brookfield Asset Management does not expect to be a PFIC for the current taxable year and does not believe it was a PFIC for the preceding taxable year. However, no assurance can be provided that the IRS will agree with such position. Dividends on Brookfield Class A Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is urged to consult a tax adviser regarding the application of the relevant rules in light of such holder’s particular circumstances.

Dividends received pursuant to the special dividend generally will be treated as foreign-source income for foreign tax credit limitation purposes. Accordingly, any Canadian federal withholding tax assessed on dividends received by U.S. Holders pursuant to the special dividend may, subject to certain limitations, be claimed as a foreign tax credit or as a deduction for U.S. federal income tax purposes. Notwithstanding the foregoing, the rules relating to foreign tax credits are complex, and the availability of a foreign tax credit depends on numerous factors. U.S. Holders are urged to consult their tax advisers concerning the application of the U.S. foreign tax credit rules.

A U.S. Holder will have a basis in the class A exchangeable shares received as a special dividend equal to the fair market value of the class A exchangeable shares on the date of the special dividend, and the holding period for such class A exchangeable shares will begin on such date. A U.S. Holder will have a basis in the fractional class A exchangeable share to be sold by the distribution agent on such U.S. Holder’s behalf equal to the fair market value of such fractional class A exchangeable share on the date of the special dividend. Upon the sale of the fractional class A exchangeable share by the distribution agent on behalf of a U.S. Holder, such U.S. Holder generally will recognize short-term capital gain or loss equal to the difference, if any, between the amount realized and such U.S. Holder’s basis in the fractional class A exchangeable share.

Neither Brookfield Asset Management nor our company has any obligation to distribute cash to pay any taxes owed by a U.S. Holder as a result of the special dividend, and neither Brookfield Asset Management nor our company has any intention to do so. Accordingly, as with any taxable dividend, U.S. Holders may need to satisfy any U.S. federal income tax liability resulting from the receipt of class A exchangeable shares with cash from their own funds. In the alternative, a U.S. Holder may need to satisfy such holder’s tax liability by selling all or a portion of the class A exchangeable shares received.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Exchangeable Shares Received as a Special Dividend

Distributions on Class A Exchangeable Shares

Subject to the discussion below under the headings “—Passive Foreign Investment Company Considerations” and “—Related Person Insurance Income”, the gross amount of a distribution paid to a U.S. Holder with respect to class A exchangeable shares will be included in such holder’s gross income as a dividend to the extent paid out of our company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution exceeds our company’s current and accumulated earnings and profits, the excess would be treated as a recovery of basis to the extent of such holder’s basis in class A exchangeable shares and then as capital gain.

Dividends received by individuals and other non-corporate U.S. Holders of class A exchangeable shares traded on the NYSE generally will be “qualified dividend income” subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and our company is not treated as a PFIC for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on class A exchangeable shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is urged to consult a tax adviser regarding the application of the relevant rules in light of such holder’s particular circumstances.

Dividends paid by our company generally will constitute foreign-source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by our company with respect to class A exchangeable shares generally will constitute “passive category income”. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisers regarding the availability of the foreign tax credit with respect to their particular circumstances.

Sale, Exchange, Redemption, or Other Disposition of Class A Exchangeable Shares

Subject to the discussion below under the headings “—Passive Foreign Investment Company Considerations”, “—Related Person Insurance Income”, and “—Application of Section 1248 of the Code”, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange (including pursuant to the exercise of the exchange right), redemption (other than a redemption that is treated as a distribution, as described in the following paragraph), or other taxable disposition of the class A exchangeable shares equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in the class A exchangeable shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property received (such as Brookfield Class A Shares received upon exercise of the exchange right). Any such capital gain or loss will be long-term capital gain or loss if such holder’s holding period for the class A exchangeable shares exceeds one year at the time of disposition. Gain or loss, as well as the holding period for the class A exchangeable shares, will be determined separately for each block of class A exchangeable shares (that is, shares acquired at the same cost in a single transaction) sold or otherwise subject to a taxable disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder receiving Brookfield Class A Shares pursuant to the exercise of the exchange right will have a tax basis in the shares equal to their fair market value at the time of the exchange, and the holding period for such class A exchangeable shares will begin the day after the exchange.

A redemption of class A exchangeable shares by our company will be treated as a sale or exchange as described above if such redemption is (i) in “complete redemption” of the U.S. Holder’s equity interest in our company (within the meaning of Section 302(b)(3) of the Code), (ii) a “substantially disproportionate” redemption of stock (within the meaning of Section 302(b)(2) of the Code), or (iii) “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met with respect to the redemption of class A exchangeable shares, each U.S. Holder may be required to take into account not only the class A exchangeable shares and other equity interests in our company actually owned by such holder, but also other equity interests in our company that are constructively owned by such holder within the meaning of Section 318 of the Code, including by reason of owning Brookfield Class A Shares. If a U.S. Holder owns (actually or constructively) only an insubstantial percentage of the total equity interests in our company and exercises no control over our company’s corporate affairs, such holder may be entitled to sale or exchange treatment on a redemption of the class A exchangeable shares if such holder experiences a reduction in its equity interest in our company (taking into account any constructively owned equity interests) as a result of the redemption. If a U.S. Holder meets none of the alternative tests of Section 302(b) of the Code, the redemption will be treated as a distribution subject to the rules described above under “Distributions on Class A Exchangeable Shares”. The amount of the distribution will be equal to the amount of cash and the fair market value of any property received. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular U.S. Holder of class A exchangeable shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. Holder is urged to consult a tax adviser regarding the tax treatment of a redemption, including the calculation of such holder’s tax basis in any remaining class A exchangeable shares in the event of a redemption that is treated as a distribution.

For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of Brookfield Class A Shares received in exchange for class A exchangeable shares pursuant to the exercise of the exchange right, see the discussion below under the heading “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Brookfield Class A Shares Received Pursuant to the Exercise of the Exchange Right”.

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if our company is treated as a PFIC for any taxable year during which the U.S. Holder holds class A exchangeable shares. In general, a non-U.S. corporation will be a PFIC during a taxable year if (i) 75% or more of its gross income constitutes passive income or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For these purposes, a non-U.S. corporation that owns at least 25% of the value of the stock of another corporation generally is treated as if it received directly its proportionate share of the income, and held its proportionate share of the assets, of the other corporation. Passive income generally includes interest, dividends, and other investment income. However, under an “active insurance” exception, income is not treated as passive if it is derived in the “active conduct” of an insurance business by a “qualifying insurance corporation”. The IRS recently issued final and proposed regulations providing guidance on various aspects of the PFIC rules, including the active insurance exception. The proposed regulations will not be effective unless and until they are adopted in final form, although taxpayers generally may rely on the proposed regulations before adoption, provided the proposed regulations are applied consistently.

A “qualifying insurance corporation” is a foreign corporation (i) which would be subject to tax under Subchapter L of the Code (that is, the provisions generally applicable to a domestic insurance company) if such corporation were a U.S. domestic corporation and (ii) the applicable insurance liabilities of which constitute more than 25% of its total assets. We expect that the “applicable insurance liabilities” of each of our non-U.S. insurance subsidiaries will constitute more than 25% of its total assets and that each such subsidiary will be a “qualifying insurance corporation”. However, the application of the rules for determining the applicable insurance liabilities of each of our non-U.S. insurance subsidiaries is subject to uncertainty, and no assurance can be provided that each such subsidiary will be a qualifying insurance corporation for any given taxable year.

Under the proposed regulations, a qualifying insurance corporation is engaged in the active conduct of an insurance business if it satisfies either (i) a factual requirements test or (ii) an active conduct percentage test. To satisfy the factual requirements test, a qualifying insurance corporation’s officers and employees must carry out substantial managerial and operational activities on a regular and continuous basis with respect to all of its core functions and perform virtually all of the active decision-making functions relevant to underwriting. Core functions generally include underwriting, investment, contract and claim management, and sales activity. To satisfy the active conduct percentage test, (i) the total costs incurred by a qualifying insurance corporation with respect to its officers and employees for services rendered with respect to its core functions (other than investment activities) must equal at least 50% of the total costs incurred for all services rendered with respect to the qualifying insurance corporation’s core functions (other than investment activities), and (ii) if any part of a qualifying insurance corporation’s core functions (including investment management) is outsourced to an unrelated entity, the qualifying insurance corporation’s officers and employees must conduct robust oversight with respect to the outsourced activities.

Regardless whether a qualifying insurance corporation satisfies the foregoing active conduct tests, a qualifying insurance corporation is not treated as engaged in the active conduct of an insurance business if it has no employees (or a nominal number of employees) and relies exclusively (or almost exclusively) on independent contractors to perform its core functions. In addition, certain securitization vehicles designed to provide a passive investment return (such as vehicles used to issue catastrophe bonds, sidecars, or collateralized reinsurance vehicles, as well as insurance-linked securities funds that invest in securitization vehicles) are also excluded from qualifying under the active conduct tests. Based on our current and expected operations, we expect each of our non-U.S. insurance subsidiaries to be treated under the proposed regulations as engaged in the active conduct of an insurance business under the factual requirements test or the active conduct percentage test (or both), and we do not expect any such company to be subject to the special rules that apply to companies that have a nominal number of employees or to vehicles designed to provide passive investment returns.

Although we continue to evaluate the implications of the final and proposed regulations for our classification under the PFIC rules, based on the current and expected income, assets, and activities of our company, we do not expect our company to be classified as a PFIC for the current taxable year or for the foreseeable future. However, there is significant uncertainty regarding the application of the recently issued final and proposed regulations. The IRS has requested comments on several aspects of the proposed regulations governing the active conduct of an insurance business, and it is uncertain when the proposed regulations will be made final and whether the provisions of any final or temporary regulations will vary from the proposed regulations. Moreover, the PFIC determination is made annually at the end of each taxable year and depends on a number of factors, some of which are beyond our company’s control, including the value of our company’s assets and the amount and type of its income. Accordingly, there can be no assurance that our company or any of its non-U.S. subsidiaries will not be classified as a PFIC for any taxable year or that the IRS will agree with our company’s belief regarding its PFIC status.

If our company were a PFIC for any taxable year during a U.S. Holder’s holding period for class A exchangeable shares, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the class A exchangeable shares would be allocated ratably over the U.S. Holder’s holding period for the class A exchangeable shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before our company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its class A exchangeable shares were to exceed 125% of the average of the annual distributions on the class A exchangeable shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If our company were classified as a PFIC for any taxable year during a U.S. Holder’s holding period for class A exchangeable shares, our company generally would continue to be treated as a PFIC with respect to such holder in all succeeding years, even if our company ceased to satisfy the requirements for being a PFIC. In addition, if our company were classified as a PFIC with respect to a U.S. Holder, to the extent any of our subsidiaries were also PFICs, such holder might be deemed to own shares in any such lower-tier PFICs directly or indirectly owned by our company in that proportion which the value of the class A exchangeable shares owned by such holder bears to the value of all of our shares, and such holder therefore might be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs deemed owned by the holder.

Certain elections may be available to mitigate the adverse tax consequences of PFIC status described above. If a U.S. Holder were to elect to treat its interest in our company as a “qualified electing fund”, which we refer to as a QEF Election, for the first year such holder were treated as holding such interest, then in lieu of the tax consequences described above, such holder would be required to include in income each year a portion of the ordinary earnings and net capital gains of our company, even if not distributed to the holder. A QEF Election must be made by a U.S. Holder on an entity-by-entity basis. To make a QEF Election, a U.S. Holder must, among other things, obtain a PFIC annual information statement from our company and prepare and submit IRS Form 8621 with such holder’s annual income tax return. If, contrary to our expectations, we determine that our company is a PFIC for any taxable year, then to the extent reasonably practicable, we intend to timely provide U.S. Holders with information related to the PFIC status of our company and each non-U.S. subsidiary we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to each such entity.

In lieu of making a QEF Election, if our company is a PFIC for any taxable year and the class A exchangeable shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to such holder’s class A exchangeable shares. The class A exchangeable shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that trading in the class A exchangeable shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, we do not expect the mark-to-market election to be available with respect to any non-U.S. subsidiary classified as a PFIC. In general, if a U.S. Holder were to make a timely and effective mark-to-market election, such holder would include as ordinary income each year the excess, if any, of the fair market value of the holder’s class A exchangeable shares at the end of the taxable year over its adjusted basis in class A exchangeable shares. Any gain recognized by such holder on the sale or other disposition of class A exchangeable shares would be ordinary income, and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

Subject to certain exceptions, a U.S. person who owns an interest in a PFIC generally is required to file an annual report on IRS Form 8621, and the failure to file such report could result in the imposition of penalties on such U.S. person and the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects, and the treatment of our non-U.S. insurance subsidiaries under the recently issued final and proposed regulations is under continuing review by our company. U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including the foregoing filing requirements and the recently issued final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of the class A exchangeable shares.

Related Person Insurance Income

Certain adverse U.S. federal income and tax reporting rules may apply to a U.S. person who, directly or indirectly, owns stock of a non-U.S. corporation that earns RPII. Because our company is a holding company and is not itself licensed as an insurance company, our company does not expect to have income treated as RPII. However, the RPII rules of the Code generally will apply to U.S. Holders who, through their ownership of class A exchangeable shares, are indirect shareholders of a non-U.S. insurance subsidiary that is an RPII CFC. Subject to the exceptions described below, an entity treated as a foreign corporation for U.S. federal income tax purposes will be considered an RPII CFC if, on any day of its taxable year, U.S. persons who own (directly or indirectly through non-U.S. entities) any of its stock (each such person, an RPII Shareholder), own (directly, indirectly through non-U.S. entities, or constructively) 25% or more of the total combined voting power of all classes of its voting stock or 25% or more of the total value of all of its stock.

RPII generally includes “insurance income” (as defined below) from the direct or indirect insurance or reinsurance of any U.S. person who holds shares of the applicable non-U.S. insurance subsidiary (directly or indirectly through non-U.S. entities) or of a person related to such a U.S. person. In general, and subject to certain limitations, “insurance income” is income, including investment income and premium income, attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a U.S. insurance company. A non-U.S. insurance subsidiary may be considered to indirectly reinsure the risk of a U.S. person that holds shares, directly or indirectly, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such non-U.S. insurance subsidiary. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by an RPII Shareholder or who is controlled by the same person or persons that control the RPII Shareholder. Control of a corporation means ownership of more than 50% of either the value or voting power of the stock after applying certain constructive ownership rules.

The RPII rules do not apply to income derived from a non-U.S. insurance subsidiary if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of such non-U.S. insurance subsidiary or (ii) RPII, determined on a gross basis, is less than 20% of the gross insurance income of such non-U.S. insurance subsidiary for the taxable year. Although our company owns interests in non-U.S. insurance subsidiaries, we do not expect any of these non-U.S. insurance subsidiaries to knowingly have entered into reinsurance arrangements where the ultimate risk insured is that of a U.S. person (or a person related to such a U.S. person) that holds class A exchangeable shares. Accordingly, our company generally believes each of these non-U.S. insurance subsidiaries operates in such a manner as to qualify for at least one of the foregoing exceptions to the RPII rules. If an exception applies, U.S. Holders would not be treated as earning RPII. However, we have only a limited ability to determine whether any of our non-U.S. insurance subsidiaries is treated as recognizing RPII in a taxable year, the amount of any such RPII, or any U.S. person’s share of such RPII. Thus, there can be no assurance that the above RPII rules will not apply or that the IRS will agree with our company’s conclusions regarding the expected application of the RPII rules.

If none of the exceptions described above applies to a non-U.S. insurance subsidiary for a taxable year, then each U.S. Holder of class A exchangeable shares on the last day of the taxable year will be taxable currently on its allocable share of the RPII of such subsidiary. RPII will be taxable to such U.S. Holder regardless of whether the holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. Holders, but not in excess of a U.S. Holder’s ratable share, based on the extent of the holder’s interest in our company, of the total income of such subsidiaries and limited by the relevant subsidiary’s current year earnings and profits.

RPII that is taxed to a U.S. Holder will increase the U.S. Holder’s tax basis in the class A exchangeable shares to which it is allocable. Dividends distributed by a non-U.S. insurance subsidiary to our company and by our company to U.S. Holders will, under regulations, be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed by our company in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease a U.S. Holder’s tax basis in such holder’s class A exchangeable shares. Our company may seek information from its shareholders as to whether beneficial owners of class A exchangeable shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent our company is unable to determine whether a beneficial owner of shares is a U.S. person, our company may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known U.S. Holders.

A U.S. Holder that is a tax-exempt organization will be required to treat RPII as unrelated business taxable income. U.S. Holders that are tax-exempt organizations are urged to consult their tax advisers regarding the potential impact of the unrelated business taxable income provisions of the Code, including any related reporting requirements, with respect to their ownership and disposition of class A exchangeable shares.

The RPII provisions are complex, and regulations interpreting the RPII provisions of the Code exist only in proposed form. Thus, the application of the RPII rules to a U.S. person who owns shares of a holding corporation, such as a U.S. Holder owning class A exchangeable shares of our company, are uncertain. In addition, any U.S. Holder who owns or is deemed to own 10% or more of either the total voting power or total value of all classes of stock of our company generally will be subject to additional rules under the complex regime for taxing U.S. shareholders of CFCs generally, which additional rules are not addressed in this summary. U.S. Holders are urged to consult their tax advisers regarding the application of the foregoing rules to their ownership and disposition of class A exchangeable shares, including any information reporting requirements on IRS Form 5471 (disclosing certain information regarding direct or constructive ownership of a non-U.S. insurance subsidiary) or other applicable IRS form.

Application of Section 1248 of the Code

A U.S. Holder who recognizes taxable gain from the sale or other taxable disposition of class A exchangeable shares (including by reason of the exercise of the exchange right), as described above under the heading “—Sale, Exchange, Redemption, or Other Disposition of Class A Exchangeable Shares”, may be subject to additional rules under Section 1248 of the Code. Under Section 953(c)(7) of the Code, the rules of Section 1248 of the Code apply to the sale or exchange of shares of a non-U.S. corporation by a U.S. person if the non-U.S. corporation would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation and the non-U.S. corporation is (or would be but for certain exceptions) treated as an RPII CFC. If Section 1248 of the Code applies under such circumstances, gain on the disposition of shares in the non-U.S. corporation may be recharacterized as a dividend to the extent of the U.S. person’s share of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. person owned the shares (possibly whether or not those earnings and profits are attributable to RPII).

As discussed above, our company does not directly engage in an insurance or reinsurance business, but it has non-U.S. subsidiaries that do so. Existing proposed Treasury Regulations do not address whether Section 953(c)(7) of the Code may apply to the sale of stock of a non-U.S. corporation which has a non-U.S. subsidiary that is an RPII CFC and that would be taxed under the provisions of the Code applicable to U.S. insurance companies if it were a U.S. corporation. In the absence of legal authority, there is a strong argument that this specific rule should not apply to a disposition of class A exchangeable shares, because our company is not directly engaged in the insurance business. However, there can be no assurance that the IRS will not successfully assert that Section 953(c)(7) of the Code applies in such circumstances and thus may apply to a U.S. Holder who recognizes taxable gain from the sale or other taxable disposition of class A exchangeable shares. U.S. Holders are urged to consult their tax advisers regarding the potential for Section 1248 of the Code to apply to the sale or other taxable disposition of class A exchangeable shares, including any information reporting requirements on IRS Form 5471 or other applicable IRS form.

Foreign Tax Credits

If U.S. persons own (directly, indirectly through non-U.S. entities, or constructively) 50% or more of the total combined voting power of all classes of our company shares or 50% or more of the total value of our company shares, a portion of the current income inclusions, if any, under the RPII and PFIC provisions and of any dividends paid by our company that otherwise would have been treated as non-U.S.-source income may instead be treated as U.S.-source income for purposes of calculating a U.S. Holder’s U.S. foreign tax credit limitation. This non-U.S.-source limitation also applies to any gain from the sale of class A exchangeable shares that is treated as a dividend under Section 1248 of the Code. Thus, it may not be possible for U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income. The rules relating to U.S. foreign tax credits are complex, and U.S. Holders are urged to consult their tax advisers regarding the application of such rules.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Brookfield Class A Shares Received Pursuant to the Exercise of the Exchange Right

Distributions on Brookfield Class A Shares

Subject to the discussion below under the heading “—Passive Foreign Investment Company Considerations”, a U.S. Holder who receives distributions on Brookfield Class A Shares generally will be subject to U.S. federal income tax consequences substantially similar to those described above under the heading “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Exchangeable Shares Received as a Special Dividend — Distributions on Class A Exchangeable Shares”. Brookfield Asset Management currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect each distribution generally to be reported as a dividend for U.S. federal income tax purposes, even if that distribution would otherwise be treated as a recovery of basis or as capital gain under the rules described above.

Sale, Exchange, Redemption, or Other Disposition of Brookfield Class A Shares

Subject to the discussion below under the heading “—Passive Foreign Investment Company Considerations”, upon the sale, exchange, redemption, or other taxable disposition of Brookfield Class A Shares, a U.S. Holder generally will be subject to U.S. federal income tax consequences substantially similar to those described above in the first paragraph under the heading “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Exchangeable Shares Received as a Special Dividend — Sale, Exchange, Redemption, or Other Disposition of Class A Exchangeable Shares”.

Passive Foreign Investment Company Considerations

If Brookfield Asset Management were a PFIC for any taxable year during a U.S. Holder’s holding period for Brookfield Class A Shares, then such holder generally would be subject to U.S. federal income tax consequences substantially similar to those described above under the heading “—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Exchangeable Shares Received as a Special Dividend — Passive Foreign Investment Company Considerations”.

Based on the current and anticipated composition of the income, assets, and operations of Brookfield Asset Management and its subsidiaries, Brookfield Asset Management does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether Brookfield Asset Management is a PFIC for that year. Changes in the composition of Brookfield Asset Management’s income or assets may cause Brookfield Asset Management to become a PFIC. Accordingly, there can be no assurance that Brookfield Asset Management will not be a PFIC for any taxable year.

As discussed above under the heading “—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Exchangeable Shares Received as a Special Dividend — Passive Foreign Investment Company Considerations”, certain elections may be available to mitigate the adverse tax consequences of PFIC status. However, a U.S. Holder may make a QEF Election with respect to Brookfield Class A Shares only if Brookfield Asset Management furnishes certain tax information to U.S. Holders annually, and there can be no assurance that such information will be provided. In lieu of making a QEF Election, if Brookfield Asset Management is a PFIC for any taxable year and the Brookfield Class A Shares are treated as “marketable stock” in such year, then a U.S. Holder may avoid the unfavorable rules described above by making a mark-to-market election with respect to such holder’s Brookfield Class A Shares. The Brookfield Class A Shares will be marketable if they are regularly traded on certain qualifying stock exchanges, including the NYSE. However, there can be no assurance that trading in the Brookfield Class A Shares will be sufficiently regular for the shares to qualify as marketable stock. Moreover, the mark-to-market election is not expected to be available with respect to any non-U.S. subsidiary classified as a PFIC.

U.S. Holders are urged to consult their tax advisers regarding the application of the PFIC rules, including any applicable filing requirements and the recently issued final and proposed regulations, as well as the advisability of making any available election under the PFIC rules, with respect to their ownership and disposition of the Brookfield Class A Shares.

Medicare Tax

U.S. Holders that are individuals, estates, or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Holders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Holders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). For these purposes, “net investment income” will include a U.S. Holder’s share of dividends on class A exchangeable shares and Brookfield Class A Shares, as well as gain upon the sale or other taxable disposition of class A exchangeable shares and Brookfield Class A Shares. Unless a U.S. Holder elects otherwise or holds class A exchangeable shares or Brookfield Class A Shares in connection with certain trades or businesses, the RPII and PFIC provisions generally will not apply for purposes of determining a U.S. Holder’s net investment income. U.S. Holders are urged to consult their tax advisers regarding the implications of the 3.8% Medicare tax for the ownership and disposition of class A exchangeable shares and Brookfield Class A Shares.

Backup Withholding and Information Reporting

Payments of dividends to a U.S. Holder and proceeds from the sale or other disposition of class A exchangeable shares or Brookfield Class A Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. persons are required to report information relating to interests in “specified foreign financial assets”, including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds certain thresholds, subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Penalties may be imposed for a failure to disclose such information. U.S. Holders are urged to consult their tax advisers regarding the effect, if any, of these additional reporting requirements on their ownership and disposition of class A exchangeable shares or Brookfield Class A Shares.

Changes in U.S. Tax Law

The tax treatment of non-U.S. companies, their U.S. and non-U.S. insurance subsidiaries, and investors in such non-U.S. companies has been significantly altered by the Tax Cuts and Jobs Act. There is significant uncertainty regarding how certain provisions of the Tax Cuts and Jobs Act are interpreted. Although some guidance has been provided, much of it is only in proposed form, and further guidance may not be forthcoming. In addition, it is possible that “technical corrections” or other legislation could be enacted that would alter or clarify the Tax Cuts and Jobs Act, and any such alterations or clarifications could have retroactive effect. The effect of any changes to, clarifications of, or guidance under the Tax Cuts and Jobs Act could add significant expense and have a material adverse effect on our business, financial condition, and operating results or a U.S. Holder’s ownership and disposition of class A exchangeable shares.

The tax treatment of non-U.S. companies and their U.S. and non-U.S. insurance subsidiaries may be the subject of future legislation. We cannot predict whether any particular proposed legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such legislation would be, or whether it would have any effect on us. As a result, no assurance can be given that future legislative, administrative, or judicial developments will not result in an increase in the amount of U.S. tax payable by us or by a holder of class A exchangeable shares or will not reduce the attractiveness of our products. If any such developments occur, our business, financial condition, and operating results could be materially and adversely affected, and such developments could have a material and adverse effect on an investment in class A exchangeable shares.

The U.S. federal income tax laws and interpretation, including with respect to whether a company is engaged in a U.S. trade or business (or has a U.S. permanent establishment) or is a PFIC, or whether U.S. persons would be required to include RPII in their gross income, are subject to change, possibly on a retroactive basis. Furthermore, new regulations or pronouncements interpreting or clarifying these or other rules may be forthcoming. We cannot predict the effect of any new guidance on our company or U.S. Holders.

FATCA

FATCA imposes a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity”, unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. The IRS has issued regulations that provide for the phased implementation of the FATCA withholding requirements.

We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by our company or any of our non-U.S. subsidiaries. In compliance with FATCA, information regarding ownership of our class A exchangeable shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country, such as the agreement in effect between the United States and Bermuda for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or guidance. U.S. Holders are urged to consult their tax advisers regarding the consequences under FATCA of owning and disposing of class A exchangeable shares.

LEGAL MATTERS

The validity of the class A exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for our company by Appleby (Bermuda) Limited. The validity of the Brookfield Class A Shares offered by this prospectus will be passed upon by Torys LLP. Certain legal matters relating to Canadian and U.S. federal income tax considerations will be passed upon on behalf of Brookfield Asset Management and our company by Torys LLP. As at the date of this prospectus, the partners and associates of each of Torys LLP and Appleby (Bermuda) Limited beneficially own, directly and indirectly, less than 1.0% of the outstanding securities or other property of Brookfield Asset Management and our company, its associates or its affiliates.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Our company is, from time to time, involved in legal proceedings of a nature considered normal to our business. We believe that none of the litigation in which we are currently involved or have been involved since the beginning of the most recently completed financial year, individually or in the aggregate, is material to our consolidated financial condition or results of operations.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as discussed in this prospectus, there are no material interests, direct or indirect, of any director or executive officer of our company, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our company’s outstanding voting securities, or any associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect our company or any of its subsidiaries.

EXPERTS, TRANSFER AGENT AND REGISTRAR

The financial statements of Brookfield Asset Management as of December 31, 2020 and December 31, 2019, and for each of the two years in the period ended December 31, 2020, incorporated in this prospectus by reference from Brookfield Asset Management’s Annual Report on Form 40-F (as amended by Amendment No. 1), and the effectiveness of Brookfield Asset Management’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of BAH as at December 31, 2020 and December 31, 2019, and for each of the three years in the period ended December 31, 2020 and the related financial statement schedule included in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of our company as at December 31, 2020 included in this prospectus, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Deloitte LLP is independent with respect to our company, BAH, and Brookfield Asset Management within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

The consolidated financial statements and financial statement schedules of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included herein and upon the authority of said firm as experts in accounting and auditing. KPMG LLP is independent within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States). The address of KPMG LLP is 2500 Ruan Center, 666 Grand Avenue, Des Moines, Iowa 50309.

The transfer agent and registrar for the Brookfield Class A Shares and class A exchangeable shares is or will be AST Trust Company (Canada), at its principal office in Toronto, Ontario, Canada.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is incorporated under the laws of Bermuda. A substantial portion of our company’s assets are located outside of Canada and the United States and certain of the directors of our company may be residents of jurisdictions outside of Canada and the United States. Our company has expressly submitted to the jurisdiction of the Ontario courts and have appointed an attorney for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for directors of our company or our directors since a substantial portion of our assets and the assets of such persons may be located outside of Canada and the United States. We have been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against us or our directors depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over our company or our directors, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would issue a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment according to Bermuda’s conflicts of law principles; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; and (v) there is due compliance with the applicable common law rules in Bermuda governing the enforcement of a foreign judgment.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of our counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against our company or our directors in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

WHERE YOU CAN FIND MORE INFORMATION

Our Company

This prospectus is a part of the registration statement filed with the SEC on Form F-1 and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our class A exchangeable shares, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included copies of these documents as exhibits to our registration statement.

Because we qualify as a foreign private issuer under the U.S. Exchange Act, we are exempt from certain provisions of the securities laws in the United States that are applicable to domestic U.S. issuers, including:

•	the rules under the U.S. Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

•

the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material non-public information under Regulation FD.

As long as we are subject to the reporting requirements of the U.S. Exchange Act, we expect to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be filed or furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC may be less extensive and less timely compared to that required to be filed with the SEC by U.S. issuers.

The SEC maintains a website at www.sec.gov that contains reports and information statements and other information regarding registrants like us that file electronically with the SEC where you can access the registration statement and its exhibits and the other filings we make with the SEC from time to time. Copies of documents that have been filed with the Canadian securities authorities can be obtained at www.sedar.com.

Brookfield Asset Management

Brookfield Asset Management is currently subject to periodic reporting and other informational requirements of the U.S. Exchange Act, as applicable to Canadian issuers subject to the multijurisdictional disclosure system (MJDS). Accordingly, Brookfield Asset Management is required to file reports, including annual reports on Form 40-F, and other information with the SEC. Brookfield Asset Management’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Copies of documents that have been filed with the Canadian securities authorities can be obtained at www.sedar.com. Information about Brookfield Asset Management, including its SEC filings, is also available at its Internet site at https://bam.brookfield.com. However, the information on Brookfield Asset Management’s Internet site is not a part of this prospectus.

The SEC allows Brookfield Asset Management to incorporate by reference information into this document. This means that Brookfield Asset Management can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

Brookfield Asset Management incorporates by reference the following:

1.	Brookfield’s Annual Report; and

2.	management information circular of Brookfield Asset Management filed on Brookfield Asset Management’s Form 6-K with the SEC on May 13, 2020.

Copies of the documents incorporated by reference herein may be obtained on written or oral request without charge from the office of Brookfield Asset Management’s Corporate Secretary at Suite 300, Brookfield Place, 181 Bay Street, P.O. Box 762, Toronto, Ontario, Canada M5J 2T3, and are also available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

Any statement contained in this prospectus or in such publicly filed documents with respect to Brookfield Asset Management shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained in this prospectus or in any other subsequently filed document, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

MATERIAL CONTRACTS

The following are the only material contracts, other than the contracts entered into in the ordinary course of business, which (i) have been entered into by us since our formation or which are proposed to be entered into by us, (ii) have been entered into by Brookfield Asset Management or Brookfield in connection with the special dividend or which are proposed to be entered into by Brookfield Asset Management or Brookfield in connection with the special dividend, or (iii) are otherwise material to our company:

1.

Rights Agreement, to be dated as of or prior to the dividend date, between Brookfield Asset Management, our company and the rights agent described under the heading “Relationship with Brookfield — Rights Agreement”.

2.

Administration Agreement, to be dated as of the dividend date, between our company and Brookfield Asset Management described under the heading “Relationship with Brookfield — The Administration Agreement”.

3.	Support Agreement, to be dated as of the dividend date, between our company and Brookfield Asset Management, described under the heading “Relationship with Brookfield — Support Agreement”.

4.	Licensing Agreement, to be dated as of the dividend date, between our company and Brookfield Asset Management, described under the heading “Relationship with Brookfield — Licensing Agreement”.

5.

Credit Agreement, to be dated as of the dividend date, between our company, as lender, and Brookfield Asset Management, as borrower, described under the heading “Relationship with Brookfield — Credit Agreement”.

6.	Equity Commitment Agreement, to be dated as of the dividend date, between our company and Brookfield Asset Management, described under the heading “Relationship with Brookfield — Equity Commitment”.

7.

AEL Investment Agreement, dated as of October 17, 2020, between Brookfield Asset Management, AEL Holdings and Burgundy, described under the heading “Our Business — Recent Developments — AEL Investment Agreement and Assignment Agreement”.

8.

Assignment Agreement, Consent and Waiver in Anticipation of Regulatory Form A Filing, dated as of February 28, 2021, between Brookfield Asset Management, Burgundy, our company, NER SPC, and AEL Holdings, described under the heading “Our Business — Recent Developments — AEL Investment Agreement and Assignment Agreement”.

Copies of the foregoing documents will be available following completion of the special dividend on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.

COSTS OF THE SPECIAL DIVIDEND

We estimate that the costs in connection with the special dividend will be as set forth below. All of these costs will be paid by Brookfield Asset Management.

Item	Amount ($)
U.S. Securities and Exchange Commission registration fee
Listing fees
Printing costs
Legal fees and costs
Transfer agent and related fees
Accounting fees and costs
Miscellaneous costs

TOTAL

AUDIT COMMITTEE CHARTER

February 2021

A committee of the board of directors (the “Board”) of Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”) to be known as the Audit Committee (the “Committee”) shall have the following terms of reference:

MEMBERSHIP AND CHAIR

Following each annual meeting of shareholders, the Board shall appoint from its number three or more directors (the “Members” and each a “Member”) to serve on the Committee until the close of the next annual meeting of shareholders of the Company or until the Member ceases to be a director, resigns or is replaced, whichever occurs first.

The Members will be selected by the Board on the recommendation of the Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). Any Member may be removed from office or replaced at any time by the Board. All of the Members will be Independent Directors.1 In addition, every Member will be Financially Literate and at least one Member will be an Audit Committee Financial Expert. Members may not serve on more than three other public company audit committees, except with the prior approval of the Board.

The Board shall appoint one Member as the chair of the Committee (the “Chair”). If the Chair is absent from a meeting, the Members shall select an Acting Chair from among those Members in attendance at the meeting.

SUBCOMMITTEES

The Committee may form subcommittees for any purpose and may delegate to a subcommittee such of the Committee’s powers and authorities as the Committee deems appropriate.

[1]

Capitalized terms used in this Charter but not otherwise defined herein have the meaning attributed to them in the Board’s “Definitions for Brookfield Asset Management Reinsurance Partners’ Board and Committee Charters” which is annexed hereto as “Annex A”. The Governance and Nominating Committee will review the Definitions for Brookfield Asset Management Reinsurance Partners’ Board and Committee Charters at least annually and submit any proposed amendments to the Board for approval as it deems necessary and appropriate.

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

RESPONSIBILITIES

The Committee shall:

Auditor

(a)

oversee the work of the Company’s external auditor (the “auditor”) engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company;

(b)	require the auditor to report directly to the Committee;

(c)

review and evaluate the auditor’s independence, experience, qualifications and performance (including the performance of the lead audit partner) and determine whether the auditor should be appointed or re-appointed, and nominate the auditor for appointment or re-appointment by the shareholders;

(d)	where appropriate, terminate the auditor;

(e)

when a change of auditor is proposed, review all issues related to the change, including the information to be included in the notice of change of auditor as required, and the orderly transition of such change;

(f)	review the terms of the auditor’s engagement and the appropriateness and reasonableness of the proposed audit fees;

(g)	at least annually, obtain and review a report by the auditor describing:

(i)	the auditor’s internal quality-control procedures; and

(ii)

any material issues raised by the most recent internal quality control review, or peer review, of the auditor, or review by any independent oversight body such as the Canadian Public Accountability Board or the Public Company Accounting Oversight Board, or inquiry or investigation by any governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditor, and the steps taken to deal with any issues raised in any such review;

(h)

at least annually, confirm that the auditor has submitted a formal written statement describing all of its relationships with the Company; discuss with the auditor any disclosed relationships or services that may affect its objectivity and independence; obtain written confirmation from the auditor that it is objective within the meaning of the Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which it belongs and is an independent public accountant within the meaning of the federal securities legislation administered by the United States Securities and Exchange Commission and of the Independence Standards of the Canadian Institute of Chartered Accountants, and is in compliance with any independence requirements adopted by the Public Company Accounting Oversight Board; and, confirm that the auditor has complied with applicable laws respecting the rotation of certain members of the audit engagement team;

(i)	ensure the regular rotation of the audit engagement team members as required by law, and periodically consider whether there should be regular rotation of the auditor;

(j)

meet privately with the auditor as frequently as the Committee feels is appropriate to fulfill its responsibilities, which will not be less frequently than annually, to discuss any items of concern to the Committee or the auditor, including:

(i)	planning and staffing of the audit;

(ii)	any material written communications between the auditor and management;

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

(iii)	whether or not the auditor is satisfied with the quality and effectiveness of financial recording procedures and systems;

(iv)	the extent to which the auditor is satisfied with the nature and scope of its examination;

(v)	whether or not the auditor has received the full co-operation of management of the Company;

(vi)	the auditor’s opinion of the competence and performance of the Chief Financial Officer and other key financial personnel of the Company;

(vii)	the items required to be communicated to the Committee in accordance with generally accepted auditing standards;

(viii)	all critical accounting policies and practices to be used by the Company;

(ix)

all alternative treatments of financial information within International Financial Reporting Standards (“IFRS”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor;

(x)

any difficulties encountered in the course of the audit work, any restrictions imposed on the scope of activities or access to requested information, any significant disagreements with management and management’s response; and

(xi)

any illegal act that may have occurred and the discovery of which is required to be disclosed to the Committee pursuant to paragraphs 240.41-42 and 250.22-24 of the Canadian Auditing Standards and the United States Securities Exchange Act of 1934, as amended;

(k)

annually review and approve the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the parameters by which the auditor can provide certain audit and non-audit services to the Company and its subsidiaries not prohibited by law and the process by which the Committee pre-approves such services. At each quarterly meeting of the Committee, the Committee will ratify all audit and non-audit services provided by the auditor to the Company and its subsidiaries for the then-ended quarter;

(l)	resolve any disagreements between management and the auditor regarding financial reporting;

(m)	set clear policies for hiring partners and employees and former partners and employees of the external auditor;

Financial Reporting

(a)	prior to disclosure to the public, review, and, where appropriate, recommend for approval by the Board, the following:

(i)	audited annual financial statements, in conjunction with the report of the external auditor;

(ii)	interim financial statements;

(iii)	annual and interim management discussion and analysis of financial condition and results of operation;

(iv)	reconciliations of the annual or interim financial statements, to the extent required under applicable rules and regulations; and

(v)

all other audited or unaudited financial information contained in public disclosure documents, including without limitation, any prospectus, or other offering or public disclosure documents and financial statements required by regulatory authorities;

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

(b)

review and discuss with management prior to public dissemination earnings press releases and other press releases containing financial information (to ensure consistency of the disclosure to the financial statements), as well as financial information and earnings guidance provided to analysts including the use of “pro forma” or “adjusted” non-IFRS information in such press releases and financial information. Such review may consist of a general discussion of the types of information to be disclosed or the types of presentations to be made;

(c)

review the effect of regulatory and accounting initiatives, as well as any asset or debt financing activities of the Company’s unconsolidated subsidiaries that are not required under IFRS to be incorporated into the Company’s financial statements (commonly known as “off-balance sheet financing”);

(d)

review disclosures made to the Committee by the Chief Executive Officer and Chief Financial Officer of the Company during their certification process for applicable securities law filings about any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and any fraud involving management or other employees;

(e)

review the effectiveness of management’s policies and practices concerning financial reporting, any proposed changes in major accounting policies, the appointment and replacement of management responsible for financial reporting and the internal audit function;

(f)

review the adequacy of the internal controls that have been adopted by the Company to safeguard assets from loss and unauthorized use and to verify the accuracy of the financial records and any special audit steps adopted in light of material control deficiencies;

(g)

for the financial information of any other subsidiary entity below the Company that has an audit committee which is comprised of a majority of independent directors, and which is included in the Company’s consolidated financial statements, it is understood that the Committee will rely on the review and approval of such information by the audit committee and the board of directors of each such subsidiary;

Internal Audit; Controls and Procedures; and Other

(a)

meet privately with the person responsible for the Company’s internal audit function, as applicable (the “internal auditor”), as frequently as the Committee feels appropriate to fulfill its responsibilities, which will not be less frequently than annually, to discuss any items of concern;

(b)	require the internal auditor, as applicable, to report directly to the Committee;

(c)

review the mandate, budget, planned activities, staffing and organizational structure of the internal audit function (which may be outsourced to a firm other than the auditor) to confirm that it is independent of management and has sufficient resources to carry out its mandate. The Committee will discuss this mandate with the auditor, review the appointment and replacement of the internal auditor, as applicable, and review the significant reports to management prepared by the internal auditor, as applicable, and management’s responses. As part of this process, the Committee reviews and approves the governing charter of the internal audit function on an annual basis;

(d)

review the controls and procedures that have been adopted to confirm that material financial information about the Company and its subsidiaries that is required to be disclosed under applicable law or stock exchange rules is disclosed, review the public disclosure of financial information extracted or derived from the Company’s financial statements and periodically assess the adequacy of such controls and procedures;

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

(e)

review of allegations of fraud related to financial reporting that are brought to or come to the attention of the Committee through the Company’s ethics hotline, a referral by management, or otherwise;

(f)	periodically review the status of taxation matters of the Company; and

(g)	consider other matters of a financial nature as directed by the Board.

LIMITATION OF AUDIT COMMITTEE ROLE

The Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal audit function, for developing and maintaining systems of internal accounting and financial controls. The auditor will assist the Committee and the Board in fulfilling their responsibilities for review of the financial statements and internal controls, and the auditor will be responsible for the independent audit of the financial statements. The Committee expects the auditor to call to its attention any accounting, auditing, internal accounting control, regulatory or other related matters that the auditor believes warrant consideration or action. The Committee recognizes that the Company’s finance team, the internal audit team and the auditor have more knowledge and information about the Company’s financial affairs than do the Committee’s members. Accordingly, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the auditor’s work.

REPORTING

The Committee will regularly report to the Board on:

(a)	the auditor’s independence;

(b)	the performance of the auditor and the Committee’s recommendations regarding its reappointment or termination;

(c)	the performance of the internal audit function;

(d)	the adequacy of the Company’s internal controls and disclosure controls;

(e)

its recommendations regarding the annual and interim financial statements of the Company and, to the extent applicable, any reconciliation of the Company’s financial statements, including any issues with respect to the quality or integrity of the financial statements;

(f)	its review of any other public disclosure document including the annual report and the annual and interim management’s discussion and analysis of financial condition and results of operations;

(g)	the Company’s compliance with legal and regulatory requirements, particularly those related to financial reporting; and

(h)	all other significant matters it has addressed and with respect to such other matters that are within its responsibilities.

COMPLAINTS PROCEDURE

The Company’s Code of Business Conduct requires employees to report to their supervisor or internal legal counsel any suspected violations of the Code, including (i) fraud or deliberate errors in the preparation, maintenance, evaluation, review or audit of any financial statement or financial record; (ii) deficiencies in, or noncompliance with, internal accounting controls; (iii) misrepresentations or false statements in any public disclosure documents; and (iv) any deviations from full, true and plain reporting of the Company’s financial

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

condition, as well as any other illegal or unethical behavior. Alternatively, employees may report such behavior through the Company’s reporting hotline which is managed by an independent third party. The Company also maintains a Whistleblower Policy which reinforces the Company’s commitment to providing a mechanism for employees to report suspected wrongdoing.

The Audit Committee will establish and periodically review the procedure for the receipt, retention, treatment and follow-up of complaints received by the Company through the reporting hotline or otherwise regarding accounting, internal controls, disclosure controls or auditing matters and the procedure for the confidential, anonymous submission of concerns by employees of the Company regarding such matters.

REVIEW AND DISCLOSURE

The Committee will review this Charter at least annually and submit it to the Governance and Nominating Committee together with any proposed amendments. The Governance and Nominating Committee will review this Charter and submit it to the Board for approval with such further amendments as it deems necessary and appropriate.

This Charter will be posted on the Company’s website. The Management Information Circular of the Company will state that this Charter is available on the Company’s website.

ASSESSMENT

At least annually, the Governance and Nominating Committee will review the effectiveness of this Committee in fulfilling its responsibilities and duties as set out in this Charter and in a manner consistent with the corporate governance guidelines adopted by the Board. The Committee will also conduct its own assessment of the Committee’s performance on an annual basis.

ACCESS TO OUTSIDE ADVISORS AND SENIOR MANAGEMENT

The Committee may retain any outside advisor, including legal counsel, at the expense of the Company, without the Board’s approval, at any time. The Committee has the authority to determine any such advisor’s fees and any other retention terms.

The Company will provide for appropriate funding, for payment of compensation to any auditor engaged to prepare or issue an audit report or perform other audit, review or attest services, and ordinary administrative expenses of the Committee.

Members will meet privately with senior management as frequently as they feel is appropriate to fulfill the Committee’s responsibilities, but not less than annually.

MEETINGS

Meetings of the Committee may be called by any Member, the Chair of the Board, the Chief Executive Officer or Chief Financial Officer of the Company, the internal auditor, as applicable, or the auditor. Meetings will be held each quarter and at such additional times as is necessary for the Committee to fulfill its responsibilities. The Committee shall appoint a secretary to be the secretary of each meeting of the Committee and to maintain minutes of the meeting and deliberations of the Committee.

The powers of the Committee shall be exercisable at a meeting at which a quorum is present. A quorum shall be not less than a majority of the Members at the relevant time. Matters decided by the Committee shall be decided

Brookfield Asset Management Reinsurance Partners Ltd.	Audit Committee Charter

by majority vote. Subject to the foregoing, the Companies Act (Bermuda) and the memorandum of association and bye-laws of the Company, and, unless otherwise determined by the Board, the Committee shall have the power to regulate its procedure.

Notice of each meeting shall be given to each Member, the internal auditor, as applicable, the auditor, and to the Chair of the Board and the Chief Executive Officer of the Company. Notice of meeting may be given orally or by letter, electronic mail, telephone or other generally accepted means not less than 24 hours before the time fixed for the meeting. Members may waive notice of any meeting and attendance at a meeting is deemed waiver of notice. The notice need not state the purpose or purposes for which the meeting is being held.

The Committee may invite from time to time such persons as it may see fit to attend its meetings and to take part in discussion and consideration of the affairs of the Committee. The Committee may require the auditors and/or members of the Company’s management to attend any or all meetings.

This Charter of the Audit Committee was reviewed and approved by the board of directors of the Company on                     , 2021.

Annex A

Definitions for Brookfield Asset Management Reinsurance Partners’ Board and Committee Charters

“Audit Committee Financial Expert” means a person who has the following attributes:

(a)	an understanding of International Financial Reporting Standards, as adopted by the International Accounting Standards Board, and financial statements;

(b)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	an understanding of internal controls and procedures for financial reporting; and

(e)	an understanding of audit committee functions, acquired through any one or more of the following:

(i)

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(ii)	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(iii)	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(iv)	other relevant experience.

“Board Interlocks” means when two directors of one public company sit together on the board of another company.

“Committee Interlocks” means when a Board Interlock exists, plus the relevant two directors also sit together on a board committee for one or both of the companies.

“Financially Literate” means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

“Immediate Family Member” means an individual’s spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than an employee of either the individual or the individual’s immediate family member) who shares the individual’s home.

“Independent Director” means a director who has been affirmatively determined by the Board to have no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. A material relationship is one that could reasonably be expected to interfere with a director’s exercise of independent judgment. In addition to any other requirement of applicable securities laws or stock exchange provisions, a director who:

(a)

is or was an employee or executive officer, or whose Immediate Family Member is or was an executive officer, of the Company is not independent until three years after the end of such employment relationship;

(b)	is receiving or has received, or whose Immediate Family Member is an executive officer of the Company and is receiving or has received, during any 12-month period within the last three years more than Cdn$75,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of fixed compensation under a retirement plan (including deferred compensation) for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

(c)

is or was a partner of, affiliated with or employed by, or whose Immediate Family Member is or was a partner of or employed in an audit, assurance, or tax compliance practice in a professional capacity by, the Company’s present or former internal or external auditor, is not independent until three years after the end of such partnership, affiliation, or employment relationship, as applicable, with the auditor;

(d)

is or was employed as, or whose immediate family member is or was employed as, an executive officer of another company (or its parent or a subsidiary) where any of the present (at the time of review) executive officers of the Company serve or served on that company’s (or its parent’s or a subsidiary’s) compensation committee, is not independent until three years after the end of such service or the employment relationship, as applicable; and

(e)

is an executive officer or an employee of, or whose Immediate Family Member is an executive officer of, another company (or its parent or a subsidiary) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years exceeds the greater of US$1 million or 2% of such other company’s consolidated gross revenues, in each case, is not independent.

Additionally, an Independent Director for the purposes of the Audit Committee and the Compensation Committee, specifically may not:

(x)

accept directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than director and committee fees and pension or other forms of fixed compensation under a retirement plan (including deferred compensation) for prior service (provided such compensation is not contingent in any way on continued service); or

(y)	be an affiliated person of the Company (within the meaning of applicable rules and regulations).

For the purposes of the definition of Independent Director, the term Company includes any parent or subsidiary in a consolidated group with the Company.

In addition to the requirements for independence set out in paragraph (c) above, Members of the Audit and Governance and Nominating Committees must disclose any other form of association they have with a current or former external or internal auditor of the Company to the Governance and Nominating Committee for a determination as to whether this association affects the Member’s status as an Independent Director.

“Unaffiliated Director” means any director who (a) does not own greater than a de minimis interest in the Company (exclusive of any securities compensation earned as a director) and (b) within the last two years has not directly or indirectly (i) been an officer of or employed by the Company or any of its respective affiliates, (ii) performed more than a de minimis amount of services for the Company or any of its affiliates, or (iii) had any material business or professional relationship with the Company other than as a director of the Company. “de minimis” for the purpose of this test includes factors such as the relevance of a director’s interest in the Company to themselves and to the Company.

INDEX TO FINANCIAL STATEMENTS

Consolidated financial statements of Brookfield Annuity Holdings Inc. as at December 31, 2020 and December 31, 2019, and for the years ended December 31, 2020, 2019 and 2018, together with the notes thereto

F-2

Financial statements of Brookfield Asset Management Reinsurance Partners Ltd. as at December 31, 2020, together with the accompanying notes thereto	F-51

Consolidated financial statements of American Equity Investment Life Holding Company and subsidiaries as of December 31, 2020 and December 31, 2019, and for each of the years in the three-year period ending December 31, 2020, together with the notes and schedules thereto

F-56

CONSOLIDATED FINANCIAL STATEMENTS OF BROOKFIELD ANNUITY HOLDINGS INC. AS AT DECEMBER 31, 2020 AND DECEMBER 31, 2019 AND FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Brookfield Annuity Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Brookfield Annuity Holdings Inc. and subsidiaries (the “Company”) as at December 31, 2020 and 2019, and the related consolidated statements of operating results, comprehensive income (loss), changes in equity, and cash flows, for each of the three years in the period ended December 31, 2020, and the related notes and the schedule of the Condensed Financial Statements of Brookfield Annuity Holdings Inc. (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2020 and 2019, and its financial performance and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 5, 2021

We have served as the Company’s auditor since 2016.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

US$ THOUSANDS	Note	Dec. 31, 2020	Dec. 31, 2019
Assets
Cash and cash equivalents	5	$35,461	$13,361
Investments	5	1,192,465	701,538
Accrued investment income		7,061	4,130
Reinsurance receivable	3	2,310	5,481
Other assets	4	3,846	2,377
Deferred tax asset	14	44	—
Derivative assets	5	7,199	2,344
Property and equipment	6	1,799	316
Reinsurance assets	9	190,070	197,164

Total assets		$1,440,255	$926,711

Liabilities
Insurance contract liabilities	9	1,338,730	856,364
Due to related party	7	4	28
Reinsurance payable	3	410	480
Derivative liabilities	5	122	661
Current tax liability	14	676	172
Accounts payable and accrued liabilities	8	4,771	3,550
Funds withheld liabilities	5	12,379	—

Total liabilities		1,357,092	861,255

Shareholder’s equity
Share capital	12	77,976	64,612
Accumulated surplus		1,646	38
Accumulated other comprehensive income		3,541	806

Total equity		83,163	65,456

Total liabilities and equity		$1,440,255	$926,711

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATING RESULTS

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS, EXCEPT PER SHARE AMOUNTS	Note	2020	2019	2018
Premiums
Gross		$431,070	$503,688	$160,146
Ceded		(634)	(178,579)	—

Net premiums		430,436	325,109	160,146
Net investment income	5	83,918	57,097	741
Net investment results from funds withheld	5	(117)	—	—

Total revenues		514,237	382,206	160,887

Benefits paid on insurance contracts
Gross		63,349	38,645	13,408
Ceded		(24,569)	(13,502)	—
Change in insurance contract liabilities	9
Gross		457,114	537,809	142,904
Ceded		10,496	(193,033)	—
Operating expenses	13	5,605	6,436	4,971
Interest expense		93	166	111

Total benefits and expenses		512,088	376,521	161,394

Net income (loss) before income taxes		2,149	5,685	(507)
Income tax expense	14	(541)	(158)	—

Net income (loss) for the year		$1,608	$5,527	$(507)

Net income (loss) per share	12	$18.92	$67.72	$(7.20)

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss)	$1,608	$5,527	$(507)
Other comprehensive income (loss) that will be reclassified to net income (loss)
Net unrealized income (loss) on available for sale securities	938	381	(103)
Income tax expense	(237)	(11)	—
Foreign exchange gain (loss)	2,034	2,876	(3,126)

Total other comprehensive income (loss)	2,735	3,246	(3,229)

Comprehensive income (loss) for the year	$4,343	$8,773	$(3,736)

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

AS AT AND FOR THE YEAR ENDED DEC. 31, 2020 US$ THOUSANDS	Common Shares	Accumulated surplus (deficit)	Accumulated other comprehensive income (loss)	Total Equity
Balance as at December 31, 2019	$64,612	$38	$806	$65,456

Changes in period:
Net income (loss)	—	1,608	—	1,608
Other comprehensive income (loss)	—	—	2,735	2,735

Comprehensive income (loss)	—	1,608	2,735	4,343
Other items
Equity issuances	13,364	—	—	13,364

Total change in period	13,364	1,608	2,735	17,707

Balance as at December 31, 2020	$77,976	$1,646	$3,541	$83,163

AS AT AND FOR THE YEAR ENDED DEC. 31, 2019 US$ THOUSANDS	Common Shares	Accumulated surplus (deficit)	Accumulated other comprehensive income (loss)	Total Equity
Balance as at December 31, 2018	$59,890	$(5,489)	$(2,440)	$51,961

Changes in period:
Net income (loss)	—	5,527	—	5,527
Other comprehensive income (loss)	—	—	3,246	3,246

Comprehensive income (loss)	—	5,527	3,246	8,773
Other items
Equity issuances	4,722	—	—	4,722

Total change in period	4,722	5,527	3,246	13,495

Balance as at December 31, 2019	$64,612	$38	$806	$65,456

AS AT AND FOR THE YEAR ENDED DEC. 31, 2018 US$ THOUSANDS	Common Shares	Accumulated surplus (deficit)	Accumulated other comprehensive income (loss)	Total Equity
Balance as at January 1, 2018	$53,900	$(4,982)	$789	$49,707

Changes in period:
Net income (loss)	—	(507)	—	(507)
Other comprehensive income (loss)	—	—	(3,229)	(3,229)

Comprehensive income (loss)	—	(507)	(3,229)	(3,736)
Other items
Equity issuances	5,990	—	—	5,990

Total change in period	5,990	(507)	(3,229)	2,254

Balance as at December 31, 2018	$59,890	$(5,489)	$(2,440)	$51,961

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Operating activities
Net income (loss)	$1,608	$5,527	$(507)
Items not involving cash
Depreciation of property and equipment and right-of-use asset	446	217	229
Unrealized (gains) losses on investments and derivatives	(51,316)	(27,033)	6,785
Income tax expense	541	158	—
Impairment of investments	—	406	—
Non-cash items affecting net income
Changes in reinsurance assets	10,496	(193,033)	—
Changes in insurance contract liabilities	457,114	537,809	142,904
Changes in funds withheld	12,262	—	—
Changes in working capital	(814)	(6,349)	(2,377)
Operating activities affecting cash
Interest paid	(53)	(10)	(15)
Income tax paid	(331)	—	—
Realized (gains) losses on investments	(3,361)	(9,202)	2,533

Cash from operating activities	426,592	308,490	149,552

Investing activities
Proceeds on disposal of investments	501,553	737,237	321,757
Purchase of investments	(975,573)	(1,023,002)	(526,857)
Maturities of investments	62,164	18,058	6,211
Purchase of property and equipment	(617)	(35)	(2)

Cash used in investing activities	(412,473)	(267,742)	(198,891)

Financing activities
Issuance of common shares	13,364	4,722	5,990
Credit facility drawdown	—	—	27,309
Credit facility repayment	—	—	(27,250)
Principal portion of lease liabilities	(268)	(144)	(137)
Proceeds from repurchase agreement	221,820	245,620	40,546
Repayment of repurchase agreement	(221,820)	(284,891)	—

Cash (used in) from financing activities	13,096	(34,693)	46,458

Cash and cash equivalents
Cash and cash equivalents, beginning of year	13,361	7,745	9,213
Net increase (decrease) during the year	27,215	6,055	(2,881)
Foreign exchange on cash balances held in foreign currencies	(5,115)	(439)	1,413

Cash and cash equivalents, end of year	$35,461	$13,361	$7,745

Supplementary Information
Cash balances	$16,496	$7,773	$1,970
Short term investments	18,965	5,588	5,775

Cash and cash equivalents, end of year	$35,461	$13,361	$7,745

The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

NOTE 1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

Brookfield Annuity Holdings Inc. (the “Company”) is a holding company incorporated on August 13, 2015. The registered address of the Company is 333 Bay Street, Suite 1200, Toronto, Ontario, M5H 2R2, Canada. The Company is domiciled in Canada and wholly owns Brookfield Annuity Company (“BAC”), Brookfield Annuity US Inc., North End Re (Bermuda) Ltd. (“NER Ltd.”), and North End Re (Cayman) SPC (“NER SPC”). BAC is a life insurance company incorporated under the Insurance Companies Act of Canada (the “Act”) on August 11, 2016.

BAC received its order to commence business from the Office of the Superintendent of Financial Institutions (“OSFI”) on October 3, 2016 and has obtained its licenses in all provinces of Canada. BAC provides pension de-risking solutions through group annuity policies.

NER Ltd. was incorporated on July 13, 2018 in Bermuda under the Bermuda Companies Act 1981. Under the provisions of Section 14, the status of NER Ltd. is that of an exempted company within the meaning of Section 127. NER Ltd. is currently in the process of obtaining a license to conduct commercial long-term life and annuity reinsurance business with third party direct insurers.

NER SPC was incorporated on April 17, 2019 under the laws of the Cayman Islands. NER SPC is approved as a Class B (iii) insurer under the Cayman Islands’ Insurance Act, 2010 (as amended). NER SPC is licensed to conduct commercial long-term life and annuity reinsurance business with third-party direct insurers.

The Company is a wholly-owned subsidiary of Brookfield Asset Management Inc. (“BAM”). The Company will enter into a series of transactions with BAM, whereby BAM will contribute all of the net assets and operations of the Company into a newly formed entity, Brookfield Asset Management Reinsurance Partners Ltd. (“BAM Re”). BAM Re was incorporated on December 10, 2020, and is a wholly owned subsidiary of BAM. Subsequent to BAM contributing the net assets of the Company into BAM Re, BAM will distribute the shares of BAM Re on a pro rata basis to BAM’s shareholders and BAM Re will become a stand-alone public company. The Company is the predecessor of BAM Re.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The consolidated financial statements were authorized for issue by the Board of Directors of the Company on March 5, 2021.

b.	Basis of presentation

The consolidated financial statements are comprised of the financial results of the Company and its subsidiaries. All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

The assets and liabilities in the consolidated financial statements have been presented on a historical cost basis, as immediately prior to the spin-off, all the assets and liabilities presented are wholly owned by BAM. The

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

consolidated financial statements represent the assets, liabilities, revenues, expenses, and cash flows of the business that will be contributed to BAM Re. The Company maintains its own independent management and infrastructure and does not rely on any resources from BAM. As a result, no corporate costs have been allocated to the Company.

In accordance with IFRS, presentation of assets and liabilities on the Consolidated Statement of Financial Position is in order of liquidity.

The Company uses a management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocation of resource and assessing performance. The Company’s CODM has been identified as the Chief Executive Officer who reviews the results of operations when making decisions about allocating resources and assessing performance of the Company which is currently managed as a single segment; pension risk transfer. All of the Company’s revenue for the years ended December 31, 2020, 2019 and 2018 was generated from the pension risk transfer operating segment and was earned in Canada. All of the long-lived assets of the Company were included in the pension risk transfer operating segment and reside in Canada.

c.	Accounting estimates and judgements

The preparation of financial statements in accordance with IFRS requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates are subject to uncertainty and can therefore differ significantly from actual results. The items most susceptible to changes in estimates and assumptions include the measurement of reinsurance assets, insurance contract liabilities, and impairment of financial instruments. Actual results may differ from our estimates thereby impacting the consolidated financial statements. Information on our use of estimates and assumptions is discussed in Note 2(d).

Management judgment is also used in applying the accounting policies used to prepare financial statements. The item most susceptible to changes in judgements is the evaluation of indicators of impairment of our investments.

d.	Significant accounting policies

The significant accounting policies used in preparing these consolidated financial statements are summarized below.

Effective January 1, 2020, the Company changed its accounting policy for longevity reinsurance transactions such that the fixed payments made by the Company to the reinsurer relating to defined blocks of policyholder benefits (the “fixed leg”) are recognized on a net basis with payments received from the reinsurer (the “variable leg”) within benefits ceded in the Consolidated Statements of Operating Results. Previously, the Company’s policy was to record the fixed leg in premiums ceded and the variable leg in benefits ceded on a gross basis. IFRS 4, Insurance Contracts (“IFRS 4”) does not specify the presentation for this type of arrangement and the Company believes that the revised policy and presentation provides more reliable and relevant information to users of the consolidated financial statements as the presentation more clearly aligns the cashflows between the Company and the reinsurer, as contractual terms require settlement of the amounts on a net basis and as both the fixed and variable legs relate to the payment of benefits to the annuitant. The change in accounting policy has been applied retrospectively. The Company has restated the comparative figures in the Consolidated Statements

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

of Operating Results resulting in a reduction to both premiums ceded and benefits ceded in the amount of $9,963 thousand for the year ended December 31, 2019. There is no impact on net income, net income per share or shareholder’s equity in the current or any prior year.

i.	Cash and cash equivalents

Cash and cash equivalents include short-term investments with original maturities of 90 days or less. The Company has classified cash and cash equivalents as fair value through profit or loss (“FVTPL”) if the asset supports insurance contract liabilities or available for sale (“AFS”) if the asset supports capital and surplus.

Cash and cash equivalents include cash balances and short-term investments that are not available for use by the Company as part of the funds withheld (“FWH”) arrangement (Note 2(d)(iii)).

ii.	Investments

Investments are financial assets which are comprised of bonds and fixed-income instruments. The Company uses the trade date to account for investment transactions.

Financial assets are classified into one of the following categories:

•	AFS assets are measured at fair value, with changes in fair value recognized in other comprehensive income (loss);

•	FVTPL assets are measured at fair value, with changes in fair value recognized in net income (loss); and

•	Loans and receivables are measured at amortized cost.

Financial assets are classified according to their nature and use by the Company at the time of initial recognition. Financial assets supporting capital and surplus are classified as AFS and are measured at fair value. Unrealized gains (losses) are recognized in other comprehensive income (loss). Upon realization, gains or losses are reclassified to the Consolidated Statements of Operating Results and recorded in Net investment income.

Financial assets supporting insurance contract liabilities are designated as FVTPL or as loans and receivables. Any changes in the fair value of the underlying assets matched to the insurance contract liabilities are directly reflected in the insurance contract liabilities. Unless the asset is deemed to be impaired, changes in fair value of assets matching these liabilities and changes in the corresponding insurance contract liabilities are directly recognized in the Consolidated Statements of Operating Results in order to avoid a mismatch that would otherwise arise.

Loans and receivables are measured at amortized cost using the effective interest method, less any applicable provision for impairment.

Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Any gain or loss arising on derecognition is recognized directly in net income (loss) and presented in realized gains (losses) on investments.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

iii.	Funds withheld

Funds withheld (“FWH”) represents a payable for amounts contractually withheld by the Company in accordance with reinsurance agreements where the Company acts as cedant. In 2020 the Company entered into a FWH arrangement with a third-party reinsurer. Under the FWH arrangement, the Company retained funds of the reinsurer. While the assets in the FWH are legally owned by the Company, the reinsurer is subject to all investment performance and economic rights and obligations to the FWH assets similar to invested assets held directly by the reinsurer. The Company’s FWH balance includes cash and cash equivalents, investments, and derivatives carried at fair value and is credited with premiums, investment income (loss), benefits payable and other expenses deducted as incurred at cost.

iv.	Derivative financial instruments

The Company manages foreign currency exposure and other market risks associated with certain assets and liabilities by using derivative financial instruments such as foreign exchange forwards, bond futures, bond forwards and interest rate swaps. Derivative financial instruments are classified as held for trading which are measured as FVTPL investments. Derivative financial instruments are recorded at fair value on acquisition date and subsequently revalued at fair value at each reporting date. Derivative financial instruments with positive values are recorded as derivative assets and negative fair values are reported as derivative liabilities. Changes in fair value of derivatives are recorded in Net investment income, in the Consolidated Statement of Operations.

v.	Assets Pledged as Collateral

The Company receives and pledges collateral in respect of certain derivative contracts, in order to meet its contractual obligations. The amount of collateral required is determined by the valuation of each contract on a mark-to-market basis and the type of collateral to be deposited is specified within the agreement with each counterparty.

Collateral pledged continues to be recognized in the Consolidated Statement of Financial Position as the Company retains all rights related to these assets.

Collateral received is not recognized in the Consolidated Statement of Financial Position unless the Company acquires the rights relating to the economic risks and rewards related to these assets.

vi.	Collateralized Financing Transactions

Securities sold under agreements to repurchase (“repurchase agreements”) are collateralized financing transactions. A repurchase agreement provides the lender of securities the right to receive from the counterparty sufficient cash to purchase the same securities at the maturity of the agreement. These transactions are measured at cost plus accrued interest.

The Company recognizes an asset in the Consolidated Statement of Financial Position, representing the cash received, and a liability for the same amount, representing the obligation to repurchase the loaned bonds. Repurchase agreements with the same counterparty are presented net in the Consolidated Statement of Financial Position.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

vii.	Right to Offset

Amounts presented in these consolidated financial statements are presented on a net basis when there exists both a legally enforceable right to offset the recognized amounts and an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

viii.	Impairment

At each reporting date, financial assets are tested for impairment. The Company considers an impairment loss if it deems it unlikely that it will be able to recover all amounts due according to the contractual terms of the obligation. Evidence of impairment must be objective. For AFS equity investments, a significant or prolonged decline in the fair value of the security below its cost is considered to be objective evidence of impairment. For all other financial assets, there must be observable data about the loss events, such as, but not limited to, the issuer’s financial difficulty, a bankruptcy, default of payment of principal or interest, or specific adverse conditions affecting an industry or a region.

For financial assets measured at amortized cost, the amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows. The impairment loss is recorded in the Consolidated Statement of Operations.

For financial assets measured at amortized cost, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized, the impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not have been recognized. In respect to AFS equity securities, impairment losses previously recognized in profit or loss are not reversed through profit or loss. Any increases in fair value subsequent to an impairment loss is recognized in other comprehensive income. In respect of AFS debt securities, impairment losses are subsequently reversed through profit or loss if an increase in the fair value of the investment can be objectively related to an event occurring after the recognition of the impairment loss. The reversal cannot exceed the impairment expense amount. The amount of reversal is recorded in the Consolidated Statement of Operations.

At each reporting date, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, non-financial assets that are measured at amortized cost are reviewed for impairment. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use.

ix.	Classification of Financial Instruments

Accrued investment income, reinsurance receivable and other assets have been classified as loans and receivables. Due to related party, reinsurance payable, and accounts payable and accrued liabilities have been classified as other financial liabilities. Loans and receivables and other liabilities are measured at amortized cost. For these items, carrying value approximates fair value due to their short-term nature.

x.	Leases

IFRS 16 Leases (“IFRS 16”) specifies how to recognize, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognize assets and liabilities for all leases.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

If a contract contains a lease, the Company will recognize a right-of-use (“ROU”) asset and a lease liability at the lease commencement date. The ROU asset and lease liability are initially measured as an amount equal to the present value of the remaining lease payments over the lease. The discount rate used is the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

As of December 31, 2020, the Company has one lease. The Company leases an office suite for its own use. As of December 31, 2020, the lease has a remaining term of 4.5 years.

The ROU is depreciated to the earlier of the end of the useful life or lease term using the straight-line method as this reflects the expected pattern of use. At each reporting date, the Company assesses whether there is any indication that the ROU asset may be impaired. If an impairment indicator exists, then the Company will adjust the value of the ROU asset to its recoverable amount and an impairment loss is recognized.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made. It is remeasured when there is a change in future lease payments arising from a change in rates or there is a change in the Company’s estimate of the amount expected to be payable.

xi.	Insurance contract liabilities

Liabilities for insurance contracts are determined using the Canadian Asset Liability Method (“CALM”), in accordance with the standards of the Canadian Institute of Actuaries (“CIA”) and as permitted by IFRS 4 Insurance Contracts (“IFRS 4”).

Contract classifications

Contracts under which the Company accepts significant insurance risk from a policyholder are classified as insurance contracts in accordance with IFRS 4 on the Consolidated Statement of Financial Position. A contract is considered to have significant insurance risk if, and only if, an insured event could cause an insurer to make significant additional payments in any scenario, excluding scenarios that lack commercial substance at the inception of the contract. Contracts under which the Company does not accept significant insurance risk are classified as either investment contracts or considered a service contract and are accounted for in accordance with IAS 39 Financial Instruments: Recognition and Measurement or IFRS 15 Revenue from Contracts with Customers, respectively. Once a contract has been classified as an insurance contract, it remains an insurance contract for the remainder of its term, even if the insurance risk reduces significantly during the year, unless all rights and obligations are extinguished or expire. Investment contracts can be reclassified as insurance contracts if insurance risk subsequently becomes significant.

Measurement

Insurance contract liabilities represent the amount required to provide for future benefits payments and administrative expenses on policies in force with the Company. Insurance contract liabilities are presented gross

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

of reinsurance assets on the Consolidated Statement of Financial Position. The Company’s Appointed Actuary is responsible for determining the amount of insurance contract liabilities in accordance with standards established by the CIA. Insurance contract liabilities have been determined using CALM as permitted by IFRS 4. It is used to determine insurance contract liabilities and incorporates best-estimate assumptions for longevity, future investment yields, administration costs, margins for adverse deviation and inflation. Margins for adverse deviation are necessary to provide for possibilities of misestimation and future deterioration in the best estimate assumptions and provide reasonable assurance that insurance contract liabilities cover a range of possible outcomes. Margins are reviewed periodically for continued appropriateness.

The Company has designated invested assets supporting insurance contract liabilities as FVTPL or as loans and receivables. Since the value of the insurance contract liabilities is determined by reference to the assets supporting those liabilities, changes in the insurance contract liabilities offset a significant portion of the changes in fair value of these FVTPL assets recorded in net income (loss).

xii.	Reinsurance

BAC, in the normal course of business, is also a user of reinsurance in order to limit the potential for losses arising from certain exposures. To the extent that third party reinsurers are unable to meet their obligations, BAC remains liable to its policyholders for the portion reinsured. At each reporting date, the reinsurance asset and reinsurance receivable, if any, are tested for impairment. If there is objective evidence that the reinsurance asset or reinsurance receivable are not recoverable and the impact of the event can be reliably measured, an impairment loss is recognized for the amount by which the carrying amount exceeds the recoverable amount.

BAC has two types of reinsurance arrangements.

Longevity reinsurance

BAC enters into longevity reinsurance transactions with third party reinsurers. As part of the agreements, BAC commits to pay the reinsurers a schedule of fixed payments relating to defined blocks of policyholder benefits. In return, the reinsurers reimburse the actual cost of benefit expenses on those blocks to BAC. Settlement of fixed and actual payments between BAC and the reinsurers are on a net basis. The difference between fixed and actual payments on past service is recognized in the same period as the related claim is incurred within benefits ceded in the Consolidated Statement of Operations. Any unsettled amounts on past service from the reinsurers is recognized as a reinsurance receivable or payable in the Consolidated Statement of Financial Position.

BAC is liable for reinsurance fees for the transactions. The fees are recognized as incurred and are included in ceded premiums in the Consolidated Statement of Operations.

The benefits to which BAC is entitled under its reinsurance transactions are recognized as reinsurance assets in the Consolidated Statement of Financial Position and change in insurance contract liabilities ceded on the Consolidated Statement of Operating Results.

Quota share reinsurance

BAC enters into quota share reinsurance transactions with third-party reinsurers. The agreement covers policyholder benefits for a proportion of business reinsured. The proportion varies for certain discrete blocks of

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

business. At the inception of each quota share reinsurance contract, Premiums ceded and a corresponding decrease in cash or payable is recognized in proportion to the business reinsured by the external reinsurer. BAC recognizes a reinsurance asset on the Consolidated Statement of Financial Position and change in insurance contract liabilities ceded on the Consolidated Statement of Operating Results. The benefits to which BAC is entitled under its reinsurance contracts are recognized as reinsurance assets.

The reinsurer is committed to pay BAC a proportion of actual benefit expenses. The amounts are reported in benefits ceded in the same period as the related benefit expense is incurred. In cases where the benefit payments are due but not fully received from the reinsurer, BAC will recognize a reinsurance receivable. In cases where benefit payments are due, but amounts are received in excess from the reinsurer, BAC will recognize a reinsurance payable.

Under reinsurance contracts with unregistered reinsurers, assets are required to be pledged to BAC in order to secure payment of liabilities under the reinsurance agreement. Unregistered reinsurers are reinsurers which are not regulated by OSFI. The pledged assets are held in Canada by a Canadian financial institution that is not affiliated with the third party reinsurer. BAC maintains a valid and enforceable security interest that has priority over any other security interest in the collateral. In the event of default by the reinsurer, BAC has the right to liquidate or take legal possession of these assets, in a timely manner.

At each reporting date, the reinsurance asset and reinsurance receivable, if any, are tested for impairment. If there is objective evidence that the reinsurance asset or reinsurance receivable are not recoverable and the impact of the event can be reliably measured, an impairment loss is recognized for the amount by which the carrying amount exceeds recoverable amount.

xiii.	Premiums

Gross premiums are recognized as revenue when due and collection is reasonably assured. When premiums are recognized, insurance contract liabilities are computed, with the result that benefits and expenses are matched with such revenue. Premiums ceded are recognized when due and in accordance with the terms of the contractual agreement between the Company and reinsurer. Premium refunds, if any, are recognized on an accrual basis.

xiv.	Benefits paid

Gross benefits and benefits ceded are recorded in the Consolidated Statement of Operations when they are due and incurred.

xv.	Net investment income

Interest income is calculated using the effective interest method.

Dividend income is recognized when the right to receive payments is established.

Realized gains (losses) on investments represent the difference between net sale proceeds and the purchase price.

Unrealized gains (losses) on FVTPL investments measure the difference between the fair value of investments at the end of each reporting date and their purchase price. The net movement reflects both unrealized gains and losses recognized during the year adjusted for any prior period unrealized gains and losses which have been realized in the current accounting period.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

xvi.	Income taxes

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to taxation authorities within a year. The tax rates and tax laws used to compute the amounts are those that are enacted or substantively enacted at the end of each year.

Deferred income tax assets are recognized to the extent that it is probable that taxable profits will be available against which the unused tax losses or unused tax credits can be utilized by the Company. To the extent that it is not probable that taxable profit will be available against which the unused tax losses or unused tax credit can be utilized, the deferred tax asset is not recognized.

xvii.	Foreign currencies

The Company’s functional currency is CAD. The Company’s consolidated financial statements are presented in USD as the functional currency of BAM Re is USD. Foreign currency denominated monetary assets and liabilities of the Company are translated using the rate of exchange prevailing at the reporting date and non-monetary assets and liabilities measured at fair value are translated at the rate of exchange prevailing at the date when the fair value was determined. Revenues and expenses are measured at average rates during the period. Gains or losses on translation of these items are included in net income.

For purposes of presenting the consolidated financial statements, assets and liabilities of the Company are translated using the exchange rate prevailing at the reporting date. Revenue and expenses are measured at transactional or average rates during the period. Gains or losses on translation of these items are included in other comprehensive income.

xviii.	Future accounting policy changes

IFRS 17 Insurance Contracts

In May 2017, the IASB issued IFRS 17 Insurance Contracts (“IFRS 17”) which will replace IFRS 4 and will be applied retrospectively. In June 2020, the IASB proposed an amendment to IFRS 17 providing a one-year deferral on the effective date of the standard to January 1, 2023. In addition, the IASB extended the exemption for insurers to apply IFRS 9 Financial Instruments (“IFRS 9”), so that both IFRS 9 and IFRS 17 will have the same effective date. OSFI expects life insurers to adopt IFRS 9 and IFRS 17 simultaneously for periods beginning on or after January 1, 2023.

IFRS 17 sets out the requirements for the recognition, measurement, presentation and disclosures of insurance contracts a company issues and reinsurance contracts it holds.

The future profit for providing insurance coverage is recognized in profit or loss over time as the insurance coverage is provided.

IFRS 17 will affect how the Company accounts for its insurance contracts and how it reports financial performance in the Consolidated Statement of Operations. The Company continues to assess the impact for IFRS 17, which is expected to be significant on the timing of earnings recognition, as well as presentation and disclosure, for its insurance contracts.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

IFRS 9 Financial Instruments

In July 2014, the IASB published the complete version of IFRS 9, which is effective for annual periods beginning on or after January 1, 2018, with retrospective application and replaces IAS 39. IFRS 9 provides changes to the classification and measurement of financial assets and liabilities, an expected credit loss model that replaces the existing incurred loss impairment model and new hedge accounting guidance.

The Company has deferred the implementation of IFRS 9 until IFRS 17 is adopted on January 1, 2023 on the basis that the Company’s activities are predominantly connected with insurance, with insurance contract liabilities making up over 99% of the Company’s Total liabilities.

The disclosure for the measurement and classification of the Company’s investments provides most of the information required by IFRS 9.The Company is currently assessing the impact of implementing IFRS 9 on its consolidated financial statements.

NOTE 3. REINSURANCE RECEIVABLE / PAYABLE

In 2020 and 2019, reinsurance receivable and payable relate to amounts recoverable from or payable to third-party reinsurers. All amounts are expected to be settled within a year.

NOTE 4. OTHER ASSETS

AS AT DEC. 31 US$ THOUSANDS	2020	2019
Accounts receivable	$979	$48
Prepaid expenses	2,867	2,329

	$3,846	$2,377

Accounts receivable relate to amounts recoverable from third parties. All amounts are expected to be recovered within one year. These financial instruments are short-term in nature and their fair values approximate carrying values. Prepaid expenses relates to benefit payments made to policyholders in advance.

NOTE 5. FINANCIAL INSTRUMENTS

a.	Designation

Assets supporting insurance contract liabilities are designated as FVTPL or amortized cost. Assets supporting capital and surplus are classified as AFS. Assets with fixed or determinable payments not quoted in an active market are classified as amortized cost. Derivatives are classified as held for trading and are measured as FVTPL.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

b.	Summary of cash and cash equivalents, investments and derivative assets and liabilities

The summary of financial assets and financial liabilities is as follows:

AS AT DEC. 31 US$ THOUSANDS	2020
	FVTPL	AFS	Amortized Cost	Total
Cash and cash equivalents
Cash	$14,108	$2,388	$—	$16,496
Cash equivalents	15,903	3,062	—	18,965

Total cash and cash equivalents	30,011	5,450	—	$35,461

Foreign exchange forwards	4,723	—	—	4,723
Currency swaps	1	—	—	1
Interest rate swaps	34	—	—	34
Bond futures	2,441	—	—	2,441

Total derivative assets	7,199	—	—	$7,199

Bond
Government	372,026	29,023	—	401,049
Corporate and other	730,971	36,139	21,159	788,269

Total debt securities	1,102,997	65,162	21,159	1,189,318
Total preferred shares	—	3,019	—	3,019
Total mortgages	—	—	128	128

Total investments	1,102,997	68,181	21,287	1,192,465

Funds withheld liabilities	(12,379)	—	—	(12,379)

Bond futures	(122)	—	—	(122)

Total derivative liabilities	(122)	—	—	(122)

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The Company has assessed and determined that the fair value of loans and receivables approximates their carrying values.

AS AT DEC. 31 US$ THOUSANDS	2019
	FVTPL	AFS	Amortized Cost	Total
Cash and cash equivalents
Cash	$5,963	$1,810	$—	$7,773
Cash equivalents	4,896	692	—	5,588

Total cash and cash equivalents	10,859	2,502	—	13,361

Foreign exchange forwards	2,344	—	—	2,344

Total derivative assets	2,344	—	—	2,344

Bond
Government	175,562	25,005	—	200,567
Corporate and other	447,168	29,132	21,309	497,609

Total debt securities	622,730	54,137	21,309	698,176
Total preferred shares	—	2,872	—	2,872
Total mortgages	—	—	490	490

Total investments	622,730	57,009	21,799	701,538

Bond futures	(661)	—	—	(661)

Total derivative liabilities	(661)	—	—	(661)

The Company has assessed and determined that the fair value of loans and receivables approximates their carrying values.

c.	Fair value hierarchy

Investments measured at fair value are classified in accordance with a valuation hierarchy that reflects the significance of the inputs used in determining their fair value, as per IFRS 13 Fair Value Measurement. Under Level 1 of this hierarchy, fair value is derived from unadjusted quoted prices in active markets for identical investments. Under Level 2, fair value is derived from market inputs that are directly or indirectly observable other than unadjusted quoted prices for identical investments. Under Level 3, fair value is derived from inputs that are not based on observable market data.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The following sets out the financial assets and financial liabilities classified in accordance with the above-mentioned fair value hierarchy. Also included are financial assets and financial liabilities that are measured at amortized cost.

AS AT DEC. 31 US$ THOUSANDS	2020
	Level 1	Level 2	Total
Financial Assets
Fair value through profit or loss
Cash	$14,108	$—	$14,108
Cash equivalents	15,903	—	15,903
Bonds	—	1,102,996	1,102,996
Derivative assets	2,441	4,758	7,199
Available for sale
Cash	2,388	—	2,388
Cash equivalents	3,062	—	3,062
Bonds	—	65,162	65,162
Preferred Shares	3,019	—	3,019

Total financial assets	$40,921	$1,172,916	$1,213,837

Financial Liabilities
Fair value through profit or loss
Funds withheld liabilities	—	(12,379)	$(12,379)
Derivative liabilities	—	(122)	$(122)

Total financial liabilities	$—	$(12,501)	$(12,501)

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

AS AT DEC. 31 US$ THOUSANDS	2019
	Level 1	Level 2	Total
Financial Assets
Fair value through profit or loss
Cash	$5,963	$—	$5,963
Cash equivalents	4,896	—	4,896
Bonds	—	622,730	622,730
Derivative assets	—	2,344	2,344
Available for sale
Cash	1,810	—	1,810
Cash equivalents	692	—	692
Bonds	—	54,137	54,137
Preferred Shares	2,872	—	2,872

Total financial assets	$16,233	$679,211	$695,444

Financial Liabilities
Fair value through profit or loss
Derivative liabilities	$(661)	$—	$(661)

Total financial liabilities	$(661)	$—	$(661)

The following table summarizes the valuation techniques and key inputs used in the fair value measurement of Level 2 financial instruments:

Type of Asset	Valuation Techniques and Key Inputs
Bonds

Valuation model is based on quoted prices of similar traded securities in active markets. For example, interest rates and yield curves observed at commonly quoted intervals, implied volatility, credit spread and market-corroborated inputs.

Derivative assets/Derivative liabilities

Foreign currency forward contracts — discounted cash flow model — forward exchange rates (from observable forward exchange rates at the end of the reporting period); discounted at a credit adjusted rate.

Interest rate contracts — discounted cash flow model — forward interest rates (from observable yield curves) and applicable credit spreads discounted at a credit adjusted rate.

Funds withheld liabilities

Valuation model is based on quoted prices of similar traded securities in active markets. For example, interest rates and yield curves observed at commonly quoted intervals, implied volatility, credit spread and market-corroborated inputs.

Investments measured at amortized cost are individually evaluated for impairment in establishing the allowance for impairment. For the year ended December 31, 2020, the Company recorded an impairment expense of $nil (2019 — $406 thousand).

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

There were no transfers between Level 1 and Level 2 and there were no Level 3 investments during or for the years ended December 31, 2020 and 2019.

d.	Net investment income

Net investment income is comprised of income earned from the following:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Interest income
Cash and cash equivalents	$19	$79	$36
FVTPL investments	28,132	19,464	9,237
AFS investments	1,320	1,365	989

Total interest income	29,471	20,908	10,262

Dividend income
AFS investments	143	148	62

Total dividend income	143	148	62

Realized gains (losses) on investments and derivatives
FVTPL investments	3,019	9,351	(1,418)
Derivatives	109	(85)	(1,005)
Gain on derecognition of financial assets measured at amortized cost	201	—	53
AFS investments	32	(64)	(163)

Total realized gains (losses) on investments and derivatives	3,361	9,202	(2,533)

Unrealized gains (losses) on investments and derivatives
FVTPL investments	45,813	26,021	(7,210)
Derivatives	5,503	1,012	425

Total unrealized gains (losses) on investments and derivatives	51,316	27,033	(6,785)

Impairment expense	—	(406)	—
Investment manager fees	(576)	(321)	(265)

Total investment income	83,715	56,564	741
Investment upfront fees	203	533	—

Net investment income	$83,918	$57,097	$741

On November 19, 2018, the Company derecognized $4,089.0 thousand of financial assets as the rights to receive cash flows and risks and rewards of ownership have been transferred. The proceeds were $4,141.0 thousand, resulting in a gain of $53.0 thousand.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

e.	Net investment results from funds withheld

Net investment results from FWH assets are attributable to the reinsurer and not included in the Company’s net income for the year. Investment results from FWH assets are credited to the FWH liabilities on the Company’s Consolidated Statement of Operations and is comprised of the following:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Interest income
FVTPL investments	(19)	—	—

Total interest income attributable to FWH	(19)	—	—

Realized gains (losses) on investments
FVTPL investments	(64)	—	—

Total realized gains (losses) on investments attributable to FWH	(64)	—	—

Net gains on FVTPL derivatives attributed to FWH	(34)	—	—

Total other investment income attributed to FWH	(34)	—	—

Net investment results from FWH	$(117)	$—	$—

f.	Derivative financial instruments

The Company manages foreign currency exposure and other market risks associated with certain assets and liabilities by using derivative financial instruments such as foreign exchange forwards, bond futures, bond forwards and interest rate swaps. Derivative financial instruments are financial contracts whose value is derived from underlying interest rates, exchange rates or other financial instruments.

Foreign exchange forwards are over-the-counter (OTC) contractual agreements negotiated between counterparties. Futures contracts are traded on an organized market and are contractual obligations to buy or to sell a financial instrument at a predetermined future time at a given price.

The notional principal represents the amount to which a rate or price is applied to determine the cash flows to be exchanged periodically and does not represent credit exposure. Maximum credit risk is the estimated cost of replacing derivative financial instruments which have a positive value, should the counterparty default. As at December 31, 2020, the derivative counterparty credit risk was $7.2 million (2019 — $2.3 million) and the counterparties credit rating was A+ or higher (2019 — A+ or higher).

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

Notional principal and the fair value of derivatives are presented in the table below.

AS AT DEC. 31 US$ THOUSANDS	2020
	Notional principal	Fair value assets	Fair value liabilities	Collateral pledged
Exchange traded
Bond futures	$192,099	$2,441	$—	$12,639
Over-the-counter
Foreign exchange forwards	235,070	4,723	(122)	—
Bond forwards	401	1	—	—
Interest rate swaps	6,973	34	—	—

Total	$434,543	$7,199	$(122)	$12,639

AS AT DEC. 31 US$ THOUSANDS	2019
	Notional principal	Fair value assets	Fair value liabilities	Collateral pledged
Exchange traded
Bond futures	$154,441	$—	$(661)	$5,010
Over-the-counter
Foreign exchange forwards	125,093	2,344	—	—

Total	$279,534	$2,344	$(661)	$5,010

The Company monitors the fair values of bond futures and forwards on a daily basis, with additional cash collateral obtained or refunded as necessary.

Bond futures, bond forwards and foreign exchange forward contracts mature in less than two years. Interest rate swaps mature in two years and settle on a semi-annual basis. Derivatives are measured at FVTPL and are reported on the Consolidated Statement of Financial Position as Derivative assets or Derivative liabilities. The fair value of exchange-traded futures contracts is determined based on Level 1 inputs. OTC foreign currency forwards and interest rate swaps are valued on the contract notional amounts, which is the difference between contract and market rates. These inputs are derived from observable market data and as such are classified as Level 2 instruments.

As at December 31, 2020, the Company has pledged $13 million of financial assets as collateral under the terms of the derivative contracts (2019 — $5.0 million).

For an analysis of the Company’s risks arising from financial instruments and the policies and procedures to manage these risks refer to Note 10 Risk Management.

g.	Securities Sold under Agreements to Repurchase

Securities sold under agreements to repurchase are accounted for as collateralized financing transactions and are recorded at contract price. Under these agreements, the Company may sell securities from its portfolio for periods of time. In exchange, the Company obtains possession of cash from the financial institution with market

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

values equal to the principal amount sold under these agreements. As at December 31, 2020, the Company did not have amounts outstanding under repurchase agreements (2019 — $nil). For the year ended December 31, 2020, interest expense paid related to the use of the repurchase agreements was $45 thousand (2019 — $153 thousand, 2018 — $66 thousand).

The cash received by the Company is equal to the market value of the securities sold on the trade date. As at December 31, 2020 and 2019, all of the Company’s repurchase agreements mature within two years.

h.	Summary of Investments

The following table summarizes the Company’s investments in financial assets:

AS AT DEC. 31 US$ THOUSANDS	2020		2019
	Carrying Amount	Percent	Carrying Amount	Percent
Corporate Bonds
Corporate securities	$764,482	64%	$468,646	67%
Asset backed securities	23,787	2%	28,963	4%

	788,269	66%	497,609	71%
Government Bonds
United States government	24,510	2%	16,818	2%
Canada government	35,395	3%	18,834	3%
Canada provincials	341,144	28%	164,915	23%

	401,049	33%	200,567	28%
Derivatives
Foreign exchange forwards	4,723	<1%	2,344	<1%
Bond futures	2,441	<1%	—	<1%
Other derivatives	35	<1%	—	<1%

	7,199	1%	2,344	1%

Preferred shares
Canada corporate	3,019	<1%	2,872	<1%
Mortgages	128	<1%	490	<1%

Total	$1,199,664	100%	$703,882	100%

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

NOTE 6. PROPERTY AND EQUIPMENT AND ROU ASSET

The Company’s property and equipment and ROU asset consist of the following:

	Computers and office equipment	Furniture and fixtures	Leasehold improvements	Software	ROU Asset	Total
Cost
As at December 31, 2018	41	82	109	140	476	848
Additions	2	—	26	7	—	35

As at December 31, 2019	$43	$82	$135	$147	$476	$883
Additions, net of disposals	(1)	87	255	65	822	1,228
Foreign currency translations .	2	9	19	6	66	102

As at December 31, 2020	$44	$178	$409	$218	$1,364	$2,213

Accumulated depreciation
As at December 31, 2018	24	54	55	65	166	364
Charges for the year	6	11	22	45	119	203

As at December 31, 2019	$30	$65	$77	$110	$285	$567
Depreciation, net of disposals	8	3	(16)	(57)	(53)	(115)
Foreign currency translations .	1	2	—	—	(41)	(38)

As at December 31, 2020	$39	$70	$61	$53	$191	$414

Carrying amount
December 31, 2020	$5	$108	$348	$165	$1,173	$1,799
December 31, 2019	13	17	58	37	191	316

NOTE 7. RELATED PARTY TRANSACTIONS

On March 10, 2020, the Company entered into a lease arrangement with Brookfield Properties (Canada) Inc. (“BPO”), a related party of BAM. The lease arrangement was conducted in the normal course of operations and on market terms. The amount paid to BPO for the leased office facilities and building maintenance for 2020 totaled $230 thousand (2019 — $Nil).

In May 2020, a loan to Cardone Industries, Inc. was extinguished and replaced with warrants of Cardone Partners, LP. Subsequently, the Company entered into a sale transaction with Brookfield Private Equity Direct Investments Holdings LP (“BPEDIH”) relating to its warrants in Cardone Partners, LP. The amount paid by BPEDIH to the Company was $5,965 thousand resulting in a gain of $195 thousand. As at December 31, 2020, all amounts were collected. There were no transactions in 2019 with BPEDIH.

The Company entered into outsourcing arrangements with BAM related to information technology, investment fund management, building maintenance, and internal audit services. The amount paid to BAM for these services for the year ended December 31, 2020 totaled $411 thousand (2019 — $355 thousand, 2018 — $315 thousand). Amounts due to BAM related to outsourcing arrangements at December 31, 2020 totaled $nil (2019 — $28 thousand).

The Company entered into derivative arrangements related to foreign exchange forwards and interest rate swaps with third party financial institutions through BAM. Amounts outstanding related to unsettled derivative

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

arrangements at December 31, 2020 totaled $7.2 million (2019 — $2.1 million). The amounts were repaid in full on settlement.

Lastly, the Company has a C$50 million revolving demand credit facility with BAM that matures at the earlier of when repayment is demanded or maturity. The facility is renewed annually for the period of one year. The facility’s current maturity is December 2021. The facility is unsecured and bears interest at a money market rate plus a margin. As at December 31, 2020, there were no amounts owing under the facility (2019 — $nil). Interest expense paid in 2020 relating to the use of the credit facility with BAM was $nil (2019 — $nil, 2018 — $31 thousand).

Key management personnel

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly, including any director of the Company.

For the year ended December 31, 2020, short-term employee benefits were paid to key management personnel in the amount of $1.4 million (2019 — $1.3 million, 2018 — $1.3 million).

NOTE 8. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The Company’s accounts payable and accrued liabilities consist of the following:

AS AT DEC. 31 US$ THOUSANDS	2020	2019
Premium owing to pension plans	$1,269	$1,873
Accrued liabilities	2,162	655
Lease liabilities	1,246	198
Trade payables	94	778
Other	—	46

Total accounts payable and accrued liabilities	$4,771	$3,550

Details relating to the Company’s lease liabilities balance, which is reported within Accounts payable and accrued liabilities, is as follows:

AS AT DEC. 31 US$ THOUSANDS	2020	2019
Less than one year	$316	$144
One to five years	1,052	204

Total undiscounted lease liabilities	$1,368	$348

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

Interest expense on lease obligations for the year ended December 31, 2020 was $50 thousand (2019 — $10 thousand, 2018 — $15 thousand). Total cash outflow for leases was $316 thousand (2019 — $144 thousand, 2018 — $137 thousand).

NOTE 9. INSURANCE CONTRACT LIABILITIES

The Company’s insurance contract liabilities are as follows:

AS AT DEC. 31 US$ THOUSANDS	2020	2019
Gross	$1,338,730	$856,364
Reinsurance	(190,070)	(197,164)

Total insurance contract liabilities	$1,148,660	$659,200

Reinsurance assets reflect immediate and deferred annuity payments ceded under the longevity reinsurance and quota share reinsurance arrangements.

a.	Nature and composition

The Company’s insurance liabilities represent contracts that provide immediate annuities for current pensioners and deferred annuities for members who have not reached pensionable age. The Company’s insurance contracts are a mixture of group annuity “buy-in” policies, where the policyholder is the pension fund and group annuity “buy-out” policies, where the policyholder is the administrator. The Company provides group annuity policies across Canada.

b.	Valuation assumptions

The insurance contract liabilities represent the present value of the future annuity payments and expenses measured according to the CALM described in Note 2(d) Summary of significant accounting policies, section xi) Insurance contract liabilities. It incorporates best-estimate assumptions for longevity, future investment yields, administration costs, margins for adverse deviation and inflation. These margins are necessary to provide for possibilities of misestimation and future deterioration in the best estimate assumptions and provide reasonable assurance that insurance contract liabilities cover a range of possible outcomes. Best-estimate assumptions and margins are reviewed periodically for continued appropriateness.

The principal valuation assumptions and the methods for arriving at these valuation assumptions are outlined below.

Longevity

Mortality assumptions are derived by adjusting a base mortality table and applying mortality multipliers that vary by plan based on factors including, but not limited to, gender, age, job description, latest known salary, geography, and pension amount. These characteristics are further analyzed using a supporting database of over 500,000 Canadian pensioner lives. The data comprises of a diverse range of survival patterns reflective of the recent past. Models generated from this data are mapped into curves which can then be applied for analysis on an annuitant basis. Further, the Company monitors views and research published by governments, industry and academia on the factors influencing mortality changes and maintains longevity assumptions that are consistent with emerging trends.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

Mortality improvement assumptions follow the prescribed mortality improvement scales issued by the CIA.

Investment returns

Projected cash flows from the current assets and liabilities are used in CALM to determine insurance contract liabilities. Assumptions are made regarding rates of returns on supporting assets. Projected cash flows from assets used in the actuarial calculations are reduced to provide for potential asset default losses. The calculation for future credit losses on assets is based on the credit quality underlying the asset portfolio.

Other assumptions

The internal costs of maintaining the insurance contract liabilities, the fees paid to third-party administrators engaged to manage payments under the in-force policies, and fees due to reinsurers and investment management expenses, as well as inflation are factored into the calculation of liabilities where applicable.

c.	Net change in insurance contract liabilities

The following table summarizes the movement of insurance contract liabilities from the beginning of the year by its major components:

FOR THE YEAR ENDED DEC. 31, 2020 US$ THOUSANDS	Gross liability	Reinsurance assets	Net
Beginning of year	$856,364	$197,164	$659,200
Changes during the year
New business	413,716	—	413,716
Normal changes	52,673	(8,703)	61,376
Management actions and changes in assumptions	(24,195)	(1,792)	(22,403)

	442,194	(10,495)	452,689
Impact of foreign exchange[1]	40,172	3,401	36,771

Balance at end of year	$1,338,730	$190,070	$1,148,660

FOR THE YEAR ENDED DEC. 31, 2019 US$ THOUSANDS	Gross liability	Reinsurance assets	Net
Beginning of year	$292,369	$—	$292,369
Changes during the year
New business	521,537	—	521,537
Reinsurance entered into in the year	—	198,670	(198,670)
Normal changes	17,583	(9,607)	27,190
Management actions and changes in assumptions	(1,311)	3,970	(5,281)

	537,809	193,033	344,776
Impact of foreign exchange[1]	26,186	4,131	22,055

Balance at end of year	$856,364	$197,164	$659,200

1.	Presentation currency translation reported as a separate component of Other comprehensive income. See Note 2d(xvii) Foreign currencies.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

Under fair value accounting, movement in the fair value of the supporting assets is a major factor in the movement of insurance contract liabilities. Changes in the fair value of assets are largely offset by corresponding changes in the fair value of liabilities. The change in the value of the insurance contract liabilities associated with the change in the value of the supporting assets is included in the normal changes above. In 2020, the main contributors to the increase in net insurance contract liabilities were the impact of new business of $414 million and the impact of normal changes of $61 million. Management actions and changes in assumptions lowered the reserves by $22 million. The decrease was primarily due to modelling enhancements related to the reinvestment assumption and asset cash flows.

In 2019, the main contributors to the increase in net insurance contract liabilities were the impact of new business of $521.5 million partially offset by reinsurance transactions of $198.7 million. Management actions and changes in assumptions lowered the reserves by $5.3 million. The decrease was primarily due to updating the expense assumption to reflect the most recent experience analysis, the execution of longevity swaps offset by a revision to the methodology in setting the interest rate risk assumption.

The Company’s risks arising from insurance contract liabilities are principally interest rate and longevity. The policies and procedures to manage these risks and sensitivity analysis are described in Note 10 Risk Management.

d.	Reinsurance results

For the year ended December 31, 2020, BAC entered into a FWH arrangement with a third-party reinsurer which did not result in after-tax gains on inception. In December 2020, the Company entered into a third-party longevity reinsurance arrangement which resulted in after-tax losses on inception of approximately $1.3 million.

For the year ended December 31, 2019, BAC entered into two longevity reinsurance arrangements which resulted in after-tax gains on inception of approximately $4 million. In 2019, BAC also entered into a quota share reinsurance arrangement which resulted in no after-tax gains on inception recognized by BAC on the ceded portion to the reinsurer.

In 2020, the Company’s total fixed and actual payments under longevity reinsurance transactions are $13.8 million and $22.7 million (2019 — $10.0 million and $15.2 million). The difference between fixed and actual payments on past service is recognized in the same period as the related claim is incurred within benefits ceded in the Consolidated Statement of Operations.

Amounts payable relating to reinsurance fees in respect of longevity reinsurance contracts are included in premiums ceded in the Consolidated Statement of Operations:

FOR THE YEAR ENDED	2020	2019
Amounts payable in respect of reinsurance fees	$481	$329

NOTE 10. RISK MANAGEMENT

The management of risk is central to the success of the business. The Company seeks to create and protect enterprise value by enabling risk-informed decision making and by balancing risk and return in business processes.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The Board has overall responsibility for the management of risk and is supported through formal committees of the Board including the Risk Committee.

The Company manages risk by applying the principles and guidelines outlined in the enterprise risk management policy (the “ERM Policy”). The ERM Policy establishes the overall risk management framework that includes the following:

•

Risk inventory — identifies and defines the risks arising from the Company’s business strategy and operations using a consistent language that enables an enterprise-wide approach to measurement, reporting and disclosure of risk;

•

Risk appetite — determines the nature and amount of risk the Company is prepared to take, the adherence to which is measured and reported through an extensive set of Board-approved risk appetite tolerances;

•	Risk governance — establishes clear ownership and accountability for risk management oversight and a risk-aware culture across the Company; and

•	Risk management process — codifies a consistent approach to the identification, assessment, measurement, control, monitoring and reporting of risks faced by the Company.

As part of the risk governance framework, the Company operates a three lines of defense model. Under this model, the accountabilities of each line of defense are:

•

First line — business management: day to day responsibility for managing and identifying risks, ensuring activities are within risk appetite and established policies, and designing and implementing effective internal controls;

•

Second line — risk management function: establish enterprise governance, risk and control strategies and policies; provide oversight and independent effective challenge to the first line, as well as training, tools and advice; and

•	Third line — internal audit: independently verify the adequacy and effectiveness of the first and second lines of defense, and that the enterprise risk management framework is operating effectively.

An Own Risk and Solvency Assessment (“ORSA”) is undertaken at least annually. The ORSA involves a comprehensive assessment of the Company’s risks, capital needs and solvency position, as well as solvency forecasting across a range of scenarios including plausible stresses that could jeopardize the Company’s business plans. The Company also evaluates its exposure to sustained adverse scenarios through other stress testing techniques such as Dynamic Capital Adequacy Testing (the “DCAT”). Effective 2020, the Company adopted the Financial Condition Testing (“FCT”). FCT is a modernization of the DCAT with the objective of providing a more robust approach to satisfying reporting requirements on expected future financial condition as well as for allowing for better alignment with ORSA.

The Company has established recurring routines for monitoring and reporting on risks. Risk management reports are provided to the Management Oversight Committee (“MOC”) on a monthly basis and to the Board and Risk Committee on a quarterly basis. The reports include risk exposures measured against Board-approved risk appetite tolerances, and where relevant, management actions are identified to ensure risk mitigation and controls are effective.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The principal risk factors that affect the Company’s operating results and financial condition include financial risks such as market risk, credit risk and liquidity risk, insurance risk and other risks such as regulatory risk.

The following sections describe the primary financial risks and associated risk management strategies in place that affect the Company’s operating results and financial condition.

a. Market risk

The Company’s most significant market risks are interest rate risk and foreign exchange risk.

i.	Interest rate risk

The Company manages interest rate risk through an asset liability management (“ALM”) framework whereby the effective and key rate durations of the investment portfolio are closely matched to that of the insurance contract liabilities. Within the context of the ALM framework, the Company uses derivatives including interest rate swaps and bond futures to reduce market risk. For the annuity business, where the timing and amount of the benefit payment obligations can be readily determined, the matching of asset and liability cash flows is effectively controlled through this comprehensive duration management process.

The Investment Policy outlines the duration constraints that have been approved by the Board. In operationalizing these constraints, considerably more confining duration-based targets have been established that are closely monitored and reported to the MOC on a monthly basis and to the Board and Risk Committees on a quarterly basis.

The following table shows the sensitivity to changes in interest rates:

AS AT DEC . 31 US$ THOUSANDS	2020		2019
	50 bps increase	50 bps decrease	50 bps increase	50 bps decrease
Movement in liabilities	$62,847	$(62,604)	$33,434	$(33,247)
Movement in assets	(62,240)	62,240	(35,897)	35,897
Tax effect	(161)	96	653	(702)

Impact on comprehensive income	$446	$(268)	$(1,810)	$1,948

The Investment Policy is reviewed at least annually and approved by the Board.

ii.	Foreign exchange risk

The Company’s obligations under its insurance contracts are denominated in CAD but a portion of the assets supporting these liabilities are denominated in non-Canadian dollars (“non-CAD”). The percentage of assets denominated in non-CAD as at December 31, 2020 and 2019 is 25% and 17%, respectively.

The Company manages foreign exchange risk using foreign exchange forwards. The Investment Policy sets out the foreign currency exposure limits and types of derivatives permitted for hedging purposes.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

As at December 31, 2020, a 10% fluctuation in CAD against non-CAD currencies would have an impact of approximately $188 thousand on net income and $nil on OCI (2019 — $37 thousand on net income and $nil on OCI, 2018 — $2 thousand on net income, $nil on OCI).

b. Credit risk

Credit risk is the risk of loss from amounts owed by counterparties and arises any time funds are extended, committed, owed or invested through actual or implied contractual arrangements including reinsurance. The Company is primarily exposed to credit risk through its investments in debt securities.

The Company manages exposure to credit risk by establishing concentration limits by counterparty, credit rating and asset class. To further minimize credit risk, the financial condition of the counterparties is monitored on a regular basis. These requirements are outlined in the Investment Policy.

i.	Asset quality

The following table summarizes the external credit ratings for cash and cash equivalents and investments:

AS AT DEC. 31 US$ THOUSANDS	2020		2019
Cash and cash equivalents	$35,461	3%	$13,361	2%

Bonds
AAA	407,608	33%	43,442	6%
AA	11,487	1%	155,634	22%
A	121,486	10%	132,004	18%
BBB	617,060	50%	335,816	47%
BB	9,574	1%	8,719	1%
B	967	<1%	1,252	<1%
Unrated	21,136	2%	21,309	3%

	1,189,318	97%	698,176	97%
Preferred shares
P2	3,019	<1%	2,872	1%
Mortgages
Guaranteed by Canada Mortgage and Housing Corporation (“CMHC”)	128	<1%	490	<1%

Total cash and cash equivalents and investments	$1,227,926	100%	$714,899	100%

The Company’s overall target credit quality for the portfolio is a credit rating of A minus. As at December 31, 2020 and 2019, the Company met this requirement.

ii.	Concentration

Concentrations of credit risk arise from exposures to a single issuer or a group of related issuers or groups of issuers that have similar risk characteristics.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

Bonds

The following table provides the fair value of investments by groups of issuers of bonds:

AS AT DEC. 31 US$ THOUSANDS	2020		2019
Government bond holdings	$401,049	34%	$200,567	29%
Corporate and other bond holdings	788,269	66%	497,609	71%

Total bond holdings	$1,189,318	100%	$698,176	100%

The following table discloses the Company’s top 5 holdings of issuers (excluding governments), as well as exposure to the largest single issuer of corporate bonds.

AS AT DEC. 31	Unit		2020	2019
Exposure to the top 5 largest issuers of corporate bonds	US$	(000’s)	90,123	67,998
% of total cash and cash equivalents and investments		%	7	10
Exposure to the largest single issuer of corporate bonds	US$	(000’s)	18,173	13,889
% of total cash and cash equivalents and investments		%	2	2

Preferred shares

The Company’s holdings of preferred shares are all issued by Canadian companies, with 100% (2019 — 100%) of these investments rated as P-2.

Mortgages

All mortgages are guaranteed by CMHC (2019 — 100%).

iii.	Derivative counterparties

Credit risk also arises in respect of derivative contracts to the extent that there is the potential for the counterparties to default on their obligations. To manage this risk, derivative transactions are limited to an approved list of counterparties and in some cases are fully collateralized with highly rated instruments. The derivative counterparty risk as of December 31, 2020 and 2019 was $7.2 million and $2.3 million, respectively. As at December 31, 2020 and 2019, these counterparties have a credit rating of A+ or higher.

iv.	Reinsurance counterparties

The Company has reinsurance contracts with third-party registered reinsurers and one third-party unregistered reinsurer with a total exposure of $190.1 million at December 31, 2020 (2019 — $197.2 million). To manage counterparty risk, reinsurance transactions are limited to an approved list of reinsurers with concentration limits to any single reinsurer.

Under the reinsurance contracts with third-party unregistered reinsurers, highly rated assets are required to be pledged to the Company to fully support the ceded liabilities. The Company maintains a valid and enforceable security interest that has priority over any other security interest in the collateral. In the event of default by the reinsurer, the Company has the right to liquidate or take legal possession of these assets, in a timely manner.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

As at December 31, 2020, the credit ratings of the reinsurers are A+.

v.	Impaired Assets

The Company reviews all reinsurance assets at each reporting date and determined that there is no evidence of impairment as at December 31, 2020 and 2019.

c.	Liquidity risk

Liquidity risk is the risk that the Company will not be able to raise the necessary funds, at the appropriate time, to meets its financial liabilities.

Cash outflows primarily consist of benefit payments to policyholders and to a lesser extent, operating expenses and settlement of derivative contracts.

The following table sets out the expected maturity profile of the Company’s financial liabilities:

AS AT DEC. 31 US$ THOUSANDS	2020
	Within 1 year	1 – 5 years	Over 5 years	Total
Insurance contract liabilities	$21,482	$168,772	$1,148,476	$1,338,730
Due to related party	4	—	—	4
Reinsurance payable	410	—	—	410
Derivative liabilities	122	—	—	122
Current tax liability	676	—	—	676
Accounts payable and accrued liabilities	3,793	978	—	4,771
Funds withheld liabilities	12,379	—	—	12,379

Total	$38,866	$169,750	$1,148,476	$1,357,092

AS AT DEC. 31 US$ THOUSANDS	2019
	Within 1 year	1 – 5 years	Over 5 years	Total
Insurance contract liabilities	$17,128	$128,455	$710,781	$856,364
Due to related party	28	—	—	28
Reinsurance payable	480	—	—	480
Derivative liabilities	661	—	—	661
Current tax liability	172	—	—	172
Accounts payable and accrued liabilities	3,550	—	—	3,550

Total	$22,019	$128,455	$710,781	$861,255

To manage liquidity risk, the Company as part of its ALM framework, purchases assets to support the liabilities under its insurance contracts. The effective and key rate duration of these investments are constructed to closely match those of the annuity policy liabilities. The Company has established liquidity risk tolerances and operational targets that are closely monitored. Stress testing is conducted to ensure that there are sufficient liquid assets at all times to meet obligations.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

In addition, the Company has access to a $50 million CAD revolving credit facility with BAM, $118 million repurchase agreement, and $3 million CAD revolving credit facility with highly rated financial institutions. As at December 31, 2020 and December 31, 2019 there were no amounts outstanding under these facilities.

The Management Investment Committee (“MIC”) continuously monitors market, credit and liquidity risk. The MIC meets monthly and reports quarterly to the Investment Committee of the Board.

d.	Insurance risk

Insurance risk is the risk that actual experience related to benefit payments and expenses does not emerge as expected. The Company is primarily exposed to longevity risk.

Longevity risk is the risk that mortality experience occurs at lower rates than that assumed at the time of pricing which exposes the Company to benefit payments that will be paid for longer periods than anticipated.

Longevity assumptions are derived by adjusting a base mortality table and applying mortality multipliers that vary by plan based on factors established at the time of pricing. These factors take into consideration the characteristics of the annuitants including but not limited to gender, age, job description, latest known salary, geography, and pension amount. These characteristics are further analyzed using a supporting database of over 500,000 Canadian pensioner lives. The data is comprised of a diverse range of survival patterns reflective of the recent past. Models generated from this data are mapped into curves which can then be applied for analysis on an annuitant basis. Further, the Company monitors views and research published by governments, industry and academia on the factors influencing mortality changes and maintains longevity assumptions that are consistent with emerging trends.

These inputs and analytics support the Company’s assessment of longevity risk.

To reduce longevity risk, the Company enters into longevity reinsurance transactions with third party reinsurers. Under these contracts, the Company commits to pay the reinsurers a schedule of fixed payments relating to defined blocks of policyholder benefits. In return, the reinsurers reimburse the actual cost of benefit expenses on those blocks to the Company. As at December 31, 2020, the Company has entered into longevity reinsurance contracts and has reinsured approximately 54% of its longevity risk (2019 — 59%, 2018 — No reinsurance transactions).

The following table shows the sensitivity to changes in longevity risk:

AS AT DEC. 31, 2020 US$ THOUSAND	Mortality Rate		Mortality Improvement
	5% Increase	5% Decrease	50% Increase	50% Decrease
(Increase) decrease in insurance contract liabilities	$7,793	$(8,138)	$(10,693)	$10,855
Tax effect	(1,948)	2,035	2,673	(2,714)

Impact on comprehensive income	$5,845	$(6,103)	$(8,020)	$8,141

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

AS AT DEC. 31, 2019 US$ THOUSAND	Mortality Rate		Mortality Improvement
	5% Increase	5% Decrease	50% Increase	50% Decrease
(Increase) decrease in insurance contract liabilities	$4,362	$(4,597)	$(5,580)	$5,652
Tax effect	(1,156)	1,216	1,479	(1,498)

Impact on comprehensive income	$3,206	$(3,381)	$(4,101)	$4,154

AS AT DEC. 31, 2018 US$ THOUSANDS	Mortality Rate		Mortality Improvement
	5% Increase	5% Decrease	50% Increase	50% Decrease
(Increase) decrease in insurance contract liabilities	$3,708	$(4,178)	$(6,134)	$5,284
Tax effect	(983)	1,107	1,626	(1,400)

Impact on comprehensive income	$2,725	$(3,071)	$(4,508)	$3,884

e.	Operational risk

Operational risk is the potential for loss resulting from inadequate or failed internal processes, people and systems, or from external events. The Company’s internal control processes are supported by the maintenance of a risk register and independent internal audit review. The risk of fraud is managed through a number of processes including background checks on staff on hire, annual code of conduct confirmations, anti-bribery training and segregation of duties.

The Company has significant outsourcing arrangements in respect of pension administration and other functions. These arrangements are subject to agreements with formal service levels, operate within agreed authority limits and are subject to regular review by senior management. Material outsourcing arrangements are approved and monitored by the Board.

Disaster recovery and business continuity plans have also been established to manage the Company’s ability to operate under adverse conditions.

f.	Regulatory risk

Regulatory risk stems principally from the risk of changes to the regulatory environment in which the Company operates. To manage this risk, the Company seeks to a have a regular dialogue with regulators to ensure compliance. Furthermore, senior management participates in industry groups and professional bodies to stay apprised of regulatory changes.

NOTE 11. CAPITAL MANAGEMENT

Capital management is the on-going process of determining and maintaining the quantity and quality of capital appropriate to take advantage of the Company’s growth opportunities, to support the risks associated with the business and to optimize shareholder returns while fully complying the regulatory capital requirements.

The Company takes an integrated approach to risk management that involves the Company’s risk appetite and capital requirements. The enterprise risk management framework includes a capital management policy that

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

describes the key processes related to capital management. The capital management policy is reviewed at least annually and approved by the Board. The operating capital levels are determined by the Company’s risk appetite and ORSA. Furthermore, stress techniques that include the FCT are used to evaluate the Company’s capital adequacy under sustained adverse scenarios.

Effective as of January 1, 2018, the Life Insurance Capital Adequacy Test (“LICAT”) replaced the prior Minimum Continuing Capital and Surplus Requirements. The LICAT ratio compares the regulatory capital resources of a company to its Base Solvency Buffer or required capital. The Base Solvency Buffer, defined by OSFI, is the aggregate of all defined capital requirements multiplied by a scalar of 1.05. The total capital resources are provided by the sum of Available Capital, Surplus Allowance and Eligible Deposits. As a Canadian life insurer, BAC is subject to LICAT. With a LICAT ratio of 137%, 164% and 202% as at December 31, 2020, 2019 and 2018, BAC’s LICAT ratio is above OSFI’s Supervisory Target Total Ratio of 100% and minimum Total Ratio of 90%.

The Company’s capital base consists entirely of total equity of $83.0 million and $65.5 million as at December 31, 2020 and 2019.

NOTE 12. SHARE CAPITAL

On December 17, 2020, the Company issued an additional 17,000 common shares to BAM for cash consideration of $13 million (2019 — 5,000 common shares at $4 million). The Company’s shares have no stated par value.

BAH’s authorized share capital comprises an unlimited number of common shares of which a total of 101,314 were issued and outstanding as at December 31, 2020 (2019 — 84,314), all of which were issued by the Company for total cash consideration of $78 million (2019 — $65 million).

Shares issued and outstanding changed as follows:

AS AT DEC. 31	2020		2019
	Number of Shares (000’s)	Value	Number of Shares (000’s)	Value
Outstanding, beginning of year	84	$64,612	78	$59,890
Issued	17	13,364	6	4,722

Outstanding, end of year	101	77,976	84	64,612

There were no preferred share distributions during the period and the Company has no dilutive instruments outstanding. The components of basic earnings per share are summarized in the following table:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss) attributable to shareholders	$1,608	$5,527	$(507)

Weighted average — common shares	85.0	81.6	70.4

Common shares	85.0	81.6	70.4

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

NOTE 13. OPERATING EXPENSES

Operating expenses include the following:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Salaries and benefits expense	$2,694	$2,509	$2,227
Professional services	2,270	1,853	1,216
Software	776	693	587
Sales and capital taxes[1]	(1,347)	435	111
Director fees	151	125	108
Depreciation of property, equipment and ROU assets .	446	217	229
Licenses and fees	89	84	51
Credit rating	63	76	76
Other	463	444	366

Total operating expenses	$5,605	$6,436	$4,971

1.	Due to new information and experience in 2020, the Company recognized the effect of a change in accounting estimate prospectively in profit and loss.

NOTE 14. INCOME TAXES

Reconciliation to statutory income tax rate:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Current tax:
Current tax on profits for the year	$596	$158	$—
Adjustments in respect of prior years	(13)	—	—

Total current tax	583	158	—
Deferred tax:
Origination and reversal of temporary differences	(42)	—	—

Income tax expense	$541	$158	$—

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The Company’s effective income tax rate differs from the statutory income tax rate is as follows:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss) before income taxes	$2,149	$5,685	$(507)
Statutory income tax rate	25%	26.7%	26.7%

Income tax at statutory rates	537	1,518	(135)
Tax effect of:
Non-taxable investment income	(36)	—	—
Non-deductible items	2	43	—
Adjustments relating to prior years	(13)	—	—
Unrecognized (recognized) deferred taxes	(47)	(1,459)	135
Other	98	56	—

Total income tax expense	541	158	—

The tax expense relating to components of other comprehensive income is as follows:
Unrealized gain/(loss) on AFS assets	938	381	(103)
Tax (charge)/credit	(237)	(11)	—

After tax	701	267	(103)

Current tax expense	237	11	—
Deferred tax expense	—	—	—

Total tax expense	237	11	—

The current enacted corporate tax rate as it impacts the Company in 2020 is 25.0% (2019 — 26.7%). Due to new information and experience in 2020, the Company prospectively changed its estimate for sales and capital taxes that had been paid in years prior to 2020, resulting in a refund and a change to the tax rate for 2020. Non-taxable investment income includes dividend income from Canadian corporations. Nondeductible items and adjustments relating to prior years relate to differences in property, equipment, leases and meals & entertainment. Unrecognized (recognized) deferred taxes recorded in 2019 primarily relate to non-capital loss carryforwards. Other includes the effects of change in accounting estimates due to new information and experience in 2020 relating to the effective tax rate, operations in a low tax foreign jurisdiction and foreign exchange translation.

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

The gross movement on the deferred income tax account is as follows:

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019
Beginning Balance, January 1	—	$—
Tax booked to income statement	44	48

Tax booked to OCI	—	1
Ending Balance, December 31	44	49
Derecognition of deferred tax assets	—	(49)

Deferred taxes recognized in the year	44	—

Deferred tax asset
FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019
Property and equipment	$39	$47
Lease liability (net of lease assets)	5	2

Deferred taxes	44	49
Derecognition of deferred tax assets	—	(49)

Deferred taxes recognized in the year	44	—

Deferred tax asset recognized relates to temporary differences.

NOTE 15. FINANCIAL COMMITMENT

As at December 31, 2020, BAC had loan commitment agreements with a third party to the maximum of $14.5 million exclusive of taxes and other operating expenses (2019 — $8.4 million), As at December 31, 2020, $10.0 million was loaned (2019 — $5.4 million). The amount was recognized as an unrated bond.

NOTE 16. SUPPLEMENTARY INSURANCE INFORMATION

The following table presents supplementary information for our insurance operations:

AS AT AND FOR THE YEAR ENDED DEC. 31 US$ THOUSANDS	Insurance contract liabilities	Reinsurance assets	Net investment income on reserve	Benefit expenses	Benefit expenses ceded	Gross premiums	Ceded premiums
Dec. 31, 2020	$1,338,730	$190,070	$82,305	$63,349	$(24,569)	$431,070	$(634)
Dec. 31, 2019	856,364	197,164	55,569	38,645	(13,502)	503,688	(178,579)
Dec. 31, 2018			(236)	13,408	—	160,146	—

CONSOLIDATED FINANCIAL STATEMENTS OF

BROOKFIELD ANNUITY HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and December 31, 2019 and for the years ended

December 31, 2020, 2019 and 2018

NOTE 17. SUBSEQUENT EVENTS

In December 2020, the Company issued 17,000 common shares to BAM for a total value of $13.4 million.

In March 2020, the World Health Organization declared a global pandemic related to COVID-19. To date, there have been restrictions on the conduct of business in many jurisdictions. The longer-term impacts of the global pandemic will depend on future developments which are highly uncertain, constantly evolving and difficult to predict. These impacts may differ in magnitude depending on a number of scenarios, which we continue to monitor and take into consideration in our decision making as we continue to assess medium to long-term impacts on our business.

CONDENSED FINANCIAL STATEMENTS OF BROOKFIELD ANNUITY HOLDINGS INC.

(PARENT COMPANY)

All operating activities of Brookfield Annuity Holdings Inc. (the “Parent Company”) are conducted by its subsidiaries, Brookfield Annuity Company (“BAC”), Brookfield Annuity US Inc. (“BAUS”), North End Re (Bermuda) Ltd. (“NER Ltd.”), and North End Re (Cayman) SPC (“NER SPC”). BAUS is a wholly owned subsidiary of BAC. The Company is a holding company that does not conduct any substantive business operations and does not have any assets other than investments in its subsidiaries. The operating subsidiaries are regulated insurance companies and therefore have restrictions on the ability to pay dividends, loan funds and make other upstream distributions to the Company without prior approval by local regulators.

These condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these condensed financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — CONDENSED STATEMENTS OF FINANCIAL POSITION

AS AT US$ THOUSANDS	Dec. 31, 2020	Dec. 31, 2019
Assets
Investments in subsidiaries	$83,163	$65,456

Total Assets	$83,163	$65,456

Equity
Share capital	$77,976	$64,612
Accumulated surplus (deficit)	1,646	38
Accumulated other comprehensive income (loss)	3,541	806

Total equity	$83,163	$65,456

The accompanying notes to the condensed financial statements are an integral part of these financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — CONDENSED STATEMENTS OF OPERATING RESULTS

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Income (loss) of equity method investments	$1,608	$5,527	$(507)

Net income (loss)	$1,608	$5,527	$(507)

The accompanying notes to the condensed financial statements are an integral part of these financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Net income (loss)	$1,608	$5,527	$(507)
Other comprehensive income (loss)	2,735	3,246	(3,229)

Comprehensive income (loss)	$4,343	$8,773	$(3,736)

The accompanying notes to the condensed financial statements are an integral part of these financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — CONDENSED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	Share Capital	Accumulated Surplus (Deficit)	AOCI	Total
Balance as at Dec. 31, 2019	$64,612	$38	$806	$65,456
Net income (loss)	—	1,608	—	1,608
Other comprehensive income (loss)	—	—	2,735	2,735

Comprehensive income (loss)	—	1,608	2,735	4,343
Equity issuances	13,364	—	—	13,364

Balance as at Dec. 31, 2020	$77,976	$1,646	$3,541	$83,163

Balance as at Dec. 31, 2018	$59,890	$(5,489)	$(2,440)	$51,961
Net income (loss)	—	5,527	—	5,527
Other comprehensive income (loss)	—	—	3,246	3,246

Comprehensive income (loss)	—	5,527	3,246	8,773
Equity issuances	4,722	—	—	4,722

Balance as at Dec. 31, 2019	$64,612	$38	$806	$65,456

Balance as at Jan. 1, 2018	$53,900	$(4,982)	$789	$49,707
Net income (loss)	—	(507)	—	(507)
Other comprehensive income (loss)	—	—	(3,229)	(3,229)

Comprehensive income (loss)	—	(507)	(3,229)	(3,736)
Equity issuances	5,990	—	—	5,990

Balance as at Dec. 31, 2018	$59,890	$(5,489)	$(2,440)	$51,961

The accompanying notes to the condensed financial statements are an integral part of these financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DEC. 31 US$ THOUSANDS	2020	2019	2018
Operating activities
Net income (loss)	$1,608	$5,527	$(507)
Items not affecting cash
Equity in undistributed earnings of subsidiary	(1,608)	(5,527)	507

Net cash from operating activities	—	—	—

Investing activities
Investments in shares of subsidiary	(13,364)	(4,722)	(5,990)

Cash used in investing activities	(13,364)	(4,722)	(5,990)

Financing activities
Issuance of common shares	13,364	4,722	5,990

Cash from financing activities	13,364	4,722	5,990

Cash and cash equivalents
Cash and cash equivalents, beginning of the year	—	—	—
Net increase (decrease) during the year	—	—	—

Cash and cash equivalents, end of the year	$—	$—	$—

The accompanying notes to the condensed financial statements are an integral part of these financial statements.

PARENT COMPANY INFORMATION

BROOKFIELD ANNUITY HOLDINGS INC.

SCHEDULE I — NOTES TO THE CONDENSED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

Brookfield Annuity Holdings Inc (the “Parent Company”) is a holding company that conducts all of its business operations through its subsidiaries. The Parent Company (an Ontario corporation) was incorporated on August 13, 2015.

The Parent Company is domiciled in Canada and wholly owns Brookfield Annuity Company (“BAC”), Brookfield Annuity US Inc. (“BAUS”), North End Re (Bermuda) Ltd. (“NER Ltd.”), and North End Re (Cayman) SPC (“NER SPC”). BAC is a life insurance company incorporated under the Insurance Companies Act of Canada (the “Act”) on August 11, 2016.

BAC received its order to commence business from the Office of the Superintendent of Financial Institutions (“OSFI”) on October 3, 2016 and has obtained its licenses in all provinces of Canada. BAC provides pension de-risking solutions through group annuity policies.

NER Ltd. was incorporated on July 13, 2018 in Bermuda under the Bermuda Companies Act 1981. Under the provisions of Section 14, the status of NER Ltd. is that of an exempted company. NER Ltd. is currently in the process of obtaining a license to conduct commercial long-term life and annuity reinsurance business with third party direct insurers.

NER SPC was incorporated on April 17, 2019 under the laws of the Cayman Islands. NER SPC is approved as a Class B (iii) insurer under the Cayman Islands’ Insurance Act, 2010 (as amended). The Company is licensed to conduct commercial long-term life and annuity reinsurance business with third-party direct insurers.

The Parent Company has accounted for the earnings of its subsidiaries under the equity method in these unconsolidated condensed financial statements.

The Parent Company’s functional currency is CAD. The Company’s consolidated financial statements are presented in USD as the functional currency of BAM Re is USD. Foreign currency denominated monetary assets and liabilities of the Company are translated using the rate of exchange prevailing at the reporting date and non-monetary assets and liabilities measured at fair value are translated at the rate of exchange prevailing at the date when the fair value was determined. Revenues and expenses are measured at average rates during the period. Gains or losses on translation of these items are included in net income.

For purposes of presenting the consolidated financial statements, assets and liabilities of the Company are translated using the exchange rate prevailing at the reporting date. Revenue and expenses are measured at transactional or average rates during the period. Gains or losses on translation of these items are included in other comprehensive income.

No dividends have been received from any of our subsidiaries in the past three years.

NOTE 2. COMMITMENTS AND CONTINGENCIES

The Parent Company has no material commitments or contingencies during the reported periods.

FINANCIAL STATEMENTS OF BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD. AS AT DECEMBER 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Brookfield Asset Management Reinsurance Partners Ltd.

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Brookfield Asset Management Reinsurance Partners Ltd. (the “Company”) as at December 31, 2020, and the related notes (referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 26, 2021

We have served as the Company’s auditor since 2020.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

STATEMENT OF FINANCIAL POSITION

AS AT US$	Note	Dec 31, 2020
Assets
Cash and cash equivalents	3	$1,000

Total Assets		$1,000

Equity
Capital	4	$1,000

Total equity		$1,000

NOTE 1. ORGANIZATION AND DESCRIPTION OF THE COMPANY

Brookfield Asset Management Reinsurance Partners Ltd. (“BAM Re” or the “Company”) is a Bermuda corporation incorporated on December 10, 2020 and governed by, the laws of Bermuda. The Company is a subsidiary of Brookfield Asset Management Inc., which we also refer to as the parent company or BAM. BAM contributed $1,000. Subsequent to BAM contributing the net assets of Brookfield Annuity Holdings Inc. into BAM Re, BAM will distribute the shares of BAM Re on a pro rata basis to BAM’s shareholders and BAM Re will become a stand-alone public company.

The Company’s registered head office is 73 Front Street 5th Floor, Hamilton HM 12, Bermuda.

The financial statements were approved by the Board of Directors of the Company and authorized for issuance on March 26, 2021.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Statement of Compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Separate Statements of Operating Results, Changes in Equity and Cash Flows have not been presented as there have been no activities for the Company since incorporation.

b.	Cash and Cash Equivalents

Cash and cash equivalents include cash on hand of nil and demand deposits with original maturities of three months or less.

c.	Critical Accounting Judgments and Key Sources of Estimation Uncertainty

The preparation of financial statements requires management to make critical judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses that are not readily apparent from other sources, during the reporting period. These estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

NOTE 3. RELATED PARTY TRANSACTION

On December 11, 2020, the Company provided $1,000 to Brookfield International Corporate Finance Ltd. (“BICFL”) in exchange for the issuance by BICFL of a demand note in the amount of $1,000. Amounts outstanding related to demand deposit as at December 31, 2020 totaled $1,000.

NOTE 4. CAPITAL STRUCTURE

As at December 31, 2020, one hundred common shares of par value $1.00 each were issued and outstanding. An additional $900 was contributed to the company as additional paid in capital. The Company is currently authorized to issue 100 common shares.

NOTE 5. SUBSEQUENT EVENT

On March 12, 2021, BAM Re acquired all of the issued and outstanding shares in the capital of North End Re Ltd. (“NER Ltd.”), from its sole shareholder Brookfield Annuity Holdings Inc. for total consideration of $100. At the time of transfer, NER Ltd.’s total share capital consisted of one hundred common shares with par value of $1.00 per share.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

FINANCIAL STATEMENTS AND SCHEDULES YEARS ENDED DECEMBER 31, 2020, 2019 and 2018

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

American Equity Investment Life Holding Company:

Opinion on Internal Control Over Financial Reporting

We have audited American Equity Investment Life Holding Company and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I to V) (collectively, the consolidated financial statements), and our report dated March 1, 2021 expressed an unqualified opinion on those consolidated financial statements.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ KPMG LLP

Des Moines, Iowa

March 1, 2021

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

American Equity Investment Life Holding Company:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of American Equity Investment Life Holding Company and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I to V (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 1, 2020 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of deferred policy acquisition costs and deferred sales inducements and liability for lifetime income benefit riders

As discussed in Notes 1 and 6 to the consolidated financial statements, the Company’s fixed index and fixed rate annuity contract deferred policy acquisition costs (DAC) and deferred sales inducements (DSI) are amortized in proportion to actual and expected gross profits. Actual and expected gross profits include the excess of net investment income earned over the interest credited or the cost of providing index credits to the policyholders, or the “investment spread”; and to a lesser extent, product charges and fees net of expected excess payments for lifetime income benefit riders and certain policy expenses. The liability for lifetime income benefit riders (LIBR) is based on the actual and present value of expected benefit payments to be paid in excess of projected policy values recognizing the excess over the expected lives of the underlying policies based on the actual and present value of expected assessments including investment spreads, product charges, and fees. The DAC, DSI, and liability for LIBR balances were $2.0 billion, $1.3 billion, and $1.9 billion, respectively, at December 31, 2020.

We identified the assessment of the valuation of DAC and DSI and the liability for LIBR as a critical audit matter. Due to significant measurement uncertainty associated with the valuation of DAC and DSI and the liability for LIBR, there was subjective auditor judgment. Additionally, specialized actuarial knowledge and skills, as well as experience in the insurance industry, were required to evaluate certain key assumptions (assumptions) used to calculate estimated future gross profits, assessments, and benefit payments expected to be paid in excess of projected policy values, including:

•	future yields on invested assets

•

future cost of money, which includes the expected policy crediting rates on fixed rate annuities and with respect to fixed index annuities 1) the expected cost of annual call options the Company will purchase in the future to fund index credits beyond the next policy anniversary and 2) the expected policy crediting rates on amounts allocated to the fixed rate strategy

•	future policyholder decrements, including lapse and mortality rates

•	future policyholder behavior related to LIBR utilization.

The following are the primary procedures we performed to address this critical audit matter. With the involvement of actuarial professionals with specialized skills and knowledge, when appropriate, we evaluated the design and tested the operating effectiveness of certain internal controls over the Company’s assumption setting process. This included controls related to the determination of assumptions. In addition, we involved actuarial professionals with specialized skills and knowledge, who assisted in:

•	comparing estimated gross profits and assessments for the current year developed from the application of the Company’s assumptions to actual gross profits and assessments during the current year

•

comparing the assumptions used by the Company to actual and historical invested asset yields, cost of money, and internal and industry policyholder experience, including future policyholder decrements and future policyholder behavior related to LIBR utilization

•	developing an independent estimate of gross profits, assessments, and excess benefits for selected policies based on the assumptions used by the Company and comparing them to the Company’s estimates

•	evaluating period over period trends in the valuation of DAC and DSI and the liability for LIBR in relation to the assumptions used by the Company.

Fair value for embedded derivatives in fixed index annuity contracts

As discussed in Notes 1 and 2 to the consolidated financial statements, the Company has established policies and procedures for determining the fair value of embedded derivatives in fixed index annuity contracts with crediting strategies linked to market indices. As of December 31, 2020, the recorded balance of the embedded derivatives in fixed index annuity contracts, net of coinsurance ceded, was $7.9 billion, which was classified as Level 3 in the fair value hierarchy. The Company estimates the fair value of the embedded derivative component of fixed index annuity policy benefit reserves by projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and discounting the excess of the projected contract value amounts at the applicable risk free interest rates adjusted for nonperformance risk related to those liabilities. The projections of policy contract values are based on the Company’s best estimate assumptions for future policy growth and future policy decrements.

We identified the evaluation of the fair value for embedded derivatives in fixed index annuity contracts as a critical audit matter. Due to significant measurement uncertainty associated with the fair value of embedded derivatives in fixed index annuity contracts, subjective auditor judgment was required. Additionally, specialized actuarial knowledge and skills, as well as experience in the insurance industry, were required to evaluate certain key assumptions (assumptions) used to estimate the fair value, including: 1) the expected cost of annual call options the Company will purchase in the future to fund index credits beyond the next policy anniversary, and 2) future policyholder decrements, including lapse rates.

The following are the primary procedures we performed to address this critical audit matter. With the involvement of actuarial professionals with specialized skills and knowledge, when appropriate, we evaluated the design and tested the operating effectiveness of certain internal controls over the Company’s assumption setting process. This included controls related to the determination of assumptions. In addition, we involved actuarial professionals with specialized skills and knowledge, who assisted in:

•	comparing the assumptions used by the Company to actual and historical cost of annual call options and internal and industry policyholder experience, including future policyholder decrements; and

•

developing an independent estimate of the fair value of the embedded derivatives for selected policies based on the assumptions used by the Company and comparing the estimate to the Company’s estimate.

/s/ KPMG LLP

We have served as the Company’s auditor since 2005.

Des Moines, Iowa

March 1, 2021

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Investments:
Fixed maturity securities, available for sale, at fair value (amortized cost of $42,304,736 as of 2020 and $48,238,946 as of 2019; allowance for credit losses of $64,771 as of 2020)	$47,538,893	$51,580,490
Mortgage loans on real estate (net of allowance for credit losses of $31,029 as of 2020 and $9,179 as of 2019)	4,165,489	3,448,793
Derivative instruments	1,310,954	1,355,989
Other investments	590,078	492,301

Total investments	53,605,414	56,877,573

Cash and cash equivalents	9,095,522	2,293,392
Coinsurance deposits (net of allowance for credit losses of $1,888 as of 2020 and $0 as of 2019)	4,844,927	5,115,013
Accrued investment income	398,082	472,826
Deferred policy acquisition costs	2,045,812	2,923,454
Deferred sales inducements	1,328,857	1,966,723
Income taxes recoverable	862	—
Other assets	70,198	47,571

Total assets	$71,389,674	$69,696,552

Liabilities and Stockholders’ Equity
Liabilities:
Policy benefit reserves	$61,768,246	$61,893,945
Other policy funds and contract claims	240,904	256,105
Notes payable	495,668	495,116
Subordinated debentures	78,112	157,265
Deferred income taxes	564,003	177,897
Income taxes payable	—	429
Other liabilities	1,668,025	2,145,676

Total liabilities	64,814,958	65,126,433

Stockholders’ equity:
Preferred stock, Series A; par value $1 per share; $400,000 aggregate liquidation preference; 20,000 shares authorized; issued and outstanding:
2020 - 16,000 shares;	16	16
2019 - 16,000 shares
Preferred stock, Series B; par value $1 per share; $300,000 aggregate liquidation preference; 12,000 shares authorized; issued and outstanding:
2020 - 12,000 shares;	12	—
2019 - no shares
Common stock; par value $1 per share; 200,000,000 shares authorized; issued and outstanding:
2020 - 95,720,622 shares (excluding 6,516,525 treasury shares);	95,721	91,107
2019 - 91,107,555 shares (excluding 1,344,193 treasury shares)
Additional paid-in capital	1,681,127	1,212,311
Accumulated other comprehensive income	2,429,285	1,497,921
Retained earnings	2,368,555	1,768,764

Total stockholders’ equity	6,574,716	4,570,119

Total liabilities and stockholders’ equity	$71,389,674	$69,696,552

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Premiums and other considerations	$39,382	$23,534	$26,480
Annuity product charges	251,227	240,035	224,488
Net investment income	2,182,078	2,307,635	2,147,812
Change in fair value of derivatives	34,666	906,906	(777,848)
Net realized gains (losses) on investments	(80,680)	6,962	(37,178)
Other than temporary impairment (OTTI) losses on investments:
Total OTTI losses	—	(18,511)	(35,005)
Portion of OTTI losses recognized from other comprehensive income	—	(215)	(1,651)

Net OTTI losses recognized in operations	—	(18,726)	(36,656)
Loss on extinguishment of debt	(2,024)	(2,001)	—

Total revenues	2,424,649	3,464,345	1,547,098

Benefits and expenses:
Insurance policy benefits and change in future policy benefits	49,742	35,418	39,530
Interest sensitive and index product benefits	1,543,270	1,287,576	1,610,835
Amortization of deferred sales inducements	438,164	88,585	222,201
Change in fair value of embedded derivatives	(1,286,787)	1,454,042	(1,389,491)
Interest expense on notes payable	25,552	25,525	25,498
Interest expense on subordinated debentures	5,557	15,764	15,491
Amortization of deferred policy acquisition costs	649,554	87,717	327,991
Other operating costs and expenses	183,636	154,153	129,301

Total benefits and expenses	1,608,688	3,148,780	981,356

Income before income taxes	815,961	315,565	565,742
Income tax expense	144,501	69,475	107,726

Net income	671,460	246,090	458,016
Less: Preferred stock dividends	33,515	—	—

Net income available to common stockholders	$637,945	$246,090	$458,016

Earnings per common share	$6.93	$2.70	$5.07
Earnings per common share—assuming dilution	$6.90	$2.68	$5.01

Weighted average common shares outstanding (in thousands):
Earnings per common share	92,055	91,139	90,348
Earnings per common share—assuming dilution	92,392	91,782	91,423

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Net income	$671,460	$246,090	$458,016
Other comprehensive income (loss):
Change in net unrealized investment gains/losses (1)	1,162,252	1,954,044	(1,129,213)
Noncredit component of OTTI losses (1)	—	103	775
Reclassification of unrealized investment gains/losses to net income (1)	16,690	8,323	(16,606)

Other comprehensive income (loss) before income tax	1,178,942	1,962,470	(1,145,044)
Income tax effect related to other comprehensive income (loss)	(247,578)	(412,117)	240,459

Other comprehensive income (loss)	931,364	1,550,353	(904,585)

Comprehensive income (loss)	$1,602,824	$1,796,443	$(446,569)

(1)	Net of related adjustments to amortization of deferred sales inducements and deferred policy acquisition costs.

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Dollars in thousands, except per share data)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders’ Equity
Balance at December 31, 2017	$—	$89,331	$791,446	$724,599	$1,244,781	$2,850,157
Net income for the year	—	—	—	—	458,016	458,016
Other comprehensive loss	—	—	—	(904,585)	—	(904,585)
Implementation of accounting standard related to the reclassification of certain tax effects	—	—	—	127,554	(127,554)	—
Share-based compensation	—	—	11,097	—	—	11,097
Issuance of common stock	—	1,038	8,643	—	—	9,681
Dividends on common stock ($0.28 per share)	—	—	—	—	(25,265)	(25,265)

Balance at December 31, 2018	—	90,369	811,186	(52,432)	1,549,978	2,399,101
Net income for the year	—	—	—	—	246,090	246,090
Other comprehensive income	—	—	—	1,550,353	—	1,550,353
Issuance of preferred stock	16	—	388,877	—	—	388,893
Share-based compensation	—	—	11,295	—	—	11,295
Issuance of common stock	—	738	953	—	—	1,691
Dividends on common stock ($0.30 per share)	—	—	—	—	(27,304)	(27,304)

Balance at December 31, 2019	16	91,107	1,212,311	1,497,921	1,768,764	4,570,119
Net income for the year	—	—	—	—	671,460	671,460
Other comprehensive income	—	—	—	931,364	—	931,364
Issuance of preferred stock	12	—	290,248	—	—	290,260
Share-based compensation	—	—	10,215	—	—	10,215
Issuance of common stock	—	10,053	328,008	—	—	338,061
Treasury stock acquired, common	—	(5,439)	(159,655)	—	—	(165,094)
Cumulative effect of change in accounting principle	—	—	—	—	(9,295)	(9,295)
Dividends on preferred stock	—	—	—	—	(33,515)	(33,515)
Dividends on common stock ($0.32 per share)	—	—	—	—	(28,859)	(28,859)

Balance at December 31, 2020	$28	$95,721	$1,681,127	$2,429,285	$2,368,555	$6,574,716

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Operating activities
Net income	$671,460	$246,090	$458,016
Adjustments to reconcile net income to net cash provided by operating activities:
Interest sensitive and index product benefits	1,543,270	1,287,576	1,610,835
Amortization of deferred sales inducements	438,164	88,585	222,201
Annuity product charges	(251,227)	(240,035)	(224,488)
Change in fair value of embedded derivatives	(1,286,787)	1,454,042	(1,389,491)
Change in traditional life and accident and health insurance reserves	8,694	(3,546)	(163)
Policy acquisition costs deferred	(255,154)	(422,516)	(388,222)
Amortization of deferred policy acquisition costs	649,554	87,717	327,991
Provision for depreciation and other amortization	5,199	4,068	3,474
Amortization of discounts and premiums on investments	57,437	25,846	19,204
Loss on extinguishment of debt	2,024	2,001	—
Realized gains/losses on investments	80,680	11,764	73,834
Change in fair value of derivatives	(34,668)	(906,201)	777,575
Distributions from equity method investments	1,968	2,753	1,270
Deferred income taxes	141,071	56,947	(12,563)
Share-based compensation	10,215	11,295	11,097
Change in accrued investment income	74,744	(4,097)	(39,721)
Change in income taxes recoverable/payable	(1,291)	26,966	(60,822)
Change in other assets	(849)	(5,607)	(844)
Change in other policy funds and contract claims	(21,865)	(21,971)	(19,029)
Change in collateral held for derivatives	(72,413)	1,190,656	(1,296,629)
Change in collateral held for securities lending	(495,039)	495,101	—
Change in other liabilities	38,995	(28,607)	(17,318)
Other	804	(7,425)	(13,022)

Net cash provided by operating activities	1,304,986	3,351,402	43,185

Investing activities
Sales, maturities, or repayments of investments:
Fixed maturity securities—available for sale	8,291,316	3,266,821	3,870,415
Mortgage loans on real estate	378,812	294,356	298,100
Derivative instruments	860,520	657,885	1,446,948
Other investments	4,324	472,549	358,372
Acquisitions of investments:
Fixed maturity securities—available for sale	(2,429,114)	(5,509,314)	(6,852,481)
Mortgage loans on real estate	(1,121,756)	(799,037)	(575,367)
Derivative instruments	(730,333)	(823,077)	(864,717)
Other investments	(105,925)	(611,047)	(85,318)
Purchases of property, furniture and equipment	(13,240)	(4,022)	(4,283)

Net cash provided by (used in) investing activities	5,134,604	(3,054,886)	(2,408,331)

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Financing activities
Receipts credited to annuity policyholder account balances	$3,648,936	$4,951,211	$4,381,150
Coinsurance deposits	430,644	91,238	(23,838)
Return of annuity policyholder account balances	(4,040,054)	(3,584,960)	(3,159,700)
Repayment of subordinated debentures	(81,450)	(88,160)	—
Net proceeds from (repayments of) amounts due under repurchase agreements	—	(109,298)	109,298
Proceeds from issuance of common stock	338,061	1,691	9,681
Acquisition of treasury stock	(165,094)	—	—
Proceeds from issuance of preferred stock, net	290,260	388,893	—
Change in checks in excess of cash balance	3,611	29,169	(15,829)
Dividends paid on common stock	(28,859)	(27,304)	(25,265)
Dividends paid on preferred stock	(33,515)	—	—

Net cash provided by financing activities	362,540	1,652,480	1,275,497

Increase (decrease) in cash and cash equivalents	6,802,130	1,948,996	(1,089,649)
Cash and cash equivalents at beginning of year	2,293,392	344,396	1,434,045

Cash and cash equivalents at end of year	$9,095,522	$2,293,392	$344,396

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest expense	$31,427	$42,879	$39,575
Income taxes	4,842	28,413	181,202
Non-cash operating activity:
Deferral of sales inducements	93,610	177,941	179,465

See accompanying notes to consolidated financial statements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Significant Accounting

Policies Nature of Operations

American Equity Investment Life Holding Company (“we”, “us”, “our” or “parent company”), through its wholly-owned subsidiaries, American Equity Investment Life Insurance Company (“American Equity Life”), American Equity Investment Life Insurance Company of New York (“American Equity Life of New York”) and Eagle Life Insurance Company (“Eagle Life”), is licensed to sell insurance products in 50 states and the District of Columbia at December 31, 2020. We operate solely in the insurance business.

We market fixed index and fixed rate annuities. Annuity deposits (net of coinsurance) collected in 2020, 2019 and 2018, by product type were as follows:

	Year Ended December 31,
Product Type	2020	2019	2018
	(Dollars in thousands)
Fixed index annuities	$2,309,580	$4,603,490	$3,898,366
Annual reset fixed rate annuities	7,846	10,665	46,744
Multi-year fixed rate annuities	1,295,843	47,016	22,818
Single premium immediate annuities (SPIA)	33,461	12,002	23,813

	$3,646,730	$4,673,173	$3,991,741

Agents contracted with us through two national marketing organizations accounted for more than 10% of annuity deposits we collected during 2020 representing 17% and 10%, individually, of the annuity deposits collected. Agents contracted with us through two national marketing organization accounted for more than 10% of annuity deposits we collected during 2019 representing 24% and 14%, individually, of the annuity deposits collected. Agents contracted with us through two national marketing organization accounted for more than 10% of annuity deposits we collected during 2018 representing 20% and 14%, individually, of the annuity deposits collected.

Consolidation and Basis of Presentation

The consolidated financial statements include our accounts and our wholly-owned subsidiaries: American Equity Life, American Equity Life of New York, Eagle Life, AERL, L.C., American Equity Capital, Inc., American Equity Investment Properties, L.C., American Equity Advisors, Inc. and American Equity Investment Service Company. All significant intercompany accounts and transactions have been eliminated. As of December 31, 2018, American Equity Capital, Inc., American Equity Advisors, Inc. and American Equity Investment Service Company have been dissolved.

Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are utilized in the calculation of deferred policy acquisition costs, deferred sales inducements, policy benefit reserves, including the liability for lifetime income benefit riders and the fair value of embedded derivatives in fixed index annuity contracts, valuation of derivatives, valuation of investments, allowances for credit losses on available-for-sale fixed maturity securities, allowances for loan losses on mortgage loans and valuation allowances on deferred tax assets. A description of each critical estimate is incorporated within the discussion of the related accounting policies which follow. It is reasonably possible that actual experience could differ from the estimates and assumptions utilized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Investments

Fixed maturity securities (bonds maturing more than one year after issuance) that may be sold prior to maturity are classified as available for sale. Available for sale securities are reported at fair value and unrealized gains and losses, if any, on these securities are included directly in a separate component of stockholders’ equity, net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements. Fair values, as reported herein, of fixed maturity securities are based on quoted market prices in active markets when available, or for those fixed maturity securities not actively traded, yield data and other factors relating to instruments or securities with similar characteristics are used. See Note 2 - Fair Value of Financial Instruments for more information on the determination of fair value. Premiums and discounts are amortized/accrued using methods which result in a constant yield over the securities’ expected lives. Amortization/accrual of premiums and discounts on residential and commercial mortgage backed securities incorporate prepayment assumptions to estimate the securities’ expected lives. Interest income is recognized as earned.

Beginning in 2020, available-for-sale fixed maturity securities are subject to an allowance for credit loss and changes in the allowance are reported in net income as a component of net realized gains (losses) on investments. Prior to 2020, the amortized cost of available-for-sale fixed maturity securities was adjusted for declines in value that were other than temporary and impairments in value deemed to be other than temporary were reported as other than temporary impairment losses on investments. See Note 3 - Investments for further discussion of the allowance for credit losses on available for sale fixed maturity securities and other than temporary impairment losses.

Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts and net of valuation allowances. Interest income is recorded when earned; however, interest ceases to accrue for loans on which interest is more than 90 days past due based upon contractual terms and/or when the collection of interest is not considered probable. Interest income on impaired loans is recorded on a cash basis. Any changes in the loan valuation allowances are reported in net realized gains (losses) on investments. See Note 4 - Mortgage Loans on Real Estate for further discussion of the valuation allowance on the mortgage loan portfolios.

Other invested assets include company owned life insurance, equity securities, limited partnerships accounted for using the equity method, short-term debt securities with maturities of greater than three months but less than twelve months when purchased and policy loans. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the end of the reporting period, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Dividends are recognized when declared. Policy loans are stated at current unpaid principal balances.

Realized gains and losses on sales of investments are determined on the basis of specific identification based on the trade date.

Derivative Instruments

Our derivative instruments include call options used to fund fixed index annuity credits. Prior to the redemption of our floating rate subordinated debentures in 2019 and 2020, our derivative instruments also included an interest rate swap and interest rate caps which were used to manage interest rate risk associated with the floating rate component on certain of our subordinated debentures. All of our derivative instruments are recognized in the balance sheet at fair value and changes in fair value are recognized immediately in operations. See Note 5 - Derivative Instruments for more information on derivative instruments.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Cash and Cash Equivalents

We consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Book Overdrafts

Under our cash management system, checks issued but not yet presented to banks frequently result in overdraft balances for accounting purposes and are classified as Other liabilities on our consolidated balance sheets. We report the changes in the amount of the overdraft balance as a financing activity in our consolidated statement of cash flows as Change in checks in excess of cash balance.

Securities Lending

The Company participates in a securities lending program whereby we loan certain securities to other institutions, through a lending agent, for short periods of time. The Company has the right to approve any institution with whom the lending agent transacts on its behalf. Borrowers post cash collateral in an amount equal to or greater than 102% of the market value of the loaned securities. The lending agent retains the collateral and invests it in short-term liquid assets on behalf of the Company. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates. The lending agent indemnifies the Company against losses resulting from the failure of a counterparty to return securities pledged where collateral is insufficient to cover the loss. During 2020, the Company decided to wind down its securities lending program. As of December 31, 2020 and 2019, the fair value of loaned securities was $0.1 million and $477.5 million, respectively, and is included in Fixed maturity securities, available for sale, at fair value in the consolidated balance sheets. As of December 31, 2020 and 2019, collateral retained by the lending agent and invested in liquid assets on our behalf was $0.1 million and $495.1 million, respectively, and is recorded in Cash and cash equivalents in the consolidated balance sheets. As of December 31, 2020 and 2019, liabilities to return collateral of $0.1 million and $495.1 million, respectively, are included in Other liabilities in the consolidated balance sheets.

Deferred Policy Acquisition Costs and Deferred Sales Inducements

For annuity products, these costs are being amortized in proportion to actual and expected gross profits. Actual and expected gross profits include the the excess of net investment income earned over the interest credited or the cost of providing index credits to the policyholders, or the “investment spread”; and to a lesser extent, product charges and fees net of expected excess payments for lifetime income benefit riders and certain policy expenses. Actual and expected gross profits for fixed index annuities also include the impact of amounts recorded for the change in fair value of derivatives and the change in fair value of embedded derivatives. Current period amortization is adjusted retrospectively through an unlocking process when estimates of actual and expected gross profits (including the impact of net realized gains (losses) on investments) to be realized from a group of products are revised. Deferred policy acquisition costs and deferred sales inducements are also adjusted for the change in amortization that would have occurred if available for sale fixed maturity securities had been sold at their aggregate fair value at the end of the reporting period and the proceeds reinvested at current yields. The impact of this adjustment is included in accumulated other comprehensive income (loss) within consolidated stockholders’ equity, net of applicable taxes. See Note 6 - Deferred Policy Acquisition Costs, Deferred Sales Inducements and Liability for Lifetime Income Benefit Riders for more information on deferred policy acquisition costs and deferred sales inducements.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Policy Benefit Reserves

Policy benefit reserves for fixed index annuities with returns linked to the performance of a specified market index are equal to the sum of the fair value of the embedded derivatives and the host (or guaranteed) component of the contracts. The host value is established at inception of the contract and accreted over the policy’s life at a constant rate of interest. Future policy benefit reserves for fixed index annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. For the years ended December 31, 2020, 2019 and 2018, interest crediting rates for these products ranged from 1.45% to 2.60%.

The liability for lifetime income benefit riders is based on the actual and present value of expected benefit payments to be paid in excess of projected policy values recognizing the excess over the expected lives of the underlying policies based on the actual and present value of expected assessments including investment spreads, product charges and fees. The inputs used in the calculation of the liability for lifetime income benefit riders include actual policy values, actual income account values, actual payout factors, actual roll-up rates and our best estimate assumptions for future policy growth, expected utilization of lifetime income benefit riders, which includes the ages at which policyholders are expected to elect to begin to receive lifetime income benefit payments and the percentage of policyholders who elect to receive lifetime income benefit payments, the type of income benefit payments selected upon election and future assumptions for lapse, partial withdrawal and mortality rates. See Note 6 - Deferred Policy Acquisition Costs, Deferred Sales Inducements and Liability for Lifetime Income Benefit Riders for more information on lifetime income benefit rider reserves.

Policy benefit reserves are not reduced for amounts ceded under coinsurance agreements which are reported as coinsurance deposits on our consolidated balance sheets. See Note 7 - Reinsurance and Policy Provisions for more information on reinsurance.

Deferred Income Taxes

Deferred income tax assets or liabilities are computed based on the temporary differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. The effect on deferred income tax assets and liabilities resulting from a change in the enacted marginal tax rate is recognized in income in the period that includes the enactment date. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. Deferred income tax assets are subject to ongoing evaluation of whether such assets will more likely than not be realized. The realization of deferred income tax assets primarily depends on generating future taxable income during the periods in which temporary differences become deductible. Deferred income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In making such a determination, all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations, is considered. The realization of deferred income tax assets related to unrealized losses on available for sale fixed maturity securities is also based upon our intent and ability to hold those securities for a period of time sufficient to allow for a recovery in fair value and not realize the unrealized loss.

Recognition of Premium Revenues and Costs

Revenues for annuity products include surrender and living income benefit rider charges assessed against policyholder account balances during the period. Interest sensitive and index product benefits related to annuity products include interest credited or index credits to policyholder account balances pursuant to accounting by

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

insurance companies for certain long-duration contracts. The change in fair value of the embedded derivatives for fixed index annuities equals the change in the difference between policy benefit reserves for fixed index annuities computed under the derivative accounting standard and the long-duration contracts accounting standard at each balance sheet date.

Considerations from immediate annuities and supplemental contract annuities with life contingencies are recognized as revenue when the policy is issued.

All insurance-related revenues, including the change in the fair value of derivatives for call options related to the business ceded under coinsurance agreements (see Note 7 - Reinsurance and Policy Provisions), benefits, losses and expenses are reported net of reinsurance ceded.

Other Comprehensive Income (Loss)

Other comprehensive income (loss) includes all changes in stockholders’ equity during a period except those resulting from investments by and distributions to stockholders. Other comprehensive income (loss) excludes net realized investment gains (losses) included in net income which merely represents transfers from unrealized to realized gains and losses.

Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued an accounting standards update (“ASU”) that requires recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU affects accounting and disclosure more dramatically for lessees as accounting and disclosure for lessors is mainly unchanged. We adopted this ASU on January 1, 2019. The adoption of this ASU resulted in the recognition of a lease asset and lease liability of $6.0 million, respectively, on our consolidated balance sheet at December 31, 2019.

In March 2017, the FASB issued an ASU that applies to certain callable debt securities where the amortized cost basis is at a premium to the price repayable by the issuer at the earliest call date. Under this guidance, the premium is amortized to the first call date. We adopted this ASU on January 1, 2019. The adoption of this ASU did not have a material impact on our consolidated financial statements.

In February 2018, the FASB issued an ASU that allowed a reclassification from accumulated other comprehensive income (loss) to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017 (“Tax Reform”). We adopted this ASU on January 1, 2018. The adoption of this ASU resulted in a reclassification of $128 million between accumulated other comprehensive income (loss) and retained earnings within our consolidated balance sheet at December 31, 2018.

In June 2018, the FASB issued an ASU that expanded the scope of Accounting Standards Codification 718, Compensation-Stock Compensation, to include share-based payment transactions for acquiring goods and services to nonemployees and eliminated the existing accounting model for nonemployee share-based payment awards. We adopted this ASU on January 1, 2019. While this ASU results in an earlier measurement date for our nonemployee restricted stock units that have not vested as of January 1, 2019, there was no impact to our consolidated financial statements upon adoption.

In June 2016, the FASB issued an ASU that significantly changed the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

model that requires these assets be presented at the net amount expected to be collected. In addition, credit losses on available for sale fixed maturity securities will be recorded through an allowance account subsequent to the adoption of this ASU. We adopted this ASU on January 1, 2020. The adoption of this ASU resulted in an increase in our mortgage loan allowance for credit losses of $8.6 million and the recognition of an allowance for credit losses on our reinsurance recoverable/coinsurance deposits balances of $3.2 million on the date of adoption. Retained earnings was decreased by $9.3 million, which reflects the net of tax impact of the increase in the mortgage loan allowance for credit losses and the recognition of an allowance for credit losses on our reinsurance recoverable/coinsurance deposits balances on the date of adoption.

New Accounting Pronouncements

In August 2018, the FASB issued an ASU that revises certain aspects of the measurement models and disclosure requirements for long duration insurance and investment contracts. The FASB’s objective in issuing this ASU is to improve, simplify, and enhance the accounting for long-duration contracts. The revisions include updating cash flow assumptions in the calculation of the liability for traditional life products, introducing the term ‘market risk benefit’ (“MRB”) and requiring all contract features meeting the definition of an MRB to be measured at fair value, simplifying the method used to amortize deferred policy acquisition costs and deferred sales inducements to a constant basis over the expected term of the related contracts rather than based on actual and estimated gross profits and enhancing disclosure requirements. While this ASU is effective for us on January 1, 2023, the transition date (the remeasurement date) is January 1, 2021. Early adoption of this ASU is permitted. We are in the process of evaluating the impact this guidance will have on our consolidated financial statements.

2.	Fair Values of Financial Instruments

The following sets forth a comparison of the carrying amounts and fair values of our financial instruments:

	December 31,
	2020		2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(Dollars in thousands)
Assets
Fixed maturity securities, available for sale	$47,538,893	$47,538,893	$51,580,490	$51,580,490
Mortgage loans on real estate	4,165,489	4,327,885	3,448,793	3,536,446
Derivative instruments	1,310,954	1,310,954	1,355,989	1,355,989
Other investments	590,078	590,078	492,301	492,301
Cash and cash equivalents	9,095,522	9,095,522	2,293,392	2,293,392
Coinsurance deposits	4,844,927	4,411,051	5,115,013	4,635,926
Interest rate caps	—	—	6	6

Liabilities
Policy benefit reserves	61,406,599	52,928,174	61,540,992	51,800,247
Single premium immediate annuity (SPIA) benefit reserves	240,226	247,679	255,698	263,773
Notes payable	495,668	567,345	495,116	541,520
Subordinated debentures	78,112	87,951	157,265	168,357

Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The objective of a fair value

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

measurement is to determine that price for each financial instrument at each measurement date. We meet this objective using various methods of valuation that include market, income and cost approaches.

We categorize our financial instruments into three levels of fair value hierarchy based on the priority of inputs used in determining fair value. The hierarchy defines the highest priority inputs (Level 1) as quoted prices in active markets for identical assets or liabilities. The lowest priority inputs (Level 3) are our own assumptions about what a market participant would use in determining fair value such as estimated future cash flows. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. We categorize financial assets and liabilities recorded at fair value in the consolidated balance sheets as follows:

Level 1 -

Quoted prices are available in active markets for identical financial instruments as of the reporting date. We do not adjust the quoted price for these financial instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 -

Quoted prices in active markets for similar financial instruments, quoted prices for identical or similar financial instruments in markets that are not active; and models and other valuation methodologies using inputs other than quoted prices that are observable.

Level 3 -

Models and other valuation methodologies using significant inputs that are unobservable for financial instruments and include situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in Level 3 are securities for which no market activity or data exists and for which we used discounted expected future cash flows with our own assumptions about what a market participant would use in determining fair value.

Transfers of securities among the levels occur at times and depend on the type of inputs used to determine fair value of each security. There were no transfers between levels during any period presented.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Our assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2020 and 2019 are presented below based on the fair value hierarchy levels:

	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
		(Dollars in thousands)
December 31, 2020
Assets
Fixed maturity securities, available for sale:
United States Government full faith and credit	$39,771	$33,940	$5,831	$—
United States Government sponsored agencies	1,039,551	—	1,039,551	—
United States municipalities, states and territories	3,776,131	—	3,776,131	—
Foreign government obligations	202,706	—	202,706	—
Corporate securities	31,156,827	8	31,156,819	—
Residential mortgage backed securities	1,512,831	—	1,512,831	—
Commercial mortgage backed securities	4,261,227	—	4,261,227	—
Other asset backed securities	5,549,849	—	5,549,849	—
Derivative instruments	1,310,954	—	1,310,954	—
Cash and cash equivalents	9,095,522	9,095,522	—	—

	$57,945,369	$9,129,470	$48,815,899	$—

Liabilities
Fixed index annuities - embedded derivatives	$7,938,281	$—	$—	$7,938,281

December 31, 2019
Assets
Fixed maturity securities, available for sale:
United States Government full faith and credit	$161,765	$155,945	$5,820	$—
United States Government sponsored agencies	625,020	—	625,020	—
United States municipalities, states and territories	4,527,671	—	4,527,671	—
Foreign government obligations	205,096	—	205,096	—
Corporate securities	32,536,839	4	32,536,835	—
Residential mortgage backed securities	1,575,664	—	1,575,664	—
Commercial mortgage backed securities	5,786,279	—	5,786,279	—
Other asset backed securities	6,162,156	—	6,162,156	—
Derivative instruments	1,355,989	—	1,355,989	—
Cash and cash equivalents	2,293,392	2,293,392	—	—
Interest rate caps	6	—	6	—

	$55,229,877	$2,449,341	$52,780,536	$—

Liabilities
Fixed index annuities - embedded derivatives	$9,624,395	$—	$—	$9,624,395

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following methods and assumptions were used in estimating the fair values of financial instruments during the periods presented in these consolidated financial statements.

Fixed maturity securities

The fair values of fixed maturity securities in an active and orderly market are determined by utilizing independent pricing services. The independent pricing services incorporate a variety of observable market data in their valuation techniques, including:

•	reported trading prices,

•	benchmark yields,

•	broker-dealer quotes,

•	benchmark securities,

•	bids and offers,

•	credit ratings,

•	relative credit information, and

•	other reference data.

The independent pricing services also take into account perceived market movements and sector news, as well as a security’s terms and conditions, including any features specific to that issue that may influence risk and marketability. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary.

The independent pricing services provide quoted market prices when available. Quoted prices are not always available due to market inactivity. When quoted market prices are not available, the third parties use yield data and other factors relating to instruments or securities with similar characteristics to determine fair value for securities that are not actively traded. We generally obtain one value from our primary external pricing service. In situations where a price is not available from this service, we may obtain quotes or prices from additional parties as needed. Market indices of similar rated asset class spreads are considered for valuations and broker indications of similar securities are compared. Inputs used by the broker include market information, such as yield data and other factors relating to instruments or securities with similar characteristics. Valuations and quotes obtained from third party commercial pricing services are non-binding and do not represent quotes on which one may execute the disposition of the assets.

We validate external valuations at least quarterly through a combination of procedures that include the evaluation of methodologies used by the pricing services, comparison of the prices to a secondary pricing source, analytical reviews and performance analysis of the prices against trends, and maintenance of a securities watch list. Additionally, as needed we utilize discounted cash flow models or perform independent valuations on a case-by-case basis using inputs and assumptions similar to those used by the pricing services. Although we do identify differences from time to time as a result of these validation procedures, we did not make any significant adjustments as of December 31, 2020 and 2019.

Mortgage loans on real estate

Mortgage loans on real estate are not measured at fair value on a recurring basis. The fair values of mortgage loans on real estate are calculated using discounted expected cash flows using competitive market interest rates currently being offered for similar loans. The fair values of impaired mortgage loans on real estate that we have

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

considered to be collateral dependent are based on the fair value of the real estate collateral (based on appraised values) less estimated costs to sell. The inputs utilized to determine fair value of all mortgage loans are unobservable market data (competitive market interest rates); therefore, fair value of mortgage loans falls into Level 3 in the fair value hierarchy.

Derivative instruments

The fair values of derivative instruments, primarily call options, are based upon the amount of cash that we will receive to settle each derivative instrument on the reporting date. These amounts are determined by our investment team using industry accepted valuation models and are adjusted for the nonperformance risk of each counterparty net of any collateral held. Inputs include market volatility and risk free interest rates and are used in income valuation techniques in arriving at a fair value for each option contract. The nonperformance risk for each counterparty is based upon its credit default swap rate. We have no performance obligations related to the call options purchased to fund our fixed index annuity policy liabilities.

Other investments

Financial instruments included in other investments that are not measured at fair value on a recurring basis are policy loans, equity method investments and company owned life insurance (“COLI”). We have not attempted to determine the fair values associated with our policy loans, as we believe any differences between carrying values and the fair values afforded these instruments are immaterial to our consolidated financial position and, accordingly, the cost to provide such disclosure does not justify the benefit to be derived. The fair values of our equity method investments are obtained from third parties and are determined using a variety of valuation techniques, including discounted cash flow analysis, valuation multiples analysis for comparable investments and appraisal values. As the risk spread and liquidity discount are unobservable market inputs, the fair value of our equity method investments falls within Level 3 of the fair value hierarchy. The fair value of our COLI approximates the cash surrender value of the policies and falls within Level 2 of the fair value hierarchy.

Cash and cash equivalents

Amounts reported in the consolidated balance sheets for these instruments are reported at their historical cost which approximates fair value due to the nature of the assets assigned to this category.

Interest rate caps

The fair values of our interest rate caps were obtained from third parties and were determined by discounting expected future cash flows using a projected London Interbank Offered Rate (“LIBOR”) for the term of the caps.

Policy benefit reserves, coinsurance deposits and SPIA benefit reserves

The fair values of the liabilities under contracts not involving significant mortality or morbidity risks (principally deferred annuities), are stated at the cost we would incur to extinguish the liability (i.e., the cash surrender value) as these contracts are generally issued without an annuitization date. The coinsurance deposits related to the annuity benefit reserves have fair values determined in a similar fashion. For period-certain annuity benefit contracts, the fair value is determined by discounting the benefits at the interest rates currently in effect for newly issued immediate annuity contracts. We are not required to and have not estimated the fair value of the liabilities under contracts that involve significant mortality or morbidity risks, as these liabilities fall within the definition of insurance contracts that are exceptions from financial instruments that require disclosures of fair value. Policy

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

benefit reserves, coinsurance deposits and SPIA benefit reserves are not measured at fair value on a recurring basis. All of the fair values presented within these categories fall within Level 3 of the fair value hierarchy as most of the inputs are unobservable market data.

Notes payable

The fair values of our senior unsecured notes are based upon quoted market prices and are categorized as Level 2 within the fair value hierarchy. Notes payable are not remeasured at fair value on a recurring basis.

Subordinated debentures

Fair values for subordinated debentures are estimated using discounted cash flow calculations based principally on observable inputs including our incremental borrowing rates, which reflect our credit rating, for similar types of borrowings with maturities consistent with those remaining for the debt being valued. These fair values are categorized as Level 2 within the fair value hierarchy. Subordinated debentures are not measured at fair value on a recurring basis.

Fixed index annuities - embedded derivatives

We estimate the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves at each valuation date by (i) projecting policy contract values and minimum guaranteed contract values over the expected lives of the contracts and (ii) discounting the excess of the projected contract value amounts at the applicable risk free interest rates adjusted for our nonperformance risk related to those liabilities. The projections of policy contract values are based on our best estimate assumptions for future policy growth and future policy decrements. Our best estimate assumptions for future policy growth include assumptions for the expected index credit on the next policy anniversary date which are derived from the fair values of the underlying call options purchased to fund such index credits and the expected costs of annual call options we will purchase in the future to fund index credits beyond the next policy anniversary. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

Within this determination we have the following significant unobservable inputs: 1) the expected cost of annual call options we will purchase in the future to fund index credits beyond the next policy anniversary and 2) our best estimates for future policy decrements, primarily lapse, partial withdrawal and mortality rates. As of December 31, 2020 and 2019, we utilized an estimate of 2.10% and 2.90%, respectively, for the expected cost of annual call options, which are based on estimated long-term account value growth and a historical review of our actual option costs. The decrease in the expected cost of annual call options was due to an update in our estimated long-term account value growth as a result of current economic conditions and the low interest rate environment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Our best estimate assumptions for lapse, partial withdrawal and mortality rates are based on our actual experience and our outlook as to future expectations for such assumptions. These assumptions, which are consistent with the assumptions used in calculating deferred policy acquisition costs and deferred sales inducements, are reviewed on a quarterly basis and are updated as our experience develops and/or as future expectations change. The following table presents average lapse rate and partial withdrawal rate assumptions, by contract duration, used in estimating the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves at each reporting date:

	Average Lapse Rates		Average Partial Withdrawal Rates
Contract Duration (Years)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
1 - 5	1.22%	0.90%	2.63%	3.33%
6-10	1.50%	1.29%	3.14%	3.84%
11- 15	5.66%	3.31%	3.58%	4.12%
16- 20	7.08%	8.52%	3.79%	4.18%
20+	7.36%	7.10%	3.63%	4.12%

Lapse rates are generally expected to increase as surrender charge percentages decrease. Lapse expectations reflect a significant increase in the year in which the surrender charge period on a contract ends. We review assumptions quarterly and as a result of this review during 2020, for certain annuity products without a lifetime income benefit rider, lapse rate and partial withdrawal assumptions were increased while for certain annuity products with a lifetime income benefit rider, lapse rate and partial withdrawal assumptions were decreased.

The following table provides a reconciliation of the beginning and ending balances for our Level 3 liabilities, which are measured at fair value on a recurring basis using significant unobservable inputs for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
	(Dollars in thousands)
Fixed index annuities - embedded derivatives
Beginning balance	$9,624,395	$8,165,405
Premiums less benefits	235,971	896,688
Change in fair value, net	(1,922,085)	562,302

Ending balance	$7,938,281	$9,624,395

The fair value of our fixed index annuities embedded derivatives is net of coinsurance ceded of $655.3 million and $644.6 million as of December 31, 2020 and 2019, respectively. Change in fair value, net for each period in our embedded derivatives is included in change in fair value of embedded derivatives in the consolidated statements of operations.

Certain derivatives embedded in our fixed index annuity contracts are our most significant financial instrument measured at fair value that are categorized as Level 3 in the fair value hierarchy. The contractual obligations for future annual index credits within our fixed index annuity contracts are treated as a “series of embedded derivatives” over the expected life of the applicable contracts. We estimate the fair value of these embedded derivatives at each valuation date by the method described above under fixed index annuities - embedded derivatives. The projections of minimum guaranteed contract values include the same best estimate assumptions for policy decrements as were used to project policy contract values.

The most sensitive assumption in determining policy liabilities for fixed index annuities is the rates used to discount the excess projected contract values. As indicated above, the discount rates reflect our nonperformance

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

risk. If the discount rates used to discount the excess projected contract values at December 31, 2020, were to increase by 100 basis points, the fair value of the embedded derivatives would decrease by $614.1 million recorded through operations as a decrease in the change in fair value of embedded derivatives and there would be a corresponding decrease of $258.3 million to our combined balance for deferred policy acquisition costs and deferred sales inducements recorded through operations as an increase in amortization of deferred policy acquisition costs and deferred sales inducements. A decrease by 100 basis points in the discount rates used to discount the excess projected contract values would increase the fair value of the embedded derivatives by $639.0 million recorded through operations as an increase in the change in fair value of embedded derivatives and there would be a corresponding increase of $278.3 million to our combined balance for deferred policy acquisition costs and deferred sales inducements recorded through operations as a decrease in amortization of deferred policy acquisition costs and deferred sales inducements.

We review these assumptions quarterly and as a result of these reviews, we made updates to assumptions in 2020, 2019 and 2018. In addition, we implemented an enhanced actuarial valuation system during 2019, and as a result, our 2019 assumption updates include model refinements resulting from the implementation.

The most significant assumption update to the calculation of the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves in 2020 was a decrease in the crediting rate/option budget to 2.10% from 2.90% as a result of a revised estimate of the cost of options. This assumption change resulted in a decrease in the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves due to a reduction in the projected policy contract values over the expected lives of the contracts. During 2020, we revised the derivation of the discount rate used in calculating the fair value of embedded derivatives which increased the discount rate and resulted in a decrease in the change in fair value of embedded derivatives. The net impact of the updates to lapse and partial withdrawal assumptions noted above resulted in an increase in the embedded derivative component of our fixed index annuity policy benefit reserves as more funds ultimately qualify for excess benefits.

The most significant assumption updates to the calculation of the fair value of the embedded derivative component of our fixed index annuity policy benefit reserves in 2019 were to decrease lapse rate assumptions. We had credible lapse and utilization data based upon a comprehensive experience study spanning over 10 years on our products with lifetime income benefit riders and have experienced lapse rates that are lower than previously estimated. The impact of the lapse rate assumption changes was partially offset by a decrease in the option budget from 3.10% to 2.90% as a result of a revised estimate of the cost of options over the 20 year mean reversion period.

The most significant revisions to the calculation of the fair value of embedded derivative component of our fixed index annuity policy benefit reserves in 2018 were to decrease lapse rate assumptions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.	Investments

At December 31, 2020 and 2019, the amortized cost and fair value of fixed maturity securities were as follows:

	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses (2)	Allowance for Credit Losses	Fair Value
			(Dollars in thousands)
December 31, 2020
Fixed maturity securities, available for sale:
United States Government full faith and credit	$37,471	$2,300	$—	$—	$39,771
United States Government sponsored agencies	995,465	44,132	(46)	—	1,039,551
United States municipalities, states and territories	3,236,767	543,252	(1,044)	(2,844)	3,776,131
Foreign government obligations	177,062	25,644	—	—	202,706
Corporate securities	26,745,196	4,507,716	(35,892)	(60,193)	31,156,827
Residential mortgage backed securities	1,399,956	117,135	(2,526)	(1,734)	1,512,831
Commercial mortgage backed securities	4,119,650	206,255	(64,678)	—	4,261,227
Other asset backed securities	5,593,169	103,320	(146,640)	—	5,549,849

	$42,304,736	$5,549,754	$(250,826)	$(64,771)	$47,538,893

December 31, 2019
Fixed maturity securities, available for sale:
United States Government full faith and credit	$161,492	$369	$(96)	$—	$161,765
United States Government sponsored agencies	601,672	28,133	(4,785)	—	625,020
United States municipalities, states and territories	4,147,343	388,578	(8,250)	—	4,527,671
Foreign government obligations	186,993	18,103	—	—	205,096
Corporate securities	29,822,172	2,796,926	(82,259)	—	32,536,839
Residential mortgage backed securities	1,477,738	101,617	(3,691)	—	1,575,664
Commercial mortgage backed securities	5,591,167	208,895	(13,783)	—	5,786,279
Other asset backed securities	6,250,369	90,978	(179,191)	—	6,162,156

	$48,238,946	$3,633,599	$(292,055)	$—	$51,580,490

(1)	Amortized cost excludes accrued interest receivable of $377.5 million as of December 31, 2020.
(2)	Gross unrealized losses are net of allowance for credit losses.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The amortized cost and fair value of fixed maturity securities at December 31, 2020, by contractual maturity are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. All of our mortgage and other asset backed securities provide for periodic payments throughout their lives and are shown below as separate lines.

	Available for sale
	Amortized Cost	Fair Value
	(Dollars in thousands)
Due in one year or less	$496,563	$505,387
Due after one year through five years	7,229,621	7,718,178
Due after five years through ten years	8,167,106	9,166,066
Due after ten years through twenty years	9,254,579	11,396,733
Due after twenty years	6,044,092	7,428,622

	31,191,961	36,214,986
Residential mortgage backed securities	1,399,956	1,512,831
Commercial mortgage backed securities	4,119,650	4,261,227
Other asset backed securities	5,593,169	5,549,849

	$42,304,736	$47,538,893

Net unrealized gains on available for sale fixed maturity securities reported as a separate component of stockholders’ equity were comprised of the following:

	December 31,
	2020	2019
	(Dollars in thousands)
Net unrealized gains on available for sale fixed maturity securities	$5,297,040	$3,341,544
Adjustments for assumed changes in amortization of deferred policy acquisition costs and deferred sales inducements	(2,250,520)	(1,473,966)
Deferred income tax valuation allowance reversal	22,534	22,534
Deferred income tax expense	(639,769)	(392,191)

Net unrealized gains reported as accumulated other comprehensive income	$2,429,285	$1,497,921

The National Association of Insurance Commissioners (“NAIC”) assigns designations to fixed maturity securities. These designations range from Class 1 (highest quality) to Class 6 (lowest quality). In general, securities are assigned a designation based upon the ratings they are given by the Nationally Recognized Statistical Rating Organizations (“NRSRO’s”). The NAIC designations are utilized by insurers in preparing their annual statutory statements. NAIC Class 1 and 2 designations are considered “investment grade” while NAIC Class 3 through 6 designations are considered “non-investment grade.” Based on the NAIC designations, we had 97% and 98% of our fixed maturity portfolio rated investment grade at December 31, 2020 and 2019, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes the credit quality, as determined by NAIC designation, of our fixed maturity portfolio as of the dates indicated:

	December 31,
	2020		2019
NAIC Designation	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
1	$23,330,149	$26,564,542	$27,781,525	$30,122,657
2	17,312,485	19,377,013	19,278,355	20,316,911
3	1,292,124	1,299,455	1,001,087	977,191
4	282,049	256,651	114,497	112,534
5	29,396	16,288	57,952	45,205
6	58,533	24,944	5,530	5,992

	$42,304,736	$47,538,893	$48,238,946	$51,580,490

The following table shows our investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities (consisting of 843 and 1,033 securities, respectively) have been in a continuous unrealized loss position, at December 31, 2020 and 2019:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses (1)	Fair Value	Unrealized Losses (1)	Fair Value	Unrealized Losses (1)
	(Dollars in thousands)
December 31, 2020
Fixed maturity securities, available for sale:
United States Government sponsored agencies	$250,475	$(46)	$—	$—	$250,475	$(46)
United States municipalities, states and territories	31,802	(3,887)	868	(1)	32,670	(3,888)
Corporate securities:
Finance, insurance and real estate	109,789	(1,733)	—	—	109,789	(1,733)
Manufacturing, construction and mining	—	—	19,335	(1,384)	19,335	(1,384)
Utilities and related sectors	310,823	(27,509)	35,408	(3,628)	346,231	(31,137)
Wholesale/retail trade	65,567	(4,344)	16,000	(26)	81,567	(4,370)
Services, media and other	120,098	(11,564)	83,890	(45,897)	203,988	(57,461)
Residential mortgage backed securities	156,016	(2,384)	13,599	(1,876)	169,615	(4,260)
Commercial mortgage backed securities	934,593	(54,834)	35,153	(9,844)	969,746	(64,678)
Other asset backed securities	1,013,781	(16,607)	2,567,723	(130,033)	3,581,504	(146,640)

	$2,992,944	$(122,908)	$2,771,976	$(192,689)	$5,764,920	$(315,597)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses (1)	Fair Value	Unrealized Losses (1)	Fair Value	Unrealized Losses (1)
	(Dollars in thousands)
December 31, 2019
Fixed maturity securities, available for sale:
United States Government full faith and credit	$144,582	$(96)	$—	$—	$144,582	$(96)
United States Government sponsored agencies	168,732	(1,229)	201,444	(3,556)	370,176	(4,785)
United States municipalities, states and territories	285,481	(8,173)	3,081	(77)	288,562	(8,250)
Corporate securities:
Finance, insurance and real estate	267,521	(4,785)	121,993	(4,744)	389,514	(9,529)
Manufacturing, construction and mining	161,633	(6,039)	44,606	(3,951)	206,239	(9,990)
Utilities and related sectors	334,635	(7,730)	51,269	(3,482)	385,904	(11,212)
Wholesale/retail trade	54,289	(1,751)	129,364	(9,411)	183,653	(11,162)
Services, media and other	275,135	(6,135)	316,086	(34,231)	591,221	(40,366)
Residential mortgage backed securities	212,404	(2,686)	11,332	(1,005)	223,736	(3,691)
Commercial mortgage backed securities	602,394	(9,366)	194,328	(4,417)	796,722	(13,783)
Other asset backed securities	752,413	(11,709)	3,375,016	(167,482)	4,127,429	(179,191)

	$3,259,219	$(59,699)	$4,448,519	$(232,356)	$7,707,738	$(292,055)

(1)	Unrealized losses have not been reduced to reflect the allowance for credit losses of $64.8 million as of December 31, 2020.

The unrealized losses at December 31, 2020 are principally related to the impacts the COVID-19 pandemic had on credit markets. In addition, certain unrealized losses at December 31, 2020 are related to the timing of the purchases of certain securities, which carry less yield than those currently available. Approximately 75% and 79% of the unrealized losses on fixed maturity securities shown in the above table for December 31, 2020 and 2019, respectively, are on securities that are rated investment grade, defined as being the highest two NAIC designations.

We expect to recover our amortized cost on all securities except for those securities on which we recognized an allowance for credit loss. In addition, because we did not have the intent to sell fixed maturity securities with unrealized losses and it was not more likely than not that we would be required to sell these securities prior to recovery of the amortized cost, which may be maturity, we did not write down these investments to fair value through operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Changes in net unrealized gains/losses on investments for the years ended December 31, 2020, 2019 and 2018 are as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Fixed maturity securities held for investment carried at amortized cost	$—	$—	$581

Fixed maturity securities available for sale carried at fair value	$1,955,496	$3,549,007	$(2,463,693)

Adjustment for effect on other balance sheet accounts:
Deferred policy acquisition costs and deferred sales inducements	(776,554)	(1,586,537)	1,318,649
Deferred income tax asset/liability	(247,578)	(412,117)	240,459

	(1,024,132)	(1,998,654)	1,559,108

Change in net unrealized gains/losses on investments carried at fair value	$931,364	$1,550,353	$(904,585)

Components of net investment income are as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Fixed maturity securities	$2,035,762	$2,171,768	$2,027,599
Equity securities	1,090	4,083	4,735
Mortgage loans on real estate	170,749	145,344	131,259
Cash and cash equivalents	4,871	5,164	2,320
Other	2,078	3,119	1,548

	2,214,550	2,329,478	2,167,461
Less investment expenses	(32,472)	(21,843)	(19,649)

Net investment income	$2,182,078	$2,307,635	$2,147,812

Proceeds from sales of available for sale fixed maturity securities for the years ended December 31, 2020, 2019 and 2018 were $5.4 billion, $1.0 billion and $2.5 billion, respectively. Scheduled principal repayments, calls and tenders for available for sale fixed maturity securities for the years ended December 31, 2020, 2019 and 2018 were $2.9 billion, $2.3 billion and $1.4 billion, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Net realized gains (losses) on investments for the years ended December 31, 2020, 2019 and 2018 are as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Available for sale fixed maturity securities:
Gross realized gains	$305,170	$21,449	$12,245
Gross realized losses	(276,847)	(6,397)	(47,974)
Credit losses (1)	(94,560)	—	—

	(66,237)	15,052	(35,729)
Other investments:
Gross realized gains	—	7,296	—
Gross realized losses	—	(14,446)	—

	—	(7,150)	—
Mortgage loans on real estate:
Increase in allowance for credit losses	(15,447)	(940)	(3,165)
Recovery of specific allowance	712	—	1,592
Gain on sale of mortgage loans	292	—	124

	(14,443)	(940)	(1,449)

	$(80,680)	$6,962	$(37,178)

(1)

Prior to adopting authoritative guidance effective January 1, 2020, credit losses on available for sale fixed maturity securities were classified as other than temporary impairments and reported in a separate line item in the Consolidated statements of operations. We recognized $18.7 million and $36.7 million, respectively, of other than temporary impairments during the years ended December 31, 2019 and 2018.

Realized losses on available for sale fixed maturity securities in 2020, 2019 and 2018 were realized primarily due to strategies to reposition the fixed maturity security portfolio that result in improved net investment income, credit risk or duration profiles as they pertain to our asset liability management. In addition, realized gains and losses on available for sale fixed maturity securities in 2020 were realized as a result of efforts to de-risk the portfolio. Realized gains and losses on sales are determined on the basis of specific identification of investments based on the trade date.

The following table summarizes the carrying value of our investments that have been non-income producing for 12 consecutive months:

	December 31,
	2020	2019
	(Dollars in thousands)
Fixed maturity securities, available for sale	$5,766	$5,792

We review and analyze all investments on an ongoing basis for changes in market interest rates and credit deterioration. This review process includes analyzing our ability to recover the amortized cost basis of each investment that has a fair value that is materially lower than its amortized cost and requires a high degree of management judgment and involves uncertainty. The evaluation of securities for credit loss is a quantitative and qualitative process, which is subject to risks and uncertainties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We have a policy and process to identify securities that could potentially have credit loss. This process involves monitoring market events and other items that could impact issuers. The evaluation includes but is not limited to such factors as:

•	the extent to which the fair value has been less than amortized cost or cost;

•	whether the issuer is current on all payments and all contractual payments have been made as agreed;

•	the remaining payment terms and the financial condition and near-term prospects of the issuer;

•	the lack of ability to refinance due to liquidity problems in the credit market;

•	the fair value of any underlying collateral;

•	the existence of any credit protection available;

•	our intent to sell and whether it is more likely than not we would be required to sell prior to recovery for debt securities;

•	consideration of rating agency actions; and

•	changes in estimated cash flows of mortgage and asset backed securities.

We determine whether an allowance for credit loss should be established for debt securities by assessing all facts and circumstances surrounding each security. Where the decline in fair value of debt securities is attributable to changes in market interest rates or to factors such as market volatility, liquidity and spread widening, and we anticipate recovery of all contractual or expected cash flows, we do not consider these investments to have credit loss because we do not intend to sell these investments and it is not more likely than not we will be required to sell these investments before a recovery of amortized cost, which may be maturity.

If we intend to sell a debt security or if it is more likely than not that we will be required to sell a debt security before recovery of its amortized cost basis, credit loss has occurred and the difference between amortized cost and fair value will be recognized as a loss in operations.

If we do not intend to sell and it is not more likely than not we will be required to sell the debt security but also do not expect to recover the entire amortized cost basis of the security, a credit loss would be recognized in operations for the amount of the expected credit loss. We determine the amount of expected credit loss by calculating the present value of the cash flows expected to be collected discounted at each security’s acquisition yield based on our consideration of whether the security was of high credit quality at the time of acquisition. The difference between the present value of expected future cash flows and the amortized cost basis of the security is the amount of credit loss recognized in operations. The recognized credit loss is limited to the total unrealized loss on the security (i.e., the fair value floor).

The determination of the credit loss component of a mortgage backed security is based on a number of factors. The primary consideration in this evaluation process is the issuer’s ability to meet current and future interest and principal payments as contractually stated at time of purchase. Our review of these securities includes an analysis of the cash flow modeling under various default scenarios considering independent third party benchmarks, the seniority of the specific tranche within the structure of the security, the composition of the collateral and the actual default, loss severity and prepayment experience exhibited. With the input of third party assumptions for default projections, loss severity and prepayment expectations, we evaluate the cash flow projections to determine whether the security is performing in accordance with its contractual obligation.

We utilize models from a leading structured product software specialist serving institutional investors. These models incorporate each security’s seniority and cash flow structure. In circumstances where the analysis implies

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

a potential for principal loss at some point in the future, we use the “best estimate” cash flow projection discounted at the security’s effective yield at acquisition to determine the amount of our potential credit loss associated with this security. The discounted expected future cash flows equates to our expected recovery value. Any shortfall of the expected recovery when compared to the amortized cost of the security will be recorded as credit loss.

The determination of the credit loss component of a corporate bond is based on the underlying financial performance of the issuer and their ability to meet their contractual obligations. Considerations in our evaluation include, but are not limited to, credit rating changes, financial statement and ratio analysis, changes in management, significant changes in credit spreads, breaches of financial covenants and a review of the economic outlook for the industry and markets in which they trade. In circumstances where an issuer appears unlikely to meet its future obligation, an estimate of credit loss is determined. Credit loss is calculated using default probabilities as derived from the credit default swaps markets in conjunction with recovery rates derived from independent third party analysis or a best estimate of credit loss. This credit loss rate is then incorporated into a present value calculation based on an expected principal loss in the future discounted at the yield at the date of purchase and compared to amortized cost to determine the amount of credit loss associated with the security.

We do not measure a credit loss allowance on accrued interest receivable as we write off any accrued interest receivable balance to net investment income in a timely manner when we have concerns regarding collectability.

Amounts on available for sale fixed maturities that are deemed to be uncollectible are written off and removed from the allowance for credit loss. A write-off may also occur if we intend to sell a security or when it is more likely than not we will be required to sell the security before the recovery of its amortized cost.

The following table provides a rollforward of the allowance for credit loss:

	Year Ended December 31, 2020
	United States Municipalities, States and Territories	Corporate Securities	Commercial Mortgage Backed Securities	Residential Mortgage Backed Securities	Other Asset Backed Securities	Total
	(Dollars in thousands)
Beginning balance (1)	$—	$—	$—	$—	$—	$—
Additions for credit losses not previously recorded	2,844	60,193	29,241	1,734	548	94,560
Reduction for securities with credit losses due to intent to sell	—	—	(21,888)	—	(548)	(22,436)
Reduction for securities sold during the period	—	—	(7,353)	—	—	(7,353)

Ending balance	$2,844	$60,193	$—	$1,734	$—	$64,771

(1)

The allowance for credit loss associated with available for sale fixed maturity securities was applied prospectively upon adoption of authoritative guidance effective January 1, 2020. See Note 1 - Significant Accounting Policies for further details.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Prior to the implementation of authoritative guidance in 2020, we evaluated our investments for other than temporary impairments using a method consistent with our current credit loss evaluation process discussed above. In addition, we also considered length of time the fair value had been less than amortized cost or cost in our evaluation.

If we did not intend to sell and it was not more likely than not we would be required to sell the debt security but also did not expect to recover the entire amortized cost basis of the security, an impairment loss was recognized in operations in the amount of the expected credit loss. The difference between the present value of expected future cash flows and the amortized cost basis of the security was the amount of credit loss recognized in operations. The remaining amount of the other than temporary impairment was recognized in other comprehensive income.

In addition, for debt securities which we did not intend to sell and it was not more likely than not we would be required to sell, but our intent changed due to changes or events that could not have been reasonably anticipated, an other than temporary impairment charge was recognized. Once an impairment charge had been recorded, we then continued to review the other than temporarily impaired securities for appropriate valuation on an ongoing basis. Unrealized losses may have been recognized in future periods through a charge to earnings should we have later concluded that the decline in fair value below amortized cost was other than temporary pursuant to our accounting policy.

The cumulative portion of other than temporary impairments determined to be credit losses which have been recognized in operations for debt securities are summarized as follows:

Year Ended December 31,
2019
(Dollars in thousands)
Cumulative credit loss at beginning of year	$(175,398)
Additions for the amount related to credit losses for which OTTI has not previously been recognized	(18,271)
Additional credit losses on securities for which OTTI has previously been recognized	(455)
Accumulated losses on securities that were disposed of during the period	24,422

Cumulative credit loss at end of year	$(169,702)

The following table summarizes the cumulative noncredit portion of OTTI and the change in fair value since recognition of OTTI, both of which were recognized in other comprehensive income, by major type of security, for securities that are part of our investment portfolio at December 31, 2019:

	Amortized Cost	OTTI Recognized in Other Comprehensive Income (Loss)	Change in Fair Value Since OTTI was Recognized	Fair Value
		(Dollars in thousands)
December 31, 2019
Fixed maturity securities, available for sale:
Corporate securities	$50,755	$(3,700)	$9,268	$56,323
Residential mortgage backed securities	183,948	(145,446)	172,577	211,079
Commercial mortgage backed securities	12,776	—	(401)	12,375
Other asset backed securities	977	—	261	1,238

	$248,456	$(149,146)	$181,705	$281,015

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

At December 31, 2020 and 2019, cash and invested assets of $53.5 billion and $51.6 billion, respectively, were on deposit with state agencies to meet regulatory requirements. There are no restrictions on these assets.

At December 31, 2020 and 2019, we had no investment in any person or its affiliates (other than bonds issued by agencies of the United States Government) that exceeded 10% of stockholders’ equity.

4.	Mortgage Loans on Real Estate

Our financing receivables consist of the following three portfolio segments: commercial mortgage loans, agricultural mortgage loans and residential mortgage loans. Our mortgage loan portfolios are summarized in the following table. There were commitments outstanding of $75.3 million at December 31, 2020.

	December 31,
	2020	2019
	(Dollars in thousands)
Commercial mortgage loans:
Principal outstanding	$3,580,154	$3,407,611
Deferred fees and costs, net	(1,266)	(899)

Amortized cost	3,578,888	3,406,712
Valuation allowance	(25,529)	(8,979)

Commercial mortgage loans, carrying value	3,553,359	3,397,733

Agricultural mortgage loans:
Principal outstanding	245,807	51,303
Deferred fees and costs, net	(634)	(43)

Amortized cost	245,173	51,260
Valuation allowance	(2,130)	(200)

Agricultural mortgage loans, carrying value	243,043	51,060

Residential mortgage loans:
Principal outstanding	366,320	—
Deferred fees and costs, net	925	—
Unamortized discounts and premiums, net	5,212	—

Amortized cost	372,457	—
Valuation allowance	(3,370)	—

Residential mortgage loans, carrying value	369,087	—

Mortgage loans, carrying value	$4,165,489	$3,448,793

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Our commercial mortgage loan portfolio consists of loans collateralized by the related properties and diversified as to property type, location and loan size. Our lending policies establish limits on the amount that can be loaned to one borrower and other criteria to attempt to reduce the risk of default. The commercial mortgage loan portfolio is summarized by geographic region and property type as follows:

	December 31,
	2020		2019
	Principal	Percent	Principal	Percent
		(Dollars in thousands)
Geographic distribution
East	$699,741	19.5%	$645,991	19.0%
Middle Atlantic	281,971	7.9%	284,597	8.4%
Mountain	391,025	10.9%	389,892	11.4%
New England	24,774	0.7%	9,152	0.3%
Pacific	659,743	18.4%	618,336	18.1%
South Atlantic	832,739	23.3%	751,199	22.0%
West North Central	266,050	7.4%	288,413	8.5%
West South Central	424,111	11.9%	420,031	12.3%

	$3,580,154	100.0%	$3,407,611	100.0%

Property type distribution
Office	$297,065	8.3%	$250,287	7.3%
Medical Office	20,584	0.6%	29,990	0.9%
Retail	1,187,484	33.2%	1,225,670	36.0%
Industrial/Warehouse	929,325	25.9%	896,558	26.3%
Apartment	939,084	26.2%	858,679	25.2%
Mixed Use/Other	206,612	5.8%	146,427	4.3%

	$3,580,154	100.0%	$3,407,611	100.0%

Our agricultural mortgage loan portfolio consists of loans with an outstanding principal balance of $245.8 million. These loans are collateralized by agricultural land and are diversified as to location within the United States. Our residential mortgage loan portfolio consists of loans with an outstanding principal balance of $366.3 million that have been purchased throughout 2020. These loans are collateralized by the related properties and diversified as to location within the United States.

Mortgage loans on real estate are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Interest income is included in Net investment income on our consolidated statements of operations. Accrued interest receivable, which was $16.6 million as of December 31, 2020, is included in Accrued investment income on our consolidated balance sheets.

Loan Valuation Allowance

We establish a valuation allowance to provide for the risk of credit losses inherent in our mortgage loan portfolios. The valuation allowance is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost, which excludes accrued

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

interest receivable. We do not measure a credit loss allowance on accrued interest receivable as we write off any uncollectible accrued interest receivable balances to net investment income in a timely manner. We did not charge off any uncollectible accrued interest receivable on our commercial, agricultural or residential mortgage loan portfolios for the year ended December 31, 2020.

The valuation allowance for commercial mortgage loans is calculated by pooling our loans based on risk rating and property collateral type and applying an estimated loss ratio against each risk pool. Risk ratings are based on an analysis of the current state of the borrower’s credit quality, which considers factors such as loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios, loan performance and economic outlook, among others. The loss ratios are generally based upon historical loss experience for each risk pool and are adjusted for current and forecasted economic factors management believes to be relevant and supportable. Economic factors are forecasted for two years with immediate reversion to historical experience.

A commercial loan is individually evaluated for impairment if it does not continue to share similar risk characteristics of a pool. A commercial mortgage loan that is individually evaluated is impaired when it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. If we determine that the value of any specific mortgage loan is impaired, the carrying amount of the mortgage loan will be reduced to its fair value, based upon the present value of expected future cash flows from the loan discounted at the loan’s effective interest rate, or the fair value of the underlying collateral less estimated costs to sell.

The valuation allowances for agricultural and residential mortgage loans are estimated by deriving probability of default and recovery rate assumptions based on the characteristics of the loans in our portfolio, historical economic data and loss information, and current and forecasted economics conditions. Key loan characteristics impacting the estimate include delinquency status, time to maturity, original credit scores and loan-to-value ratios.

The following table represents a rollforward of the valuation allowance on our mortgage loan portfolios:

	Year Ended December 31, 2020
	Commercial	Agricultural	Residential	Total
		(Dollars in thousands)
Beginning allowance balance (1)	$(17,579)	$(200)	$—	$(17,779)
Charge-offs	1,485	—	—	1,485
Recoveries	712	—	—	712
Change in provision for credit losses	(10,147)	(1,930)	(3,370)	(15,447)

Ending allowance balance	$(25,529)	$(2,130)	$(3,370)	$(31,029)

(1)

Upon adoption of authoritative guidance effective January 1, 2020, we updated our accounting policies and methodology for calculating the general loan loss allowance, resulting in an adjustment to our mortgage loan valuation allowance. See Note 1—Significant Accounting Policies for further details.

Charge-offs include allowances that have been established on loans that were satisfied either by taking ownership of the collateral or by some other means such as discounted pay-off or loan sale. When ownership of the property is taken it is recorded at the lower of the loan’s carrying value or the property’s fair value (based on appraised values) less estimated costs to sell. The real estate owned is recorded as a component of Other investments and the loan is recorded as fully paid, with any allowance for credit loss that has been established charged off. Fair

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

value of the real estate is determined by third party appraisal. Recoveries are situations where we have received a payment from the borrower in an amount greater than the carrying value of the loan (principal outstanding less specific allowance). We did not own any real estate during the years ended December 31, 2020 and 2019.

Credit Quality Indicators

We evaluate the credit quality of our commercial and agricultural mortgage loans by analyzing LTV and DSC ratios and loan performance. We evaluate the credit quality of our residential mortgage loans by analyzing loan performance.

LTV and DSC ratios for our commercial mortgage loans are originally calculated at the time of loan origination and are updated annually for each loan using information such as rent rolls, assessment of lease maturity dates and property operating statements, which are reviewed in the context of current leasing and in place rents compared to market leasing and market rents. A DSC ratio of less than 1.0 indicates that a property’s operations do not generate sufficient income to cover debt payments. An LTV ratio in excess of 100% indicates the unpaid loan amount exceeds the value of the underlying collateral. All of our commercial mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2020.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The amortized cost of our commercial mortgage loan portfolio by LTV and DSC ratios based on the most recent information collected was as follows at December 31, 2020 (by year of origination):

	2020		2019		2018		2017		2016		Prior		Total
As of December 31, 2020:	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV
(Dollars in thousands)
Debt Service Coverage Ratio:
Greater than or equal to 1.5	$364,574	63%	$442,370	66%	$399,193	62%	$316,738	57%	$359,321	54%	$715,706	47%	$2,597,902	57%
Greater than or equal to 1.2 and less than 1.5	161,779	66%	226,166	70%	124,267	72%	124,564	67%	52,513	62%	111,690	55%	800,979	66%
Greater than or equal to 1.0 and less than 1.2	17,638	82%	22,917	67%	2,769	71%	7,597	66%	—	—%	32,327	65%	83,248	69%
Less than 1.0	—	—%	64,131	58%	1,441	89%	10,156	80%	—	—%	21,031	60%	96,759	61%

Total	$543,991	65%	$755,584	67%	$527,670	64%	$459,055	60%	$411,834	55%	$880,754	49%	$3,578,888	59%

LTV and DSC ratios for our agricultural mortgage loans are calculated at the time of loan origination and are evaluated annually for each loan using land value averages. A DSC ratio of less than 1.0 indicates that a property’s operations do not generate sufficient income to cover debt payments. An LTV ratio in excess of 100% indicates the unpaid loan amount exceeds the value of the underlying collateral. All of our agricultural mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2020.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The amortized cost of our agricultural mortgage loan portfolio by LTV and DSC ratios based on the most recent information collected was as follows at December 31, 2020 (by year of origination):

	2020		2019		2018		2017		2016		Prior		Total
As of December 31, 2020:	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV	Amortized Cost	Average LTV
(Dollars in thousands)
Debt Service Coverage Ratio:
Greater than or equal to 1.5	$78,631	52%	$13,985	47%	$25,000	11%	$—	—%	$—	—%	$—	—%	$117,616	43%
Greater than or equal to 1.2 and less than 1.5	101,879	44%	3,425	23%	—	—%	—	—%	—	—%	—	—%	105,304	44%
Greater than or equal to 1.0 and less than 1.2	4,213	37%	6,573	43%	—	—%	—	—%	—	—%	—	—%	10,786	41%
Less than 1.0	11,467	48%	—	—%	—	—%	—	—%	—	—%	—	—%	11,467	48%

Total	$196,190	47%	$23,983	42%	$25,000	11%	$—	—%	$—	—%	$—	—%	$245,173	43%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We closely monitor loan performance for our commercial, agricultural and residential mortgage loan portfolios. Aging of financing receivables is summarized in the following table (by year of origination):

	2020	2019	2018	2017	2016	Prior	Total
	(Dollars in thousands)
As of December 31, 2020:
Commercial mortgage loans
Current	$543,991	$755,584	$527,670	$459,055	$411,834	$880,754	$3,578,888
30 - 59 days past due	—	—	—	—	—	—	—
60 - 89 days past due	—	—	—	—	—	—	—
Over 90 days past due	—	—	—	—	—	—	—

Total commercial mortgage loans	$543,991	$755,584	$527,670	$459,055	$411,834	$880,754	$3,578,888

Agricultural mortgage loans
Current	$196,190	$23,983	$25,000	$—	$—	$—	$245,173
30 - 59 days past due	—	—	—	—	—	—	—
60 - 89 days past due	—	—	—	—	—	—	—
Over 90 days past due	—	—	—	—	—	—	—

Total agricultural mortgage loans	$196,190	$23,983	$25,000	$—	$—	$—	$245,173

Residential mortgage loans
Current	$321,779	$24,951	$—	$—	$—	$—	$346,730
30 - 59 days past due	25,150	299	—	—	—	—	25,449
60 - 89 days past due	111	—	—	—	—	—	111
Over 90 days past due	167	—	—	—	—	—	167

Total residential mortgage loans	$347,207	$25,250	$—	$—	$—	$—	$372,457

As of December 31, 2019, none of our mortgage loans were 30 days or more past due.

Commercial, agricultural and residential mortgage loans are considered delinquent when they become 60 days or more past due. When loans become more than 90 days past due they are considered nonperforming and we place them on non-accrual status and discontinue recognizing interest income. If payments are received on a delinquent loan, interest income is recognized to the extent it would have been recognized if normal principal and interest would have been received timely. If payments are received to bring a delinquent loan back to current, we will resume accruing interest income on that loan. There was one loan in non-accrual status at December 31, 2020. We recognized no interest income on loans in non-accrual status during the year ended December 31, 2020. There were no loans in non-accrual status at December 31, 2019. We recognized no interest income on loans in non-accrual status during the years ended December 31 2019, and 2018.

Collateral dependent loans consist of loans for which we will depend on the value of the collateral real estate to satisfy the outstanding principal of the loan. There were no collateral dependent commercial, agricultural or residential loans as of December 31, 2020 or December 31, 2019.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Troubled Debt Restructuring

A Troubled Debt Restructuring (“TDR”) is a situation where we have granted a concession to a borrower for economic or legal reasons related to the borrower’s financial difficulties that we would not otherwise consider. A mortgage loan that has been granted new terms, including workout terms as described previously, would be considered a TDR if it meets conditions that would indicate a borrower is experiencing financial difficulty and the new terms constitute a concession on our part. We analyze all loans where we have agreed to workout terms and all loans that we have refinanced to determine if they meet the definition of a TDR. We consider the following factors in determining whether or not a borrower is experiencing financial difficulty:

•	borrower is in default,

•	borrower has declared bankruptcy,

•	there is growing concern about the borrower’s ability to continue as a going concern,

•	borrower has insufficient cash flows to service debt,

•	borrower’s inability to obtain funds from other sources, and

•	there is a breach of financial covenants by the borrower.

If the borrower is determined to be in financial difficulty, we consider the following conditions to determine if the borrower is granted a concession:

•	assets used to satisfy debt are less than our recorded investment,

•	interest rate is modified,

•	maturity date extension at an interest rate less than market rate,

•	capitalization of interest,

•	delaying principal and/or interest for a period of three months or more, and

•	partial forgiveness of the balance or charge-off.

Mortgage loan workouts, refinances or restructures that are classified as TDRs are individually evaluated and measured for impairment. There were no mortgage loans that we determined to be a TDR at December 31, 2020 and 2019, respectively.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.	Derivative Instruments

None of our derivatives qualify for hedge accounting, thus, any change in the fair value of the derivatives is recognized immediately in the consolidated statements of operations. The fair value of our derivative instruments, including derivative instruments embedded in fixed index annuity contracts, presented in the consolidated balance sheets are as follows:

	December 31,
	2020	2019
	(Dollars in thousands)
Assets
Derivative instruments
Call options	$1,310,954	$1,355,989
Other assets
Interest rate caps	—	6

	$1,310,954	$1,355,995

Liabilities
Policy benefit reserves - annuity products
Fixed index annuities - embedded derivatives, net	$7,938,281	$9,624,395

The changes in fair value of derivatives included in the consolidated statements of operations are as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Change in fair value of derivatives:
Call options	$34,604	$908,556	$(778,899)
Interest rate swap	—	(1,059)	869
Interest rate caps	62	(591)	182

	$34,666	$906,906	$(777,848)

Change in fair value of embedded derivatives:
Fixed index annuities - embedded derivatives	$(1,922,085)	$562,302	$(2,167,628)
Other changes in difference between policy benefit reserves computed using derivative accounting vs. long-duration contracts accounting	635,298	891,740	778,137

	$(1,286,787)	$1,454,042	$(1,389,491)

The amounts presented as “Other changes in difference between policy benefit reserves computed using derivative accounting vs. long-duration contracts accounting” represents the total change in the difference between policy benefit reserves for fixed index annuities computed under the derivative accounting standard and the long-duration contracts accounting standard at each balance sheet date, less the change in fair value of our fixed index annuities embedded derivatives that is presented as Level 3 liabilities in Note 2 - Fair Values of Financial Instruments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We have fixed index annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index. When fixed index annuity deposits are received, a portion of the deposit is used to purchase derivatives consisting of call options on the applicable market indices to fund the index credits due to fixed index annuity policyholders. Substantially all such call options are one year options purchased to match the funding requirements of the underlying policies. The call options are marked to fair value with the change in fair value included as a component of revenues. The change in fair value of derivatives includes the gains or losses recognized at the expiration of the option term and the changes in fair value for open positions. On the respective anniversary dates of the index policies, the index used to compute the index credit is reset and we purchase new call options to fund the next index credit. We manage the cost of these purchases through the terms of our fixed index annuities, which permit us to change caps, participation rates, and/or asset fees, subject to guaranteed minimums on each policy’s anniversary date. By adjusting caps, participation rates, or asset fees, we can generally manage option costs except in cases where the contractual features would prevent further modifications.

Our strategy attempts to mitigate any potential risk of loss due to the nonperformance of the counterparties to these call options through a regular monitoring process which evaluates the program’s effectiveness. We do not purchase call options that would require payment or collateral to another institution and our call options do not contain counterparty credit-risk-related contingent features. We are exposed to risk of loss in the event of nonperformance by the counterparties and, accordingly, we purchase our option contracts from multiple counterparties and evaluate the creditworthiness of all counterparties prior to purchase of the contracts. All non-exchange traded options have been purchased from nationally recognized financial institutions with a Standard and Poor’s credit rating of A- or higher at the time of purchase and the maximum credit exposure to any single counterparty is subject to concentration limits. We also have credit support agreements that allow us to request the counterparty to provide collateral to us when the fair value of our exposure to the counterparty exceeds specified amounts.

The notional amount and fair value of our call options by counterparty and each counterparty’s current credit rating are as follows:

			December 31,
			2020		2019
Counterparty	Credit Rating (S&P)	Credit Rating (Moody’s)	Notional Amount	Fair Value	Notional Amount	Fair Value
				(Dollars in thousands)
Bank of America	A+	Aa2	$2,835,420	$95,378	$2,680,543	$80,692
Barclays	A	A1	5,710,978	277,692	5,753,868	217,536
Canadian Imperial Bank of Commerce	A+	Aa2	6,593,815	279,053	4,110,525	154,917
Citibank, N.A.	A+	Aa3	3,118,979	96,757	4,075,544	109,046
Credit Suisse	A+	Aa3	4,422,798	78,823	4,526,414	116,659
J.P. Morgan	A+	Aa2	3,600,636	54,762	4,703,234	151,651
Morgan Stanley	A+	Aa3	2,856,466	62,969	1,886,995	41,253
Royal Bank of Canada	AA-	A2	1,289,699	32,753	2,565,202	101,511
Societe Generale	A	A1	1,494,904	34,394	3,280,286	139,101
Truist	A	A2	2,375,124	96,573	2,051,229	74,910
Wells Fargo	A+	Aa2	4,848,541	196,801	4,221,408	163,520
Exchange traded			214,819	4,999	191,948	5,193

			$39,362,179	$1,310,954	$40,047,196	$1,355,989

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2020 and 2019, we held $1.3 billion and $1.3 billion, respectively, of cash and cash equivalents and other investments from counterparties for derivative collateral, which is included in Other liabilities on our consolidated balance sheets. This derivative collateral limits the maximum amount of economic loss due to credit risk that we would incur if parties to the call options failed completely to perform according to the terms of the contracts to $35.1 million and $25.2 million at December 31, 2020 and 2019, respectively.

The future index credits on our fixed index annuities are treated as a “series of embedded derivatives” over the expected life of the applicable contract. We do not purchase call options to fund the index liabilities which may arise after the next policy anniversary date. We must value both the call options and the related forward embedded options in the policies at fair value.

We entered into an interest rate swap and interest rate caps to manage interest rate risk associated with the floating rate component on certain of our subordinated debentures. See Note 10 - Subordinated Debentures for more information on our subordinated debentures. As of December 31, 2020, all of our floating rate subordinated debentures have been redeemed and the interest rate swap and interest rate caps have been terminated. The terms of the interest rate swap provided that we paid a fixed rate of interest and received a floating rate of interest. The terms of the interest rate caps limited the three month LIBOR to 2.50%. The interest rate swap and caps were not effective hedges under accounting guidance for derivative instruments and hedging activities. Therefore, we recorded the interest rate swap and caps at fair value and any net cash payments received or paid were included in the change in fair value of derivatives in the consolidated statements of operations.

6.	Deferred Policy Acquisition Costs, Deferred Sales Inducements and Liability for Lifetime Income Benefit Riders

Policy acquisition costs deferred and amortized are as follows:

	December 31,
	2020	2019	2018
	(Dollars in thousands)
Balance at beginning of year	$2,923,454	$3,535,838	$2,714,523
Costs deferred during the year:
Commissions	251,429	419,165	384,432
Policy issue costs	3,725	3,351	3,790
Amortization:
Amortization	(2,769)	(280,699)	(358,563)
Impact of unlocking	(646,785)	192,982	30,572
Effect of net unrealized gains/losses	(483,242)	(947,183)	761,084

Balance at end of year	$2,045,812	$2,923,454	$3,535,838

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Sales inducements deferred and amortized are as follows:

	December 31,
	2020	2019	2018
	(Dollars in thousands)
Balance at beginning of year	$1,966,723	$2,516,721	$2,001,892
Costs deferred during the year	93,610	177,941	179,465
Amortization:
Amortization	(10,063)	(193,292)	(243,666)
Impact of unlocking	(428,101)	104,707	21,465
Effect of net unrealized gains/losses	(293,312)	(639,354)	557,565

Balance at end of year	$1,328,857	$1,966,723	$2,516,721

The following table presents a rollforward of the liability for lifetime income benefit riders (net of coinsurance ceded):

	December 31,
	2020	2019	2018
	(Dollars in thousands)
Balance at beginning of year	$1,303,451	$808,167	$704,441
Benefit expense accrual	311,211	179,901	157,333
Impact of unlocking	285,825	315,383	(53,607)
Claim payments	—	—	—

Balance at end of year	$1,900,487	$1,303,451	$808,167

We periodically update the key assumptions used in the calculation of amortization of deferred policy acquisition costs and deferred sales inducements retrospectively through an unlocking process when estimates of current or future gross profits/margins (including the impact of realized investment gains and losses) to be realized from a group of products are revised. In addition, we periodically update the assumptions used in determining the liability for lifetime income benefit riders.

We review these assumptions quarterly and as a result of these reviews, we made updates to assumptions in 2020, 2019 and 2018. In addition, we implemented an enhanced actuarial valuation system during 2019, and as a result, our 2019 assumption updates include model refinements resulting from the implementation.

The most significant assumption updates made in 2020 were to investment spread assumptions, including the net investment earned rate and crediting rates on policies, as well as updates to lapse rate and partial withdrawal assumptions.

Due to the current economic and low interest rate environments, we updated our assumption for aggregate investment spread to 2.40% in the near-term increasing to 2.60% over an eight-year reversion period and our assumption for crediting/discount rate to 1.60% increasing to 2.10% over an eight-year reversion period. Prior to these assumption updates, our long-term assumption for aggregate investment spread was steady at 2.60%, with a near term crediting/discount rate of 1.90% increasing to 2.90% over a 20 year reversion period. The assumption update to decrease aggregate investment spread resulted in lower expected future gross profits as compared to previous estimates and a decrease in the balances of deferred policy acquisition costs and deferred sales

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

inducements. The decrease in the crediting rate, which is used as the discount rate in the calculation of the liability for lifetime income benefit riders, resulted in an increase in the liability for lifetime income benefit riders.

We updated lapse rate and partial withdrawal assumptions based on actual historical experience. For certain annuity products without a lifetime income benefit rider, lapse rate and partial withdrawal assumptions were increased while for certain annuity products with a lifetime income benefit rider, lapse rate and partial withdrawal assumptions were decreased. The net impact of the updates to lapse rate and partial withdrawal assumptions resulted in lower expected future gross profits as compared to previous estimates and a decrease in the balances of deferred policy acquisition costs and deferred sales inducements. The net impact of the updates to lapse rate and partial withdrawal assumptions resulted in an increase in the liability for lifetime income benefit riders due to a greater amount of expected benefit payments in excess of account values.

The most significant assumption updates made during 2019 were to lapse and utilization assumptions. We had credible lapse and utilization data based upon a comprehensive experience study spanning over 10 years on our products with lifetime income benefit riders and have experienced lapse rates that are lower than previously estimated.

Lower lapse assumptions resulted in an expectation that more policyholders will turn on their lifetime income benefit than previously anticipated which results in a greater amount of benefit payments in excess of account value and the need for a greater liability for lifetime income benefit riders. The decrease in lapse rate assumptions also resulted in policies being in force for a longer period of time and an increase in expected gross profits as compared to previous estimates. The higher level of expected future gross profits resulted in an increase in the balances of deferred policy acquisition costs and deferred sales inducements.

Our historical experience also indicated that the ultimate utilization of certain lifetime income benefit riders was expected to be less than our prior assumptions and the timing of utilization of lifetime income benefit riders is later than in our prior assumptions. We reduced our ultimate utilization assumptions for fee riders from 75% to 60% and for no-fee riders from 37.5% to 30%, for policies issued in 2014 and prior years. The net effect of the utilization assumption revisions resulted in a decrease in the liability for lifetime income benefit riders and partially offset the increase in the reserve for lifetime income benefit riders from the change in lapse assumptions.

In addition, we updated our assumptions regarding future crediting/discount rates. We assumed a 3.80% U.S. Treasury rate with a 20 year mean revision period. Our assumption for aggregate investment spread was 2.60% which translated to an ultimate discount rate of 2.90%. While the aggregate spread of 2.60% did not change from prior estimates, our estimates of the profitability of individual cohorts changed with the use of an aggregate portfolio yield across all cohorts. This assumption update resulted in a change in the allocation of profitability by cohort, which caused a reduction in the deferred policy acquisition costs and deferred sales inducements assets and partially offset the increase in the deferred policy acquisition costs and deferred sales inducements assets from the change in lapse assumptions.

The most significant updates made during 2018 as a result of our quarterly reviews were account balance true-ups which were favorable to us due to stronger index credits than we assumed due to strong equity market performance and adjustments to generally decrease lapse rate assumptions to reflect better persistency experienced than assumed. The favorable impact of the account balance true-ups and lapse rate assumption changes was partially offset by updates to lower our future investment spread assumptions primarily due to an increase in the cost of money we had been experiencing.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The 2018 updates to the liability for lifetime income benefit riders were consistent with the updates used in the calculation of amortization of deferred policy acquisition costs and deferred sales inducements described above. The 2018 updates were primarily attributable to account balance true-ups and future investment spread assumptions. The impact of the account balance true-ups and future investment spread changes was partially offset by the lapse rate assumptions changes described above.

7.	Reinsurance and Policy Provisions

Coinsurance

We have two coinsurance agreements with EquiTrust Life Insurance Company (“EquiTrust”), covering 70% of certain of American Equity Life’s fixed index and fixed rate annuities issued from August 1, 2001 through December 31, 2001, 40% of those contracts issued during 2002 and 2003, and 20% of those contracts issued from January 1, 2004 to July 31, 2004. The business reinsured under these agreements may not be recaptured. Coinsurance deposits (aggregate policy benefit reserves transferred to EquiTrust under these agreements) were $428.0 million and $481.9 million at December 31, 2020 and 2019, respectively. We remain liable to policyholders with respect to the policy liabilities ceded to EquiTrust should EquiTrust fail to meet the obligations it has coinsured. The balance due under these agreements to EquiTrust was $9.7 million and $10.7 million at December 31, 2020 and 2019, respectively, and represents the fair value of call options held by us to fund index credits related to the ceded business net of cash due to or from EquiTrust related to monthly settlements of policy activity and other expenses.

We have three coinsurance agreements with Athene Life Re Ltd. (“Athene”), an unauthorized life reinsurer domiciled in Bermuda. One agreement ceded 20% of certain of American Equity Life’s fixed index annuities issued from January 1, 2009 through March 31, 2010. The second agreement ceded 80% of American Equity Life’s multi-year rate guaranteed annuities issued from July 1, 2009 through December 31, 2013 and 80% of Eagle Life’s multi-year rate guaranteed annuities issued from November 20, 2013 through December 31, 2013. The third agreement cedes 80% of certain of American Equity Life’s and Eagle Life’s multi-year rate guaranteed annuities issued on or after January 1, 2014, 80% of Eagle Life’s fixed index annuities issued prior to January 1, 2017, 50% of certain of Eagle Life’s fixed index annuities issued from January 1, 2017 through December 31, 2018, 20% of certain of Eagle Life’s fixed index annuities issued on or after January 1, 2019 and 80% of certain of American Equity Life’s fixed index annuities issued from August 1, 2016 through December 31, 2016. The business reinsured under any of the Athene agreements may not be recaptured. Coinsurance deposits (aggregate policy benefit reserves transferred to Athene under these agreements) were $4.4 billion and $4.6 billion at December 31, 2020 and 2019, respectively. American Equity Life is an intermediary for reinsurance of Eagle Life’s business ceded to Athene. American Equity Life and Eagle Life remain liable to policyholders with respect to the policy liabilities ceded to Athene should Athene fail to meet the obligations it has coinsured. The annuity deposits that have been ceded to Athene are secured by assets held in trusts and American Equity Life is the sole beneficiary of the trusts. The assets in the trusts are required to remain at a value that is sufficient to support the current balance of policy benefit liabilities of the ceded business on a statutory basis. If the value of the trust accounts would ever be less than the amount of the ceded policy benefit liabilities on a statutory basis, Athene is required to either establish a letter of credit or deposit securities in the trusts for the amount of any shortfall. The balance due under these agreements to Athene was $105.8 million and $100.2 million at December 31, 2020 and 2019, respectively, and represents the fair value of call options held by us to fund index credits related to the ceded business net of cash due from Athene related to monthly settlements of policy activity. Effective January 1, 2021, no new business is being ceded to Athene.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Amounts ceded to EquiTrust and Athene under these agreements are as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Consolidated Statements of Operations
Annuity product charges	$7,021	$7,792	$7,074
Change in fair value of derivatives	43,080	97,195	(41,487)

	$50,101	$104,987	$(34,413)

Interest sensitive and index product benefits	$152,485	$132,127	$165,485
Change in fair value of embedded derivatives	4,352	109,002	(92,649)
Other operating costs and expenses	17,663	18,778	20,415

	$174,500	$259,907	$93,251

Consolidated Statements of Cash Flows
Annuity deposits	$(35,667)	$(290,040)	$(413,222)
Cash payments to policyholders	466,311	381,276	389,384

	$430,644	$91,236	$(23,838)

We calculate estimated losses on reinsurance recoverable balances by determining an expected loss ratio. The expected loss ratio is based on industry historical loss experience and expected recovery timing adjusted for certain current and forecasted environmental factors management believes to be relevant. Estimated losses related to our reinsurance recoverable balances were $1.9 million as of December 31, 2020.

Financing Arrangements

We have a reinsurance agreement with Hannover Life Reassurance Company of America (“Hannover”), which is treated as reinsurance under statutory accounting practices and as a financing arrangement under GAAP. The statutory surplus benefit under this agreement is eliminated under GAAP and the associated charges are recorded as risk charges and included in other operating costs and expenses in the consolidated statements of operations. The agreement became effective April 1, 2019 (the “2019 Hannover Agreement”).

The 2019 Hanover Agreement is a coinsurance funds withheld reinsurance agreement for statutory purposes covering 80% of lifetime income benefit rider payments in excess of policy fund values and waived surrender charges related to penalty free withdrawals on certain business. We may recapture the risks reinsured under this agreement without penalty as of the end of the accounting period in which every reinsured policy in the issue year cohort reaches its 12th anniversary date. We can elect to recapture the business by issue year cohort any time prior to the 12th anniversary date however we are subject to paying a make-whole payment to Hannover in the event of an early recapture. The agreement incentivizes us to recapture the business on or before the 12th anniversary of each issue year cohort.

The 2019 Hannover Agreement replaced a yearly renewable term reinsurance transaction we had with Hannover, which was effective July 1, 2013 and was subsequently amended effective October 1, 2016 (the “2013 Hannover Agreement”). The 2013 Hannover Agreement was also treated as reinsurance under statutory accounting practices and as a financing arrangement for GAAP. The 2013 Hannover Agreement covered 45.6% of waived surrender charges related to penalty free withdrawals, deaths and lifetime income benefit rider payments as well as lifetime income benefit rider payments in excess of policy fund values on certain business.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The reserve credit recorded on a statutory basis by American Equity Life was $1.4 billion and $1.2 billion at December 31, 2020 and 2019, respectively. We pay a quarterly risk charge based on the pretax statutory benefit as of the end of each calendar quarter. Risk charges attributable to our agreements with Hannover were $44.7 million, $37.8 million, and $30.8 million during 2020, 2019 and 2018, respectively.

8. Income Taxes

We file consolidated federal income tax returns that include all of our wholly-owned subsidiaries. Our income tax expense as presented in the consolidated financial statements is summarized as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Consolidated statements of operations:
Current income taxes	$3,430	$12,528	$120,289
Deferred income taxes (benefits)	141,071	56,947	(12,563)

Total income tax expense included in consolidated statements of operations	144,501	69,475	107,726
Stockholders’ equity:
Expense (benefit) relating to:
Adoption of expected credit loss model	(2,543)	—	—
Change in net unrealized investment losses	247,578	412,117	(240,459)

Total income tax expense (benefit) included in consolidated financial statements	$389,536	$481,592	$(132,733)

Income tax expense in the consolidated statements of operations differed from the amount computed at the applicable statutory federal income tax rates of 21% for the years ended December 31, 2020, 2019, and 2018 as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
Income before income taxes	$815,961	$315,565	$565,742

Income tax expense on income before income taxes	$171,352	$66,269	$118,806
Tax effect of:
State income taxes	5,749	5,111	5,777
Tax exempt net investment income	(4,602)	(4,385)	(4,223)
Tax rate differential on net operating loss carryback	(30,041)	—	—
Worthless stock deduction	—	—	(7,448)
Other	2,043	2,480	(5,186)

Income tax expense	$144,501	$69,475	$107,726

Effective tax rate	17.7%	22.0%	19.0%

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The effective tax rate for the year ended December 31, 2020 was positively impacted by $30.0 million related to the provision of the CARES ACT which allowed net operating losses for 2018 through 2020 to be carried back to previous tax years in which a 35% statutory tax rate was in effect.

Deferred income tax assets or liabilities are established for temporary differences between the financial reporting amounts and tax bases of assets and liabilities that will result in deductible or taxable amounts, respectively, in future years. The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 2020 and 2019, are as follows:

	December 31,
	2020	2019
	(Dollars in thousands)
Deferred income tax assets:
Policy benefit reserves	$1,463,227	$1,733,672
Credit losses/Impairments	28,519	15,166
Amounts due reinsurer	—	8,784
Other policyholder funds	3,789	4,359
Deferred compensation	2,161	3,705
Share-based compensation	2,189	2,775
Net operating loss carryforwards	—	37,509
Other	3,569	14,677

Gross deferred tax assets	1,503,454	1,820,647

Deferred income tax liabilities:
Deferred policy acquisition costs and deferred sales inducements	(1,146,016)	(1,303,385)
Net unrealized gains on available for sale fixed maturity securities	(639,769)	(392,189)
Derivative instruments	(119,444)	(109,287)
Policy benefit reserves	(123,270)	(147,924)
Investment income items	(28,719)	(42,105)
Amounts due reinsurer	(5,636)	—
Other	(4,603)	(3,654)

Gross deferred tax liabilities	(2,067,457)	(1,998,544)

Net deferred income tax liability	$(564,003)	$(177,897)

Included in deferred income taxes is the expected income tax benefit attributable to unrealized losses on available for sale fixed maturity securities. There is no valuation allowance provided for the deferred income tax asset attributable to unrealized losses on available for sale fixed maturity securities. Management expects that the passage of time will result in the reversal of these unrealized losses due to the fair value increasing as these securities near maturity. We have the intent and ability to hold these securities to maturity and do not believe it would be necessary to liquidate these securities at a loss. In addition, we have the ability to sell fixed maturity securities in unrealized gain positions to offset realized deferred income tax assets attributable to unrealized losses on available for sale fixed maturity securities.

Realization of our deferred income tax assets is more likely than not based on expectations as to our future taxable income and considering all other available evidence, both positive and negative. Therefore, no valuation allowance against deferred income tax assets has been established as of December 31, 2020 and 2019.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

There were no material income tax contingencies requiring recognition in our consolidated financial statements as of December 31, 2020. We are no longer subject to income tax examinations by tax authorities for years 2016 and prior.

At December 31, 2020, we have no net operating loss carryforwards for federal income tax purposes.

9. Notes Payable and Amounts Due Under Repurchase Agreements

Notes payable includes the following:

	December 31,
	2020	2019
	(Dollars in thousands)
Senior notes due 2027
Principal	$500,000	$500,000
Unamortized debt issue costs	(4,086)	(4,607)
Unamortized discount	(246)	(277)

	$495,668	$495,116

On June 16, 2017, we issued $500 million aggregate principal amount of senior unsecured notes due 2027 which bear interest at 5.0% per year and will mature on June 15, 2027 (the “2027 Notes”). The 2027 Notes were issued at a $0.3 million discount, which is being amortized over the term of the 2027 Notes using the effective interest method. Contractual interest is payable semi-annually in arrears each June 15th and December 15th. The initial transaction fees and costs totaling $5.8 million were capitalized as deferred financing costs and are being amortized over the term of the 2027 Notes using the effective interest method.

On September 30, 2016, we entered into a credit agreement with six banks that provided for a $150 million unsecured revolving line of credit (the “Revolving Facility”) that terminates on September 30, 2021 and a $100 million term loan that was scheduled to terminate on September 30, 2019 but was repaid on June 16, 2017 without penalty. We utilized the proceeds from the Term Loan to make a contribution to the capital and surplus of our subsidiary, American Equity Life. Any proceeds from the Revolving Facility will be used to finance our general corporate purposes. The interest rate for all borrowings under the credit agreement is floating at a rate based on our election that will be equal to the alternate base rate (as defined in the credit agreement) plus the applicable margin or the adjusted LIBOR rate (as defined in the credit agreement) plus the applicable margin. We also pay a commitment fee based on the available unused portion of the Revolving Facility. The applicable margin and commitment fee rate are based on our credit rating and can change throughout the period of the borrowings. Based upon our current credit rating, the applicable margin is 0.75% for alternate base rate borrowings and 1.75% for adjusted LIBOR rate borrowings, and the commitment fee is 0.275%. Under this agreement, we are required to maintain a minimum risk-based capital ratio at our subsidiary, American Equity Life, of 275%, a maximum ratio of adjusted debt to total adjusted capital of 0.35, and a minimum level of statutory surplus at American Equity Life equal to the sum of 1) 80% of statutory surplus at June 30, 2016, 2) 50% of the statutory net income for each fiscal quarter ending after June 30, 2016, and 3) 50% of all capital contributed to American Equity Life after June 30, 2016. The Revolving Facility contains an accordion feature that allows us, on up to three occasions and subject to credit availability, to increase the credit facility by an additional $50 million in the aggregate. We also have the ability to extend the maturity date of the Revolving Facility by an additional one year past the initial maturity date of September 30, 2021 with the consent of the extending banks. There are currently no guarantors of the Revolving Facility, but certain of our subsidiaries must

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

guarantee our obligations under the credit agreement if such subsidiaries guarantee other material amounts of our debt. No amounts were outstanding under the Revolving Facility at December 31, 2020 and 2019. As of December 31, 2020, $1,038.0 million is unrestricted and could be distributed to shareholders and still be in compliance with all covenants under this credit agreement.

As part of our investment strategy, we enter into securities repurchase agreements (short-term collateralized borrowings). When we do borrow cash on these repurchase agreements, we pledge collateral in the form of debt securities with fair values approximately equal to the amount due and we use the cash to purchase debt securities ahead of the time we collect the cash from selling annuity policies to avoid a lag between the investment of funds and the obligation to credit interest to policyholders. We earn investment income on the securities purchased with these borrowings at a rate in excess of the cost of these borrowings. Such borrowings averaged $14.3 million, $33.0 million and $51.8 million for the years ended December 31, 2020, 2019 and 2018, respectively. The maximum amount borrowed during 2020, 2019 and 2018 was $186.4 million, $243.6 million and $544.1 million, respectively. The weighted average interest rate on amounts due under repurchase agreements was 1.73%, 2.99% and 1.90% for the years ended December 31, 2020, 2019 and 2018, respectively.

10. Subordinated Debentures

Our wholly-owned subsidiary trusts (which are not consolidated) have issued fixed rate and floating rate trust preferred securities and have used the proceeds from these offerings to purchase subordinated debentures from us. We also issued subordinated debentures to the trusts in exchange for all of the common securities of each trust. The sole assets of the trusts are the subordinated debentures and any interest accrued thereon. The interest payment dates on the subordinated debentures correspond to the distribution dates on the trust preferred securities issued by the trusts. The trust preferred securities mature simultaneously with the subordinated debentures. Our obligations under the subordinated debentures and related agreements provide a full and unconditional guarantee of payments due under the trust preferred securities. All subordinated debentures are callable by us at any time, except for the Trust II subordinated debt obligations.

Following is a summary of subordinated debt obligations to the trusts at December 31, 2020 and 2019:

	December 31,
	2020	2019	Interest Rate		Due Date
	(Dollars in thousands)
American Equity Capital Trust II	$78,112	$77,822		5%	June 1, 2047
American Equity Capital Trust III	—	27,840	*LIBOR +	3.90%	April 29, 2034
American Equity Capital Trust IV	—	12,372	*LIBOR +	4.00%	January 8, 2034
American Equity Capital Trust XII	—	41,238	*LIBOR +	3.50%	April 7, 2036

	78,112	159,272
Unamortized debt issue costs	—	(2,007)

	$78,112	$157,265

*—three	month London Interbank Offered Rate

The principal amount of the subordinated debentures issued by us to American Equity Capital Trust II (“Trust II”) is $100.0 million. These debentures were assigned a fair value of $74.7 million at the date of issue (based upon an effective yield-to-maturity of 6.8%). The difference between the fair value at the date of issue and the principal amount is being accreted over the life of the debentures. The trust preferred securities issued by Trust II

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

were issued to Iowa Farm Bureau Federation, which owns more than 50% of the voting capital stock of FBL Financial Group, Inc. (“FBL”). The consideration received by Trust II in connection with the issuance of its trust preferred securities consisted of fixed income securities of equal value which were issued by FBL.

We redeemed subordinated debentures issued to the following trusts during December 2019: American Equity Capital Trust VII, American Equity Capital Trust VIII, American Equity Capital Trust IX, American Equity Capital Trust X and American Equity Capital Trust XI. In addition, we redeemed subordinated debentures issued to American Equity Capital Trust IV and American Equity Capital Trust XII during January 2020 and subordinated debentures issued to American Equity Capital Trust III during February 2020.

11. Retirement and Share-based Compensation Plans

We have adopted a contributory defined contribution plan which is qualified under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of our full-time employees subject to minimum eligibility requirements. Employees can contribute a percentage of their annual salary (up to a maximum annual contribution of $19,500 in 2020, $19,000 in 2019 and $18,500 in 2018) to the plan. We contribute an additional amount, subject to limitations, based on the voluntary contribution of the employee. Further, the plan provides for additional employer contributions based on the discretion of the Board of Directors. Plan contributions charged to expense were $2.4 million, $1.8 million and $1.7 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The following table summarizes compensation expense recognized for employees and directors as a result of share-based compensation:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
ESOP	$2,908	$2,547	$2,194
Employee Incentive Plans	7,855	6,559	5,434
Director Equity Plans	1,056	922	966

	$11,819	$10,028	$8,594

The principal purpose of the American Equity Investment Employee Stock Ownership Plan (“ESOP”) is to provide each eligible employee with an equity interest in us. Employees become eligible once they have completed a minimum of six months of service. Employees become 100% vested after two years of service. Our contribution to the ESOP is determined by the Board of Directors.

During 2020, the 2016 Employee Incentive Plan (“2016 Plan”) was amended and renamed the American Equity Investment Life Holding Company Amended and Restated Equity Incentive Plan (“Amended Plan”). The Amended Plan increased the number of shares of Common stock reserved for issuance by 3,000,000 shares to 5,500,000 shares of our Common stock which may be issued in the form of grants of options, stock appreciation rights, restricted stock awards and restricted stock units. In addition, the Amended Plan allows for awards to be granted to members of the Board of Directors of the Company.

At December 31, 2020, we had 3,485,509 shares of common stock available for future grant under the Amended Plan.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In 2016, we adopted the 2016 Plan which authorized the issuance of up to 2,500,000 shares of our Common stock in the form of grants of options, stock appreciation rights, restricted stock awards and restricted stock units. As the 2016 Plan was amended and replaced by the Amended Plan, at December 31, 2020, there were no shares of common stock available for future grant under the 2016 Plan.

We have a long-term performance incentive plan under which certain members of our senior management team are granted performance-based restricted stock units pursuant to the Amended Plan or the 2016 Plan. During 2020, 2019 and 2018, we granted 217,781, 152,678 and 105,617 restricted stock units under these plans, respectively. For the 2020, 2019 and 2018 grants, vesting is tied to threshold, target and maximum performance goals for the three year periods ending December 31, 2022, December 31, 2021 and December 31, 2020, respectively. Fifty percent of the restricted stock units will vest if we meet threshold goals, 100% of the restricted stock units will vest if we meet target performance goals and 150% of the restricted stock units will vest if we meet maximum performance goals. Compensation expense is recognized over the three year vesting period based on the likelihood of meeting threshold, target and maximum goals. Restricted stock units that ultimately vest are payable in an equal number of shares of our common stock. Restricted stock units are accounted for as equity awards and the estimated fair value of restricted stock units is based upon the closing price of our common stock on the date of grant.

During 2020, 2019 and 2018 we granted 133,429, 72,696 and 85,500, respectively, time-based restricted stock units to employees under the Amended Plan or the 2016 Plan. These grants vest one to three years following the grant date provided the participant remains employed with us. Shares will vest early upon an employee reaching 65 years of age with 10 years of service with us. Compensation expense is recognized over the vesting period. Restricted stock units that ultimately vest are payable in an equal number of shares of our common stock. Restricted stock units are accounted for as equity awards and the estimated fair value of restricted stock units is based upon the closing price of our common stock on the date of grant.

During 2018, we issued 36,270 shares of restricted common stock under the 2016 Plan to certain employees. These shares will generally vest on the date three years following the grant date provided the participant remains employed with us. Compensation expense is recognized over the vesting period. Shares vest immediately for participants over 65 years of age with 10 years of service with us, and compensation expense under this plan for these participants was recognized upon approval of the incentive award by the compensation committee.

During 2020, we granted 105,809 options to employees under the Amended Plan or the 2016 Plan at an exercise price equal to the fair market value of our common stock on the date of grant. These options vest over a period of three to five years and expire 10 years after the grant date. Compensation expense is recognized over the vesting period.

During 2020, we granted 709,958 performance-based options (“Performance Options”) to employees under the Amended Plan at an exercise price equal to the fair market value of our common stock on the date of grant. These Performance Options vest based upon the timing of meeting the market condition of a 30-day volume weighted average common stock price of $37.00 per common share. Fifty percent of the Performance Options granted vest upon the later of: (i) the market condition noted above being met; and (ii) the one year anniversary of the Grant Date. The remaining fifty percent of the Performance Options granted vest on the one year anniversary of the vesting of the initial fifty percent of the Performance Options. If the Company does not achieve the market condition on or before the fifth anniversary of the Grant Date, the Performance Options shall be forfeited. Compensation expense for the Performance Options is recognized over the requisite service period.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

During 2020, we issued 51,450 shares of common stock under the Amended Plan to our Directors, all of which are restricted stock, and which vest on the earlier of the next annual meeting date or one year from the grant date provided the individual remains a Director during that time period.

The 2013 Director Equity and Incentive Plan authorized the grant of options, stock appreciation rights, restricted stock awards and restricted stock units convertible into or based upon our common stock of up to 250,000 shares to our Directors. During 2019 and 2018, we issued 32,000 and 28,600 shares of common stock, respectively, all of which are restricted stock, and which vested on the earlier of the next annual meeting date or one year from the grant date provided the individual remains a Director during that time period. At December 31, 2020, there were no shares of common stock available for future grant under the 2013 Director and Equity Incentive Plan.

During 2014, we established the 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan, which was amended during 2016. Under the amended plan, agents of American Equity Life may receive grants of restricted stock and restricted stock units based upon their individual sales. The plan authorizes grants of up to 1,800,000 shares of our common stock. At December 31, 2020, we had 730,564 shares of common stock available for future grant under the amended 2014 Independent Insurance Agent Restricted Stock and Restricted Stock Unit Plan. We recognize commission expense and an increase to additional paid-in capital as share-based compensation equal to the fair value of the restricted stock and restricted stock units as they are earned.

In January 2017, American Equity Life’s agents were granted 363,624 restricted stock units based on their production during 2016. In January 2019, agents vested in 57,562 restricted stock units granted in January 2017 based on their continued service as an independent agent and their 2018 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $1.6 million in 2018. In January 2020, agents vested in 58,617 restricted stock units granted in January 2017 based on their continued service as an independent agent and their 2019 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $1.4 million in 2019. In January 2021, agents vested in 41,735 restricted stock units granted in January 2017 based on their continued service as an independent agent and their 2020 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $0.9 million in 2020.

In January 2016, American Equity Life’s agents were granted 650,683 restricted stock units based on their production during 2015. In January 2019, agents vested in 89,367 restricted stock units granted in January 2016 based on their continued service as an independent agent and their 2018 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $2.4 million in 2018. In January 2020, agents vested in 89,382 restricted stock units granted in January 2016 based on their continued service as an independent agent and their 2019 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $2.2 million in 2019. In January 2021, agents vested in 4,042 restricted stock units granted in January 2016 based on their continued service as an independent agent and their 2020 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $0.1 million in 2020.

For the restricted stock units granted to agents in January of 2017 and 2016, 20% of the restricted stock units vested one year from the grant date if the agent was in good standing with American Equity Life at that date. The remaining 80% of the restricted stock units granted to retirement eligible individuals vest over a three year period if the agent remains in good standing with American Equity Life. The remaining 80% of the restricted stock units granted to non-retirement eligible individuals vest based on the agent’s individual sales and continued service as an independent agent over a period of time not to exceed five years.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In January 2015, American Equity Life’s agents were granted 27,985 shares of restricted stock and 221,489 restricted stock units based on their production during 2014. In January 2019, agents vested in 28,575 restricted stock units granted in January 2015 based on their continued service as an independent agent and their 2018 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $0.9 million in 2018. In January 2020, agents vested in 2,943 restricted stock units granted in January 2015 based on their continued service as an independent agent and their 2019 individual sales of our products, and for which we recorded commission expense (capitalized as deferred policy acquisition costs) of $0.1 million in 2019. The restricted stock was granted to retirement eligible individuals and vested immediately upon grant. 20% of the restricted stock units vested one year from the grant date if the agent was in good standing with American Equity Life at that date. The remaining 80% of the restricted stock units granted vest based on the agent’s individual sales and continued service as an independent agent over a period of time not to exceed five years.

Our 2000 Director Stock Option Plan, 2009 Employee Incentive Plan and 2011 Director Stock Option Plan authorized grants of options to officers, directors and employees for an aggregate of up to 2,975,000 shares of our common stock. All options granted under these plans have ten year terms and a six month or three year vesting period after which they become fully exercisable immediately.

During 2007, 2010 and 2012 we established Independent Insurance Agent Stock Option plans. Under these plans, agents of American Equity Life received grants of options to acquire shares of our common stock based upon their individual sales. The plans authorize grants of options to agents for an aggregate of up to 8,000,000 shares of our common stock. We recognized commission expense and an increase to additional paid-in capital as share-based compensation equal to the fair value of the options as they were earned.

Changes in the number of stock options granted to employees and agents outstanding during the years ended December 31, 2020, 2019 and 2018 are as follows:

	Number of Shares	Weighted-Average Exercise Price per Share	Total Exercise Price
	(Dollars in thousands, except per share data)
Outstanding at January 1, 2018	1,980,265	$16.20	$32,084
Granted	—	—	—
Canceled	(40,850)	18.87	(771)
Exercised	(717,550)	13.99	(10,040)

Outstanding at December 31, 2018	1,221,865	17.41	21,273
Granted	—	—	—
Canceled	(22,600)	18.14	(410)
Exercised	(370,352)	11.76	(4,357)

Outstanding at December 31, 2019	828,913	19.91	16,506
Granted	815,767	26.70	21,778
Canceled	(31,200)	21.50	(670)
Exercised	(355,563)	16.98	(6,038)

Outstanding at December 31, 2020	1,257,917	25.10	$31,576

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table summarizes information about stock options outstanding at December 31, 2020:

	Stock Options Outstanding			Stock Options Vested
Range of Exercise Prices	Number of Awards	Remaining Life (yrs)	Weighted-Average Exercise Price Per Share	Number of Awards	Remaining Life (yrs)	Weighted-Average Exercise Price Per Share
$10.52 - $12.26	87,000	0.92	$11.42	87,000	0.92	$11.42
$21.89 - $26.70	460,959	2.17	24.68	355,150	0.04	24.79
$27.05	709,958	9.88	27.05	—	0.00	—

$10.52 - $27.05	1,257,917	6.44	25.10	442,150	0.21	22.16

The aggregate intrinsic value for stock options outstanding and vested awards was $3.2 million and $2.4 million, respectively, at December 31, 2020. For the years ended December 31, 2020, 2019 and 2018, the total intrinsic value of options exercised by officers, directors and employees was $2.2 million, $3.4 million and $3.0 million, respectively. Intrinsic value for stock options is calculated as the difference between the exercise price of the underlying awards and the price of our common stock as of the reporting date. Cash received from stock options exercised for the years ended December 31, 2020, 2019 and 2018 was $6.0 million, $4.4 million and $10.0 million, respectively.

We have deferred compensation arrangements with certain officers, directors, and consultants, whereby these individuals agreed to take our common stock at a future date in lieu of cash payments at the time of service. The common stock is to be issued in conjunction with a “trigger event,” as that term is defined in the individual agreements. At December 31, 2020 and 2019, these individuals have earned, and we have reserved for future issuance, 4,500 and 335,875 shares of common stock, respectively, pursuant to these arrangements. No equity-based deferred compensation arrangements were in effect during 2020, 2019 or 2018.

We have deferred compensation agreements with certain former officers whereby these individuals have deferred certain salary and bonus compensation which is deposited into the American Equity Officer Rabbi Trust (Officer

Rabbi Trust). The amounts deferred for certain former employees are invested in assets at the direction of the former employee. The assets of the Officer Rabbi Trust are included in our assets and a corresponding deferred compensation liability is recorded. The deferred compensation liability is recorded at the fair market value of the assets in the Officer Rabbi Trust with the change in fair value included as a component of compensation expense. The deferred compensation liability related to these agreements was $0.8 million and $1.3 million at December 31, 2020 and 2019, respectively. The Officer Rabbi Trust held 27,661 shares and 30,532 shares of our common stock at December 31, 2020 and 2019, respectively, which are treated as treasury shares.

12.	Statutory Financial Information and Dividend Restrictions

Statutory accounting practices prescribed or permitted by regulatory authorities for our life insurance subsidiaries differ from GAAP. Net income (loss) for our primary life insurance subsidiary as determined in accordance with statutory accounting practices was as follows:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands)
American Equity Life	$(34,467)	$143,309	$210,049

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statutory capital and surplus for our primary life insurance subsidiary was as follows:

	December 31,
	2020	2019
	(Dollars in thousands)
American Equity Life	$3,728,732	$3,490,196

American Equity Life is domiciled in the State of Iowa and is regulated by the Iowa Insurance Division. In some instances, the Iowa Insurance Division has adopted prescribed or permitted statutory accounting practices that differ from the required accounting outlined in National Association of Insurance Commissioners (“NAIC”) Statutory Accounting Principles (“SAP”). For the year ended December 31, 2020, American Equity Life’s use of prescribed statutory accounting practices resulted in lower statutory capital and surplus of $366.3 million relative to NAIC SAP due to its accounting for call option derivative instruments and fixed index annuity reserves. For the year ended December 31, 2019, American Equity Life’s use of the same prescribed statutory accounting practice resulted in lower statutory capital and surplus of $411.7 million. We purchase call options to hedge the growth in interest credited on fixed index products. The Iowa Insurance Division allows an insurer to elect (1) to use an amortized cost method to account for such call options and (2) to use a fixed index annuity reserve calculation methodology under which call options associated with the current index interest crediting term are valued at zero.

Life insurance companies are subject to the NAIC risk-based capital (RBC) requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Calculations using the NAIC formula indicated that American Equity Life’s ratio of total adjusted capital to the highest level of required capital at which regulatory action might be initiated (Company Action Level) is as follows:

	December 31,
	2020	2019
	(Dollars in thousands)
Total adjusted capital	$3,978,901	$3,824,457
Company Action Level RBC	1,069,434	1,028,662
Ratio of adjusted capital to Company Action Level RBC	372%	372%

Prior approval of regulatory authorities is required for the payment of dividends to the parent company by American Equity Life which exceed an annual limitation. American Equity Life may pay dividends without prior approval, unless such payments, together with all other such payments within the preceding twelve months, exceed the greater of (1) net gain from operations before net realized capital gains/losses for the preceding calendar year or, (2) 10% of the American Equity Life’s surplus at the preceding year-end. The amount of dividends permitted to be paid by American Equity Life to its parent company without prior approval of regulatory authorities is $372.9 million as of December 31, 2020. No dividends were paid by any of our insurance subsidiaries for any of the years presented in these financial statements.

The Parent Company relies on its subsidiaries for cash flow, which has primarily been in the form of investment management fees. Retained earnings in our consolidated financial statements primarily represent undistributed earnings of American Equity Life. As such, our ability to pay dividends is limited by the regulatory restriction placed upon insurance companies as described above. In addition, American Equity Life retains funds to allow for sufficient capital for growth.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.	Commitments and Contingencies

We lease our home office space and certain equipment under various operating leases. Rent expense for the years ended December 31, 2020, 2019 and 2018 totaled $4.2 million, $3.3 million and $3.2 million, respectively. At December 31, 2020, the aggregate future minimum lease payments are $11.2 million. The following represents payments due by period for operating lease obligations as of December 31, 2020 (dollars in thousands):

Year Ending December 31:
2021	$2,354
2022	2,085
2023	1,866
2024	1,832
2025	1,711
2026 and thereafter	1,397

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state and federal regulatory bodies, such as state insurance departments, the Securities and Exchange Commission (“SEC”) and the Department of Labor, regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws and the Employee Retirement Income Security Act of 1974, as amended.

In accordance with applicable accounting guidelines, we establish an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. As a litigation or regulatory matter is developing we, in conjunction with outside counsel, evaluate on an ongoing basis whether the matter presents a loss contingency that meets conditions indicating the need for accrual and/or disclosure, and if not, the matter will continue to be monitored for further developments. If and when the loss contingency related to litigation or regulatory matters is deemed to be both probable and estimable, we will establish an accrued liability with respect to that matter and will continue to monitor the matter for further developments that may affect the amount of the accrued liability.

There can be no assurance that any pending or future litigation will not have a material adverse effect on our business, financial condition, or results of operations.

In addition to our commitments to fund mortgage loans, we have unfunded commitments at December 31, 2020 to limited partnerships of $40.2 million and to fixed maturity securities of $27.0 million.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.	Earnings Per Common Share and Stockholders’ Equity

Earnings Per Common Share

The following table sets forth the computation of earnings per common share and earnings per common share - assuming dilution:

	Year Ended December 31,
	2020	2019	2018
	(Dollars in thousands, except per share data)
Numerator:
Net income available to common stockholders - numerator for earnings per common share	$637,945	$246,090	$458,016

Denominator:

Weighted average common shares outstanding	92,055,035	91,139,453	90,347,915
Effect of dilutive securities:
Stock options and deferred compensation agreements	93,014	304,196	709,433
Restricted stock and restricted stock units	244,447	338,593	365,237

Denominator for earnings per common share - assuming dilution	92,392,496	91,782,242	91,422,585

Earnings per common share	$6.93	$2.70	$5.07
Earnings per common share - assuming dilution	$6.90	$2.68	$5.01

There were no options to purchase shares of our common stock outstanding excluded from the computation of diluted earnings per common share during the years ended December 31, 2020, 2019 and 2018, as the exercise price of all options outstanding was less than the average market price of our common shares for those periods.

Stockholders’ Equity

On June 10, 2020, we issued 12,000 shares of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B (“Series B”) with a $1.00 par value per share and a liquidation preference of $25,000 per share, for aggregate net proceeds of $290.3 million.

On November 21, 2019 we issued 16,000 shares of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (“Series A”) with a $1.00 par value per share and a liquidation preference of $25,000 per share, for aggregate net proceeds of $388.9 million. We used a portion of the proceeds to redeem all of our floating rate subordinated debentures. See Note 10 - Subordinated Debentures for more information on the redemption of our subordinated debentures.

Dividends on the Series A and Series B preferred stock are payable on a non-cumulative basis only when, as and if declared, quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2020 for Series A and on December 1, 2020 for Series B. For the year ended

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2020, we paid dividends totaling $24.5 million and $9.0 million on the Series A preferred stock and Series B preferred stock, respectively. The Series A and Series B preferred stock rank senior to our common stock with respect to dividends, to the extent declared, and in liquidation, to the extent of the liquidation preference. The Series A and Series B preferred stock are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or similar provisions.

Brookfield Asset Management Equity Investment

On October 18, 2020, we announced an agreement with Brookfield Asset Management, Inc. and its affiliated entities (collectively, “Brookfield”) under which Brookfield will acquire up to a 19.9% ownership interest in the Company. The equity investment by Brookfield will take place in two stages: an initial purchase of a 9.9% equity interest at $37.00 per share which closed on November 30, 2020 with Brookfield purchasing 9,106,042 shares, and a second purchase of up to an incremental 10.0% equity interest, at the greater value of $37.00 per share or adjusted book value per share (excluding AOCI and the net impact of fair value accounting for derivatives and embedded derivatives). The second equity investment is subject to finalization of a proposed reinsurance transaction that has been agreed to in principle, receipt of applicable regulatory approvals and other closing conditions. Brookfield also received one seat on the Company’s Board of Directors following the initial equity investment.

Share Repurchase Program

On October 18, 2020, the Company’s Board of Directors approved a $500 million share repurchase program. The purpose of the share repurchase program is to both offset dilution from the issuance of shares to Brookfield and to institute a regular cash return program for shareholders. We started the buyback program on October 30, 2020 and repurchased 1.9 million shares of our common stock for $50 million in the open market.

On November 30, 2020 we entered into an accelerated share repurchase (ASR) agreement with Citibank, N.A. to repurchase an aggregate of $115 million of our common stock. Under the ASR agreement, we received an initial share delivery of approximately 3.5 million shares. The final settlement of 0.5 million shares, which was based on the volume-weighted average price of our common stock during the term of the transaction, less a discount and subject to customary adjustments, was delivered on February 25, 2021. The average price paid for shares repurchased under the ASR was $28.45 per common share. The ASR agreement was determined to be an equity contract.

Treasury Stock

As of December 31, 2020, we held 6,516,525 shares of treasury stock with a carrying value of $151.6 million. As of December 31, 2019, we held 1,344,193 shares of treasury stock with a carrying value of $11.9 million.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15.	Quarterly Financial Information (Unaudited)

Unaudited quarterly results of operations are summarized below.

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(Dollars in thousands, except per share data)
2020
Premiums and product charges	$67,213	$74,470	$72,684	$76,242
Net investment income	573,318	543,704	543,331	521,725
Change in fair value of derivatives	(941,874)	327,662	205,011	443,867
Net realized losses on investments	(20,336)	(25,888)	(22,321)	(12,135)
Loss on extinguishment of debt	(2,024)	—	—	—
Total revenues	(323,703)	919,948	798,705	1,029,699
Net income (loss) available to common stockholders	236,336	(253,379)	661,250	(6,262)
Earnings (loss) per common share	2.58	(2.76)	7.20	(0.07)
Earnings (loss) per common share - assuming dilution	2.57	(2.76)	7.17	(0.07)

2019
Premiums and product charges	$58,376	$64,826	$68,799	$71,568
Net investment income	558,438	570,568	590,412	588,217
Change in fair value of derivatives	384,469	76,045	(20,042)	466,434
Net realized gains (losses) on investments	(563)	(3,832)	4,328	7,029
Net OTTI losses recognized in operations	—	(1,213)	(101)	(17,412)
Loss on extinguishment of debt	—	—	—	(2,001)
Total revenues	1,000,720	706,394	643,396	1,113,835
Net income (loss) available to common stockholders	(30,010)	18,590	37,360	220,150
Earnings (loss) per common share	(0.33)	0.20	0.41	2.41
Earnings (loss) per common share - assuming dilution	(0.33)	0.20	0.41	2.40

Earnings (loss) per common share for each quarter is computed independently of earnings per common share for the year. As a result, the sum of the quarterly earnings (loss) per common share amounts may not equal the earnings per common share for the year.

The differences between the change in fair value of derivatives for each quarter primarily correspond to the performance of the indices upon which our call options are based. The comparability of net income is impacted by the application of fair value accounting to our fixed index annuity business as follows:

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(Dollars in thousands)
2020	$(94,557)	$332,519	$(923,874)	$71,133
2019	118,491	78,397	196,396	(100,305)

Schedule I—Summary of Investments—

Other Than Investments in Related Parties

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

December 31, 2020

Column A	Column B	Column C	Column D
Type of Investment	Amortized Cost (1)	Fair Value	Amount at which shown in the balance sheet
	(Dollars in thousands)
Fixed maturity securities:
Available for sale:
United States Government full faith and credit	$37,471	$39,771	$39,771
United States Government sponsored agencies	995,465	1,039,551	1,039,551
United States municipalities, states and territories	3,236,767	3,776,131	3,776,131
Foreign government obligations	177,062	202,706	202,706
Corporate securities	26,745,196	31,156,827	31,156,827
Residential mortgage backed securities	1,399,956	1,512,831	1,512,831
Commercial mortgage backed securities	4,119,650	4,261,227	4,261,227
Other asset backed securities	5,593,169	5,549,849	5,549,849

Total fixed maturity securities	42,304,736	47,538,893	47,538,893

Mortgage loans on real estate	4,165,489	4,327,885	4,165,489
Derivative instruments	363,276	1,310,954	1,310,954
Other investments	590,078		590,078

Total investments	$47,423,579		$53,605,414

(1)

On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities and short-term investments, original cost for derivative instruments and unpaid principal balance less allowance for credit losses for mortgage loans.

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed Financial Information of Registrant

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (PARENT COMPANY)

Condensed Balance Sheets

(Dollars in thousands)

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$486,670	$332,526
Equity securities of subsidiary trusts	2,343	4,785
Receivable from subsidiaries	2,418	1,210
Deferred income taxes	—	5,818
Other assets	3,078	3,067

	494,509	347,406
Investment in and advances to subsidiaries	6,674,652	4,891,431

Total assets	$7,169,161	$5,238,837

Liabilities and Stockholders’ Equity
Liabilities:
Notes payable	$495,668	$495,116
Subordinated debentures payable to subsidiary trusts	78,112	157,265
Deferred income taxes	590	—
Federal income tax payable	5,395	9,274
Other liabilities	14,680	7,063

Total liabilities	594,445	668,718
Stockholders’ equity:
Preferred stock, Series A	16	16
Preferred stock, Series B	12	—
Common stock	95,721	91,107
Additional paid-in capital	1,681,127	1,212,311
Accumulated other comprehensive income	2,429,285	1,497,921
Retained earnings	2,368,555	1,768,764

Total stockholders’ equity	6,574,716	4,570,119

Total liabilities and stockholders’ equity	$7,169,161	$5,238,837

See accompanying note to condensed financial statements.

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed Financial Information of Registrant (Continued)

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (PARENT COMPANY)

Condensed Statements of Operations

(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Net investment income	$1,115	$1,755	$773
Dividends from subsidiary trusts	167	469	461
Dividends from dissolved subsidiaries	—	—	10,393
Investment advisory fees	114,228	107,945	92,335
Surplus note interest from subsidiary	4,080	4,080	4,080
Change in fair value of derivatives	62	(1,650)	1,051
Loss on extinguishment of debt	(2,024)	(2,001)	—
Other	346	—	—

Total revenues	117,974	110,598	109,093

Expenses:
Interest expense on notes payable	25,552	25,525	25,498
Interest expense on subordinated debentures issued to subsidiary trusts	5,557	15,764	15,491
Other operating costs and expenses	46,686	28,357	18,579

Total expenses	77,795	69,646	59,568

Income before income taxes and equity in undistributed income of subsidiaries	40,179	40,952	49,525
Income tax expense	13,142	11,586	2,603

Income before equity in undistributed income of subsidiaries	27,037	29,366	46,922
Equity in undistributed income of subsidiaries	644,423	216,724	411,094

Net income	671,460	246,090	458,016
Less: Preferred stock dividends	33,515	—	—

Net income available to common stockholders	$637,945	$246,090	$458,016

See accompanying note to condensed financial statements.

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed Financial Information of Registrant (Continued)

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (PARENT COMPANY)

Condensed Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Operating activities
Net income	$671,460	$246,090	$458,016
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation and amortization	1,138	1,136	916
Accrual of discount on equity security	(3)	(8)	(8)
Equity in undistributed income of subsidiaries	(644,423)	(216,724)	(411,094)
Change in fair value of derivatives	(62)	945	(1,325)
Loss on extinguishment of debt	2,024	2,001	—
Accrual of discount on debenture issued to subsidiary trust	289	270	254
Share-based compensation	3,303	2,923	1,626
Deferred income taxes	6,408	2,087	40
Changes in operating assets and liabilities:
Receivable from subsidiaries	(1,208)	(40)	(1,004)
Federal income tax recoverable/payable	(3,879)	382	9,951
Other assets	(320)	(1,229)	(229)
Other liabilities	7,617	(1,846)	4,860

Net cash provided by operating activities	42,344	35,987	62,003

Investing activities
Repayment of equity securities	$2,445	$2,660	$—
Contribution to subsidiaries	(210,000)	(50,000)	—
Purchases of property, plant and equipment	(48)	(117)	(29)

Net cash used in investing activities	(207,603)	(47,457)	(29)

Financing activities
Repayment of subordinated debentures	$(81,450)	$(88,160)	$—
Proceeds from issuance of common stock	338,061	1,691	9,681
Acquisition of treasury stock	(165,094)	—	—
Proceeds from issuance of preferred stock, net	290,260	388,893	—
Dividends paid on common stock	(28,859)	(27,304)	(25,265)
Dividends paid on preferred stock	(33,515)	—	—

Net cash provided by (used in) financing activities	319,403	275,120	(15,584)

Increase in cash and cash equivalents	154,144	263,650	46,390
Cash and cash equivalents at beginning of year	332,526	68,876	22,486

Cash and cash equivalents at end of year	$486,670	$332,526	$68,876

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest on notes payable	$25,000	$25,000	$25,000
Interest on subordinated debentures	6,181	16,891	13,593

See accompanying note to condensed financial statements.

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule II—Condensed Financial Information of Registrant (Continued)

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (PARENT COMPANY)

Note to Condensed Financial Statements

December 31, 2019

1.	Basis of Presentation

The accompanying condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto of American Equity Investment Life Holding Company (Parent Company).

In the Parent Company financial statements, its investment in and advances to subsidiaries are stated at cost plus equity in undistributed income (losses) of subsidiaries since the date of acquisition and net unrealized gains/losses on the subsidiaries’ fixed maturity securities classified as “available for sale” and equity securities.

See Note 9 - Notes Payable and Amounts Due Under Repurchase Agreements and Note 10 - Subordinated Debentures to our audited consolidated financial statements in this Form 10-K for a description of the Parent Company’s notes payable and subordinated debentures payable to subsidiary trusts.

Schedule III—Supplementary Insurance Information

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Column A	Column B	Column C	Column D	Column E
	Deferred policy acquisition costs	Future policy benefits, losses, claims and loss expenses	Unearned premiums	Other policy claims and benefits payable
	(Dollars in thousands)
As of December 31, 2020:
Life insurance	$2,045,812	$61,768,246	$—	$240,904
As of December 31, 2019:
Life insurance	$2,923,454	$61,893,945	$—	$256,105
As of December 31, 2018:
Life insurance	$3,535,838	$57,606,009	$—	$270,858

Column A	Column F	Column G	Column H	Column I	Column J
	Premium revenue	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
	(Dollars in thousands)
For the year ended December 31, 2020:
Life insurance	$290,609	$2,182,078	$744,389	$649,554	$214,745
For the year ended December 31, 2019:
Life insurance	$263,569	$2,307,635	$2,865,621	$87,717	$195,442
For the year ended December 31, 2018:
Life insurance	$250,968	$2,147,812	$483,075	$327,991	$170,290

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule IV—Reinsurance

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Column A	Column B	Column C	Column D	Column E	Column F
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percent of amount assumed to net
	(Dollars in thousands)
Year ended December 31, 2020
Life insurance in force, at end of year	$52,234	$5,925	$49,577	$95,886	51.70%

Insurance premiums and other considerations:
Annuity product charges	$258,248	$7,021	$—	$251,227	—
Traditional life, accident and health insurance, and life contingent immediate annuity premiums	39,323	139	198	39,382	0.50%

	$297,571	$7,160	$198	$290,609	0.07%

Year ended December 31, 2019
Life insurance in force, at end of year	$56,451	$6,722	$52,653	$102,382	51.43%

Insurance premiums and other considerations:
Annuity product charges	$247,827	$7,792	$—	$240,035	—
Traditional life, accident and health insurance, and life contingent immediate annuity premiums	23,395	145	284	23,534	1.21%

	$271,222	$7,937	$284	$263,569	0.11%

Year ended December 31, 2018
Life insurance in force, at end of year	$64,544	$7,832	$53,658	$110,370	48.62%

Insurance premiums and other considerations:
Annuity product charges	$231,562	$7,074	$—	$224,488	—
Traditional life, accident and health insurance, and life contingent immediate annuity premiums	26,319	189	350	26,480	1.32%

	$257,881	$7,263	$350	$250,968	0.14%

See accompanying Report of Independent Registered Public Accounting Firm.

Schedule V—Valuation and Qualifying Accounts

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	Balance January 1,	Charged to Costs and Expenses	Translation Adjustment	Write-offs/ Payments/Other	Balance December 31,
	(Dollars in thousands)
Year ended December 31, 2020 (1)
Valuation allowance on mortgage loans	$(17,779)	$(15,447)	$—	$2,197	$(31,029)
Valuation allowance on available for sale fixed maturity securities	—	(94,560)	—	29,789	(64,771)
Valuation allowance on coinsurance deposits	(3,238)	1,350	—	—	(1,888)

Year ended December 31, 2019
Valuation allowance on mortgage loans	$(8,239)	$(940)	$—	$—	$(9,179)

Year ended December 31, 2018
Valuation allowance on mortgage loans	$(7,518)	$(3,165)	$—	$2,444	$(8,239)

See accompanying Report of Independent Registered Public Accounting Firm.

(1)

Upon adoption of authoritative guidance effective January 1, 2020, we updated our accounting policies and methodology for calculating the valuation allowance on mortgage loans, available for sale fixed maturity securities and coinsurance deposits, resulting in an adjustment to the valuation allowances. See Note 1-Significant Accounting Policies for further details.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

BROOKFIELD ASSET MANAGEMENT

Class A Exchangeable Limited Voting Shares of

Brookfield Asset Management Reinsurance Partners Ltd.

Class A Limited Voting Shares of Brookfield Asset Management

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable

Limited Voting Shares)

Prospectus dated March 31, 2021

Until                     , 2021, all dealers that effect transactions in the class A exchangeable shares whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

Brookfield Asset Management Reinsurance Partners Ltd. (our “company”)

The Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Our company’s bye-laws will provide that the directors, resident representative (if any), secretary and other officers acting in relation to any of the affairs of our company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of our company or any subsidiary thereof and every one of them shall be indemnified and secured harmless out of the assets of our company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable to the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to our company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to our company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to our company which may attach to any of the indemnified parties.

Our company expects to obtain and maintain director and officer insurance.

Brookfield Asset Management Inc. (“Brookfield Asset Management”)

Under the Business Corporations Act (Ontario), Brookfield Asset Management may indemnify a present or former director or officer or a person who acts or acted at Brookfield Asset Management’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved by reason of being or having been a director or officer of Brookfield Asset Management or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of Brookfield Asset Management or the other entity, as the case may be, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of Brookfield Asset Management or such other entity to procure a judgment in its favor only with court approval. A director or officer of Brookfield Asset Management is entitled to indemnification from Brookfield Asset Management as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

In accordance with the Business Corporations Act (Ontario), the board of directors of Brookfield Asset Management approved a resolution dated August 1, 1997 providing for the following:

(i)

Brookfield Asset Management shall indemnify a director or officer of Brookfield Asset Management, a former director or officer of Brookfield Asset Management or a person who acts or acted at Brookfield Asset Management’s request as a director or officer of a body corporate of which Brookfield Asset Management is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Asset Management or such body corporate (except in respect of an action by or on behalf of Brookfield Asset Management or such body corporate to procure a judgment in its favor), if,

a)	he or she acted honestly and in good faith with a view to the best interests of Brookfield Asset Management, and

b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;

(ii)

Brookfield Asset Management shall, with the prior approval of the court having jurisdiction, indemnify a person referred to in (i) above in respect of an action by or on behalf of Brookfield Asset Management or such body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of Brookfield Asset Management or such body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfils the conditions set out in paragraphs (i)(a) and (b) above; and

(iii)

notwithstanding anything in (i) and (ii) above, a person referred to in (i) above shall be indemnified by Brookfield Asset Management in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Brookfield Asset Management or body corporate, if the person seeking indemnity,

a)	was substantially successful on the merits in his or her defense of the action or proceeding, and

b)	fulfills the conditions set out in paragraphs (i)(a) and (b) above.

Nothing in the by-laws or resolutions of Brookfield Asset Management limits the right of any person entitled to claim indemnity apart from the indemnity provided pursuant to the resolution described above.

A policy of directors’ and officers’ liability insurance is maintained by Brookfield Asset Management which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of Brookfield Asset Management in their capacity as directors and officers and also reimburses Brookfield Asset Management for payments made pursuant to the indemnity provided by Brookfield Asset Management pursuant to the resolution or as required or permitted by law.

***

Insofar as indemnification for liabilities under the United States Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling Brookfield Asset Management and/or our company pursuant to the foregoing provisions, Brookfield Asset Management and our company have been advised that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities.

On December 14, 2020, our company issued 100 common shares to Brookfield Asset Management for aggregate consideration of $100 and received a further capital contribution of $900.

Item 8	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index below.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Brookfield Asset Management and our company acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, Brookfield Asset Management and our company are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

Exhibit Index

Exhibit Number	Description of Document

3.1#	Certificate of Incorporation and Memorandum of Association of Brookfield Asset Management Reinsurance Partners Ltd.

3.2*	Form of Bye-laws of Brookfield Asset Management Reinsurance Partners Ltd.

3.3	Articles of Amalgamation and Amendment of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019

3.4	By-laws of Brookfield Asset Management Inc., incorporated by reference from Brookfield Asset Management Inc.’s Form F-4, filed with the SEC on May 9, 2019

5.1*	Form of Opinion of Appleby (Bermuda) Limited with respect to certain matters of Bermuda law

5.2*	Form of Opinion of Torys LLP with respect to certain matters of Canadian Law

10.1*	Form of Administrative Services Agreement by and among Brookfield Asset Management Inc., Brookfield Asset Management Reinsurance Partners Ltd. and others

10.2*	Form of Support Agreement, by and among Brookfield Asset Management Inc. and Brookfield Asset Management Reinsurance Partners Ltd.

10.3*	Form of Rights Agreement by and among Brookfield Asset Management Inc., Brookfield Asset Management Reinsurance Partners Ltd. and Wilmington Trust, National Association

10.4*	Form of License Agreement by and between Brookfield Global Asset Management Inc. and Brookfield Asset Management Reinsurance Partners Ltd.

10.5*	Form of Credit Agreement between Brookfield Asset Management Inc., as lender, and Brookfield Asset Management Reinsurance Partners Ltd., as borrower

10.6*	Form of Equity Commitment Agreement between Brookfield Asset Management Reinsurance Partners Ltd. and Brookfield Asset Management Inc.

Exhibit Number	Description of Document

10.7#	AEL Investment Agreement, dated as of October 17, 2020, by and among American Equity Investment Life Holding Company, Brookfield Asset Management Inc. and Burgundy Acquisitions I Ltd.

10.8#

Assignment Agreement, Consent and Waiver in Anticipation of Regulatory Form A Filing, dated as of February 28, 2021, by and among, Brookfield Asset Management Inc., Burgundy Acquisitions I Ltd., Brookfield Asset Management Reinsurance Partners Ltd., North End Re (Cayman) SPC and American Equity Investment Life Holding Company

21.1*	List of Significant Subsidiaries of Brookfield Asset Management Inc.

21.2*	List of Significant Subsidiaries of Brookfield Asset Management Reinsurance Partners Ltd.

23.1*	Consent of Appleby (Bermuda) Limited (included in 5.1 above)

23.2*	Consent of Torys LLP (included in 5.2 above)

23.3#	Consent of Deloitte LLP, with respect to Brookfield Asset Management Inc.’s financial statements as of December 31, 2020 and 2019 and for each of the two years ended December 31, 2020

23.4#

Consent of Deloitte LLP, with respect to the consolidated financial statements of Brookfield Annuity Holdings Inc. as of December 31, 2020 and December 31, 2019 and for each of the years in the period ended December 31, 2020, 2019 and 2018, together with the notes thereto

23.5#	Consent of Deloitte LLP, with respect to the statement of financial position of Brookfield Asset Management Reinsurance Partners Ltd. as of December 31, 2020

23.6#

Consent of KPMG LLP with respect to American Equity Investment Life Holding Company’s consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years ended December 31, 2020.

23.7#	Consent of Anne Schaumburg as Person Named as About to Become Director

23.8#	Consent of William Cox as Person Named as About to Become Director

23.9#	Consent of Sachin Shah as Person Named as About to Become Director

24.1#	Powers of Attorney (included in signature pages hereto)

99.1*	Form of Notice of Exchange

*	To be filed by amendment.
#	Filed herewith.

The registrants hereby agree to furnish to the SEC at its request copies of long-term debt instruments defining the rights of holders of outstanding long-term debt that are not required to be filed herewith.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.

Item 9.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES OF BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on March 31, 2021.

BROOKFIELD ASSET MANAGEMENT REINSURANCE PARTNERS LTD.

By:	/s/ James Bodi
Name: James Bodi Title: Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Sachin Shah, Mabel Wong, James A. Bodi, Gregory N. McConnie, Gregory E.A. Morrison and Jane Sheere his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sachin Shah Sachin Shah	Chief Executive Officer (Principal Executive Officer)	March 31, 2021

/s/ Mabel Wong Mabel Wong	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2021

/s/ James A. Bodi James A. Bodi	Director	March 31, 2021

/s/ Gregory N. McConnie Gregory N. McConnie	Director	March 31, 2021

/s/ Gregory E.A. Morrison Gregory E A Morrison	Director	March 31, 2021

SIGNATURES OF BROOKFIELD ASSET MANAGEMENT INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on March 31, 2021.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of J. Bruce Flatt and Nicholas Goodman his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments and supplements to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Bruce Flatt J. Bruce Flatt	Director and Chief Executive Officer (Principal Executive Officer)	March 31, 2021

/s/ Nicholas Goodman Nicholas Goodman	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2021

/s/ M. Elyse Allan M. Elyse Allan	Director	March 31, 2021

/s/ Jeffrey M. Blidner Jeffrey M. Blidner	Director and Vice Chair	March 31, 2021

/s/ Angela F. Braly Angela F. Braly	Director	March 31, 2021

/s/ Jack L. Cockwell Jack L. Cockwell	Director	March 31, 2021

/s/ Marcel R. Coutu Marcel R. Coutu	Director	March 31, 2021

/s/ Murilo Ferreira Murilo Ferreira	Director	March 31, 2021

/s/ Janice Fukakusa Janice Fukakusa	Director	March 31, 2021

/s/ Maureen V. Kempston Darkes Maureen V. Kempston Darkes	Director	March 31, 2021

/s/ Howard S. Marks Howard S. Marks	Director	March 31, 2021

/s/ Frank J. McKenna Frank J. McKenna	Chairman of the Board of Directors	March 31, 2021

/s/ Rafael Miranda Rafael Miranda	Director	March 31, 2021

/s/ Lord Augustine Thomas O’Donnell Lord Augustine Thomas O’Donnell	Director	March 31, 2021

/s/ Hutham Olayan Hutham Olayan	Director	March 31, 2021

/s/ Ngee Huat Seek Ngee Huat Seek	Director	March 31, 2021

/s/ Diana L. Taylor Diana L. Taylor	Director	March 31, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned, solely in its capacity as the registrants’ duly authorized representative in the United States, on March 31, 2021.

BROOKFIELD ASSET MANAGEMENT LLC

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash Title: Secretary